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As filed with the Securities and Exchange Commission on February 18, 2016

REGISTRATION NO. 333-208699

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIBERTY MEDIA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4833 (Primary Standard Industrial Classification code number)	37-1699499 (I.R.S. Employer Identification No.)

12300 Liberty Boulevard, Englewood, Colorado 80112,
(720) 875-5400
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Richard N. Baer, Esq.
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)	Copy to: Renee L. Wilm, Esq. Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112 (212) 408-2500

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed transactions described herein have been satisfied or waived, as applicable.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

        Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

February 18, 2016

Dear Stockholder:

           You are cordially invited to a special meeting of stockholders of Liberty Media Corporation (Liberty Media) to be held at 1:30 p.m., local time, on April 11, 2016, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112, telephone (720) 852-7700. A notice of the special meeting, a proxy card and a proxy statement/prospectus containing important information about the matters to be acted on at the special meeting accompany this letter.

           At the special meeting you will be asked to consider and vote on a group of related proposals, which we refer to as the Reclassification and Exchange Proposals, to approve the adoption of an amendment and restatement of our certificate of incorporation (as so amended and restated, the restated charter), among other things, to reclassify and exchange our existing common stock by exchanging the shares of our existing common stock for newly issued shares of three new tracking stocks (collectively, the tracking stocks), to be designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock, and to provide for the attribution of the businesses, assets and liabilities of our company among a new SiriusXM Group, a new Braves Group and a new Media Group.

           The Liberty SiriusXM common stock would be newly authorized and issued series of common stock of Liberty Media intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the SiriusXM Group, which would initially include: our approximate 60% interest in Sirius XM Holdings Inc. (Sirius XM); a $250 million margin loan obligation incurred by our wholly owned special purpose subsidiary, which is secured primarily by shares of Sirius XM common stock; certain deferred tax liabilities; and $50 million in cash. The Liberty Braves common stock would be newly authorized and issued series of common stock of Liberty Media intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the Braves Group, which would initially include: our wholly owned subsidiary Braves Holdings, LLC, which indirectly owns the Atlanta Braves Major League Baseball club and certain assets and liabilities associated with the Atlanta Braves' stadium and mixed use development project (the SunTrust Development Project); all liabilities arising under a note from Braves Holdings, LLC (Braves Holdings) to Liberty Media Corporation, with total capacity of up to $165 million of borrowings by Braves Holdings (the Intergroup Note); and $61 million in cash. The Liberty Media common stock would be newly authorized and issued series of common stock of Liberty Media intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the Media Group, which would consist of the remainder of our businesses, assets and liabilities, including: our approximate 27% interest in Live Nation Entertainment, Inc.; our other public company minority investments, including Time Warner Inc. and Viacom Inc.; the Intergroup Note; an approximately 20% inter-group interest in the Braves Group; our interest in any recovery received in connection with the 2013 judgment against Vivendi Universal S.A.; and $50 million in cash. In addition, we would attribute to the Media Group our 1.375% Cash Convertible Senior Notes due 2023 in the principal amount of $1 billion and the Bond Hedge and Warrant Transactions executed concurrently with the issuance of such notes.

           If the Reclassification and Exchange Proposals are approved and the reclassification and exchange is implemented, at the date and time of the effectiveness of the filing with the Delaware Secretary of State of the restated charter each outstanding share of our existing common stock will be reclassified by exchanging each such share for the following upon the cancellation thereof: one newly issued share of the corresponding series of Liberty SiriusXM common stock; 0.1 of a newly issued share of the corresponding series of Liberty Braves common stock; and 0.25 of a newly issued share of the corresponding series of Liberty Media common stock. Cash will be paid in lieu of the issuance of any fractional share interests. Upon the reclassification and exchange, each outstanding share of existing common stock will be cancelled. If the Reclassification and Exchange Proposals are approved and certain other conditions are satisfied (or, if permissible, waived), we will announce the date and time of the reclassification and exchange shortly following the special meeting. We have applied to list each series (Series A, Series B and Series C) of the Liberty SiriusXM common stock and Series A and Series C of each of the Liberty Braves common stock and Liberty Media common stock on the Nasdaq Global Select Market under the symbols "LSXMA," LSXMB," "LSXMK," "BATRA," "BATRK," "LMCA" and "LMCK," respectively. Although no assurance can be given, we currently expect that the Series B Liberty Braves common stock and the Series B Liberty Media common stock will trade on the OTC Markets under the symbols "BATRB" and "LMCB," respectively.

           It is important to note that if the Reclassification and Exchange Proposals are approved and our existing common stock is reclassified by exchanging the shares of our existing common stock for newly issued shares of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock, our existing common stock will be cancelled and each tracking stock issued in exchange therefor would be intended to reflect the separate economic performance of the businesses, assets and liabilities attributed to the relevant tracking stock group. However, holders of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock would have no direct investment in the businesses, assets and liabilities attributed to the groups to which those stocks relate. Rather, an investment in any of those stocks would represent an ownership interest in our company as a whole.

           If the reclassification and exchange is completed, we currently intend to conduct a rights offering with holders of the Liberty Braves common stock. The subscription rights would entitle holders to purchase shares of the Series C Liberty Braves common stock based on the number of shares of our Series A, Series B or Series C Liberty Braves common stock held as of a record date, following the completion of the reclassification and exchange, to be determined by our board of directors. Fractional rights would be rounded up to the nearest whole right. Although we discuss the rights offering in this proxy statement/prospectus, this proxy statement/prospectus relates solely to the reclassification and exchange of our common stock by exchanging the shares of our existing common stock for newly issued shares of, and the offer and sale of, the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock. The subscription rights, and the shares of Series C Liberty Braves common stock issuable upon exercise thereof, will be offered and sold by means of a separate prospectus forming a part of a Registration Statement on Form S-3 to be filed by Liberty Media after the special meeting. The proceeds of the rights offering would be attributed to the Braves Group and used to repay the Intergroup Note from the Braves Group to the Media Group, as well as for general corporate purposes.

           Our board of directors has unanimously approved and declared advisable the restated charter, and unanimously recommends that you vote "FOR," each of the Reclassification and Exchange Proposals.

           Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares are represented.

           Thank you for your cooperation and continued support and interest in Liberty Media.

Very truly yours,

Gregory B. Maffei President and Chief Executive Officer

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Proposals (as defined herein) or the securities being offered in the reclassification and exchange or has passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

           Investing in the securities of Liberty Media involves risks. See "Risk Factors" beginning on page 26.

           The accompanying proxy statement/prospectus is dated February 18, 2016, and is first being mailed on or about February 24, 2016, to the stockholders of record as of 5:00 p.m., New York City time, on February 22, 2016.

HOW YOU CAN FIND ADDITIONAL INFORMATION

        Liberty Media is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), and, in accordance with the Exchange Act, files periodic reports and other information with the Securities and Exchange Commission (SEC). In addition, this proxy statement/prospectus incorporates important business and financial information about Liberty Media from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain copies of documents filed by Liberty Media with the SEC, including the documents incorporated by reference in this proxy statement/prospectus, through the SEC website at http://www.sec.gov or by contacting Liberty Media by writing or telephoning the office of Investor Relations:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (877) 772-1518

        If you would like to request any documents from Liberty Media please do so by five business days before the date of the special meeting in order to receive them before the special meeting. If you request any documents, they will be mailed to you by first class mail, or another equally prompt means, within one business day after your request is received.

        See "Additional Information—Where You Can Find More Information" beginning on page 92.

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be Held on April 11, 2016

        NOTICE IS HEREBY GIVEN of the special meeting of stockholders of Liberty Media Corporation (Liberty Media) to be held at 1:30 p.m., local time, on April 11, 2016, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112, telephone (720) 852-7700, to consider and vote on the following proposals:

  •
  a proposal (which we refer to as the Tracking Stock Proposal) to approve the adoption of an amendment and restatement of our certificate of incorporation, among other things, to reclassify and exchange our existing common stock by exchanging the shares of our existing common stock for newly issued shares of three new tracking stocks, to be designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock, and to provide for the attribution of the businesses, assets and liabilities of our company among a new SiriusXM Group, a new Braves Group and a new Media Group, respectively;

  •
  a proposal (which we refer to as the Recapitalization Proposal) to approve the adoption of an amendment and restatement of our certificate of incorporation, in connection with the reclassification and exchange of our existing common stock, among other things, to reclassify and exchange each outstanding share of our existing Series A, Series B and Series C common stock by exchanging each such share for the following upon the cancellation thereof: one newly issued share of the corresponding series of Liberty SiriusXM common stock; 0.1 of a newly issued share of the corresponding series of Liberty Braves common stock; and 0.25 of a newly issued share of the corresponding series of Liberty Media common stock;

  •
  a proposal (which we refer to as the Optional Conversion Proposal) to approve the adoption of an amendment and restatement of our certificate of incorporation, in connection with the reclassification and exchange of our existing common stock, among other things, to provide the board of directors with discretion to convert shares of common stock intended to track the performance of any of the SiriusXM Group, the Braves Group or the Media Group into common stock intended to track the performance of one of such other groups;

  •
  a proposal (which we refer to as the Group Disposition Proposal) to approve the adoption of an amendment and restatement of our certificate of incorporation, in connection with the reclassification and exchange of our existing common stock, among other things, to provide the board of directors with discretion to permit the sale of all or substantially all of the assets of a group without a vote of the holders of the stock of that group, if the net proceeds of such sale are distributed to holders of that stock by means of a dividend or redemption, that stock is converted into stock of another group or a combination of the foregoing is effected, unless such vote is otherwise required by applicable law; and

  •
  a proposal (which we refer to as the Adjournment Proposal) to authorize the adjournment of the special meeting by Liberty Media to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the special meeting to approve the Reclassification and Exchange Proposals.

        Each of the Tracking Stock Proposal, the Recapitalization Proposal, the Optional Conversion Proposal and the Group Disposition Proposal (collectively, the Reclassification and Exchange Proposals) is dependent on the others, and none of them will be implemented unless they are all approved at the special meeting.

        We encourage you to read the accompanying proxy statement/prospectus in its entirety before voting. The form of our proposed amended and restated charter, which would implement the reclassification and exchange, is included as Annex C to this proxy statement/prospectus.

        Holders of record of our Series A common stock, par value $0.01 per share, Series B common stock, par value $0.01 per share, and Series C common stock, par value $0.01 per share, in each case outstanding as of 5:00 p.m., New York City time, on February 22, 2016, the record date for the special meeting, are entitled to notice of the special meeting and to vote on the proposals to be considered at the special meeting or any adjournment or postponement thereof, pursuant to our certificate of incorporation and the General Corporation Law of the State of Delaware.

        Each of the Reclassification and Exchange Proposals requires (i) the affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of our Series A common stock and Series B common stock outstanding and entitled to vote at the special meeting, voting together as a single class, and (ii) the affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of our Series A common stock, Series B common stock and Series C common stock outstanding and entitled to vote at the special meeting, voting together as a single class (collectively, the Reclassification and Exchange Approval). The holders of record of our Series A common stock, Series B common stock and Series C common stock are entitled to vote at the special meeting on the Reclassification and Exchange Proposals. Pursuant to our certificate of incorporation, the holders of record of our Series A common stock are entitled to one vote per share, the holders of record of our Series B common stock are entitled to ten votes per share, and the holders of record of our Series C common stock are entitled to 1/100 of a vote per share, in each case, on each of the Reclassification and Exchange Proposals. The Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of our Series A and Series B common stock outstanding and entitled to vote at the special meeting that are present, in person or by proxy, at the special meeting, voting together as a single class. Only the holders of record of our Series A common stock and holders of record of our Series B common stock are entitled to vote at the special meeting on the Adjournment Proposal. Pursuant to our certificate of incorporation, the holders of record of our Series A common stock are entitled to one vote per share, and the holders of record of our Series B common stock are entitled to ten votes per share, in each case, on the Adjournment Proposal.

        Our board of directors has carefully considered, approved, and declared advisable the amended and restated certificate of incorporation, and recommends that stockholders entitled to vote at the special meeting vote "FOR" each of the Reclassification and Exchange Proposals and the Adjournment Proposal. Votes may be cast in person or by proxy at the special meeting or prior to the meeting by telephone or through the Internet. A list of stockholders entitled to vote at the special meeting will be available at Liberty Media's offices in Englewood, Colorado, for review by its stockholders for any purpose germane to the special meeting for at least 10 days prior to the special meeting.

        YOUR VOTE IS IMPORTANT.    Liberty Media urges you to vote as soon as possible by telephone, Internet or mail.

By order of the board of directors,

Pamela L. Coe Senior Vice President, Secretary and Deputy General Counsel

Englewood, Colorado
February 18, 2016

Please execute and return the enclosed proxy promptly, whether or not you intend to be present at the special meeting.

QUESTIONS AND ANSWERS	1
SUMMARY	7
General	7
The Reclassification and Exchange Proposals	8
RISK FACTORS	26
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS	48
THE SPECIAL MEETING	50
Time, Place and Date	50
Purpose	50
Quorum	50
Who May Vote	50
Votes Required	50
Votes You Have	51
Shares Outstanding	51
Number of Holders	51
Voting Procedures for Record Holders	51
Voting Procedures for Shares Held in Street Name	52
Revoking a Proxy	52
Solicitation of Proxies	53
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	54
Security Ownership of Certain Beneficial Owners	54
Security Ownership of Management	55
THE RECLASSIFICATION AND EXCHANGE PROPOSALS	59
General	59
Conditions to the Reclassification	60
Treatment of Outstanding Equity Awards	61
Treatment of Fractional Shares	62
The SiriusXM Group, the Braves Group and the Media Group	62
Background and Reasons for the Transaction	63
Management and Allocation Policies	66
Description of Liberty SiriusXM Common Stock, Liberty Braves Common Stock and Liberty Media Common Stock Under Our Restated Charter and Comparison to Our Existing Common Stock Under Our Current Charter	73
Other Provisions of the Restated Charter	79
Accounting Treatment	84
No Appraisal Rights	84
Stock Exchange Listings	84
Stock Transfer Agent and Registrar	85
Federal Securities Law Consequences	85
Vote and Recommendation of the Board of Directors	85
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	86
Tax Implications of the Reclassification	87
No IRS Ruling Will Be Requested	88
Information Reporting and Backup Withholding	90
ADJOURNMENT PROPOSAL	91
Vote and Recommendation of the Board of Directors	91
ADDITIONAL INFORMATION	92
Legal Matters	92
Experts	92
Stockholder Proposals	92
Where You Can Find More Information	92
ANNEX A: Description of Business	A-1
ANNEX B: Attributed Financial Information	B-1
ANNEX C: Form of Restated Charter	C-1

QUESTIONS AND ANSWERS

        The questions and answers below highlight only selected information about the special meeting and how to vote your shares. You should read carefully the entire proxy statement/prospectus, including the Annexes and the additional documents incorporated by reference herein, to fully understand the proposals to be considered and voted on at the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will be held at 1:30 p.m., local time, on April 11, 2016, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112, telephone (720) 852-7700.

Q:
What is the record date for the special meeting?

A:
The record date for the special meeting is 5:00 p.m., New York City time, on February 22, 2016.

Q:
What is the purpose of the special meeting?

A:
To consider and vote on the Reclassification and Exchange Proposals, which are a group of four related proposals to approve the adoption of an amendment and restatement of our certificate of incorporation (as so amended and restated, the restated charter), among other things, to: reclassify and exchange our existing common stock by exchanging the shares of our existing common stock for newly issued shares of three new tracking stocks, to be designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock; to provide for the attribution of the businesses, assets and liabilities of our company among a new SiriusXM Group, a new Braves Group and a new Media Group; to provide for the ratios in which a share of each series of our existing common stock will be exchanged for newly issued shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock; and to provide our board with the discretion to take actions regarding, among others, converting the newly issued shares of common stock intended to track the performance of any of the SiriusXM Group, the Braves Group or the Media Group into common stock intended to track the performance of one of such other groups and the sale of all or substantially all of the assets of a group without a vote of the holders of the stock of that group, if the net proceeds of such sale are distributed to holders of that stock by means of a dividend or redemption, that stock is converted into stock of another group or a combination of the foregoing is effected, unless otherwise required by applicable law.

  At the special meeting, holders of our Series A and Series B common stock will also be asked to consider and vote on the Adjournment Proposal, which is a proposal to authorize the adjournment of the special meeting by Liberty Media to permit further solicitation of proxies, as necessary or appropriate, if sufficient votes are not represented at the special meeting to approve the Reclassification and Exchange Proposals. We refer to the Reclassification and Exchange Proposals and the Adjournment Proposal collectively as the Proposals.

Q:
What stockholder vote is required to approve each of the Proposals?

A:
Each of the Reclassification and Exchange Proposals (the Tracking Stock Proposal, the Recapitalization Proposal, the Optional Conversion Proposal and the Group Disposition Proposal) requires (i) the affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of our Series A common stock and Series B common stock outstanding on the record date and entitled to vote at the special meeting, voting together as a single class, and (ii) the affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of our Series A common stock, Series B common stock, and Series C common stock outstanding on the record date and entitled to vote at the special meeting, voting together as a single class. Each of the Reclassification and Exchange Proposals is dependent on the others, and none of them will be implemented unless they are all approved at the special meeting. The holders of record of our Series A common stock, Series B common stock and Series C common stock are entitled to vote at the special meeting on the Reclassification and Exchange Proposals.

  The Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of our Series A and Series B common stock outstanding on the record date and entitled to vote that are present, in person or by proxy, at the special meeting, voting together as a single class. Only the holders of record of our Series A common stock and holders of record of our Series B common stock are entitled to vote at the special meeting on the Adjournment Proposal.

  As of the record date for the special meeting, Liberty Media's directors and executive officers beneficially owned 49.9% of the total voting power of the outstanding shares of our common stock. As of the record date, John C. Malone, our Chairman of the Board, beneficially owned 47.3% of the total voting power of the outstanding shares of Series A, Series B and Series C common stock and 47.7% of the total voting power of the outstanding shares of Series A and Series B common stock. Liberty Media has been informed that all of its executive officers and directors intend to vote "FOR" each of the Proposals.

Q:
How many votes do stockholders have?

A:
At the special meeting, (i) holders of Series A common stock have one vote per share, (ii) holders of Series B common stock have ten votes per share and (iii) holders of Series C common stock have 1/100 of a vote per share. Only shares owned as of the record date are eligible to vote at the special meeting.

Q:
What if the Reclassification and Exchange Proposals are not approved?

A:
All of the Reclassification and Exchange Proposals must be approved for the reclassification and exchange to be implemented. If all of the Reclassification and Exchange Proposals are not approved, the restated charter will not be filed with the Delaware Secretary of State and our existing common stock will not be reclassified and exchanged, and no shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will be authorized or issued.

Q:
Why is Liberty Media seeking approval of the Adjournment Proposal?

A:
To ensure that a sufficient number of shares are present and entitled to vote at the special meeting on the Reclassification and Exchange Proposals, Liberty Media may need to adjourn the special meeting to solicit additional proxies. If no adjournment were effected and the Reclassification and Exchange Proposals do not receive the requisite approval at the special meeting because there were insufficient votes represented at the special meeting, Liberty Media would need to call a new stockholders' meeting at which it may again seek stockholder approval of the Reclassification and Exchange Proposals, which could significantly delay Liberty Media's ability to implement the reclassification and exchange.

Q:
What do stockholders need to do to vote on the Proposals?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, you should complete, sign, date and return the enclosed proxy card by mail, or vote by the telephone or through the Internet, in each case as soon as possible so that your shares are represented and voted at the special meeting. Instructions for voting by telephone or through the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote through the Internet, have your proxy card available so you can input the required information from the card, and log onto the Internet website address shown on the proxy card. When you log onto the Internet website address, you will receive instructions on how to vote your shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Alternatively, you may also vote in person at the special meeting.

  Stockholders who have shares registered in the name of a broker, bank or other nominee should follow the voting instruction card provided by their broker, bank or other nominee. We recommend that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting.

  If a proxy is properly executed and submitted by a record holder without indicating any voting instructions, the shares of Series A, Series B or Series C common stock represented by the proxy will be voted "FOR" each of the Proposals.

Q:
If shares are held in "street name" by a broker, bank or other nominee, will the broker, bank or other nominee vote those shares for the beneficial owner on the Proposals?

A:
If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any of the Proposals. Accordingly, your broker, bank or other nominee will vote your shares held in "street name" on the Proposals only if you provide instructions on how to vote. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a Proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld with respect to that Proposal, these shares are considered "broker non-votes" with respect to that Proposal.

  Broker non-votes will not count as present and entitled to vote for purposes of determining a quorum. They will have no effect (if a quorum is present) on the Adjournment Proposal, as that vote is based on the voting power of the shares of our common stock present and entitled to vote at the special meeting. Broker non-votes will, however, have the same effect as a vote "AGAINST" each of the Reclassification and Exchange Proposals, as that vote is based on the voting power of the shares of our common stock outstanding and entitled to vote at the special meeting. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or when granting or revoking a proxy.

Q:
What if I do not vote on the Proposals?

A:
If you do not submit a proxy or you do not vote in person at the special meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum. Your failure to vote will have no effect on determining whether the Adjournment Proposal is approved (if a quorum is present), as that vote is based on the voting power of the shares of our common stock present and entitled to vote at the special meeting. However, in the case of each of the Reclassification and Exchange Proposals, your failure to vote will have the same effect as a vote "AGAINST" each of the Reclassification and Exchange Proposals, as that vote is based on the voting power of the shares of our existing common stock outstanding and entitled to vote at the special meeting. If you submit a proxy but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" each of the Proposals.

Q:
What if a quorum is not present at the special meeting?

A:
In order to conduct the business of the special meeting, a quorum must be present. This means that at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date and entitled to vote at the special meeting must be represented at the special meeting either in person or by proxy. Because applicable New York Stock Exchange and Nasdaq Stock Market LLC rules do not permit discretionary voting by brokers with respect to any of the Proposals, broker non-votes will not count as present and entitled to vote for purposes of determining a quorum. This may make it more difficult to establish a quorum at the special meeting. If a quorum is not present at the special meeting, the chairman of the meeting may adjourn it in accordance with the provisions of Liberty Media's bylaws for the purpose of soliciting additional proxies.

Q:
What if I respond and indicate that I am abstaining from voting?

A:
If you submit a proxy in which you indicate that you are abstaining from voting, your shares will count as present for purposes of determining a quorum, but your proxy will have the same effect as a vote "AGAINST" each of the Proposals.

Q:
May stockholders change their vote after returning a proxy card or voting by telephone or over the Internet?

A:
Yes. You may change your vote by voting in person at the special meeting or, before the start of the special meeting, by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940. Any proxy revocation or new proxy must be received before the start of the special meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by that method) not later than 2:00 a.m., New York City time, on April 11, 2016.

  Your attendance at the special meeting will not, by itself, revoke a prior vote or proxy from you.

  If your shares are held in an account by a broker, bank or other nominee who you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:
When will the reclassification and exchange occur?

A:
We currently expect that if all of the Reclassification and Exchange Proposals are approved at the special meeting, and at that time all of the other conditions to the reclassification and exchange are satisfied (or, if applicable, waived), we will implement the reclassification and exchange as soon as practicable after the special meeting by filing the restated charter with the Secretary of State of the State of Delaware. We will issue a press release as to the date and time at which we so file the restated charter.

Q:
Are there any other material conditions to the reclassification and exchange?

A:
Yes. In addition to receipt of the Reclassification and Exchange Approval at the special meeting, implementation of the reclassification and exchange is conditioned on:

•
the receipt by us of a favorable opinion from Baker Botts L.L.P. as to certain tax implications of the reclassification;

•
the effectiveness under the Securities Act of 1933, as amended (the Securities Act), of the Registration Statement on Form S-4, of which this proxy statement/prospectus forms a part, relating to the offer and sale of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock resulting from the Transaction (as defined below);

  •
  the effectiveness of the registration of each of the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock under Section 12(b) of the Exchange Act;

  •
  the approval of The Nasdaq Stock Market LLC (Nasdaq) for listing of the Series A and Series C Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock; and

  •
  the receipt of any other regulatory or contractual approvals that the board determines to obtain.

  Receipt of the Reclassification and Exchange Approval and the satisfaction of all of the conditions, other than the condition in the last bullet point above, are non-waivable. Our board reserves the right to waive the condition set forth in the last bullet point above.

  In addition, in connection with our discussions with Major League Baseball regarding applicable approvals or requirements that will be needed to create the Liberty Braves common stock and, hence, complete the reclassification and exchange, we have agreed that: (i) our restated charter will provide that (a) employees of MLB and related entities may not own Liberty Braves common stock, (b) persons who are employed by or otherwise associated with an MLB Club other than the Atlanta Braves may not own 5% or more of the number of outstanding shares of Liberty Braves common stock, and (c) no person may own 10% or more of the number of outstanding shares of Liberty Braves common stock unless, in the case of this clause (c), such person is expressly approved by the Office of the Commissioner of Baseball (BOC) or qualifies as an exempt person (which is generally defined to include our Chairman John C. Malone, Chief Executive Officer Gregory B. Maffei, the Chairman of Braves Holdings, LLC Terence McGuirk and certain of their related persons), (ii) our restated charter will provide that the voting rights for each share of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will be fixed, and (iii) we will provide a full release and indemnification of the BOC and the other 29 MLB clubs with respect to any litigation arising out of or relating to the issuance or existence of the Liberty Braves common stock. For more information regarding these charter provisions, see "The Reclassification and Exchange Proposals—Other Provisions of the Restated Charter—Restrictions on Ownership; Transfer of Excess Shares to a Trust."

Q:
Can you terminate the reclassification and exchange?

A:
Our board of directors reserves the right to abandon the reclassification and exchange at any time before the effectiveness of the filing of the restated charter with the Secretary of State of the State of Delaware, even after all of the Reclassification and Exchange Proposals have been approved by our stockholders and the other conditions to the reclassification and exchange have been satisfied or waived, as applicable.

Q:
If the reclassification and exchange is implemented, what do I need to do with my shares of existing common stock?

A:
All shares of our existing common stock will be cancelled upon the reclassification and exchange.

  If you currently hold shares of our existing common stock through book-entry, your account will be credited with the applicable number and series of newly issued shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock you are entitled to receive in the reclassification and exchange.

  If you currently hold shares of our existing common stock in certificated form, you will receive a letter of transmittal from our transfer agent asking that you surrender your stock certificates for stock certificates representing the applicable number and series of newly issued shares of Liberty

  SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock that you are entitled to receive in the reclassification and exchange.

  Fractional share interests will not be issued as a result of the reclassification and exchange. Rather, you will receive cash in lieu of any fractional share interests to which you would otherwise be entitled as a result of the reclassification and exchange.

Q:
How will my investment in Liberty Media change if the reclassification and exchange is implemented and my shares of Liberty Media's existing common stock are cancelled and exchanged for shares of the tracking stocks?

A:
If the reclassification and exchange is implemented, our existing common stock will be cancelled and our tracking stock issued in exchange therefor would be intended to reflect the separate economic performance of the businesses, assets and liabilities attributed to the relevant tracking stock group. While the SiriusXM Group, Braves Group and Media Group would have separate collections of businesses, assets and liabilities attributed to them, none of these groups will be separate legal entities and therefore cannot own assets, issue securities or enter into legally binding agreements. Hence, holders of the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock would have no direct claim to the relevant group's assets, and would not be represented by a separate board of directors. Instead, holders of those stocks would be stockholders of Liberty Media Corporation, with a single board of directors and subject to all of the risks and liabilities of Liberty Media as a whole.

  In addition, our board of directors would have the ability to declare a dividend payable to holders of a single tracking stock and not to holders of either of the other two tracking stocks. For example, if the reclassification and exchange is completed, we currently intend to conduct a rights offering only with holders of Liberty Braves common stock, with each holder of such stock receiving a subscription right to purchase shares of Series C Liberty Braves common stock. The holders of Liberty SiriusXM Common Stock and Liberty Media Common Stock will not receive any corresponding dividend.

  For a detailed discussion of the differences between our existing common stock and the proposed tracking stocks, please see "Description of Liberty SiriusXM Common Stock, Liberty Braves Common Stock and Liberty Media Common Stock Under our Restated Charter and Comparison to Our Existing Common Stock under our Current Charter."

Q:
What are the tax consequences of the reclassification and exchange to me?

A:
It is a nonwaivable condition to the reclassification and exchange that we receive an opinion from our tax counsel to the effect that, among other things, no income, gain or loss will be recognized by you for U.S. federal income tax purposes as a result of the reclassification and exchange (except with respect to the receipt by you of any cash in lieu of fractional shares of our Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock). For a complete summary of the material U.S. federal income tax consequences of the reclassification and exchange to holders of our existing common stock, please see the section entitled "Material U.S. Federal Income Tax Consequences."

Q:
What do I do if I have additional questions?

A:
If you have any questions prior to the special meeting or if you would like copies of any document referred to or incorporated by reference in this proxy statement/prospectus, please call Investor Relations at (877) 772-1518.

SUMMARY

        The following summary includes information contained elsewhere in this proxy statement/prospectus. This summary does not contain all of the important information that you should consider before voting on the Proposals or investing in the tracking stocks. You should read the entire proxy statement/prospectus, including the Annexes and the documents incorporated by reference herein, carefully. Throughout this proxy statement/prospectus, we refer to Liberty Media Corporation as "Liberty Media," "we," "our" and "our company." In addition, the information set forth under the caption "Questions and Answers" above is deemed part of, and hereby incorporated into, this summary by reference thereto.

General

        Liberty Media Corporation owns interests in subsidiaries and other companies that are engaged in the media, communications and entertainment industries. Through our subsidiaries and affiliates, we principally operate in North America. Our principal businesses and assets include our consolidated subsidiaries Sirius XM Holdings, Inc. (Sirius XM) and Braves Holdings, LLC (Braves Holdings) and our equity affiliate Live Nation Entertainment, Inc. (Live Nation).

        Sirius XM.    At September 30, 2015, we owned an approximate 60% interest in Sirius XM, which provides a subscription-based satellite radio service. Sirius XM broadcasts music, sports, entertainment, comedy, talk, news, traffic and weather channels as well as infotainment services in the United States on a subscription fee basis through its two proprietary satellite radio systems—the Sirius system and the XM system. Subscribers can also receive their music and other channels, plus features such as SiriusXM On Demand and MySXM, over Sirius XM's Internet radio service, including through applications for mobile devices. Sirius XM is also a leader in providing connected vehicle services. Sirius XM's connected vehicle services are designed to enhance the safety, security and driving experience for vehicle operators while providing marketing and operational benefits to automakers and their dealers. Sirius XM has agreements with every major automaker to offer satellite radios in their vehicles. It also acquires subscribers through marketing to owners and lessees of vehicles that include factory-installed satellite radios that are not currently subscribing to Sirius XM's services. Additionally, Sirius XM distributes its satellite radios through retail locations nationwide and through its website. Satellite radio services are also offered to customers of certain daily rental car companies.

        Braves Holdings.    Braves Holdings is our wholly owned subsidiary that indirectly owns and operates the Atlanta Braves Major League Baseball club and five minor league baseball clubs (the Gwinnett Braves, the Mississippi Braves, the Rome Braves, the Danville Braves and the GCL Braves). Braves Holdings also operates a baseball academy in the Dominican Republic and leases a baseball facility from a third party in connection with its academy. Braves Holdings has exclusive operating rights to Turner Field, the home stadium of the Atlanta Braves, until December 31, 2016 pursuant to an Operating Agreement with the Atlanta Fulton County Recreation Authority. Effective for the 2017 season, the Braves are expected to relocate into a new ballpark located in Cobb County, a suburb of Atlanta. The facility will be leased from Cobb County and Cobb-Marietta Coliseum and Exhibit Hall Authority and will offer a range of activities and eateries for fans. Braves Holdings is participating in the construction of the new stadium and an adjacent mixed-use development project, which we refer to as the SunTrust Development Project.

        Live Nation.    At September 30, 2015, we owned an approximate 27% interest in Live Nation. Live Nation is considered the largest live entertainment company in the world and seeks to innovate and enhance the live entertainment experience for artists and fans: before, during and after the show. Live Nation has four business segments: concerts; ticketing; artist nation; and sponsorship and advertising.

        Our principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Our main telephone number is (720) 875-5400 and our website is located at www.libertymedia.com. The information contained on our website is not a part of this proxy statement/prospectus.

The Reclassification and Exchange Proposals

        At the special meeting you will be asked to consider and vote on the Reclassification and Exchange Proposals, which are a group of related proposals to approve the adoption of an amendment and restatement of our certificate of incorporation, among other things, to reclassify and exchange our existing common stock by exchanging the shares of our existing common stock for newly issued shares of three new tracking stocks to be designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock, and to provide for the attribution of the businesses, assets and liabilities of our company among a new SiriusXM Group, a new Braves Group and a new Media Group. We also refer to the reclassification and exchange, which will occur upon the filing of the restated charter with the Secretary of State of the State of Delaware, as the Transaction.

        The Liberty SiriusXM common stock would be newly authorized and issued series of common stock of Liberty Media intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the SiriusXM Group, which would initially include: our approximate 60% interest in Sirius XM Holdings Inc.; a $250 million margin loan obligation incurred by our wholly owned special purpose subsidiary, which is secured primarily by shares of Sirius XM common stock; certain deferred tax liabilities; and $50 million in cash. The SiriusXM Group would be primarily focused on the operations of Sirius XM and the maximization of the value of our investment in that company.

        The Liberty Braves common stock would be newly authorized and issued series of common stock of Liberty Media intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the Braves Group, which would initially include: our wholly owned subsidiary Braves Holdings, which indirectly owns the Atlanta Braves Major League Baseball club and certain assets and liabilities associated with the SunTrust Development Project; all liabilities arising under a note from Braves Holdings to Liberty Media Corporation, with total capacity of up to $165 million of borrowings by Braves Holdings; and $61 million in cash. The Braves Group would be primarily focused on Braves Holdings' operations.

        The Liberty Media common stock would be newly authorized and issued series of common stock of Liberty Media intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the Media Group, which would consist of the remainder of our businesses, assets and liabilities, including: our approximate 27% interest in Live Nation; our other public company minority investments, including Time Warner Inc. and Viacom Inc.; the Intergroup Note; an approximately 20% inter-group interest in the Braves Group; our interest in any recovery received in connection with the 2013 judgment against Vivendi Universal S.A.; and $50 million in cash. In addition, we would attribute to the Media Group our 1.375% Cash Convertible Senior Notes due 2023 in the principal amount of $1 billion and the Bond Hedge and Warrant Transactions executed concurrently with the issuance of such notes. The Media Group would be primarily focused on the maximization of the value of these assets and investments.

        A tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the issuer as a whole. While the SiriusXM Group, Braves Group and Media Group would have separate collections of businesses, assets and liabilities attributed to them, none of these groups will be separate legal entities and therefore cannot own assets, issue securities or enter into legally binding agreements. Hence, holders of the Liberty SiriusXM common stock, Liberty Braves common stock and

Liberty Media common stock would have no direct claim to the associated group's assets, and would not be represented by a separate board of directors. Instead, holders of those stocks would be stockholders of Liberty Media Corporation, with a single board of directors and subject to all of the risks and liabilities of Liberty Media as a whole. The terms of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock are set forth in the restated charter, which is included as Annex C to this proxy statement/prospectus. Holders of our existing common stock have different rights under our current charter than they will have as holders of the newly authorized and issued tracking stocks if the Reclassification and Exchange Proposals are approved and the reclassification and exchange is implemented. For a detailed discussion of the differences between our existing common stock and the proposed tracking stocks, please see "Description of Liberty SiriusXM Common Stock, Liberty Braves Common Stock and Liberty Media Common Stock Under our Restated Charter and Comparison to Our Existing Common Stock under our Current Charter."

        If the Reclassification and Exchange Approval is obtained and the other conditions to the Transaction are satisfied (or, if permissible, waived), the Transaction would be effected by filing the restated charter with the Secretary of State of the State of Delaware. Upon the effectiveness of such filing, the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will be created and each issued and outstanding share of our existing common stock will be reclassified by exchanging each such share, upon the cancellation thereof, for:

  •
  one newly issued share of the corresponding series of Liberty SiriusXM common stock;

  •
  0.1 of a newly issued share of the corresponding series of Liberty Braves common stock; and

  •
  0.25 of a newly issued share of the corresponding series of Liberty Media common stock.

        Cash will be issued in lieu of any fractional shares.

        Each of the Reclassification and Exchange Proposals is described below. While each proposal is conditioned on approval of the other three proposals, we have "unbundled" them so that you may communicate your view to the board of directors as to each proposal being voted on. Each of the Reclassification and Exchange Proposals is dependent on the others, and none of them will be implemented unless they are all approved at the special meeting. The approval of all four of the Reclassification and Exchange Proposals shall constitute the requisite approval of the adoption of our restated charter, attached as Annex C to this proxy statement/prospectus, as required under Delaware law. For more information, please see "The Reclassification and Exchange Proposals."

The Tracking Stock Proposal	Under this proposal, you are being asked to approve the adoption of an amendment and restatement of our certificate of incorporation, which would, among other things, reclassify and exchange our existing common stock by exchanging the shares of our existing common stock for newly issued shares of three new tracking stocks, to be designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock, and to provide for the attribution of the businesses, assets and liabilities of our company among a new SiriusXM Group, a new Braves Group and a new Media Group, respectively.

The Recapitalization Proposal	Under this proposal, you are being asked to approve the adoption of an amendment and restatement of our certificate of incorporation that, in connection with the reclassification and exchange of our existing common stock would, among other things, reclassify and exchange each share of our existing Series A, Series B and Series C common stock issued and outstanding at the time the restated charter is filed with the Delaware Secretary of State and becomes effective by exchanging each such share for the following upon the cancellation thereof: one newly issued share of the corresponding series of Liberty SiriusXM common stock; 0.1 of a newly issued share of the corresponding series of Liberty Braves common stock; and 0.25 of a newly issued share of the corresponding series of Liberty Media common stock. Hence, holders of our existing common stock immediately prior to the filing and effectiveness of the restated charter would instead hold, immediately thereafter, newly authorized and issued shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock in the foregoing ratios (with cash being paid in lieu of fractional share interests).
The Optional Conversion Proposal
Under this proposal, you are being asked to approve the adoption of an amendment and restatement of our certificate of incorporation that, in connection with the reclassification and exchange of our existing common stock, would, among other things, provide our board of directors with discretion to convert the newly issued shares of common stock intended to track the performance of any of the SiriusXM Group, the Braves Group or the Media Group into common stock intended to track the performance of one of such other groups.
The Group Disposition Proposal
Under this proposal, you are being asked to approve the adoption of an amendment and restatement of our certificate of incorporation that, in connection with the reclassification and exchange of our existing common stock, would, among other things, provide our board of directors with discretion to permit the sale of all or substantially all of the assets of a group without a vote of the holders of the stock of that group, if the net proceeds of such sale are distributed to holders of that stock by means of a dividend or redemption, that stock is converted into stock of another group or a combination of the foregoing is effected, unless otherwise required by applicable law.

Reasons for the Transaction

        We expect the Transaction to, among other things:

  •
  increase transparency for our investors by creating three more focused groups of equity securities intended to track the separate performance of (1) our subsidiary Sirius XM, (2) our wholly owned subsidiary Braves Holdings and (3) our remaining businesses and investments;

  •
  provide greater access to the capital markets to facilitate the strategic objectives of each group;

  •
  facilitate strategic acquisitions and create more attractive acquisition currencies tailored to the businesses and investments of each group;

  •
  provide greater investor choice, depending on each investor's investment objectives;

  •
  continue to provide the advantages of doing business under common ownership;

  •
  provide our company with a greater ability to tailor management and employee incentives that are more closely aligned with the performance of the underlying businesses and assets attributed to each group; and

  •
  provide our board with flexibility as regards matters involving our company's capital structure.

        For a discussion of the background behind, and a further discussion of the expected positive and potentially negative consequences resulting from the implementation of the Transaction, see "The Reclassification and Exchange Proposals—Background and Reasons for the Transaction."

Not a Spin-off

        Approval of the Reclassification and Exchange Proposals will not result in a spin-off of the businesses and assets attributed to the SiriusXM Group, the Braves Group or the Media Group. All of the businesses, assets and liabilities attributed to each of the groups will remain part of our company. Our board of directors believes that stockholder value may be enhanced by creating from our company's businesses, assets and liabilities three new and separate tracking stocks, one intended to primarily track and reflect the economic performance of our subsidiary Sirius XM, which would be attributed to the SiriusXM Group, one intended to primarily track and reflect the economic performance of our wholly owned subsidiary Braves Holdings, which indirectly owns the Atlanta Braves Major League Baseball club and certain assets and liabilities associated with the SunTrust Development Project, which would be attributed to the Braves Group, and one intended to track and reflect the economic performance of our remaining businesses, assets and investments, which would be attributed to the Media Group. All of our businesses, however, would continue to benefit from the synergies of being part of the same company, such as an enhanced "consolidated" credit rating, possible tax benefits and shared treasury, finance and other functions. In the event businesses and assets of the SiriusXM Group, the Braves Group and/or the Media Group were divided into separate companies, through a spin-off or similar transaction, these synergies and benefits would no longer be available. No assurance can be given, however, that the benefits of each group being in the same company will exceed the potential value that could be realized if the businesses, assets and liabilities attributed to each group were spun-off as separate companies.

Management and Allocation Policies

        In connection with the Transaction, we are implementing management and allocation policies that are designed to assist us in managing and separately presenting the businesses and operations of the SiriusXM Group, Braves Group and Media Group. These policies establish guidelines to help us attribute debt, corporate overhead, interest, taxes and other shared benefits, liabilities or activities among the three groups. We will notify our stockholders of any material modification, change or exception made to these policies, any rescission of these policies or adoption of any material additions to these policies through the filing of a Current Report on Form 8-K within four business days thereafter. However, we will not notify our stockholders of any modification, change, exception, rescission or addition to these policies if we determine that it is not material to the holders of our Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock, on the one hand, or holders of one or more of our other tracking stocks, on the other hand, in each case with such holders taken together as a whole.

No Effect on Management

        No changes in the management of our company are currently planned as a result of the Transaction

Effect on Financial Statements

        For purposes of preparing the financial information of the SiriusXM Group, Braves Group and Media Group included in this proxy statement/prospectus, we have attributed all of our consolidated assets, liabilities, revenue, expenses and cash flows among these three groups. Following the Transaction, we will present unaudited consolidated financial statements and consolidating financial statement information that will show the attribution of our assets, liabilities, revenue, expenses and cash flow among the SiriusXM Group, the Braves Group and the Media Group. In addition, we will present earnings per share for each of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock. We will, however, retain all beneficial ownership and control of the assets and operations we attribute to our three groups and you will be subject to the risks associated with an investment in our company as a whole.

Conditions to the Transaction

        The Transaction is subject to the following conditions:

  •
  The receipt of the Reclassification and Exchange Approval at the special meeting.

  •
  The receipt of the opinion of Baker Botts L.L.P. (Baker Botts), in form and substance reasonably acceptable to Liberty Media, to the effect that under applicable U.S. federal income tax law, (i) the reclassification will be treated as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code), (ii) the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock issued in the reclassification will be treated as stock of our company for U.S. federal income tax purposes, (iii) no gain or loss will be recognized by us as a result of the reclassification, (iv) holders of our existing common stock will not recognize income, gain or loss as a result of the receipt of shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock in the reclassification (except with respect to the receipt of cash in lieu of fractional shares), and (v) the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock issued in the reclassification will not constitute "Section 306 stock," within the meaning of Section 306(c) of the Code.

  •
  The effectiveness under the Securities Act of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, relating to the offer and sale of the shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock resulting from the Transaction.

  •
  The effectiveness of the registration of each of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock under Section 12(b) of the Exchange Act.

  •
  The approval of Nasdaq for the listing of the Series A and Series C Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock.

  •
  The receipt of any other regulatory or contractual approvals that are required, or which our board determines to obtain.

        None of the conditions listed above, except the last one, may be waived by us. Our board reserves the right to waive the last condition listed above.

        In addition, in connection with our discussions with Major League Baseball regarding applicable approvals or requirements that will be needed to create the Liberty Braves common stock and, hence, complete the reclassification and exchange, we have agreed that: (i) our restated charter will provide that (a) employees of MLB and related entities may not own Liberty Braves common stock, (b) persons who are employed by or otherwise associated with an MLB Club other than the Atlanta Braves may not own 5% or more of the number of outstanding shares of Liberty Braves common stock, and (c) no person may own 10% or more of the number of outstanding shares of Liberty Braves common stock unless, in the case of this clause (c), such person is expressly approved by the BOC or qualifies as an exempt person (which is generally defined to include our Chairman John C. Malone, Chief Executive Officer Gregory B. Maffei, the Chairman of Braves Holdings, LLC Terence McGuirk and certain of their related persons), (ii) our restated charter will provide that the voting rights for each share of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will be fixed, and (iii) we will provide a full release and indemnification of the BOC and the other 29 MLB clubs with respect to any litigation arising out of or relating to the issuance or existence of the Liberty Braves common stock. For more information regarding these charter provisions, see "The Reclassification and Exchange Proposals—Other Provisions of the Restated Charter—Restrictions on Ownership; Transfer of Excess Shares to a Trust."

No Regulatory Approvals

        No material state or federal regulatory approvals are required to effect the Transaction.

Board Discretion to Terminate the Transaction

        Although there is no present plan or intention to abandon the Transaction, our board has reserved the right to abandon the Transaction at any time before the effectiveness of the filing of the restated charter with the Secretary of State of the State of Delaware, even after the Reclassification Proposals have been approved by our stockholders and the other conditions to the Transaction have been satisfied or, where permitted, waived.

Material U.S. Federal Income Tax Consequences of the Reclassification

        It is a nonwaivable condition to the completion of the reclassification that we receive the opinion of Baker Botts, in form and substance reasonably acceptable to us, to the effect that under applicable U.S. federal income tax law:

  •
  the reclassification will be treated as a "reorganization," within the meaning of Section 368(a) of the Code;

  •
  the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock issued in the reclassification will be treated as stock of our company for U.S. federal income tax purposes;

  •
  no gain or loss will be recognized by us as a result of the reclassification;

  •
  holders of our existing common stock will not recognize income, gain or loss as a result of the receipt of shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock in the reclassification (except with respect to the receipt of cash in lieu of fractional shares of our Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock); and

  •
  the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock issued in the reclassification will not constitute "Section 306 stock," within the meaning of Section 306(c) of the Code.

        Please see "Material U.S. Federal Income Tax Consequences" for more information regarding the opinion of Baker Botts. Opinions of counsel are not binding on the IRS or the courts and the conclusions expressed in such opinion could be challenged by the IRS and a court could sustain such challenge.

        The particular tax consequences of the reclassification to you will depend on the facts of your own situation. You should consult your tax advisors for a full description of the tax consequences of the reclassification to you.

Treatment of Outstanding Equity Awards

        As a result of the reclassification and exchange, a holder of an option award with respect to our existing common stock (such award, an original Liberty Media award) who is a director or a direct employee or consultant of Liberty Media will receive new corresponding awards with respect to shares of one or more of Liberty SiriusXM common stock (a SiriusXM Group award), Liberty Braves common stock (a Braves Group award) and Liberty Media common stock (a Media Group award) with appropriate adjustments being made to determine the number of shares and applicable exercise price subject to each such award after giving effect to the reclassification and exchange. These adjustments will be designed to preserve the value associated with the original Liberty Media award prior to the reclassification and exchange. All holders of outstanding restricted shares of our existing common stock will receive restricted shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock in the same manner as holders of outstanding unrestricted shares of our existing common stock in the reclassification and exchange. For additional information on the treatment of these equity awards in the recapitalization and the distribution, see "The Reclassification and Exchange Proposals—Treatment of Outstanding Equity Awards."

Treatment of Fractional Shares

        You will not receive fractional shares in connection with the reclassification and exchange. Instead, the transfer agent will aggregate all fractional shares into whole shares and sell the whole shares at prevailing market prices on behalf of those holders who would have been entitled to receive a fractional share. The transfer agent will determine, in its sole discretion, when, how and through which broker-dealers such sales will be made without any influence by us. We anticipate that these sales will occur as soon as practicable after the reclassification and exchange is completed. Those holders will then receive a cash payment in the form of a check or wire transfer in an amount equal to their pro rata share of the total net proceeds of those sales. If you physically hold stock certificates or hold your stock through the transfer agent's Direct Registration System, your check for any cash that you may be entitled to receive instead of fractional shares of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock will be mailed to you separately.

        It is expected that all fractional shares held in street name will be aggregated and sold by brokers or other nominees according to their standard procedures. You should contact your broker or other nominee for additional details.

        Neither we nor the transfer agent will guarantee any minimum sale price for any fractional shares. No interest will be paid on any cash you receive in lieu of a fractional share. The receipt of cash in lieu of fractional shares will generally be taxable to the recipient stockholders. See "Material U.S. Federal Income Tax Consequences."

No Appraisal Rights

        Under the General Corporation Law of the State of Delaware (the DGCL), holders of our existing common stock will not have appraisal rights in connection with the Transaction.

Rights Offering

        If the reclassification and exchange is completed, we currently intend to conduct a rights offering with holders of the Liberty Braves common stock. The subscription rights would entitle holders to purchase shares of the Series C Liberty Braves common stock based on the number of shares of our Series A, Series B or Series C Liberty Braves common stock held as of a record date, following the completion of the reclassification and exchange, to be determined by our board of directors. Fractional rights would be rounded up to the nearest whole right. Although we discuss the rights offering in this proxy statement/prospectus, this proxy statement/prospectus relates solely to the reclassification and exchange of our common stock by exchanging the shares of our existing common stock for newly issued shares of, and the offer and sale of, the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock. The subscription rights, and the shares of Series C Liberty Braves common stock issuable upon exercise thereof, will be offered and sold by means of a separate prospectus forming a part of a Registration Statement on Form S-3 to be filed by Liberty Media after the special meeting. The proceeds of the rights offering would be attributed to the Braves Group and used to repay the Intergroup Note from the Braves Group to the Media Group, as well as for general corporate purposes.

Stock Exchange Listings

        We have applied to list each series (Series A, Series B and Series C) of the Liberty SiriusXM common stock and Series A and Series C of each of the Liberty Braves common stock and Liberty Media common stock on the Nasdaq Global Select Market under the symbols "LSXMA," LSXMB," "LSXMK," "BATRA," "BATRK," "LMCA" and "LMCK," respectively. Although no assurance can be given, we currently expect that the Series B Liberty Braves common stock and the Series B Liberty Media common stock will trade on the OTC Markets under the symbols "BATRB" and "LMCB," respectively.

Transfer Agent and Registrar

        Computershare Trust Company, N.A, will act as transfer agent and registrar for the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock.

Recommendation of the Board

        Our board has unanimously approved and declared advisable the amended and restated certificate of incorporation, and unanimously recommends that holders of our existing common stock vote "FOR" each of the Reclassification and Exchange Proposals and the Adjournment Proposal.

Risk Factors

        Please see "Risk Factors" starting on page 26 for a discussion of risks that should be considered in connection with the Transaction and an investment in the tracking stocks.

Comparative Per Share Market Price and Dividend Information

Market Price

        On January 11, 2013, Liberty Media Corporation (Old LMC) spun-off our company (the Starz Spin-Off) to its stockholders. At that time, we were renamed Liberty Media Corporation and Old LMC was renamed Starz (Starz). Due to the relative significance of our company to Old LMC (the legal spinnor) and the continued involvement of senior management of Old LMC with our company following the Starz Spin-Off, we are treated as the "accounting successor" to Old LMC for financial reporting purposes. Therefore, we treat the historical financial statements of Old LMC as our historical financial statements, and Starz is treated as discontinued operations in our financial statements.

        Until January 11, 2013, shares of Old LMC Series A and Series B common stock were traded under the ticker symbols LMCA and LMCB. Since January 11, 2013, Starz and Liberty Media have been separate publicly traded companies. Shares of Starz Series A and Series B common stock, which trade under the ticker symbols STRZA and STRZB, respectively, trade separately from shares of our Series A and B common stock, which trade under the ticker symbols LMCA and LMCB, respectively.

        On July 23, 2014, holders of our Series A and Series B common stock received a dividend of two shares of Series C common stock (ticker symbol LMCK) for each share of Series A or Series B common stock held by them as of the related record date. The impact of the Series C common stock issuance has been reflected in our financial statements retroactively due to the treatment of the dividend as a stock split for accounting purposes.

        On November 4, 2014, we completed the spin-off to our stockholders of a newly formed company named Liberty Broadband Corporation (Liberty Broadband) (the Broadband Spin-Off). At the time of the spin-off, Liberty Broadband was comprised of, among other things, (i) our former interest in Charter Communications, Inc. (Charter), (ii) our former subsidiary TruePosition, Inc. (TruePosition), (iii) our former minority equity investment in Time Warner Cable, Inc. (Time Warner Cable), (iv) certain deferred tax liabilities, as well as liabilities related to call options referencing Time Warner common stock and (v) indebtedness incurred pursuant to margin loans entered into prior to the completion of the Broadband Spin-Off. In the Broadband Spin-Off, holders of our Series A, Series B and Series C common stock received one share of the corresponding series of Liberty Broadband common stock for every four shares of our common stock held by them as of the record date for the Broadband Spin-Off, with cash paid in lieu of fractional shares.

        Each series of our existing common stock is traded on the Nasdaq Global Select Market. The following table sets forth the range of high and low sales prices of shares of our common stock for the periods specified below, as adjusted for the Series C common stock dividend discussed above.

	Series A (LMCA)		Series B (LMCB)		Series C (LMCK)
	High	Low	High	Low	High	Low
2013
January 1 - January 11(1)	$41.45	38.97	41.32	39.43	N/A	N/A
First quarter (after January 11)	$37.85	35.00	37.40	35.36	N/A	N/A
Second quarter	$43.64	35.69	41.96	35.96	N/A	N/A
Third quarter	$50.27	42.12	50.17	42.44	N/A	N/A
Fourth quarter	$53.11	46.45	51.44	47.56	N/A	N/A
2014
First quarter	$48.78	41.90	48.68	42.17	N/A	N/A
Second quarter	$45.60	40.85	45.89	41.08	N/A	N/A
Third quarter (July 1 - July 23)	$47.59	44.64	47.67	45.65	N/A	N/A
Third quarter (July 24 - September 30)(2)	$49.94	45.92	55.03	46.25	50.06	45.00
Fourth quarter (October 1 - November 4)	$48.67	41.00	48.54	46.20	48.44	40.20
Fourth quarter (after November 4)(3)	$37.72	33.22	48.54	32.15	37.28	33.07
2015
First quarter	$40.38	33.15	40.90	35.15	40.20	33.06
Second quarter	$40.00	35.85	39.33	37.27	39.66	35.74
Third quarter	$40.50	32.67	38.74	37.07	38.46	32.18
Fourth quarter	$42.22	35.61	42.35	37.95	40.61	34.39

(1)
Represents the high and low sales prices of shares of Old LMC Series A and Series B common stock up to the time of the Starz Spin-Off.

(2)
As discussed above, on July 23, 2014, Liberty Media issued shares of its Series C common stock to holders of its Series A and Series B common stock by means of a stock dividend. Our stockholders received a dividend of two shares of Series C common stock for each share of Series A or Series B common stock held by them as of the related record date.

(3)
Represents the high and low sales prices of each series of our common stock subsequent to the completion of the Broadband Spin-Off.

        As of November 11, 2015, the last trading day prior to the public announcement of our intention to seek the approval of stockholders to effect the Transaction, the closing sale price of our Series A, Series B and Series C common stock on the Nasdaq Global Select Market was $41.03, $40.58 and $39.61, respectively. As of February 17, 2016, the most recent practicable date prior to the mailing of this proxy statement/prospectus, the closing sale price of our Series A, Series B and Series C common stock on the Nasdaq Global Select Market was $33.64, $34.52 and $33.00, respectively.

Dividends

        We have never paid cash dividends on any series of our common stock. All decisions regarding payment of dividends by Liberty Media are made by our board of directors in accordance with applicable law after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit payment of dividends.

Summary Historical Financial Data

  Liberty Media Corporation

        The following table sets forth our historical financial data as of September 30, 2015, and for the nine months ended September 30, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2014, 2013 and 2012. The following information is qualified in its entirety by, and should be read in conjunction with, our audited financial statements and notes thereto for the periods presented that are included in our Annual Report on Form 10-K for the year ended December 31, 2014 (the 2014 10-K), which is incorporated by reference herein. See "Additional Information—Where You Can Find More Information."

  Summary Balance Sheet Data:

		December 31,
	September 30, 2015
		2014	2013	2012
	(amounts in millions)
Cash and cash equivalents	$588	681	1,088	603
Investments in available for sale securities and other cost investments(3)	$541	816	1,324	1,392
Investment in affiliates, accounted for using the equity method(1)(2)(3)	$759	851	3,299	3,341
Intangible assets not subject to amortization	$24,018	24,018	24,038	344
Intangible assets subject to amortization, net	$1,112	1,096	1,200	108
Assets of discontinued operations(4)	$—	—	—	2,112
Total assets	$30,680	31,207	34,542	8,325
Current portion of deferred revenue	$1,717	1,641	1,575	24
Current portion of debt	$256	257	777	—
Long-term debt	$6,546	5,595	4,778	—
Deferred tax liabilities, noncurrent	$2,429	2,438	2,312	817
Total stockholders' equity	$10,094	11,398	14,081	6,440
Noncontrolling interest	$7,448	8,778	9,801	(8)

  Summary of Statement of Operations Data:

	Nine months ended September 30		Years ended December 31,
	2015	2014	2014	2013	2012
	(amounts in millions, except per share amounts)
Revenue(1)	$3,587	3,355	4,450	4,002	368
Operating income (loss)	$737	635	841	814	(80)
Interest expense	$(244)	(185)	(255)	(132)	(7)
Share of earnings (losses) of affiliates, net(1)(2)	$(8)	(53)	(113)	(32)	1,346
Realized and unrealized gains (losses) on financial instruments, net	$(188)	(55)	38	295	230
Gains (losses) on transactions, net(1)	$—	—	—	7,978	22
Net earnings (loss) attributable to the noncontrolling interests	139	160	217	211	(2)
Earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders
Liberty Media common stock	$20	105	178	8,780	1,414
Liberty Starz common stock	NA	NA	NA	NA	NA

	$20	105	178	8,780	1,414

Basic earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders per common share(5)
Series A, Series B and Series C Liberty Media common stock	$0.06	0.31	0.52	24.73	3.21
Series A and Series B Liberty Starz common stock	NA	NA	NA	NA	NA
Diluted earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders per common share(5)
Series A, Series B and Series C Liberty common stock	$0.06	0.30	0.52	24.46	3.12
Series A and Series B Liberty Starz common stock	NA	NA	NA	NA	NA

(1)
During the year ended December 31, 2012, we acquired an additional 312.5 million shares of Sirius XM Radio, Inc. (now known as Sirius XM) in the open market for $769 million, and we purchased an additional 302.2 million shares of Sirius XM for $649 million upon settlement of a forward contract. Sirius XM recognized a $3.0 billion tax benefit during the year ended December 31, 2012, which it recorded as the result of significant positive evidence that a valuation allowance was no longer necessary for its recorded deferred tax assets. We recognized our portion of this benefit ($1,229 million), based on our ownership percentage of Sirius XM at the time of the recognition by Sirius XM of the deferred tax benefit. On January 18, 2013, we acquired an additional 50 million shares of Sirius XM that, as discussed in note 3 to the consolidated financial statements included in our 2014 10-K, resulted in our obtaining a controlling interest in Sirius XM. Therefore, we have consolidated Sirius XM since that date. We recorded a gain of approximately $7.5 billion in the first quarter of 2013, which is associated with the application of purchase accounting based on the difference between the fair value and carrying value of our ownership interest in Sirius XM prior to the acquisition of our controlling interest in Sirius XM. The gain on the transaction was excluded from taxable income.

(2)
As discussed in note 8 in the consolidated financial statements included in the 2014 10-K, in May 2013, we acquired approximately 26.9 million shares of Charter common stock and approximately

  1.1 million warrants for Charter common stock for approximately $2.6 billion, resulting in an approximate 27% beneficial ownership of Charter common stock at the time of purchase.

(3)
As discussed in note 1 in the consolidated financial statements included in the 2014 10-K, on November 4, 2014, we completed the Broadband Spin-Off. At the time of the spin-off, Liberty Broadband was comprised of, among other things, (i) our former interest in Charter, (ii) our former wholly owned subsidiary, TruePosition, (iii) our former minority equity investment in Time Warner Cable, (iv) certain deferred tax liabilities, as well as liabilities related to call options referencing Time Warner Cable common stock and (v) indebtedness incurred pursuant to margin loans entered into prior to the completion of the Broadband Spin-Off. Our former investments in and results of Charter and Time Warner Cable have not been included in our results since the date of completion of the Broadband Spin-Off. Based on the relative significance of TruePosition to our company, we have concluded that a discontinued operations presentation of TruePosition is not necessary.

(4)
We were a former wholly owned subsidiary of Old LMC, now named Starz. In January 2013, Old LMC completed the Starz Spin-Off. At that time, our company held all of the businesses, assets and liabilities of Old LMC not associated with Starz, LLC (with the exception of the Starz, LLC office building). The transaction was effected as a pro-rata dividend of our shares to the stockholders of Old LMC. Due to the relative significance of our company to Old LMC (the legal spinnor) and the continued involvement of senior management of Old LMC with our company following the Starz Spin-Off, we are treated as the "accounting successor" to Old LMC for financial reporting purposes, notwithstanding the legal form of the Starz Spin-Off. Therefore, we treat the historical financial statements of Old LMC as our historical financial statements, and Starz has been treated as discontinued operations in our financial statements for all periods prior to the completion of the Starz Spin-Off. Due to the short period between December 31, 2012 and the distribution date, we did not record any results for Starz in discontinued operations for the statement of operations for the year ended December 31, 2013, due to the insignificance of such amounts for that period.

(5)
On July 23, 2014, holders of our existing Series A and Series B common stock received a dividend of two shares of Series C common stock for each share of Series A or Series B common stock held by them as of the related record date. The impact on basic and diluted earnings per share of the Series C common stock issuance has been reflected retroactively in all periods presented due to the treatment of the dividend as a stock split for accounting purposes.

Summary Attributed Historical Financial Data

  SiriusXM Group

        The following table supplementally sets forth selected historical attributed unaudited financial data for the SiriusXM Group as of September 30, 2015, and for the nine months ended September 30, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2014, 2013 and 2012, and is presented as though the Transaction had been completed on January 1, 2012. The following information is qualified in its entirety by, and should be read in conjunction with, our audited financial statements and notes thereto for the periods presented incorporated by reference herein and the attributed financial information included in Annex B to this proxy statement/prospectus.

Summary Balance Sheet Data:

		December 31,
	September 30, 2015
		2014	2013(1)	2012(1)
	(amounts in millions)
Cash and cash equivalents	$153	148	135	1
Investments in available for sale securities and other cost investments	$—	—	9	255
Investments in affiliates, accounting for using the equity method	$160	237	273	2,766
Intangible assets not subject to amortization	$23,695	23,695	23,695	—
Intangible assets subject to amortization, net	$1,041	1,018	1,105	—
Total assets	$27,845	28,010	28,205	3,023
Current portion of deferred revenue	$1,704	1,615	1,547	—
Current portion of debt	$256	257	777	—
Long-term debt	$5,411	4,505	3,106	—
Deferred tax liabilities, noncurrent	$2,364	2,256	1,961	498
Attributed net assets	$9,555	9,515	9,967	2,465
Noncontrolling interest	$7,448	8,778	9,801	—

Summary of Statement of Operations Data:

	Nine months ended September 30,		December 31,
	2015	2014	2014	2013(1)	2012(1)
	(amounts in millions)
Revenue	$3,360	3,060	4,141	3,625	—
Operating income (loss)	$812	739	1,004	878	—
Interest expense	$(229)	(170)	(234)	(109)	(2)
Share of earnings (losses) of affiliates, net	$(3)	2	5	15	1,386
Gains (losses) on transactions, net	$—	2	2	7,479	21
Net earnings (loss) attributable to noncontrolling interests	$139	160	217	211	—
Earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders	$189	158	231	8,190	912

(1)
During the year ended December 31, 2012, we acquired an additional 312.5 million shares of Sirius XM Radio, Inc. (now known as Sirius XM) in the open market for $769 million, and we purchased an additional 302.2 million shares of Sirius XM for $649 million upon settlement of a forward contract. Sirius XM recognized a $3.0 billion tax benefit during the year ended December 31, 2012, which it recorded as the result of significant positive evidence that a valuation allowance was no longer necessary for its recorded deferred tax assets. We recognized our portion of this benefit ($1,229 million), based on our ownership percentage of Sirius XM at the time of the recognition by Sirius XM of the deferred tax benefit. On January 18, 2013, we acquired an additional 50 million shares of Sirius XM that, as discussed in note 3 to the consolidated financial statements included in our 2014 10-K, resulted in our obtaining a controlling interest in Sirius XM. Therefore, we have consolidated Sirius XM since that date. We recorded a gain of approximately $7.5 billion in the first quarter of 2013, which is associated with the application of purchase accounting based on the difference between the fair value and carrying value of our ownership interest in Sirius XM prior to the acquisition of our controlling interest in Sirius XM. The gain on the transaction was excluded from taxable income.

  Braves Group

        The following table supplementally sets forth selected historical attributed unaudited financial data for the Braves Group as of September 30, 2015, and for the nine months ended September 30, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2014, 2013 and 2012, and is presented as though the Transaction had been completed on January 1, 2012. The following information is qualified in its entirety by, and should be read in conjunction with, our audited financial statements and notes thereto for the periods presented incorporated by reference herein and the attributed financial information included in Annex B to this proxy statement/prospectus.

Summary Balance Sheet Data:

		December 31,
	September 30, 2015
		2014	2013	2012
	(amounts in millions)
Cash and cash equivalents	$31	11	57	11
Investments in affiliates, accounting for using the equity method	$40	38	38	32
Intangible assets not subject to amortization	$323	323	323	323
Intangible assets subject to amortization, net	$71	78	95	107
Total assets	$816	605	552	525
Current portion of deferred revenue	$13	26	25	18
Long-term debt	$175	100	—	—
Deferred tax liabilities, noncurrent	$50	55	65	74
Attributed net assets	$362	371	400	387

Summary of Statement of Operations Data:

	Nine months ended September 30,		December 31,
	2015	2014	2014	2013	2012
	(amounts in millions)
Revenue	$227	242	250	260	225
Operating income (loss)	$(16)	(26)	(47)	7	(6)
Share of earnings (losses) of affiliates, net	$6	7	10	5	5
Earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders	$(9)	(13)	(24)	6	(2)

  Media Group

        The following table supplementally sets forth selected historical attributed unaudited financial data for the Media Group as of September 30, 2015, and for the nine months ended September 30, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2014, 2013 and 2012, and is presented as though the Transaction had been completed on January 1, 2012. The following information is qualified in its entirety by, and should be read in conjunction with, our audited financial statements and notes thereto for the periods presented incorporated by reference herein and the attributed financial information included in Annex B to this proxy statement/prospectus.

Summary Balance Sheet Data:

		December 31,
	September 30, 2015
		2014	2013	2012
	(amounts in millions)
Cash and cash equivalents	$404	522	896	591
Investments in available for sale securities and other cost investments(2)	$533	808	1,307	1,128
Investments in affiliates, accounting for using the equity method(1)(2)	$559	576	2,988	543
Intangible assets not subject to amortization	$—	—	20	20
Assets of discontinued operations(3)	$—	—	—	2,112
Total assets	$2,022	2,592	5,789	4,833
Current portion of deferred revenue	$—	—	3	6
Long-term debt	$960	990	1,672	—
Deferred tax liabilities, noncurrent	$15	127	286	245
Attributed net assets	$1,077	1,512	3,714	3,588
Noncontrolling interest	$—	—	—	(8)

Summary of Statement of Operations Data:

	Nine months ended September 30,		December 31,
	2015	2014	2014	2013	2012
	(amounts in millions)
Revenue	$—	53	59	117	143
Operating income (loss)	$(59)	(78)	(116)	(71)	(74)
Interest expense	$(13)	(15)	(21)	(22)	(4)
Share of earnings (losses) of affiliates, net(1)	$(11)	(62)	(128)	(52)	(45)
Realized and unrealized gains (losses) on financial instruments, net	$(188)	(55)	38	295	229
Gains (losses) on transactions, net	$—	(1)	(2)	499	2
Net earnings (loss) attributable to noncontrolling interests	$—	—	—	—	(2)
Earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders	$(160)	(40)	(29)	584	250

(1)
As discussed in note 8 in the consolidated financial statements included in the 2014 10-K, in May 2013, we acquired approximately 26.9 million shares of Charter common stock and approximately 1.1 million warrants for Charter common stock for approximately $2.6 billion, resulting in an approximate 27% beneficial ownership of Charter common stock at the time of purchase.

(2)
As discussed in note 1 in the consolidated financial statements included in the 2014 10-K, on November 4, 2014, we completed the Broadband Spin-Off. At the time of the spin-off, Liberty

  Broadband was comprised of, among other things, (i) our former interest in Charter, (ii) our former wholly owned subsidiary, TruePosition, (iii) our former minority equity investment in Time Warner Cable, (iv) certain deferred tax liabilities, as well as liabilities related to call options referencing Time Warner Cable common stock and (v) indebtedness incurred pursuant to margin loans entered into prior to the completion of the Broadband Spin-Off. Our former investments in and results of Charter and Time Warner Cable have not been included in our results since the date of completion of the Broadband Spin-Off. Based on the relative significance of TruePosition to our company, we have concluded that a discontinued operations presentation of TruePosition is not necessary.

(3)
We were a former wholly owned subsidiary of Old LMC, now named Starz. In January 2013, Old LMC completed the Starz Spin-Off. At that time, our company held all of the businesses, assets and liabilities of Old LMC not associated with Starz, LLC (with the exception of the Starz, LLC office building). The transaction was effected as a pro-rata dividend of our shares to the stockholders of Old LMC. Due to the relative significance of our company to Old LMC (the legal spinnor) and the continued involvement of senior management of Old LMC with our company following the Starz Spin-Off, we are treated as the "accounting successor" to Old LMC for financial reporting purposes, notwithstanding the legal form of the Starz Spin-Off. Therefore, we treat the historical financial statements of Old LMC as our historical financial statements, and Starz has been treated as discontinued operations in our financial statements for all periods prior to the completion of the Starz Spin-Off. Due to the short period between December 31, 2012 and the distribution date, we did not record any results for Starz in discontinued operations for the statement of operations for the year ended December 31, 2013, due to the insignificance of such amounts for that period.

        For more detailed financial information regarding the SiriusXM Group, the Braves Group and the Media Group, see the attributed unaudited financial information included in Annex B to this proxy statement/prospectus and management's discussion and analysis of financial condition and results of operations for our company for the periods presented above included in our 2014 10-K and incorporated by reference herein.

RISK FACTORS

         In addition to the other information contained in, incorporated by reference in or included as an Annex to this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote to approve the Reclassification and Exchange Proposals.

        The risk factors described in this section have been separated into two groups:

  •
  risks that relate to our proposed tracking stock structure; and

  •
  risks that relate to Liberty Media and the businesses to be attributed to the SiriusXM Group, the Braves Group and the Media Group.

        The risks described below and elsewhere in this proxy statement/prospectus are not the only ones that relate to the Transaction and an investment in Liberty Media. The risks described below are considered to be the most material. However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on Liberty Media or an investment in the Liberty SiriusXM common stock, the Liberty Braves common stock or the Liberty Media common stock. Past financial performance may not be a reliable indicator of future performance and historical trends may not foretell results or trends in future periods especially given the current economic environment.

        If any of the events described below were to occur, the businesses, prospects, financial condition, results of operations and/or cash flows to be attributed to the new SiriusXM Group, the new Braves Group or the new Media Group could be materially adversely affected. In any such case, the price of any or all of our tracking stocks could decline, perhaps significantly.

        For the purposes of these risk factors, unless the context otherwise indicates, we have assumed that the Reclassification and Exchange Proposals have been approved and that the Transaction has been completed.

Risks Related to our Proposed Tracking Stock Structure

        Holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock are common stockholders of our company and, therefore, are subject to risks associated with an investment in our company as a whole, even if a holder does not own shares of common stock of all of our groups.    Even though we have attributed, for financial reporting purposes, all of our consolidated assets, liabilities, revenue, expenses and cash flows among the SiriusXM Group, the Braves Group and the Media Group in order to prepare the separate financial statement schedules included in this proxy statement/prospectus for each of those groups, we will retain legal title to all of our assets and our tracking stock capitalization will not limit our legal responsibility, or that of our subsidiaries, for the liabilities included in any set of financial statement schedules. Holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will not have any legal rights related to specific assets attributed to their associated group and, in any liquidation, holders of Liberty SiriusXM common stock, holders of Liberty Braves common stock and holders of Liberty Media common stock will be entitled to receive a pro rata share of our available net assets based on their respective numbers of liquidation units. See "The Reclassification and Exchange Proposals—Description of Liberty SiriusXM Common Stock, Liberty Braves Common Stock and Liberty Media Common Stock Under Our Restated Charter and Comparison to Our Existing Common Stock Under Our Current Charter—Liquidation."

        Our board of directors' ability to reattribute businesses, assets and expenses between and among tracking stock groups may make it difficult to assess the future prospects of our tracking stock groups based on past performance.    Our board of directors is vested with discretion to reattribute businesses, assets and liabilities that are attributed to one tracking stock group to another tracking stock group, without the approval of any of our stockholders. See "The Reclassification and Exchange Proposals—Management and Allocation Policies." Any such reattribution made by our board, as well as the existence, in and of itself, of the right to effect a reattribution may impact the ability of investors to assess the future prospects of the businesses and assets attributed to a tracking stock group, including liquidity and capital resource needs, based on past performance. Stockholders may also have difficulty evaluating the liquidity and capital resources of the businesses and assets attributed to each group based on past performance, as our board of directors may use one group's liquidity to fund another group's liquidity and capital expenditure requirements through the use of inter-group loans and inter-group interests.

        We could be required to use assets attributed to one group to pay liabilities attributed to another group.    The assets attributed to one group are potentially subject to the liabilities attributed to another group, even if those liabilities arise from lawsuits, contracts or indebtedness that are attributed to such other group. While our current management and allocation policies provide that reattributions of assets between groups will result in the creation of an inter-group loan or an inter-group interest or an offsetting reattribution of cash or other assets, no provision of our restated charter prevents us from satisfying liabilities of one group with assets of another group, and our creditors will not in any way be limited by our tracking stock capitalization from proceeding against any assets they could have proceeded against if we did not have a tracking stock capitalization.

        The market price of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock may not reflect the performance of the businesses and assets attributed to the SiriusXM Group, the Braves Group and the Media Group, respectively, as we intend.    We cannot assure you that the market price of the common stock related to a group will, in fact, reflect the performance of the group of businesses, assets and liabilities attributed to that group. Holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will be common stockholders of our company as a whole and, as such, will be subject to all risks associated with an investment in our company and all of our businesses, assets and liabilities. As a result, the market price of each tracking stock may, in part, reflect events that are intended to be reflected or tracked by a different tracking stock of our company. In addition, investors may discount the value of the stock related to a group because it is part of a common enterprise rather than a stand-alone entity.

        The market price of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock may be volatile, could fluctuate substantially and could be affected by factors that do not affect traditional common stock.    We do not know how the market will react to the Transaction. In addition, to the extent the market prices of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock track the performance of more focused groups of businesses, assets and liabilities than our existing common stock does, the market prices of these new tracking stocks may be more volatile than the market price of our existing common stock has been historically. The market prices of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock may be materially affected by, among other things:

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  actual or anticipated fluctuations in a group's operating results or in the operating results of particular companies attributable to such group;

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  potential acquisition activity by our company (regardless of the group to which it is attributed) or the companies in which we invest;

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  issuances of debt or equity securities to raise capital by our company or the companies in which we invest and the manner in which that debt or the proceeds of an equity issuance are attributed to each of the groups;

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  changes in financial estimates by securities analysts regarding Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock or the companies attributable to our tracking stock groups;

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  the complex nature and the potential difficulties investors may have in understanding the terms of our three new tracking stocks, as well as concerns regarding the possible effect of certain of those terms on an investment in our stocks; and

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  general market conditions.

        We cannot assure you that the combined market value of the shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock that you receive in exchange for one share of our existing common stock as result of the Transaction will equal or exceed the current market value of that share of our existing common stock. In addition, until an orderly trading market develops for Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock following the Transaction, the trading prices of those stocks may fluctuate significantly.

        The market value of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock could be adversely affected by events involving the assets and businesses attributed to one or more of the other groups.    Because we will be the issuer of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock, an adverse market reaction to events relating to the assets and businesses attributed to one of our groups, such as earnings announcements or announcements of new products or services, acquisitions or dispositions that the market does not view favorably, may cause an adverse market reaction in the common stock of the other groups. This could occur even if the triggering event is not material to us as a whole. Certain events may also have a greater impact on one group than the same triggering event would have on another group due to the asset composition of the affected group. In addition, the incurrence of significant indebtedness by us or any of our subsidiaries on behalf of one group, including indebtedness incurred or assumed in connection with acquisitions of or investments in businesses, could affect our credit rating and that of our subsidiaries and, therefore, could increase the borrowing costs of businesses attributable to our other groups or the borrowing costs of our company as a whole.

        We may not pay dividends equally or at all on Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock.    We do not presently intend to pay cash dividends on Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock for the foreseeable future. However, we will have the right to pay dividends on the shares of common stock related to each group in equal or unequal amounts, and we may pay dividends on the shares of common stock related to one group and not pay dividends on shares of common stock related to another group. In addition, any dividends or distributions on, or repurchases of, shares relating to a group will reduce our assets legally available to be paid as dividends on the shares relating to another group.

        Our new tracking stock capital structure could create conflicts of interest, and our board of directors may make decisions that could adversely affect only some holders of our common stock.    Our new tracking stock capital structure could give rise to occasions when the interests of holders of stock related to one group might diverge or appear to diverge from the interests of holders of stock related to one or both of the other groups. In addition, given the nature of their businesses, there may be inherent conflicts of interests between the SiriusXM Group, the Braves Group and the Media Group. Our tracking stock groups are not separate entities and thus holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will not have the right to elect separate boards of directors. As a result, our company's officers and directors owe fiduciary duties to our company as a whole and all of our stockholders as opposed to only holders of a particular group. Decisions deemed to be in the best interest of our company and all of our stockholders may not be in the best interest of a particular group or groups when considered independently. Examples include:

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  decisions as to the terms of any business relationships that may be created between groups, such as between the SiriusXM Group and the Braves Group or between the SiriusXM Group and the Media Group;

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  the terms of any reattributions of assets between one or more groups;

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  decisions as to the allocation of consideration among the holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock, or among the series of stocks relating to our groups, to be received in connection with a merger involving our company;

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  decisions as to the allocation of corporate opportunities between the groups, especially where the opportunities might meet the strategic business objectives of more than one group;

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  decisions as to operational and financial matters that could be considered detrimental to one or more groups but beneficial to another;

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  decisions as to the conversion of shares of common stock of one group into shares of common stock of another;

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  decisions regarding the creation of, and, if created, the subsequent increase or decrease of any inter-group interest that one group may own in another group;

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  decisions as to the internal or external financing attributable to businesses or assets attributed to any of our groups;

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  decisions as to the dispositions of assets of any of our groups; and

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  decisions as to the payment of dividends on the stock relating to any of our groups.

        Our directors' or officers' equity ownership may create or appear to create conflicts of interest.    If directors or officers own disproportionate interests (in percentage or value terms) in Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock, that disparity could create or appear to create conflicts of interest when they are faced with decisions that could have different implications for the holders of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock.

        Other than pursuant to the management and allocation policies described in this proxy statement/prospectus, we have not adopted any specific procedures for consideration of matters involving a divergence of interests among holders of shares of stock relating to our three groups, or among holders of different series of stock relating to a specific group. Rather than develop additional specific procedures in advance, our board of directors intends to exercise its judgment from time to time, depending on the circumstances, as to how best to:

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  obtain information regarding the divergence (or potential divergence) of interests;

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  determine under what circumstances to seek the assistance of outside advisers;

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  determine whether a committee of our board of directors should be appointed to address a specific matter and the appropriate members of that committee; and

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  assess what is in our company's best interests and the best interests of all of our stockholders.

        Our board of directors believes the advantage of retaining flexibility in determining how to fulfill its responsibilities in any such circumstances as they may arise outweighs any perceived advantages of adopting additional specific procedures in advance. See "The Reclassification and Exchange Proposals—Management and Allocation Policies."

        Our board of directors may change the management and allocation policies following their implementation to the detriment of one or more groups without stockholder approval.    Our board of directors intends to adopt certain management and allocation policies described in this proxy statement/prospectus to serve as guidelines in making decisions regarding the relationships among the SiriusXM Group, the Braves Group and the Media Group with respect to matters such as tax liabilities and benefits, inter-group loans, inter-group interests, attribution of assets, financing alternatives, corporate opportunities and similar items. These policies also set forth the initial focuses and strategies of these groups and the initial attribution of our businesses, assets and liabilities among them. See "The Reclassification and Exchange Proposals—Management and Allocation Policies." These policies will not be included in the restated charter. Our board of directors may at any time change or make exceptions to these policies. Because these policies relate to matters concerning the day-to-day management of our company as opposed to significant corporate actions, such as a merger involving our company or a sale of substantially all of our assets, no stockholder approval is required with respect to their adoption or amendment. A decision to change, or make exceptions to, these policies or adopt additional policies could disadvantage one or more groups while advantaging the other(s).

        Holders of shares of stock relating to a particular group may not have any remedies if any action by our directors or officers has an adverse effect on only that stock, or on a particular series of that stock.    Principles of Delaware law and the provisions of our restated charter may protect decisions of our board of directors that have a disparate impact upon holders of shares of stock relating to a particular group, or upon holders of any series of stock relating to a particular group. Under Delaware law, the board of directors has a duty to act with due care and in the best interests of all of our stockholders, regardless of the stock, or series, they hold. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that a board of directors owes an equal duty to all stockholders and does not have separate or additional duties to any subset of stockholders. Judicial opinions in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of holders of tracking stocks may be judged under the business judgment rule. In some circumstances, our directors or officers may be required to make a decision that is viewed as adverse to the holders of shares relating to a particular group or to the holders of a particular series of that stock. Under the principles of Delaware law and the business judgment rule referred to above, you may not be able to successfully challenge decisions that you believe have a disparate impact upon the stockholders of one of our groups if a majority of our board of directors is disinterested and independent with respect to the action taken, is adequately informed with respect to the action taken and acts in good faith and in the honest belief that the board is acting in the best interest of Liberty Media and all of our stockholders.

        Stockholders will not vote on how to attribute consideration received in connection with a merger involving our company among holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock.    Our restated charter does not contain any provisions governing how consideration received in connection with a merger or consolidation involving our company is to be attributed to the holders of Liberty SiriusXM common stock, holders of Liberty Braves common stock and holders of Liberty Media common stock or to the holders of different series of stock, and none of the holders of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock will have a separate class vote in the event of such a merger or consolidation. Consistent with applicable principles of Delaware law, our board of directors will seek to divide the type and amount of consideration received in a merger or consolidation involving our company among holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock in a fair manner. As the different ways the board of directors may divide the consideration between holders of stock relating to the different groups, and among holders of different series of a particular stock, might have materially different results, the consideration to be received by holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock in any such merger or consolidation may be materially less valuable than the consideration they would have received if they had a separate class vote on such merger or consolidation.

        We may dispose of assets of the SiriusXM Group, the Braves Group or the Media Group without your approval.    Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of our company taken as a whole, and our restated charter does not require a separate class vote in the case of a sale of a significant amount of assets of any of our groups. As long as the assets attributed to the SiriusXM Group, the Braves Group or the Media Group proposed to be disposed of represent less than substantially all of our assets, we may approve sales and other dispositions of any amount of the assets of such group without any stockholder approval.

        If we dispose of all or substantially all of the assets attributed to any group (which means, for this purpose, assets representing 80% of the fair market value of the total assets of the disposing group, as determined by our board of directors), we would be required under the terms of our restated charter, if the disposition is not an exempt disposition under the terms of our restated charter, to choose one or more of the following three alternatives:

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  declare and pay a dividend on the disposing group's common stock;

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  redeem shares of the disposing group's common stock in exchange for cash, securities or other property; and/or

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  convert all or a portion of the disposing group's outstanding common stock into common stock of another group.

See "The Reclassification and Exchange Proposals—Description of Liberty SiriusXM Common Stock, Liberty Braves Common Stock and Liberty Media Common Stock Under Our Restated Charter and Comparison to Our Existing Common Stock Under Our Current Charter—Dividends and Securities Distributions," "—Optional Redemption for Stock of a Subsidiary," and "—Conversion at Option of Issuer."

        In this type of a transaction, holders of the disposing group's common stock may receive less value than the value that a third-party buyer might pay for all or substantially all of the assets of the disposing group.

        Our board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of any stock related to a particular group.

        Holders of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock may receive less consideration upon a sale of the assets attributed to that group than if that group were a separate company.    If the SiriusXM Group, the Braves Group or the Media Group were a separate, independent company and its shares were acquired by another person, certain costs of that sale, including corporate level taxes, might not be payable in connection with that acquisition. As a result, stockholders of a separate, independent company with the same assets might receive a greater amount of proceeds than the holders of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock would receive upon a sale of all or substantially all of the assets of the group to which their shares relate. In addition, we cannot assure you that in the event of such a sale the per share consideration to be paid to holders of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock, as the case may be, will be equal to or more than the per share value of that share of stock prior to or after the announcement of a sale of all or substantially all of the assets of the applicable group. Further, there is no requirement that the consideration paid be tax-free to the holders of the shares of common stock related to that group. Accordingly, if we sell all or substantially all of the assets attributed to the SiriusXM Group, the Braves

Group or the Media Group, our stockholders could suffer a loss in the value of their investment in our stock.

        In the event of a liquidation of Liberty Media, holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will not have a priority with respect to the assets attributed to the related tracking stock group remaining for distribution to stockholders.    Under the restated charter, upon Liberty Media's liquidation, dissolution or winding up, holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will be entitled to receive, in respect of their shares of such stock, their proportionate interest in all of Liberty Media's assets, if any, remaining for distribution to holders of common stock in proportion to their respective number of "liquidation units" per share. Relative liquidation units will be determined based on the volume weighted average prices of the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock over the 20 trading day period which commences shortly after the initial filing of the restated charter. Hence, the assets to be distributed to a holder of either tracking stock upon a liquidation, dissolution or winding up of Liberty Media will have nothing to do with the value of the assets attributed to the related tracking stock group or to changes in the relative value of the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock over time.

        Our board of directors may, in its sole discretion, elect to convert the common stock relating to one group into common stock relating to another group, thereby changing the nature of your investment and possibly diluting your economic interest in our company, which could result in a loss in value to you.    Our restated charter will permit our board of directors, in its sole discretion, to convert all of the outstanding shares of common stock relating to any of our groups into shares of common stock of another group on terms described in paragraphs (b)(ii)-(vii) of Article IV, Section A.2 of the restated charter included in this proxy statement/prospectus as Annex C. A conversion would preclude the holders of stock related to each group involved in such conversion from retaining their investment in a security that is intended to reflect separately the performance of the relevant group. We cannot predict the impact on the market value of our stock of (1) our board of directors' ability to effect any such conversion or (2) the exercise of this conversion right by our board. In addition, our board of directors may effect such a conversion at a time when the market value of our different stocks could cause the stockholders of one group to be disadvantaged.

        Holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will vote together and will have limited separate voting rights.    Holders of Series A and Series B Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will vote together as a single class, except in certain limited circumstances prescribed by our restated charter and under Delaware law. Each share of Series B common stock of each group will have ten votes per share, and each share of Series A common stock of each group will have one vote per share. Holders of Series C common stock of each group will have no voting rights, other than those required under Delaware law. When holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock vote together as a single class, holders having a majority of the votes will be in a position to control the outcome of the vote even if the matter involves a conflict of interest among our stockholders or has a greater impact on one group than another.

        Transactions in Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock by our insiders could depress the market price of those stocks.    Sales of, or hedging transactions such as collars relating to, shares of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock by our Chairman of the Board, or any of our other directors or executive officers, could cause a perception in the marketplace that the stock price of the relevant shares has peaked or that adverse events or trends have occurred or may be occurring at our company or the group to which the shares relates. This perception can result notwithstanding any personal financial motivation for these transactions. As a result, insider transactions could depress the market price for shares of the Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock.

        Our restated charter includes restrictions on the share ownership of Liberty Braves common stock by certain persons, which if triggered would result in an immediate transfer of the applicable number of shares to a trust for the benefit of the holder.    To comply with the policies of MLB, our restated charter provides that (i) employees of MLB and related entities may not own Liberty Braves common stock, (ii) persons who are employed by or otherwise associated with an MLB Club other than the Atlanta Braves may not own 5% or more of the number of outstanding shares of Liberty Braves common stock, and (iii) no person may own 10% or more of the number of outstanding shares of Liberty Braves common stock unless, in the case of this clause (iii), such person is expressly approved by the BOC or qualifies as an exempt person (which is generally defined to include our Chairman John C. Malone, Chief Executive Officer Gregory B. Maffei, the Chairman of Braves Holdings, LLC Terence McGuirk and certain of their related persons). In the event that a holder attempts to acquire shares of Liberty Braves common stock in violation of this charter provision, the applicable shares will automatically be transferred to a trust which will sell the shares for the benefit of the holder (subject to certain exceptions, such as in the event of an inadvertent violation of the restrictions described in clause (ii) or (iii) above which is cured within the applicable time frame). No assurance can be given that the trust will be able to sell the shares at a price that is equal to or greater than the price paid by the holder. In addition, the holder's right to receive the net proceeds of the sale, as well as any dividends or other distributions to which the holder would otherwise be entitled, will be subject to the holder's compliance with the applicable mechanics included in our restated charter. See Article IV, Section A.2.(m) of Annex C.

        Our capital structure, as well as the fact that the SiriusXM Group, the Braves Group and the Media Group are not independent companies, may inhibit or prevent acquisition bids for the businesses attributed to the SiriusXM Group, the Braves Group or the Media Group and may make it difficult for a third party to acquire us, even if doing so may be beneficial to our stockholders.    If the SiriusXM Group, the Braves Group and the Media Group were separate independent companies, any person interested in acquiring the SiriusXM Group, the Braves Group or the Media Group without negotiating with management could seek control of that group by obtaining control of its outstanding voting stock, by means of a tender offer or a proxy contest. Although we intend Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock to reflect the separate economic performance of the SiriusXM Group, the Braves Group and the Media Group, respectively, those groups are not separate entities and a person interested in acquiring only one group without negotiation with our management could obtain control of that group only by obtaining control of a majority in voting power of all of the outstanding voting shares of our company. The existence of shares of common stock, and different series of shares, relating to different groups could present complexities and in certain circumstances pose obstacles, financial and otherwise, to an acquiring person that are not present in companies that do not have a capital structure similar to ours.

        Certain provisions of our restated charter and bylaws may discourage, delay or prevent a change in control of our company that a stockholder may consider favorable.    These provisions include:

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  authorizing a capital structure with multiple series of common stock: a Series B common stock related to each group that entitles the holders to ten votes per share, a Series A common stock related to each group that entitles the holder to one vote per share, and a Series C common stock related to each group that, except as otherwise required by Delaware law, entitles the holder to no voting rights;

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  classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors;

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  limiting who may call special meetings of stockholders;

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  prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of the stockholders;

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  establishing advance notice requirements for nominations of candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings;

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  requiring stockholder approval by holders of at least 66 2/3% of our aggregate voting power or the approval by at least 75% of our board of directors with respect to certain extraordinary matters, such as a merger or consolidation of our company, a sale of all or substantially all of our assets or an amendment to our restated charter; and

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  the existence of authorized and unissued stock, including "blank check" preferred stock, which could be issued by our board of directors to persons friendly to our then current management, thereby protecting the continuity of our management, or which could be used to dilute the stock ownership of persons seeking to obtain control of our company.

        Immediately following the Transaction, and without giving effect to the anticipated rights offering or any effect that the Transaction may have on his outstanding equity awards, our chairman, John C. Malone, will beneficially own shares (based on outstanding share information as of November 30, 2015) representing the power to direct approximately 47.7% of the aggregate voting power in our company, due to his beneficial ownership of approximately 95.8% of the outstanding shares of each of the Series B Liberty SiriusXM common stock, the Series B Liberty Braves common stock and the Series B Liberty Media common stock.

        No IRS ruling has been sought or obtained by us with respect to the tax consequences to you or us of the reclassification and exchange.    While we believe that no income, gain or loss will be recognized by you or us for U.S. federal income tax purposes as a result of the reclassification and exchange (except with respect to the receipt by you of any cash in lieu of fractional shares of our Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock), there are no Code provisions, Treasury Regulations, court decisions, or published rulings of the Internal Revenue Service (the IRS) bearing directly on the tax effects of the issuance and characterization of "tracking stock," such as the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock. In addition, the IRS has announced that it will not issue rulings on the characterization of tracking stock. Opinions of counsel are not binding on the IRS and the conclusions expressed in the opinion of our tax counsel could be challenged by the IRS. Therefore, it is possible that the IRS could successfully assert that the reclassification and exchange, and the receipt by you of the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock issued in the reclassification and exchange, could result in material adverse tax consequences to you and/or us, as described in more detail below under "Material U.S. Federal Income Tax Consequences—No IRS Ruling Will Be Requested," which description is incorporated by reference into this risk factor.

        In addition, due to the absence of authorities relating directly to the characterization of tracking stock under Section 306 of the Code, there is also a risk that the IRS could successfully assert that the Liberty SiriusXM common stock, Liberty Braves common stock and/or Liberty Media common stock is "Section 306 stock," within the meaning of Section 306(c) of the Code. If any of our stock were determined to be Section 306 stock, you could be required to recognize ordinary income on the subsequent sale or exchange of such stock, or dividend income on any redemption of such stock, in each case without regard to your basis in such stock, and you generally would not be permitted to recognize any loss on such disposition, as described in more detail below under "Material U.S. Federal Income Tax Consequences—No IRS Ruling Will Be Requested."

Risk Factors Related to our Company, the SiriusXM Group, the Braves Group and the Media Group

        The risks described below apply to our company and to the businesses and assets to be attributed to the SiriusXM Group, the Braves Group and the Media Group.

        We may have future capital needs and may not be able to obtain additional financing on acceptable terms.    At September 30, 2015, our only wholly-owned consolidated subsidiary was Braves Holdings, which, due to its size and nature, together with its assets and operating cash flow, would be insufficient to support any significant financing in the future. Although we received a distribution of approximately $300 million in cash from Liberty Broadband in connection with the Broadband Spin-Off, that was a one-time distribution and no further cash will be accessible from Liberty Broadband. In addition, although we began consolidating Sirius XM in the first quarter of 2013, we do not have ready access to the cash flow of Sirius XM due to Sirius XM being a separate public company and the presence of a significant non-controlling interest. Hence, our ability to obtain significant financing in the future, on favorable terms or at all, may be limited. If debt financing is not available to us in the future, we may obtain liquidity through the sale or monetization of our available for sale securities, or we may issue equity securities. If additional funds are raised through the issuance of equity securities related to a group, the holders of stock related to that group may experience significant dilution. If we are unable to obtain sufficient liquidity in the future, we may be unable to develop our businesses properly, complete acquisitions or otherwise take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations and those attributed to our groups.

        Rapid technological advances could render the products and services offered by the businesses attributed to one or more of our groups obsolete or non-competitive.    Our businesses and investments attributed to each group, including, for example, Sirius XM and Live Nation, must stay abreast of rapidly evolving technological developments and offerings to remain competitive and increase the utility of their products and services. These businesses must be able to incorporate new technologies into their products and services in order to address the needs of their customers. There can be no assurance that they will be able to compete with advancing technology, and any failure to do so could result in customers seeking alternative service providers thereby adversely impacting revenue, operating income and net income of our company and the businesses attributed to one or more of our groups.

        The business of Sirius XM depends in significant part on the operation of its satellites.    As a satellite radio broadcaster, Sirius XM's business depends on the lives and proper operation of its satellites. The lives of Sirius XM's satellites will vary and depend on a number of factors, including degradation and durability of solar panels, quality of construction, random failure of satellite components (which could result in significant damage to or loss of a satellite), the amount of fuel the satellite consumes and damage or destruction by electrostatic storms, collisions with other objects in space or other events (such as nuclear detonations) occurring in space. In the ordinary course of operation, satellites experience failures of component parts and operational and performance anomalies. Components on Sirius XM's in-orbit satellites have failed, and from time to time Sirius XM has experienced anomalies in the operation and performance of these satellites. These failures and anomalies are expected to continue in the ordinary course, and Sirius XM cannot predict if any of these possible future events will have a material adverse effect on its operations or the life of its existing in-orbit satellites. Any material failure of its satellites could cause Sirius XM to lose customers and could materially harm Sirius XM's reputation and operating results. Sirius XM maintains no in-orbit insurance for its satellites.

        In addition, Sirius XM's network of terrestrial repeaters communicates with a single third-party satellite. Its XM network of terrestrial repeaters communicates with a single XM satellite. If the satellites communicating with the applicable repeater network fails unexpectedly, the services handled by that satellite would be disrupted for several hours or longer.

        Interruption or failure of Sirius XM's information technology and communications systems could negatively impact its results and brand, and therefore the value of our investment in Sirius XM.    Sirius XM's business is dependent on the operation and availability of its information technology and communication systems and those of certain third party service providers. Any degradation in the quality, or any failure, of Sirius XM's systems (due to events such as unplanned outages, natural disasters, terrorist activities, technical difficulties or loss of data or processing capabilities) could reduce its revenues, cause it to lose customers and damage its brand. Sirius XM could also experience loss of data or processing capabilities, which could cause Sirius XM to lose customers and could materially harm Sirius XM's reputation and operating results. Although Sirius XM has implemented practices designed to maintain the availability of its information technology systems and mitigate the harm of any unplanned interruptions, Sirius XM cannot anticipate all eventualities and unplanned outages and technical difficulties are occasionally experienced. In addition, Sirius XM relies on internal systems and external systems maintained by manufacturers, distributors and service providers to take, fulfill and handle customer service requests and host certain online activities. Any interruption or failure of Sirius XM's internal or external systems could prevent Sirius XM from serving customers or cause data to be unintentionally disclosed.

        Our businesses and investments attributed to the SiriusXM Group, the Braves Group and the Media Group are subject to risks of adverse government regulation.    The businesses and investments attributed to the SiriusXM Group, the Braves Group and the Media Group are subject to varying degrees of regulation and legislation, which are subject to the political process. Sirius XM holds various FCC licenses and authorizations to operate commercial satellite radio services in the United States, which are generally granted for a fixed term, and although Sirius XM expects that such licenses and authorizations will be renewed in the ordinary course upon their expiration, there can be no assurance that this will be the case. Non-compliance by Sirius XM with the FCC's requirements or other conditions or with other applicable FCC rules and regulations could result in fines, additional license conditions, license revocation or other detrimental FCC actions. Sirius XM also relies on the FCC to assist it in preventing harmful interference to its service. The development of new applications and services in spectrum adjacent to the frequencies licensed to Sirius XM for satellite radio and ancillary services, as well as the possible distortion caused by the combination of signals in other frequencies, could cause harmful interference to its satellite radio service. Certain operations or combination of operations permitted by the FCC in spectrum, other than Sirius XM's licensed frequencies, could result in distortion to its service and the reception of its satellite radio service could be adversely affected in certain areas.

        In addition, certain of our businesses, including Sirius XM and Live Nation, are subject to various consumer protection laws, rules and regulations, which are extensive and have developed rapidly, particularly at the state level, and, in certain jurisdictions, can cover nearly all aspects of their marketing efforts, including the content of advertising, the terms of consumer offers and the manner in which existing and prospective subscribers or customers are communicated with. Sirius XM is currently subject to certain claims under the Telephone Consumer Protection Act relating to telephone calls its vendors make to subscribers and trial subscribers, including calls to consumers' mobile phones, which are described in "Legal Proceedings" in Annex A. Material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that the businesses and assets of our subsidiaries and business affiliates attributed to our groups will not become subject to increased expenses or more stringent restrictions as a result of any future legislation, new regulation or deregulation.

        The success of businesses attributed to one or more of our groups, such as Sirius XM and Live Nation, in part, depends on audience acceptance of their programs and services, which is difficult to predict.    Entertainment content production, satellite radio services and live entertainment events are inherently risky businesses because the revenue derived from these businesses depends primarily upon the public's acceptance of these programs and services, which is difficult to predict. The commercial success of a satellite radio program or live entertainment production depends upon the quality and acceptance of competing programs, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, many of which are difficult to predict. In the case of ad-supported programming and satellite radio service, audience size is an important factor when advertising rates are negotiated. Audience size is also an important factor when determining ticket pricing for live entertainment productions. Consequently, low public acceptance of the programs and services offered by companies such as Sirius XM and Live Nation could hurt the ability of these companies to maintain rates charged to customers, subscribers and, as applicable, advertisers, which would adversely impact revenue, operating income and net income attributed to the groups to which these companies are attributed.

        Certain of our businesses depend on the performance of, and their relationships, with various third parties and any adverse changes in these relationships could adversely affect our results of operation and those attributed to any of our groups.    An important component of the success of our businesses, including in particular our consolidated subsidiary Sirius XM, is the ability to maintain existing, as well as build new, relationships with third parties, such as:

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  manufacturers that build and distribute satellite radios;

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  companies that manufacture and sell integrated circuits for satellite radios;

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  programming providers;

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  talent, agents and managers;

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  venue operators;

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  operators of call centers;

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  retailers that market and sell satellite radios and promote subscriptions to our services; and

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  vendors that have designed or built and vendors that support or operate other important elements of our systems.

        If one or more of these third parties do not perform in a satisfactory or timely manner, our businesses could be adversely affected. In addition, a number of third parties on which these businesses depend have experienced, and may in the future experience, financial difficulties or file for bankruptcy protection. Such third parties may not be able to perform their obligations in a timely manner, if at all, as a result of their financial condition or may be relieved of their obligations to us as part of seeking bankruptcy protection. In addition, Sirius XM, in particular, designs, establishes specifications for and manages various aspects of the logistics of the production of satellite radios. As a result of these activities, Sirius XM may be exposed to liabilities associated with the design, manufacture and distribution of radios that the providers of an entertainment service would not customarily be subject to, such as liabilities for design defects, patent infringement and compliance with applicable laws, as well as the costs of returned product.

        Our businesses may be impaired by third-party intellectual property rights.    Development of our business systems used by our subsidiaries and business affiliates has depended upon the intellectual property developed by them, as well as intellectual property licensed from third parties. If the intellectual property developed or used by them is not adequately protected, others will be permitted to, and may duplicate portions, of these systems or services without liability. In addition, others may challenge, invalidate, render unenforceable or circumvent the intellectual property rights, patents or existing licenses of these businesses or they may face significant legal costs in connection with defending and enforcing those intellectual property rights. Some of the know-how and technology so developed, and to be developed, is not now, nor will it be, covered by U.S. patents or trade secret protections. Trade secret protection and contractual agreements may not provide adequate protection if there is any unauthorized use or disclosure. The loss of necessary technologies could require our subsidiaries and business affiliates to substitute technologies of lower quality performance standards, at greater cost or on a delayed basis, which could harm their business.

        Other parties may have patents or pending patent applications, which will later mature into patents or inventions that may block the ability of our subsidiaries and business affiliates to operate their systems or license technologies. They may have to resort to litigation to enforce rights under license agreements or to determine the scope and validity of other parties' proprietary rights in the subject matter of those licenses. This may be expensive and they may not succeed in any such litigation.

        Third parties may assert claims or bring suit against for patent, trademark or copyright infringement, or for other infringement or misappropriation of intellectual property rights. Any such litigation could result in substantial cost, and diversion of effort and adverse findings in any proceeding could subject businesses attributed to one or more of our groups to significant liabilities to third parties; require them to seek licenses from third parties; block their ability to operate their systems or license their technology; or otherwise adversely affect their ability to successfully develop and market their products and services.

        The ability of Sirius XM to attract and retain subscribers at a profitable level in the future is uncertain.    Sirius XM's ability to retain subscribers, or increase the number of subscribers to its service, in any given period is subject to many factors, including the price of Sirius XM's service, the health of the economy, the production and sale or lease of new vehicles in the United States, the rate at which existing self-pay customers buy and sell new and used vehicles in the United States, including the extent to which existing self-pay subscribers buy and sell new and used vehicles which include an unpaid trial, Sirius XM's ability to convince owners and lessees of new and previously owned vehicles that include satellite radios to purchase subscriptions to its service, the effectiveness of its marketing programs, the entertainment value of its programming, and actions by its competitors, such as terrestrial and Internet radio and other audio entertainment and information providers. As part of Sirius XM's business, Sirius XM experiences, and expects to experience in the future, subscriber turnover, also known as churn. Some elements of Sirius XM's business strategy may result in churn increasing. For example, its efforts to increase the penetration of satellite radios in new, lower priced vehicle lines may result in the growth of economy-minded subscribers; its work to acquire subscribers purchasing or leasing pre-owned vehicles may attract subscribers of more limited economic means; and its product and marketing efforts may attract more price sensitive subscribers. If Sirius XM is unable to retain current subscribers at expected rates, or the costs of retaining subscribers are higher than expected, its financial performance and operating results could be adversely affected. Sirius XM cannot predict how successful it will be at retaining customers who purchase or lease vehicles that include a promotional subscription to its satellite radio service. Sirius XM spends substantial amounts on advertising and marketing and in transactions with automakers, retailers and others to obtain and attract subscribers. Average monthly revenue per subscriber, or ARPU, is another key metric used by Sirius XM to analyze its business. Over the past several years, Sirius XM has focused substantial attention and efforts on balancing ARPU and subscriber additions. Its ability to increase or maintain ARPU over time is uncertain and depends upon various factors, including the value customers perceive in Sirius XM's service, Sirius XM's ability to add and retain compelling programming, the increasing competition Sirius XM experiences from terrestrial radio and other audio entertainment and information providers, and pricing and other offers Sirius XM may make to attract new subscribers and retain existing subscribers. If Sirius XM is unable to consistently attract new subscribers, and retain its current subscribers, at a sufficient level of revenues to be profitable, the value of its common stock could decline, and without sufficient cash flow it may not be able to make the required payments on its indebtedness and could ultimately default on its commitments, which in turn would materially adversely impact the SiriusXM Group.

        The unfavorable outcome of pending or future litigation against Sirius XM could have a material adverse effect.    Sirius XM is a party to several legal proceedings arising out of various aspects of Sirius XM's business, including patent infringement suits, class action and individual lawsuits seeking compensation for its use of sound recordings fixed prior to February 15, 1972 and purported class actions seeking damages for purported violations of the Telephone Consumer Protection Act. Sirius XM is defending all claims against itself. The outcome of these proceedings may not be favorable, and an unfavorable outcome may have a material adverse effect on Sirius XM's business or financial results, which in turn would materially adversely impact the SiriusXM Group.

        Our businesses attributed to the SiriusXM Group and the Media Group, such as Sirius XM and Live Nation, may not realize the benefits of acquisitions or other strategic initiatives.    Our business strategy and that of our subsidiaries and business affiliates, including Sirius XM and Live Nation, may include selective acquisitions or other strategic initiatives focused on business expansion. The success of any acquisitions depends on effective integration of acquired businesses and assets into the acquirer's operations, which is subject to risks and uncertainties, including realization of any anticipated synergies and cost savings, the ability to retain and attract personnel, the diversion of management's attention from other business concerns, and undisclosed or potential legal liabilities of acquired businesses or assets.

        Weak economic conditions may reduce consumer demand for products and services offered by the subsidiaries and business affiliates attributed to our groups.    A weak economy in the United States could adversely affect demand for our products and services. A substantial portion of our revenue is derived from discretionary spending by individuals, which typically falls during times of economic instability. A reduction in discretionary spending could adversely affect revenue through potential downgrades by satellite radio subscribers, affecting Sirius XM and the SiriusXM Group, reduced live-entertainment expenditures, affecting Braves Holdings and the Braves Group, and Live Nation affecting the Media Group. A slowdown in auto sales (which is an important source of satellite radio subscribers) could adversely affect revenue of Sirius XM and revenue attributed to the SiriusXM Group. Accordingly, the ability of the subsidiaries and business affiliates that are attributed to our groups to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments remain weak or decline further. We currently are unable to predict the extent of any of these potential adverse effects.

        The business of Sirius XM depends in large part upon the auto industry.    A substantial portion of Sirius XM's subscription growth has come from purchasers and lessees of new and previously owned automobiles in the United States. The sale and lease of vehicles with satellite radios is an important source of subscribers for its satellite radio service. Sirius XM has agreements with every major automaker to include satellite radios in new vehicles, although these agreements do not require automakers to install specific or minimum quantities of radios in any given period. Automotive production and sales are dependent on many factors, including the availability of consumer credit, general economic conditions, consumer confidence and fuel costs. To the extent vehicles sales by automakers decline or the penetration of factory-installed satellite radios in those vehicles is reduced, subscriber growth for Sirius XM's satellite radio services may be adversely impacted. Sales of previously owned vehicles represent a significant source of new subscribers for Sirius XM. Sirius XM has agreements with various auto dealers and certain companies operating in the used vehicle market to provide it with data on sales of previously owned satellite radio enabled vehicles. The continuing availability of this information is important to Sirius XM's future growth.

        The indebtedness of our subsidiary, Sirius XM, could adversely affect its operations and could limit its ability to react to changes in the economy or its industry.    Sirius XM has significant indebtedness. As of September 30, 2015, Sirius XM had outstanding an aggregate principal amount of approximately $5.4 billion of indebtedness, $290 million of which was outstanding under a $1.75 billion senior secured revolving credit facility with a syndicate of financial institutions which contains certain covenants. This debt level has important consequences. Carrying significant debt loads can increase a company's vulnerability to general adverse economic and industry conditions, require it to dedicate a portion of its cash flow from operations to payments on indebtedness, reduce the availability of cash flow to fund capital expenditures, marketing and other general corporate activities, limit its ability to borrow additional funds or make capital expenditures, limit its flexibility in planning for, or reacting to, changes in its business and its industry, and may place it at a competitive disadvantage compared to other competitors. In addition, the instruments governing such indebtedness, including Sirius XM's indebtedness, often contain covenants that, among other things, place certain limitations on the ability to incur more debt, exceed a specified leverage ratio, pay dividends, make distributions, make investments, repurchase stock, create liens, enter into transactions with affiliates, enter into sale lease-back transactions, merge or consolidate and transfer or sell assets. Failure to comply with such covenants could result in an event of default, which, if not cured or waived, could cause the borrower to seek the protection of the bankruptcy laws, discontinue operations or seek a purchaser for its business or assets.

        A substantial portion of our consolidated debt attributed to our groups is held above the operating subsidiary level, and we could be unable in the future to obtain cash in amounts sufficient to service that debt and our other financial obligations.    As of September 30, 2015, we had $1.25 billion principal amount of corporate-level debt outstanding, consisting of a $250 million margin loan obligation and $1 billion outstanding under our 1.375% Cash Convertible Senior Notes due 2023, which would be attributed to the SiriusXM Group and the Media Group, respectively. Our ability to meet our financial obligations will depend on our ability to access cash. Our primary sources of cash include our available cash balances, dividends and interest from our investments, monetization of our public investment portfolio and proceeds from asset sales. Further, our ability to receive dividends or payments or advances from our businesses depends on their individual operating results, any statutory, regulatory or contractual restrictions to which they may be or may become subject and the terms of their own indebtedness, including Sirius XM's senior notes and credit facility. The agreements governing such indebtedness restrict sales of assets and prohibit or limit the payment of dividends or the making of distributions, loans or advances to stockholders, non-wholly owned subsidiaries or our partners. We generally do not receive cash, in the form of dividends, loans, advances or otherwise, from Sirius XM or our business affiliates.

        Royalties for music rights, which are paid by Sirius XM, have increased and there can be no assurance that they will not continue to increase, and the market for music rights is changing and is subject to significant uncertainties.    Sirius XM must maintain music programming royalty arrangements with, and pay license fees to the American Society of Composers, Authors and Publishers (ASCAP), Broadcast Music, Inc. (BMI) and SESAC, Inc. (SESAC). These organizations negotiate with copyright users, collect royalties and distribute them to songwriters and music publishers. Sirius XM has agreements with ASCAP, BMI and SESAC through 2016. There can be no assurance that the royalties Sirius XM pays to ASCAP, SESAC, BMI and other songwriters and music publishers will not increase upon expiration of these arrangements. The market for acquiring rights from songwriters and music publishers is changing. BMI and ASCAP are subject to consent decrees with the United States. The United States Department of Justice is reviewing these consent decrees and may agree to changes to those arrangements. In addition, certain songwriters and music publishers have purportedly withdrawn from two of the traditional performing rights organizations, ASCAP and BMI, and third parties have contacted Sirius XM regarding the need to separately license works. The change to, and fragmentation of, the traditional market for licensing musical works could increase Sirius XM's licensing costs and/or cause it in certain cases to reduce the number of works performed. Under the Digital Performance Right in Sound Recordings Act of 1995 and the Digital Millennium Copyright Act of 1998, Sirius XM also must pay royalties to copyright owners of sound recordings fixed after February 15, 1972. Those royalty rates may by established through negotiation or, if negotiation is unsuccessful, by the Copyright Royalty Board (CRB). Owners of copyrights in sound recordings have created SoundExchange, a collective organization to collect and distribute royalties. SoundExchange is exempt by statute from certain U.S. antitrust laws and exercises significant market power in the licensing of sound recordings. Under the terms of the CRB's decision governing sound recording royalties for the five-year period ending on December 31, 2017, Sirius XM will pay a royalty based on gross revenues, subject to certain exclusions, of 10.0% for 2015, 10.5% for 2016, and 11% for 2017. The right to perform certain copyrighted sound recordings that were fixed before February 15, 1972, is governed by state common law principles and, in certain instances, may be subject to state statutes. Sirius XM is a defendant in litigation in three states regarding the alleged distribution, duplication and performance of certain copyrighted sound recordings that were fixed before February 15, 1972. If courts ultimately hold that a performance right exists under state copyright laws, Sirius XM may be required to pay additional royalties to perform copyrighted sound recordings that were fixed before February 15, 1972, or remove those works from its service. For additional information about these matters, see Annex A.

        Our subsidiary, Sirius XM, and our other businesses face substantial competition, which may increase over time.    Sirius XM faces substantial competition from other providers of music and talk radio and other audio services and its ability to retain and attract customers is based on its successful programming. Sirius XM's subscribers can obtain similar content through terrestrial radio or Internet radio services, and a number of automakers and aftermarket manufacturers have introduced factory-installed radios capable of accessing internet-delivered auto entertainment and connecting to Internet-delivered content on smartphones. Such competition could lower subscription, advertising or other revenue or increase expenses related to marketing, promotion or other expenses, which would lower Sirius XM's earnings and free cash flow, which in turn would adversely impact the SiriusXM Group. For additional information regarding the competitive factors faced by our businesses, see Annex A.

        The success of Sirius XM and Live Nation, in part, depends on the integrity of their systems and infrastructures and the protection of consumer data.    The businesses attributed to the SiriusXM Group and the Media Group, including, for example, Sirius XM and Live Nation, involve the receipt and storage of personal information about consumers. While the receipt and storage of such information is subject to regulation by international, federal and state law, and although Sirius XM and Live Nation may take steps to protect personal information, these companies could experience a data security breach, which could result in a disruption of operations and potential violations of applicable privacy laws and other laws or standards which could result in government enforcement actions and private litigation and/or the loss of consumer trust.

        We do not have the right to manage our business affiliate, Live Nation, which means we are not able to cause it to operate in a manner that is favorable to us.    We do not have the right to manage the businesses or affairs of our business affiliate Live Nation, which is to be attributed to the Media Group. Rather, our rights take the form of representation on the board of directors and board committees. Although our board representation rights may enable us to exercise influence over the management or policies of Live Nation, they will not enable us to cause Live Nation to take any actions we believe are favorable to us (such as paying dividends or distributions).

        Our equity method investment in Live Nation may have a material impact on net earnings of Liberty Media and the Media Group.    We have a significant investment in Live Nation, which will be attributed to the Media Group and which we account for under the equity method of accounting. Under the equity method, we report our proportionate share of the net earnings or losses of our equity affiliates in our statement of operations under "share of earnings (losses) of affiliates," which contributes to our earnings (loss) from continuing operations before income taxes. If the earnings or losses of Live Nation are material in any year, those earnings or losses may have a material effect on our net earnings and those attributed to the Media Group. Notwithstanding the impact on our net earnings and those attributed to the Media Group, we do not have the ability to cause Live Nation to pay dividends or make other payments or advances to its stockholders, including us. In addition, our investment in Live Nation is in publicly traded securities, which is not reflected at fair value on our balance sheet and subject to market risk that is not directly reflected in our statement of operations.

        The liquidity and value of our minority public and private investments may be affected by market conditions beyond our control that could cause us to record losses for declines in their market value.    Included among our assets are equity interests in one or more publicly-traded companies that are not consolidated subsidiaries or equity affiliates, such as Time Warner Inc. and Viacom Inc., which are attributed to the Media Group. As of September 30, 2015, the market value of these investments totaled $533 million. The value of these interests may be affected by economic and market conditions that are beyond our control and changes in the value of these investments may affect our financial results. In addition, our ability to liquidate these interests without adversely affecting their aggregate value may be limited.

        No assurance can be made that we will be successful in integrating any acquired businesses.    Our businesses attributed to the SiriusXM Group, the Braves Group and the Media Group may grow through acquisitions in selected markets. Integration of new businesses may present significant challenges, including: realizing economies of scale; eliminating duplicative overhead; and integrating networks, financial systems and operational systems. No assurance can be made that, with respect to any acquisition, we will realize anticipated benefits or successfully integrate any acquired business with our existing operations. In addition, while we intend to implement appropriate controls and procedures as we integrate acquired companies, we may not be able to certify as to the effectiveness of these companies' disclosure controls and procedures or internal control over financial reporting (as required by U.S. federal securities laws and regulations) until we have fully integrated them.

        The financial success of the Braves Group will depend, in large part, on the Braves achieving on-field success.     The financial results of the Braves Group depend in large part on the ability of the Braves to achieve on-field success. The team's successes in the 1990s and early 2000s generated significant fan enthusiasm, resulting in sustained ticket, premium seating and concession and merchandise sales, and greater shares of local television and radio audiences during that period. Furthermore, during the 15 seasons between 1991 and 2005, success in the regular season permitted participation in MLB's postseason 14 times, which provided the franchise with additional revenue and income. While the Braves have made the MLB playoffs during two of the past four seasons, there can be no assurance that the team will perform well or qualify for postseason play during the next season or any season thereafter. Poor on-field performance by the Braves is likely to adversely affect the financial performance of the Braves Group.

        The success of the Braves will depend largely on their ability to develop, obtain and retain talented players.    The success of the Braves depends, in large part, on the ability to develop, obtain and retain talented players. The Braves compete with other MLB baseball teams and teams in other countries for available professional players and top player prospects. There can be no assurance that the Braves will be able to retain players upon expiration of their contracts or identify and obtain or develop new players of adequate talent to replace players who retire or are injured, traded, released or lost to free agency. Even if the Braves are able to retain or obtain players who have had successful amateur or professional careers, or develop talented players through the Braves' minor league affiliates or otherwise, there can be no assurance that such players will perform successfully for the Braves.

        The risk of injuries to key or popular players creates uncertainty and could negatively impact financial results.    A significant portion of the financial results of the Braves Group will be dependent upon the on-field success of the Braves and injuries to players pose risk. An injury sustained by a key player, or an injury occurring at a key point in the season, could negatively impact the team's performance and decrease the likelihood of postseason play. An injury sustained by a popular player could negatively impact fan enthusiasm, which could negatively impact ticket sales, and other sources of revenue. Furthermore, after the start of each season, all MLB players under contract are generally entitled to all of their contract salary for the season, even after sustaining an injury. Having to compensate a player who is unable to perform for a substantial period of the season, as well as the replacement for the injured player, could create a significant financial burden for the Braves. The Braves have obtained disability insurance for their players signed to multiyear contracts to partially mitigate these risks, but there can be no assurance that such insurance will compensate for all or substantially all of the costs associated with player injuries and such insurance would not serve to mitigate any potential negative impact on the team's performance and revenues.

        Focus on team performance, and decisions by MLB, may negatively impact financial results in the short-term.    Management of Braves Holdings focuses on making operational and business decisions that enhance the on-field performance of the Braves and this may sometimes require implementing strategies and making investments that may negatively impact short-term revenues for the sake of immediate on-field success. For example, in order to improve the short-term performance of the team, management may decide to make trades for highly compensated players and sign free agents or current players to high value contracts, which could significantly increase operating expenses for a given year, and which could adversely impact the trading price of the Liberty Braves common stock. Alternatively, management may decide to focus on longer-term success by investing more heavily in the recruiting and development of younger and less expensive talent, which may negatively affect the team's current on-field success and in turn could have a negative impact on ticket sales and other sources of revenues. Braves Holdings must also comply with the rules and decisions of the BOC, which has significant authority over MLB teams and must act in the best interests of MLB as a whole. Such rules and decisions may be inconsistent with strategies adopted by management and may have a negative effect on the near-term value of the Braves Group.

        The organizational structure of MLB and its rules and regulations impose substantial restrictions on the operations of Braves Holdings and its subsidiaries.    As a condition to maintaining its MLB franchise, each MLB club must comply with the rules and regulations adopted by MLB, as well as a series of other agreements and arrangements that govern the operation and management of an MLB club (collectively, the MLB Rules and Regulations). For example, each MLB club is subject to the Major League Constitution, the Major League Rules and the Collective Bargaining Agreement (the CBA). In addition, each club is required to appoint one "Control Person" who is acceptable to MLB and the other clubs and who has significant authority over club operations and the club's interaction with MLB. Pursuant to the MLB Rules and Regulations, an MLB club must comply with, among other things, limitations on the amount of debt it can incur, revenue sharing arrangements with the other MLB clubs, commercial arrangements with regard to the national broadcasting of its games and other programming and commercial arrangements relating to the use of its intellectual property. For example, the Braves currently project to be out of compliance in 2015 with the rule governing the amount of debt that is permitted to be issued by an MLB club. While the Braves project compliance for 2016, if compliance is not achieved the Braves would be subject to certain remedial measures, including the repayment of outstanding indebtedness. Similarly, the vote of 75% of the MLB clubs is required for the approval of the sale of any MLB club or relocation of a franchise to another city.

        Braves Holdings will be required to abide by any changes to the MLB Rules and Regulations and the adoption of any new MLB Rules and Regulations, irrespective of whether such changes or new arrangements negatively impact the Braves Group, proportionately or disproportionately, as compared with the other MLB clubs. Further, the Commissioner of Baseball (the Commissioner) interprets the MLB Rules and Regulations, and Braves Holdings has agreed to submit any and all disputes related to the MLB Rules and Regulations, or disputes involving another MLB club, to the Commissioner as sole arbitrator. The decisions of the Commissioner are binding and not appealable, and therefore Braves Holdings may not resort to the courts or any other means to enforce its rights or contest the application of the MLB Rules and Regulations. No assurance can be given that any changes to the MLB Rules and Regulations, adoption of new MLB Rules and Regulations or decisions made by the Commissioner will not adversely affect the Braves Group and its financial results and have a negative impact upon the value of the Liberty Braves common stock.

        The current CBA will expire on December 1, 2016, and impending labor negotiations may create uncertainty for the Braves.    Labor relations between MLB clubs and their players have, in the past, been contentious, with strikes and lockouts occurring in each of the 1970s, 1980s, and early 1990s negatively impacting the financial performance of MLB clubs, including the Braves. For more than two decades, the BOC and the Major League Baseball Players Association (the Players Association), have successfully negotiated successive CBAs, which have prevented significant disruptions to operations while, at the same time, being conducive to the continued growth in the value of MLB franchises generally. The CBA currently in effect is set to expire on December 1, 2016. Protracted or contentious negotiations between MLB and the Players Association, or failure by the parties to reach satisfactory agreement on a new CBA, could detrimentally impact the Braves Group's financial results. Moreover, as a new CBA has yet to be negotiated, the terms and conditions of the new CBA remain uncertain. Among other things, the CBA sets the minimum salary for all MLB players and establishes the rules and procedures regarding the signing of free agent players. Any increase in the minimum salary or changes in free agency processes would likely raise expenses for the Braves Group, which may adversely affect the Braves Group's financial performance.

        The possibility of MLB expansion could create increased competition.    The most recent MLB expansion occurred in 1998. MLB continues to evaluate opportunities to expand into new markets across North America. Because revenues from national broadcasting and licensing agreements are divided equally among all MLB clubs, any such expansion could dilute the revenue realized by the Braves Group from such agreements and increase competition for talented players among MLB clubs. Any expansion in the Southeast region of the United States, in particular, could also draw fan, consumer and viewership interest away from the Braves.

        Viewership, and interest in baseball generally, may fluctuate due to factors outside of our control.    Viewership of professional baseball has increased significantly in recent years. However, MLB has gone through periods of decreased popularity in the past, and any future decline in television ratings or attendance for MLB as a whole could have an adverse effect on the Braves Group's financial results. As sporting and entertainment trends change, fans may be drawn to other spectator sports and entertainment options, in spite of on-field success by the Braves.

        Broadcasting rights, both national and local, present an important source of revenue for Braves Holdings, and decreases in this broadcasting revenue could have an adverse effect on Braves Group financial results.    Braves Holdings derives revenue directly from the sale of their local broadcasting rights through individually negotiated carriage agreements. The sale of their national broadcasting rights, together with those of all other MLB teams, is organized through Major League Baseball with all such revenue running through MLB's Central Fund and allocated consistent with the Governing Documents. Any decline in television ratings, popularity of the Atlanta Braves MLB team specifically, or even MLB as a whole, could adversely affect the revenue that can be derived from the sale of these broadcasting rights. In addition, from time to time, litigation may arise challenging the commercial terms on which this programming is distributed. For example, an antitrust suit was recently brought by a group of television subscribers in which a settlement was reached but which remains subject to court approval. This matter alleges antitrust violations relating to national and local telecast licensing practices, including the granting of certain exclusive rights, the maintaining of home television territories, the manner of granting rights relating to MLB's Extra Innings package, and others. It is not possible to estimate the chances of an unfavorable outcome or the extent of any potential damages. If the settlement is not approved and the plaintiff subscribers are successful in their action, revenue derived from the sale of MLB broadcasting rights may be adversely affected, which would reduce revenue for all MLB teams, including the Atlanta Braves MLB team, thereby adversely affecting the financial results of the Braves Group.

        Braves Holdings' need for capital to fund its operations, and to finance construction and development of the SunTrust Development Project, could negatively impact the Braves Group's financial condition.    Braves Holdings generally funds its operating activities through cash flow from operations. If cash flows become insufficient to cover capital needs, Braves Holdings may be required to take on additional indebtedness, but applicable MLB rules limit the aggregate amount of indebtedness that Braves Holdings may incur.

        Braves Holdings has, directly or indirectly through subsidiaries, already taken on a significant level of debt and increased expenses related to the development of the SunTrust Development Project. Ultimately, Braves Holdings will bear financial responsibility for a projected $280 million in stadium construction costs and $50 million in other ballpark-related costs and equipment, as well as financial responsibility for any cost over-runs. These initiatives have historically been funded from both cash reserves and utilization of a construction loan and two credit facilities with aggregate commitments of $520 million. As of September 30, 2015, Braves Holdings has utilized approximately $170 million under these credit arrangements. In addition, Braves Holdings-affiliated entities will be responsible for approximately $490 million of the development costs of a planned mixed-use development surrounding the stadium complex, which Braves Holdings intends to fund with a mix of approximately $200 million in equity and $290 million of new debt. These expenditures will increase the Braves Group's costs and indebtedness in the near term, which could have a negative impact on Braves Holdings' credit worthiness and the value of the Liberty Braves common stock.

        The financial performance of the Braves Group may be materially adversely affected if it does not experience the anticipated benefits of the SunTrust Development Project in the near term or at all.    The Braves Group is incurring a significant amount of capital expenditures and indebtedness in connection with the SunTrust Development Project, which includes construction and development of SunTrust Park and The Battery Atlanta, a new stadium and mixed use development, respectively. Although the Braves Group believes that the new stadium and mixed use development will result in a material increase in revenue over the short and long term, including as a result of increased game attendance and rental income from the mixed use development, no assurance can be given that attendance will increase as anticipated or that the potential benefits of the mixed-use development will be fully realized. Further, the Braves Group may incur unexpected costs associated with the disruption of its operations in connection with the move of its entire organization and fan base (including season ticket holders) out of Turner Field. To the extent that the anticipated benefits of the SunTrust Development Project do not materialize and the Braves Group does not experience the expected increase in revenue, the Braves Group's increased costs, including its new debt service obligations, could materially adversely affect the Braves Group's financial results, which is likely to suppress the value of the Liberty Braves common stock.

        Development activities, such as those associated with the SunTrust Development Project and The Battery Atlanta, are subject to significant risks.    Risks associated with real estate development projects, such as the SunTrust Development Project and The Battery Atlanta, relate to, among other items, adverse changes in national market conditions (which can result from political, regulatory, economic or other factors), changes in interest rates, competition for, and the financial condition of, tenants, the cyclical nature of property markets, adverse local market conditions, changes in the availability of debt financing, real estate tax rates and other operating expenses, zoning laws and other governmental rules and fiscal policies, energy prices, population trends, risks and operating problems arising out of the presence of certain construction materials, acts of God, uninsurable losses and other factors which are beyond the control of the developer and may make the underlying investments economically unattractive. In addition, development activities involve the risk that construction may not be completed within budget or on schedule because of cost overruns, work stoppages, shortages of building materials, the inability of contractors to perform their obligations under construction contracts, defects in plans and specifications or various other factors, including natural disasters. Any of these risks could result in substantial unanticipated delays or expenses associated with the SunTrust Development Project and The Battery Atlanta, which could have an adverse effect on the Braves Group's financial condition and suppress the value of the Liberty Braves common stock.

        The Braves Group has no operating history managing mixed use development projects.    Management of Braves Holdings has a long history as an operator of a professional baseball franchise, but has never before managed a mixed use development project similar to SunTrust Development Project. As with any expansion into a new business area, management of Braves Holdings may not initially have the expertise necessary to fully realize the projected benefits of the mixed use development. This lack of relevant experience, among other things, may result in the Braves Group being unable to achieve its goals for SunTrust Development Project or The Battery Atlanta. The return on the Braves Group's significant investment in the mixed use development cannot be predicted reliably and the ability of the Braves Group to realize expected financial results relating to its management of SunTrust Development Project or The Battery Atlanta is subject to significant uncertainties and contingencies and may change materially in response to one or more future events.

        Certain covenants included in the documents governing the indebtedness incurred in connection with the SunTrust Development Project impose limitations on the liquidity of the Braves Group.    The agreements governing the indebtedness incurred, directly or indirectly, by Braves Holdings, include certain covenants that limit the ability of Braves Holdings to sell or otherwise transfer control over certain assets or equity interests of affiliated entities. These covenants could limit the flexibility of Braves Holdings to react to changing or adverse market conditions, or developments relating to SunTrust Development Project, which could have an adverse effect on the financial condition of the Braves Group and could suppress the value of the Liberty Braves common stock.

        Our company has overlapping directors and management with Liberty Interactive Corporation ("Liberty Interactive"), Liberty Broadband and Liberty TripAdvisor Holdings, Inc. ("Liberty TripAdvisor"), which may lead to conflicting interests.    As a result of the separation of Liberty Interactive's Liberty Capital and Liberty Starz tracking stock groups from its Liberty Interactive tracking stock group in September 2011, the Broadband Spin-Off and Liberty Interactive' s spin-off of Liberty TripAdvisor in August 2014, most of the executive officers of Liberty Media also serve as executive officers of Liberty Interactive, Liberty Broadband and Liberty TripAdvisor and there are overlapping directors. None of these companies has any ownership interest in any of the others. Our executive officers and members of our company's board of directors have fiduciary duties to our stockholders. Likewise, any such persons who serve in similar capacities at Liberty Interactive, Liberty Broadband or Liberty TripAdvisor have fiduciary duties to that company's stockholders. For example, there may be the potential for a conflict of interest when our company, Liberty Interactive, Liberty Broadband or Liberty TripAdvisor pursues acquisitions and other business opportunities that may be suitable for each of them. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting more than one of the companies to which they owe fiduciary duties. Moreover, most of our company's directors and officers continue to own Liberty Interactive, Liberty Broadband and Liberty TripAdvisor stock and options to purchase stock in those companies. These ownership interests could create, or appear to create, potential conflicts of interest when the applicable individuals are faced with decisions that could have different implications for our company, Liberty Interactive, Liberty Broadband and/or Liberty TripAdvisor. Any potential conflict that qualifies as a "related party transaction" (as defined in Item 404 of Regulation S-K under the Securities Act) is subject to review by an independent committee of the applicable issuer's board of directors in accordance with its corporate governance guidelines. Each of Liberty Broadband and Liberty TripAdvisor has renounced its rights to certain business opportunities and each company's restated certificate of incorporation contains provisions deeming directors and officers not in breach of their fiduciary duties in certain cases for directing a corporate opportunity to another person or entity (including Liberty Interactive, Liberty Broadband and Liberty TripAdvisor) instead of such company. Any other potential conflicts that arise will be addressed on a case-by-case basis, keeping in mind the applicable fiduciary duties owed by the executive officers and directors of each issuer. From time to time, we may enter into transactions with Liberty Interactive, Liberty Broadband or Liberty TripAdvisor and/or their subsidiaries or other affiliates. There can be no assurance that the terms of any such transactions will be as favorable to our company, Liberty Interactive, Liberty Broadband, Liberty TripAdvisor or any of their respective subsidiaries or affiliates as would be the case where there is no overlapping officer or director.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this proxy statement/prospectus or in the documents incorporated by reference constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, products and marketing strategies; new service offerings; revenue growth and subscriber trends at Sirius XM; the recoverability of our goodwill and other long-lived assets; the performance of our equity affiliates; our projected sources and uses of cash; the commercial success of the SunTrust Development Project; our ability to satisfy the conditions to the reclassification and exchange; and the anticipated non-material impact of certain contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. In particular, statements in the "Summary," "Risk Factors," "The Reclassification and Exchange Proposals—Background and Reasons for the Transaction," "—The SiriusXM Group, the Braves Group and the Media Group," "Material U.S. Federal Income Tax Consequences," "Annex A: Description of Business," and "Annex B: Financial Information" contain forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

  •
  consumer demand for our products and services and our ability to adapt to changes in demand;

  •
  competitor responses to our products and services;

  •
  uncertainties inherent in the development and integration of new business lines and business strategies;

  •
  uncertainties associated with product and service development and market acceptance, including the development and provision of programming for satellite radio and telecommunications technologies;

  •
  our significant dependence upon automakers;

  •
  our ability to attract and retain subscribers at a profitable level in the future is uncertain;

  •
  our future financial performance, including availability, terms and deployment of capital;

  •
  our ability to successfully integrate and recognize anticipated efficiencies and benefits from the businesses we acquire;

  •
  the ability of suppliers and vendors to deliver products, equipment, software and services;

  •
  interruption or failure of our information technology and communication systems, including the failure of our satellites, could negatively impact our results and brand;

  •
  royalties for music rights have increased and may continue to do so in the future;

  •
  the outcome of any pending or threatened litigation;

  •
  availability of qualified personnel;

  •
  changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission and consumer protection laws, and adverse outcomes from regulatory proceedings;

  •
  changes in the nature of key strategic relationships with partners, vendors and joint ventures;

  •
  general economic and business conditions and industry trends including the current economic downturn;

  •
  consumer spending levels, including the availability and amount of individual consumer debt;

  •
  rapid technological changes;

  •
  impairments of third-party intellectual property rights;

  •
  our indebtedness could adversely affect the operations and could limit the ability of our subsidiaries to react to changes in the economy or our industry;

  •
  failure to protect the security of personal information about our customers, subjecting us to potentially costly government enforcement actions or private litigation and reputational damage;

  •
  capital spending for the acquisition and/or development of telecommunications networks and services;

  •
  the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate; and

  •
  threatened terrorist attacks, political unrest in international markets and ongoing military action around the world.

        These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this document (or, as to documents incorporated by reference, the date of such documents), and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in "Risk Factors" and other cautionary statements contained or incorporated in this document. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

 THE SPECIAL MEETING

Time, Place and Date

        The special meeting of our stockholders is to be held at 1:30 p.m., local time, on April 11, 2016, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112, telephone (720) 852-7700.

Purpose

        At the special meeting, holders of our existing Series A, Series B and Series C common stock will be asked to consider and vote on each of the Reclassification and Exchange Proposals, which are a group of related proposals to approve the adoption of the amendment and restatement of our certificate of incorporation, and holders of our Series A and Series B common stock will be asked to consider and vote on the Adjournment Proposal. The Reclassification and Exchange Proposals are described in greater detail under "The Reclassification and Exchange Proposals—General." Each of the Reclassification and Exchange Proposals is dependent on the others, and none of them will be implemented unless they are all approved at the special meeting. The approval of all four of the Reclassification and Exchange Proposals shall constitute the requisite approval of the adoption of our restated charter, attached as Annex C to this proxy statement/prospectus, as required under Delaware law.

Quorum

        In order to conduct the business of the special meeting, a quorum must be present. This means that at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date and entitled to vote at the special meeting must be represented at the special meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any Proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will not be treated as present for purposes of determining the presence of a quorum. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below. Applicable New York Stock Exchange and Nasdaq Stock Market LLC rules prohibit discretionary voting by brokers with respect to the Proposals, which may make it more difficult to establish a quorum at the special meeting. If a quorum is not present at the special meeting, the chairman of the meeting may adjourn it in accordance with the provisions of Liberty Media's bylaws for the purpose of soliciting additional proxies.

Who May Vote

        Holders of shares of our Series A, Series B and Series C common stock, as recorded in Liberty Media's stock register as of 5:00 p.m., New York City time, on February 22, 2016, the record date for the special meeting, may vote together at the special meeting or at any adjournment or postponement thereof as described in this proxy statement/prospectus.

Votes Required

        Each of the Reclassification and Exchange Proposals (the Tracking Stock Proposal, the Recapitalization Proposal, the Optional Conversion Proposal and the Group Disposition Proposal) requires (i) the affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of our Series A and Series B common stock outstanding on the record date and entitled to vote at the special meeting, voting together as a single class, and (ii) the affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of our Series A, Series B, and Series C common stock outstanding on the record date and entitled to vote at the special meeting, voting together as a single class. Each of the Reclassification and Exchange Proposals is dependent on the others, and none of them will be implemented unless they are all approved at the special meeting. The approval of all four of the Reclassification and Exchange Proposals shall constitute the requisite approval of the adoption of our restated charter, attached as Annex C to this proxy statement/prospectus, as required under Delaware law.

        The Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of our Series A and Series B common stock outstanding on the record date and entitled to vote that are present, in person or by proxy, at the special meeting, voting together as a single class. Only the holders of record of our Series A common stock and holders of record of our Series B common stock are entitled to vote at the special meeting on the Adjournment Proposal.

        As of the record date for the special meeting, Liberty Media's directors and executive officers beneficially owned 49.9% of the total voting power of the outstanding shares of our common stock. As of the record date, John C. Malone, our Chairman of the Board, beneficially owned 47.3% of the total voting power of the outstanding shares of Series A, Series B and Series C common stock and 47.7% of the total voting power of the outstanding shares of Series A and Series B common stock. Liberty Media has been informed that all of its executive officers and directors intend to vote "FOR" each of the Proposals.

Votes You Have

        At the special meeting, (i) holders of our Series A common stock will have one vote per share, (ii) holders of our Series B common stock will have ten votes per share, and (iii) the holders of our Series C common stock will have 1/100 of a vote per share with respect to the Proposals on which they are entitled to vote. Only shares owned as of the record date will be eligible to vote at the special meeting.

Shares Outstanding

        As of February 22, 2016, the record date for the special meeting, an aggregate of approximately 102,205,000 shares of our Series A common stock, 9,870,966 shares of our Series B common stock, and approximately 222,567,100 shares of our Series C common stock were issued and outstanding and entitled to vote at the special meeting.

Number of Holders

        There were, as of the record date for the special meeting, approximately 1,400, 90 and 1,400 record holders of our Series A common stock, our Series B common stock and our Series C common stock, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of our common stock as of the record date for the special meeting may vote in person at the special meeting. Alternatively, they may give a proxy by completing, signing, dating and returning the enclosed proxy card by mail, or by voting by telephone or through the Internet. Instructions for voting by telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote through the Internet, holders should have their proxy cards available so they can input the required information from the card, and log onto the Internet website address shown on the proxy card. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described below and received at or before the special meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting.

        If you submit a proxy but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" each of the Reclassification and Exchange Proposals and the Adjournment Proposal.

        If you submit a proxy in which you indicate that you abstain from voting, your shares will count as present for purposes of determining a quorum, but your proxy will have the same effect as a vote "AGAINST" each of the Proposals.

        If you do not submit a proxy or you do not vote in person at the special meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum. Your failure to vote will have no effect on determining whether the Adjournment Proposal is approved (if a quorum is present), as that vote is based on the voting power of the shares of our common stock present and entitled to vote at the special meeting. However, in the case of the Reclassification and Exchange Proposals, your shares will be counted as a vote "AGAINST" each of the Reclassification and Exchange Proposals, as that vote is based on the voting power of the shares of our common stock outstanding and entitled to vote at the special meeting.

Voting Procedures for Shares Held in Street Name

        General.    If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of our common stock or when granting or revoking a proxy.

        Effect of Broker Non-Votes.    Broker non-votes will not count as present and entitled to vote for purposes of determining a quorum. They will have no effect (if a quorum is present) on the Adjournment Proposal, as that vote is based on the voting power of the shares of our common stock present and entitled to vote at the special meeting. Broker non-votes will, however, have the same effect as a vote "AGAINST" each of the Reclassification and Exchange Proposals, as that vote is based on the voting power of the shares of our common stock outstanding and entitled to vote at the special meeting.

Revoking a Proxy

        You may change your vote by voting in person at the special meeting or, before the start of the special meeting, by delivering a signed proxy revocation or a new, signed proxy with a later date to Liberty Media Corporation, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940. Any proxy revocation or new proxy must be received before the start of the special meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by that method) not later than 2:00 a.m., New York City time, on April 11, 2016.

        Your attendance at the special meeting will not, by itself, revoke your proxy.

        If your shares are held in an account by a broker, bank or other nominee who you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Solicitation of Proxies

        The accompanying proxy for the special meeting is being solicited on behalf of our board. In addition to this document, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of any series of our common stock. All of such information is based on publicly available filings.

        The security ownership information is given as of November 30, 2015 and, in the case of percentage ownership information, is based upon (1) 102,096,296 shares of our Series A common stock (LMCA), (2) 9,870,966 shares of our Series B common stock (LMCB) and (3) 222,269,999 shares of our Series C common stock (LMCK), in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
John C. Malone	LMCA	1,202,487	(1)	1.2	47.7
c/o Liberty Media Corporation	LMCB	9,455,341	(1)	95.8
12300 Liberty Boulevard	LMCK	19,571,988	(1)	8.8
Englewood, CO 80112
BlackRock, Inc.	LMCA	6,637,621	(2)	6.5	3.3
55 East 52nd Street	LMCB	—		—
New York, NY 10022	LMCK	13,936,622	(2)	6.3
D. E. Shaw Kalon Portfolios, L.L.C.	LMCA	5,575,888	(3)	5.5	2.8
1166 Avenue of the Americas, 9th Floor	LMCB	—		—
New York, NY 10036	LMCK	7,978,606	(4)	3.6

(1)
Information with respect to shares of our common stock beneficially owned by Mr. Malone, our Chairman of the Board, is also set forth in "—Security Ownership of Management."

(2)
Based on Schedule 13G, dated January 12, 2015, filed by BlackRock, Inc. (BlackRock) which states BlackRock has sole voting power and sole dispositive power over 6,637,621 shares of our Series A common stock, and on Schedule 13G, dated January 12, 2015, filed by BlackRock which states BlackRock has sole voting power over 12,900,988 shares of our Series C common stock and sole dispositive power over 13,936,622 shares of our Series C common stock.

(3)
Based on Amendment No. 1 to Schedule 13G, dated August 6, 2015, filed by D. E. Shaw Kalon Portfolios, L.L.C. which states that (i) D. E. Shaw Kalon Portfolios, L.L.C., D. E. Shaw Heliant Manager, L.L.C. and D. E. Shaw Heliant Adviser, L.L.C. have shared voting and dispositive power over 5,250,000 shares of our Series A common stock, (ii) D. E. Shaw & Co., L.L.C. has shared voting and dispositive power over 5,375,926 shares of our Series A common stock and (iii) D. E. Shaw & Co., L.P. and David E. Shaw have shared voting power over 5,464,726 shares of our Series A common stock and shared dispositive power over 5,575,888 shares of our Series A common stock.

(4)
Based on Form 13F, dated November 16, 2015, filed by D. E. Shaw & Co., Inc., D. E. Shaw & Co., L.P., D. E. Shaw Investment Management, L.L.C., D. E. Shaw Heliant Advisor, L.L.C., D.E. Shaw Adviser II, L.L.C and D. E. Shaw Adviser, L.L.C. (collectively, Shaw) which states that with respect to 7,978,606 shares of LMCK, Shaw has shared investment power over 7,978,606 shares and sole voting power over 7,911,406 shares.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of our directors and named executive officers and by all of our directors and executive officers as a group of shares of (1) each outstanding series of our common stock (LMCA, LMCB and LMCK) and (2) the common stock, par value par value $0.001 per share (SIRI), of Sirius XM, in which we hold a majority interest. The security ownership information is given as of November 30, 2015, and, in the case of percentage ownership information, is based upon (1) 102,096,296 shares of LMCA, (2) 9,870,966 shares of LMCB and (3) 222,269,999 shares of LMCK, in each case, outstanding on that date. The security ownership information with respect to SIRI is given as of October 20, 2015, and, in the case of percentage ownership information, is based on 5,212,117,469 SIRI shares outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all LMCA and LMCB shares.

        Shares of restricted stock that have been granted pursuant to our incentive plans are included in the outstanding share numbers, for purposes of the table below and throughout this proxy statement/prospectus. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after November 30, 2015, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of LMCB, though convertible on a one-for-one basis into shares of LMCA, are reported as beneficial ownership of LMCB only, and not as beneficial ownership of LMCA. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty Media 401(k) Savings Plan as of November 30, 2015. The shares held by the trustee of the Liberty Media 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
John C. Malone	LMCA	1,202	(1)(2)(3)(4)	1.2	47.7
Chairman of the Board and	LMCB	9,455	(1)(2)(5)	95.8
Director	LMCK	19,571	(1)(2)(3)(4)(5)(6)	8.8
	SIRI	267	(3)	*	*
Gregory B. Maffei	LMCA	3,372	(7)(9)	3.3	1.7
President, Chief Executive	LMCB	—		—
Officer and Director	LMCK	6,813	(6)(7)(9)	3.1
	SIRI	534	(10)	*	*
Robert R. Bennett	LMCA	760	(8)(11)	*	*
Director	LMCB	—		—
	LMCK	1,523	(8)(11)	*
	SIRI	—		—	—

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Brian M. Deevy	LMCA	**	(12)	*	*
Director	LMCB	—		—
	LMCK	**	(12)	*
	SIRI	—		—	—
M. Ian G. Gilchrist	LMCA	2	(7)(8)	*	*
Director	LMCB	—		—
	LMCK	2	(8)	*
	SIRI	—		—	—
Evan D. Malone	LMCA	12	(7)(8)	*	*
Director	LMCB	—		—
	LMCK	26	(7)(8)	*
	SIRI	46	(10)	*	*
David E. Rapley	LMCA	4	(8)	*	*
Director	LMCB	—		—
	LMCK	11	(8)	*
	SIRI	—		—	—
Larry E. Romrell	LMCA	21	(7)(8)(13)	*	*
Director	LMCB	**	(13)	*
	LMCK	45	(8)	*
	SIRI	—		—	—
Andrea L. Wong	LMCA	4	(8)	*	*
Director	LMCB	—		—
	LMCK	11	(8)	*
	SIRI	—		—	—
Richard N. Baer	LMCA	73	(7)(8)	*	*
Chief Legal Officer	LMCB	—		—
	LMCK	146	(7)(8)	*
	SIRI	—		—	—
Albert E. Rosenthaler	LMCA	100	(7)(8)	*	*
Chief Tax Officer	LMCB	—		—
	LMCK	207	(6)(7)(8)	*
	SIRI	—		—	—
Christopher W. Shean	LMCA	167	(7)(8)	*	*
Chief Financial Officer	LMCB	—		—
	LMCK	349	(6)(7)(8)	*
	SIRI	—		—	—
All directors and executive officers as a group (12 persons)	LMCA	5,716	(1)(2)(3)(4)(7)(8)(9)(11)(12)(13)	5.6	49.9
	LMCB	9,456	(1)(2)(5)(13)	95.8
	LMCK	28,705	(1)(2)(3)(4)(5)(6)(7)(8)(9)(11)(12)	12.9
	SIRI	847	(3)(10)	*	*

*
Less than one percent

**
Less than 1,000 shares

(1)
Includes 101,778 LMCA shares, 230,564 LMCB shares and 664,684 LMCK shares held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes 34,759 shares of LMCA and 108,687 shares of LMCB held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.

(3)
Includes 612,907 shares of LMCA, 3,300,000 shares of LMCK and 267,141 shares of SIRI pledged to Fidelity Brokerage Services, LLC (Fidelity); 1,000,000 shares of LMCK pledged to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch) and 7,500,000 shares of LMCK pledged to Bank of America (BoA) in connection with margin loan facilities extended by Fidelity, Merrill Lynch and BoA.

(4)
Includes 250,000 shares of LMCA and 440,000 shares of LMCK held by The Malone Family Land Preservation Foundation and 203,043 shares of LMCA and 161,536 shares of LMCK held by The Malone Family Foundation, as to which shares Mr. Malone has disclaimed beneficial ownership.

(5)
Includes 490,597 shares of LMCB and 981,194 shares of LMCK held by a trust with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust.

(6)
Includes shares held in the Liberty Media 401(k) Savings Plan as follows:

LMCK
John C. Malone	354
Gregory B. Maffei	36,425
Albert E. Rosenthaler	6,664
Christopher W. Shean	13,144

Total	56,587

(7)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after November 30, 2015.

	LMCA	LMCK
M. Ian G. Gilchrist	851	–
Gregory B. Maffei	1,598,883	3,230,873
Evan D. Malone	2,688	5,432
Larry E. Romrell	2,688	5,432
Richard N. Baer	53,176	107,428
Albert E. Rosenthaler	33,163	67,012
Christopher W. Shean	100,833	203,754

Total	1,792,282	3,619,931

(8)
Includes restricted shares, none of which has vested, as follows:

	LMCA	LMCK
Robert R. Bennett	595	3,815
M. Ian G. Gilchrist	595	1,190
Evan D. Malone	595	3,815
David E. Rapley	595	3,815
Larry E. Romrell	595	3,815
Andrea L. Wong	595	3,815
Richard N. Baer	19,372	38,744
Albert E. Rosenthaler	19,091	38,182
Christopher W. Shean	19,091	38,182

Total	61,124	135,373

(9)
Includes 59,032 shares of LMCA and 118,065 shares of LMCK held by the Maffei Foundation, as to which shares Mr. Maffei has disclaimed beneficial ownership.

(10)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after November 30, 2015.

SIRI
Gregory B. Maffei	527,564
Evan D. Malone	39,938

Total	567,502

(11)
Includes 21,585 LMCA shares and 43,170 LMCK shares owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife, Mrs. Deborah Bennett.

(12)
Represents 247 shares of LMCA and 494 shares of LMCK held by the WJD Foundation, over which Mr. Deevy has sole voting power.

(13)
Includes 17,436 shares of LMCA and 218 shares of LMCB pledged to Fidelity in connection with a margin loan facility extended by Fidelity to Mr. Romrell.

  Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

THE RECLASSIFICATION AND EXCHANGE PROPOSALS

General

        At the special meeting, stockholders will be asked to vote on the Reclassification and Exchange Proposals, which are a group of four related proposals to approve the adoption of the amendment and restatement of our certificate of incorporation, among other things, to reclassify and exchange our existing common stock by exchanging the shares of our existing common stock for newly issued shares of three new tracking stocks to be designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock, and to provide for the attribution of the businesses, assets and liabilities of our company among a new SiriusXM Group, a new Braves Group and a new Media Group. If all four of the Reclassification and Exchange Proposals are approved at the special meeting and the other conditions to the Transaction are satisfied (or, where permissible, waived), the Transaction would be accomplished by amending and restating our certificate of incorporation as described herein and filing the restated charter with the Secretary of State of the State of Delaware. The form of the restated charter is included in this proxy statement/prospectus as Annex C.

        Each of the four proposals is described below. While each proposal is related and therefore conditioned on approval of the other three proposals, we have "unbundled" them so that you may communicate your view to the board of directors as to each proposal being voted on. The approval of each of the Reclassification and Exchange Proposals is required to approve the adoption of the amendment and restatement of our certificate of incorporation, attached hereto as Annex C. The approval of all four of the Reclassification and Exchange Proposals shall constitute the requisite approval of the adoption of our amended and restated certificate of incorporation as required by Delaware law. Our board of directors has unanimously adopted resolutions approving and declaring advisable, and recommending that our stockholders approve the adoption of, the amendment and restatement of our certificate of incorporation.

        The Tracking Stock Proposal.    Under this proposal, you are being asked to approve the adoption of an amendment and restatement of our certificate of incorporation, among other things, to reclassify and exchange our existing common stock by exchanging the shares of our existing common stock for newly issued shares of three new tracking stocks, to be designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock, and to provide for the attribution of the businesses, assets and liabilities of our company among a new SiriusXM Group, a new Braves Group and a new Media Group, respectively, as described under "—The SiriusXM Group, the Braves Group and the Media Group" below. Our board of directors will be permitted to change this initial attribution at any time in accordance with the management and allocation policies as described below. Notwithstanding the attribution of our businesses, assets and liabilities among the three groups, our company would retain legal title to all of our assets. The Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock would each be divided into three series with different voting rights. See Article IV, Sections A.1. and A.2.(a) of Annex C.

        The Recapitalization Proposal.    Under this proposal, you are being asked to approve the adoption of an amendment and restatement of our certificate of incorporation that, in connection with the reclassification and exchange of our existing common stock, would among other things, reclassify and exchange each share of our existing Series A, Series B and Series C common stock issued and outstanding at the time the restated charter is filed with the Delaware Secretary of State by exchanging each such share for the following upon the cancellation thereof: (i) one newly issued share of the corresponding series of Liberty SiriusXM common stock; (ii) 0.1 of a newly issued share of the corresponding series of Liberty Braves common stock; and (iii) 0.25 of a newly issued share of the corresponding series of Liberty Media common stock.

        The Optional Conversion Proposal.    Under this proposal, you are being asked to approve the adoption of an amendment and restatement of our certificate of incorporation that, in connection with the reclassification and exchange of our existing common stock, would, among other things, provide our board of directors with discretion to convert shares of common stock intended to track the performance of any of the SiriusXM Group, the Braves Group or the Media Group into common stock intended to track the performance of one of such other groups. See paragraphs (b)(ii)-(vii) of Article IV, Section A.2. of Annex C.

        The Group Disposition Proposal.    Under this proposal, you are being asked to approve the adoption of an amendment and restatement of our certificate of incorporation that, in connection with the reclassification and exchange of our existing common stock, would, among other things, provide our board of directors with discretion to permit the sale of all or substantially all of the assets of a group without a vote of the holders of the stock of that group, if the net proceeds of such sale are distributed to holders of that stock by means of a dividend or redemption, that stock is converted into stock of another group or a combination of the foregoing is effected. See paragraphs (e)(ii), (f)(ii) and (g)(ii) of Article IV, Section A.2. of Annex C.

        Stockholders should note that after the reclassification and exchange contemplated by the Reclassification and Exchange Proposals, although the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock would be intended to reflect or "track" the businesses, assets and liabilities attributed to the related group, an investment in those stocks would represent an ownership interest in our company as a whole, and holders of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock would have no direct investment in the businesses, assets and liabilities attributed to the groups to which those stocks relate.

Conditions to the Reclassification

        The Transaction is subject to the following conditions:

  (1)
  the receipt of the Reclassification and Exchange Approval at the special meeting;

  (2)
  the receipt of the opinion of Baker Botts, in form and substance reasonably acceptable to Liberty Media, to the effect that under applicable U.S. federal income tax law, (i) the reclassification will be treated as a "reorganization," within the meaning of Section 368(a) of the Code, (ii) the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock issued in the reclassification will be treated as stock of our company for U.S. federal income tax purposes, (iii) no gain or loss will be recognized by us as a result of the reclassification, (iv) holders of our existing common stock will not recognize income, gain or loss as a result of the receipt of shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock in the reclassification (except with respect to the receipt of cash in lieu of fractional shares), and (v) the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock issued in the reclassification will not constitute "Section 306 stock," within the meaning of Section 306(c) of the Code;

  (3)
  the effectiveness under the Securities Act of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, relating to the reclassification and the offer and sale of the shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock resulting from the Transaction;

  (4)
  the effectiveness of the registration of each of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock under Section 12(b) of the Exchange Act;

  (5)
  the approval of Nasdaq for the listing of the Series A and Series C Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock; and

  (6)
  the receipt of any other regulatory or contractual approvals that our board determines to obtain.

        None of the conditions listed above, except the last one, may be waived by us. Our board reserves the right to waive the last condition listed above.

        In addition, in connection with our discussions with Major League Baseball regarding applicable approvals or requirements that will be needed to create the Liberty Braves common stock and, hence, complete the reclassification and exchange, we have agreed that: (i) our restated charter will provide that (a) employees of MLB and related entities may not own Liberty Braves common stock, (b) persons who are employed by or otherwise associated with an MLB Club other than the Atlanta Braves may not own 5% or more of the number of outstanding shares of Liberty Braves common stock, and (c) no person may own 10% or more of the number of outstanding shares of Liberty Braves common stock unless, in the case of this clause (c), such person is expressly approved by the BOC or qualifies as an exempt person (which is generally defined to include our Chairman John C. Malone, Chief Executive Officer Gregory B. Maffei, the Chairman of Braves Holdings, LLC Terence McGuirk and certain of their related persons), (ii) our restated charter will provide that the voting rights for each share of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will be fixed, and (iii) we will provide a full release and indemnification of the BOC and the other 29 MLB clubs with respect to any litigation arising out of or relating to the issuance or existence of the Liberty Braves common stock. For more information regarding these charter provisions, see "The Reclassification and Exchange Proposals—Other Provisions of the Restated Charter—Restrictions on Ownership; Transfer of Excess Shares to a Trust."

Treatment of Outstanding Equity Awards

        Options to purchase shares of our existing common stock and shares of our existing restricted stock have been granted to various directors, officers, employees and consultants of our company and certain of our subsidiaries pursuant to the Liberty Media Corporation 2013 Incentive Plan (Amended and Restated as of March 31, 2015) and various other stock incentive plans administered by the compensation committee of our board of directors. In the reclassification and exchange we intend to treat options, and restricted stock as set forth below.

        Option Awards.    As a result of the reclassification and exchange, a holder of an option award with respect to our existing common stock (such award, an original Liberty Media award) who is a director or a direct employee or consultant of Liberty Media will receive new corresponding awards with respect to shares of one or more of Liberty SiriusXM common stock (a SiriusXM Group award), Liberty Braves common stock (a Braves Group award) and Liberty Media common stock (a Media Group award) with appropriate adjustments being made to determine the number of shares and applicable exercise price subject to each such award after giving effect to the reclassification and exchange. These adjustments will be designed to preserve the value associated with the original Liberty Media award prior to the reclassification and exchange.

        Restricted Stock Awards.    In the reclassification and exchange, each holder of an outstanding existing restricted stock award will receive, for each share of restricted existing common stock held, (i) an award of one share of the same series of Liberty SiriusXM common stock as the shares of existing common stock to which such existing restricted stock award relates, (ii) an award of 0.1 of a share of the same series of Liberty Braves common stock as the shares of existing common stock to which such existing restricted stock award relates and (iii) an award of 0.25 of a share of the same series of Liberty Media common stock as the shares of our existing common stock to which such existing restricted stock award relates (with cash in lieu of any fractional share interests). Except as described above, all of the SiriusXM Group restricted stock awards, Braves Group restricted stock awards and Media Group restricted stock awards (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding existing restricted stock award.

Treatment of Fractional Shares

        You will not receive fractional shares in connection with the reclassification and exchange. Instead, the transfer agent will aggregate all fractional shares into whole shares and sell the whole shares at prevailing market prices on behalf of those holders who would have been entitled to receive a fractional share. The transfer agent will determine, in its sole discretion, when, how and through which broker-dealers such sales will be made without any influence by us. We anticipate that these sales will occur as soon as practicable after the reclassification and exchange is completed. Those holders will then receive a cash payment in the form of a check or wire transfer in an amount equal to their pro rata share of the total net proceeds of those sales. If you physically hold stock certificates or hold your stock through the transfer agent's Direct Registration System, your check for any cash that you may be entitled to receive instead of fractional shares of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock will be mailed to you separately.

        It is expected that all fractional shares held in street name will be aggregated and sold by brokers or other nominees according to their standard procedures. You should contact your broker or other nominee for additional details.

        Neither we nor the transfer agent will guarantee any minimum sale price for any fractional shares. No interest will be paid on any cash you receive in lieu of a fractional share. The receipt of cash in lieu of fractional shares will generally be taxable to the recipient stockholders. See "Material U.S. Federal Income Tax Consequences."

The SiriusXM Group, the Braves Group and the Media Group

        Our restated charter will authorize and designate three new tracking stocks: the Liberty SiriusXM common stock, intended to reflect the separate economic performance of the SiriusXM Group, the Liberty Braves common stock, intended to reflect the separate economic performance of the Braves Group and the Liberty Media common stock, intended to reflect the separate economic performance of the Media Group.

        In seeking to reclassify and exchange our existing common stock by exchanging the shares of our existing common stock for newly issued shares of new SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock, we intend to create a new tracking stock structure for our company that highlights the unique operations and financial aspects of our businesses and assets and provides greater investor choice.

        SiriusXM Group.    The Liberty SiriusXM common stock would be newly authorized and issued series of common stock of Liberty Media intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the SiriusXM Group, which would initially include: our approximate 60% interest in Sirius XM Holdings Inc.; a $250 million margin loan obligation incurred by our wholly owned special purpose subsidiary, which is secured primarily by shares of Sirius XM common stock; certain deferred tax liabilities; and $50 million in cash. The SiriusXM Group would be focused on the operations of Sirius XM, and our strategy for that group is to maximize the value of our investment in that company and the other assets attributed to the SiriusXM Group.

        Braves Group.    The Liberty Braves common stock would be newly authorized and issued series of common stock of Liberty Media intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the Braves Group, which would initially include: our wholly owned subsidiary Braves Holdings, which indirectly owns the Atlanta Braves Major League Baseball club and certain assets and liabilities associated with the SunTrust Development Project; all liabilities arising under a note from Braves Holdings to Liberty Media Corporation, with total capacity of up to $165 million of borrowings by Braves Holdings; and $61 million in cash. The Braves Group would be focused on Braves Holdings' operations, and our strategy for that group would be to maximize the value of Braves Holdings and the other assets attributed to the Braves Group.

        Media Group.    The Liberty Media common stock would be newly authorized and issued series of common stock of Liberty Media intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the Media Group, which would consist of the remainder of our businesses, assets and liabilities, including: our approximate 27% interest in Live Nation; our other public company minority investments, including Time Warner Inc. and Viacom Inc.; the Intergroup Note; an approximately 20% inter-group interest in the Braves Group; our interest in any recovery received in connection with the 2013 judgment against Vivendi Universal S.A.; and $50 million in cash. In addition, we would attribute to the Media Group our 1.375% Cash Convertible Senior Notes due 2023 in the principal amount of $1 billion and the Bond Hedge and Warrant Transactions executed concurrently with the issuance of such notes. The Media Group would be focused on the foregoing investments and interests, as well as any other assets attributed to the Media Group. Our strategy for this group is to maximize the value of those investments and interests as well as to make new, accretive investments that our management believes have attractive risk and return characteristics.

        A more complete description of the businesses and assets to be attributed to the SiriusXM Group, the Braves Group and the Media Group can be found in Annex A of this proxy statement/prospectus.

        Each group may include in the future other businesses, assets and liabilities that are complementary or related to the businesses attributed to that group as our board of directors may determine. In addition, we may acquire and attribute to any group other businesses, assets and liabilities which are consistent with the focus or strategy of that group or which have financial or other attributes that fit within a group. In cases where a business may fit into more than one group, our board will have discretion to determine to which group that business should be attributed. We expect that in making such a decision, the board will consider not only whether the business is principally related to those in a particular group but also which businesses in a particular group have the financing capability and managerial expertise to best capitalize on the opportunities presented by the acquisition. Our board may change the focus or strategy of any group, in its sole discretion, at any time. We expect that the board will do so if it is determined that such a change would be in the best interests of our company and all of our stockholders.

Background and Reasons for the Transaction

        Our management and board of directors periodically review the performance of our company to determine if changes to our capital structure would better maximize stockholder value, to evaluate and respond to strategic opportunities and to ensure the company operates in an efficient manner. Based on that review, our management and board have determined that our current capital structure does not provide investors with sufficient clarity as to all of our businesses and assets. We believe that this has resulted in our existing common stock trading at a discount to the aggregate value of our businesses and assets. Accordingly, our board has determined that effecting a change in our capital structure, by implementing a new tracking stock structure, would inure to the benefit of our stockholders and our company. Our board believes that the proposed tracking stock structure will provide us with greater operational and financial flexibility in executing our business strategies, by permitting our company to bring greater clarity to our businesses and assets thereby allowing the stock related to each group to move more in line with the fundamentals of the more focused businesses and assets attributed to that group. Implementing the new tracking stock structure may also allow our company to create more attractive acquisition currencies in acquiring related businesses, as sellers will have a greater opportunity to participate in any gains enjoyed by the acquired company and similar or complimentary businesses attributed to the same group through receipt of stock related to that group.

        Upon management's recommendation and after consultation with our financial and legal advisors, our board of directors determined that the Transaction is advisable and in the best interests of our company and our stockholders.

Positive Aspects of the Transaction

        In arriving at its determination and recommendation, our board of directors, with the assistance of its advisors, considered, among other things, the following:

  •
  Increased transparency for investors.  The creation of the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock and attribution of our businesses, assets and liabilities among the related groups will permit the market to review separate, attributed information about the more focused groups of businesses and assets, and associated liabilities, attributed to the SiriusXM Group, the Braves Group and the Media Group. The creation of these tracking stock groups will also improve visibility with respect to the businesses and investments our company owns, as some of our businesses and investments, specifically those to be attributed to the Braves Group and the Media Group, are overshadowed by our company's primary operating business, Sirius XM. The new tracking stock structure will provide increased focus and additional clarity with respect to all of our businesses and assets, thereby allowing our company to be viewed and valued as a media and entertainment business. Following the Transaction, the investment community will be able to better analyze the performance of Sirius XM, Braves Holdings and our remaining assets, as well as more accurately benchmark our businesses against comparable businesses in the media and entertainment industries. We believe this increased transparency will encourage greater market recognition of the value of all of our businesses and assets, reduce the discrepancy between our market capitalization and the fair market value of our businesses and enhance stockholder value.

  •
  Greater access to capital markets.  The implementation of the new tracking stock structure should increase investor awareness of the businesses and assets attributed to each of our groups, which will potentially provide a better alignment of investor bases and permit our investors to pursue distinct investment strategies. This will also permit our company to raise capital for the distinct needs and requirements of the SiriusXM Group, the Braves Group or the Media Group by offering equity that tracks the performance of the businesses and assets attributed to that group. In addition, by better reflecting the economic performance of more focused groups of businesses and assets, the new tracking stock structure should allow us to take greater advantage of periods when one or more of the Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock is valued more favorably than the others, thereby permitting us to raise capital on better terms for the associated group or groups than might otherwise be the case.

  •
  Facilitate strategic acquisitions and the creation of attractive acquisition currencies tailored to the businesses and investments of each group.  The implementation of the new tracking stock structure should facilitate strategic acquisitions by our company by creating a stronger, more focused acquisition currency. Sellers of businesses to be attributed to a particular group will have a greater opportunity to participate in any gains enjoyed by the acquired company and similar or complementary businesses attributed to the same group through receipt of that group's tracking stock.

  •
  Greater investor choice.  The reclassification and exchange of our existing common stock by exchanging the shares of our existing common stock for newly issued shares of three new tracking stocks will allow our stockholders and future investors greater choice, depending on their particular investment objectives, to own one or more of three separate securities intended to track and reflect the economic performance of the businesses and assets attributed to the SiriusXM Group, the Braves Group and/or the Media Group.

  •
  Advantages of doing business under common ownership.  In contrast to a spin off, the Transaction will allow us to retain the advantages of doing business as a single company, thereby allowing the businesses attributed to each group to capitalize on relationships with the businesses attributed to the other groups. As part of a single company, the businesses within each group will continue to take advantage of the strategic, financial and other benefits of shared managerial expertise, synergies relating to technology and purchasing arrangements, consolidated tax benefits, a consolidated credit rating and hence lower borrowing costs in some instances, and cost savings in corporate overhead and other expenses.

  •
  Tailored management and employee incentives.  The refinement of our businesses and assets into the SiriusXM Group, the Braves Group and the Media Group will enable us to more effectively tailor employee benefit plans and retention programs to provide incentives to our employees who provide services to the businesses attributed to each of those groups. In particular, it will allow us to issue stock-based compensation and other incentive awards to employees of the businesses within each group that are tied more directly to the performance of those businesses.

  •
  Preserves capital structure flexibility.  The terms of our restated charter will preserve the ability of our board of directors to unwind the tracking stock capitalization while retaining future restructuring flexibility by preserving our ability to undertake future asset segmentation and capital restructurings.

Potential Negative Aspects of the Reclassification and Exchange Proposals

        Our board of directors also evaluated the potential negative aspects of the Transaction, including the following:

  •
  Uncertainty of market valuation.  There can be no assurance as to the degree to which the market price of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock will reflect the separate economic performance of the businesses, assets and liabilities attributed to the SiriusXM Group, the Braves Group and the Media Group, respectively, or whether our market capitalization after the Transaction will exceed the market capitalization of our existing common stock.

  •
  Expansion of the board of directors' responsibilities.  Our restated charter can be expected to expand our board of directors' responsibilities due to the need for our board to review any matter involving the allocation of a business or corporate opportunity to the SiriusXM Group, the Braves Group or the Media Group, a potential conflict of interest between or among the holders of Liberty SiriusXM common stock, the Liberty Braves common stock and/or the Liberty Media common stock, or the movement of assets and creation of inter-group interests between or among the three groups.

  •
  Creation of potential diverging or conflicting interests.  Our restated charter may create additional, potentially diverging or conflicting interests among the holders of our tracking stocks due to the creation of the three tracking stocks, and complex issues may arise in resolving such conflicts that effectively require our board of directors to benefit one group more than the other groups.

  •
  Uncertainty of market reaction to tracking stock decisions.  The market values of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock could be affected by the market reaction to decisions by our board of directors and management that investors perceive as affecting differently one tracking stock compared to the others. These decisions could include decisions regarding business transactions among the groups or the allocation of assets, expenses, debt or other financial liabilities among the groups.

  •
  Potential adverse tax consequences.  The tax treatment of the reclassification and exchange is subject to some uncertainty, and the board considered the possibility that the IRS could successfully assert that the receipt of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock or all three in the Transaction is taxable to the holders of our existing common stock and/or to us. The board considered the fact that if the IRS were successful in such a claim, material adverse tax consequences could result to holders of our existing common stock and us.

        Our board of directors determined that the positive aspects of the Transaction outweighed the negative aspects and concluded that the Transaction is in the best interests of our company and our stockholders. In light of the number and variety of factors that our board of directors considered, our board of directors believes it is not practicable to assign relative weights to the factors discussed above, and accordingly, our board of directors did not do so.

Management and Allocation Policies

        In connection with the Transaction, we will implement management and allocation policies that are designed to assist us in managing and separately presenting the businesses and operations attributed to the SiriusXM Group, the Braves Group and the Media Group, and allocating among those three groups other items (such as debt, corporate overhead, taxes, corporate opportunities and other charges and obligations) in a manner we deem reasonable after taking into account all material factors.

        As a general principle, we expect that all material matters in which holders of our Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock may have divergent interests will continue to be generally resolved in a manner that is in the best interests of our company and all of our stockholders after giving fair consideration to the interests of the holders of each tracking stock, as well as such other or different factors considered relevant by our board of directors (or any committee of the board authorized for this purpose, including the executive committee of the board).

Policies Subject to Change Without Stockholder Approval

        We have set forth below the management and allocation policies as we expect them to be effective upon completion of the Transaction. We are not requesting stockholder approval of these policies.

        Our board of directors may, without stockholder approval, modify, change, rescind or create exceptions to these policies, or adopt additional policies. Such actions could have different effects upon holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock. Our board of directors will make any such decision in accordance with its good faith business judgment that such decision is in the best interests of our company and the best interests of all of our stockholders as a whole.

        Any such modifications, changes, rescissions, exceptions or additional policies will be binding and conclusive unless otherwise determined by the board. We will notify our stockholders of any material modification, change or exception made to these policies, any rescission of these policies or adoption of any material additions to these policies through the filing of a Current Report on Form 8-K within four business days thereafter. However, we will not notify our stockholders of any modification, change, exception, rescission or addition to these policies if we determine that it is not material to the holders of our Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock, on the one hand, or holders of one or more of our other tracking stocks, on the other hand, in each case with such holders taken together as a whole.

Attribution

        The Liberty SiriusXM common stock would be newly authorized and issued series of common stock of Liberty Media intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the SiriusXM Group, which would initially include: our approximate 60% interest in Sirius XM Holdings Inc.; a $250 million margin loan obligation incurred by our wholly owned special purpose subsidiary, which is secured primarily by shares of Sirius XM common stock; certain deferred tax liabilities; and $50 million in cash. The SiriusXM Group would be focused on the operations of Sirius XM, and our strategy for that group is to maximize the value of our investment in that company and the other assets attributed to the SiriusXM Group.

        The Liberty Braves common stock would be newly authorized and issued series of common stock of Liberty Media intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the Braves Group, which would initially include: our wholly owned subsidiary Braves Holdings, which indirectly owns the Atlanta Braves Major League Baseball club and certain assets and liabilities associated with the SunTrust Development Project; all liabilities arising under a note from Braves Holdings to Liberty Media Corporation, with total capacity of up to $165 million of borrowings by Braves Holdings relating to funds borrowed and used for investment in the SunTrust Development Project; and $61 million in cash. The Braves Group would be focused on Braves Holdings' operations, and our strategy for that group would be to maximize the value of Braves Holdings and the other assets attributed to the Braves Group.

        The Liberty Media common stock would be newly authorized and issued series of common stock of Liberty Media intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to the Media Group, which would consist of the remainder of our businesses, assets and liabilities, including: our approximate 27% interest in Live Nation; our other public company minority investments, including Time Warner Inc. and Viacom Inc.; the Intergroup Note; an approximately 20% inter-group interest in the Braves Group; our interest in any recovery received in connection with the 2013 judgment against Vivendi Universal S.A.; and $50 million in cash. In addition, we would attribute to the Media Group our 1.375% Cash Convertible Senior Notes due 2023 in the principal amount of $1 billion and the Bond Hedge and Warrant Transactions executed concurrently with the issuance of such notes. The Media Group would be focused on the foregoing investments and interests, as well as any other assets attributed to the Media Group. Our strategy for this group would be to maximize the value of those investments and interests as well as to make new, accretive investments that our management believes have attractive risk and return characteristics.

        The board currently contemplates that businesses, assets and liabilities acquired after the reclassification and exchange will be attributed to one of the three groups principally based upon how strongly they complement or relate to the focus or strategy of that group.

Fiduciary and Management Responsibilities

        Because the SiriusXM Group, the Braves Group and the Media Group will continue to be part of a single company, our directors and officers will have the same fiduciary duties to stockholders of our company as a whole (and not to the holders of any particular tracking stock). Under Delaware law, absent an abuse of discretion, a director or officer will be deemed to have satisfied his or her fiduciary duties to us and our stockholders if that person is independent and disinterested with respect to the action taken, is adequately informed with respect to the action taken, and acts in accordance with his or her good faith business judgment in our interests and the interests of all of our stockholders as a whole. Our board of directors and chief executive officer, in establishing and applying policies with regard to intra-company matters such as business transactions between or among our three groups and allocation of assets, liabilities, debt, corporate overhead, taxes, interest, corporate opportunities and other matters, will consider various factors and information which could benefit or cause relative detriment to the stockholders of the respective tracking stock and will seek to make determinations which are in our best interests and the best interests of our stockholders as a whole. If and when there are conflicting interests between the SiriusXM Group, the Braves Group and the Media Group, our directors will use good faith business judgment to resolve such conflicts.

Dividend Policy

        We have not paid cash dividends on our existing common stock and do not anticipate paying cash dividends on Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock for the foreseeable future following the Transaction. Our ability to pay dividends in respect of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock common stock is addressed in Article IV, Section A.2.(c) of Annex C.

Financing Activities

        General.    We will continue to manage most of our financial activities above the operating company level on a centralized basis. These activities include the investment of surplus cash, the issuance and repayment of short-term and long-term debt and the issuance and repurchase of any preferred stock.

        If we transfer cash or other property attributed to one group to either of the other groups, we will account for such transfer as a short-term loan unless our board of directors determines that a given transfer (or type of transfer) should be accounted for as a long-term loan, an inter-group interest, a reduction of an inter-group interest or a transfer in exchange for cash or other assets. See "—Inter-Group Loans" and "—Inter-Group Interests" below.

        Our board of directors will make these determinations, either in specific instances or by setting applicable policies generally, in the exercise of its informed business judgment. Factors our board of directors may consider in making this determination include:

  •
  the financing needs and objectives of the receiving group;

  •
  the investment objectives of the transferring group;

  •
  the current and projected capital structure of each group;

  •
  the relative levels of internally generated funds of each group; and

  •
  the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

        Our board of directors will make all transfers of material assets from one group to another on a fair value basis for the foregoing purposes, as determined by the board. For accounting purposes, all such assets will be deemed transferred at their carryover basis. To the extent that this amount is different than the fair value of the inter-group loan or inter-group interest created in the transaction, this difference will be recorded as an adjustment to the group equity. No gain or loss will be recognized in the statement of operations information for the groups due to the related party nature of such transactions.

        Inter-Group Loans.    If one group makes a loan to another group, our board of directors will determine the terms of the loan, including the rate at which it will bear interest. Our board of directors will determine the terms of any inter-group loans, either in specific instances or by setting applicable policies generally, in the exercise of its informed business judgment. Factors our board of directors may consider in making this determination include:

  •
  our needs;

  •
  the use of proceeds and creditworthiness of the receiving group;

  •
  the capital expenditure plans of, and the investment opportunities available to, each group; and

  •
  the availability, cost and time associated with alternative financing sources.

        If an inter-group loan is made, we intend to account for the loan based on its stated terms, and the resulting activity, such as interest amounts, will be recorded in the separate group financial results to be included in our consolidated financial statements, but will be eliminated in preparing our consolidated financial statement balances.

        Inter-Group Interests.    An inter-group interest is a quasi-equity interest that one group is deemed to hold in another group. Inter-group interests are not represented by outstanding shares of common stock: rather, they have an attributed value which is generally stated in terms of a number of shares of stock issuable to one group with respect to an inter-group interest in another group. Upon the effectiveness of the restated charter, the Media Group will initially have an inter-group interest in the Braves Group.

        An inter-group interest in a group will be created when cash or property is transferred from one group to another group and the board of directors determines that the transfer will not be treated as an inter-group loan or as a transfer in exchange for cash or other assets. Inter-group interests may also be created in the discretion of the board of directors for certain other transactions, such as when funds of one group are used to effect an acquisition made on behalf of another group. Additionally, inter-group interests once created are subject to adjustment for subsequent events. For instance, were the Media Group to continue to hold an inter-group interest in the Braves Group at the time of a transfer of cash or property by the Braves Group to the Media Group, the board of directors may choose to reduce the Media Group's inter-group interest in the Braves Group rather than create an inter-group interest in the Media Group in favor of the Braves Group. Certain extraordinary actions that may be taken under our restated charter may also cause an increase or decrease in one group's inter-group interest in another group. More information regarding inter-group interests is contained in the definitions of "Number of Shares Issuable to the SiriusXM Group with Respect to the Braves Group Inter-Group Interest," "Number of Shares Issuable to the SiriusXM Group with Respect to the Media Group Inter-Group Interest," "Number of Shares Issuable to the Braves Group with Respect to the SiriusXM Group Inter-Group Interest," "Number of Shares Issuable to the Braves Group with Respect to the Media Group Inter-Group Interest," "Number of Shares Issuable to the Media Group with Respect to the SiriusXM Group Inter-Group Interest," and "Number of Shares Issuable to the Media Group with Respect to the Braves Group Inter-Group Interest" in Article IV, Section A.2(j) of Annex C.

        We intend to account for any outstanding inter-group interest in a manner similar to the equity method of accounting whereby the group holding the inter-group interest would record its proportionate share of such other group's net income or loss. Appropriate eliminating entries would be made in preparing our consolidated financial statement balances.

        Equity Issuance, Repurchases and Dividends.    We will reflect all financial effects of issuances and repurchases of shares relating to each group in its own attributed financial information. We will reflect financial effects of dividends or other distributions on shares relating to each group in its own attributed financial information.

Inter-Group Contracts

        The terms of all current and future material transactions, relationships and other matters between the groups, including those as to which the groups may have potentially divergent interests, will be determined in a manner considered by our board of directors to be in our company's best interests and the best interests of our stockholders as a whole.

Review of Corporate Opportunities

        In cases where a material corporate opportunity may appropriately be viewed as one that could be pursued by more than one group, our board of directors may, independently or at the request of management, review the allocation of that corporate opportunity to one of, or between or among, such groups. In accordance with Delaware law, our board of directors will make its determination with regard to the allocation of any such opportunity and the benefit of such opportunity in accordance with their good faith business judgment of our best interests and the best interests of our stockholders as a whole. Among the factors that our board of directors may consider in making this allocation are:

  •
  whether a particular corporate opportunity is principally related or complementary to the business focus or strategy of the SiriusXM Group, the Braves Group or the Media Group;

  •
  whether one group, because of operational expertise, will be better positioned to undertake the corporate opportunity than the other two groups;

  •
  existing contractual agreements and restrictions; and

  •
  the financial resources and capital structure of each group.

Financial Statements; Allocation Matters

        We will present consolidated financial statements for Liberty Media in accordance with generally accepted accounting principles in the U.S., consistently applied. We will also provide consolidating financial statement information that will show the attribution of our assets, liabilities, revenue, expenses and cash flows to each of the SiriusXM Group, the Braves Group and the Media Group.

        Consolidating financial statement information will also include attributed portions of our debt, interest, corporate overhead and costs of administrative shared services and taxes. We will make these allocations for the purpose of preparing such information; however, holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will be subject to all of the risks associated with an investment in our company and all of our company's businesses, assets and liabilities.

        In addition to allocating debt and interest as described above, we have adopted certain expense allocation policies, each of which will be reflected in the attributed financial information of the SiriusXM Group, the Braves Group and the Media Group. In general, corporate overhead will be allocated to each group based upon the use of services by that group where practicable. Corporate overhead includes costs of personnel and employee benefits, legal, accounting and auditing, insurance, investor relations and stockholder services and services related to our board of directors. We will allocate in a similar manner a portion of costs of administrative shared services, such as information technology services. Where determinations based on use alone are not practical, we will use other methods and criteria that we believe are equitable and that provide a reasonable estimate of the cost attributable to each group.

Taxes

        General Policies.    From and after the effective date of the reclassification, taxes and tax benefits, payments that are required to be made by, or are entitled to be received by, us (tax sharing payments) under our tax sharing agreements (the Tax Sharing Agreements) with Starz (Old LMC) and Liberty Broadband, and certain tax-related losses will be allocated among the SiriusXM Group, the Braves Group and the Media Group in accordance with the following tax sharing policies regardless of whether or not the applicable taxes, tax benefits, tax sharing payments or losses relate to—

  •
  a taxable period (or portion thereof) ending on or before the effective date of the reclassification (a Pre-Issue Period) or

  •
  a taxable period (or portion thereof) beginning after the effective date of the reclassification (a Post-Issue Period).

        References in these tax sharing policies to (i) the "SiriusXM Group" for any Pre-Issue Period refer to those assets, liabilities and businesses attributed to the SiriusXM Group on the effective date of the reclassification during such Pre-Issue Period, (ii) the "Braves Group" for any Pre-Issue Period refer to those assets, liabilities and businesses attributed to the Braves Group on the effective date of the reclassification during such Pre-Issue Period, (iii) the "Media Group" for any Pre-Issue Period refer to the assets, liabilities and businesses of our company and our subsidiaries during such Pre-Issue Period other than the assets, liabilities and businesses of the SiriusXM Group and Braves Group during such Pre-Issue Period and (iv) a "group" for any Pre-Issue Period refers to the SiriusXM Group, the Braves Group and/or the Media Group as described above for such Pre-Issue Period, as the context may require.

        These tax sharing policies may differ from the manner in which taxes and tax benefits of each group are reflected in the financial statements. For financial statement purposes, taxes and tax benefits allocable to each group generally have been and will be accounted for in a manner similar to a stand-alone company basis in accordance with generally accepted accounting principles, except as impacted by any special allocations discussed below. Any differences between the tax sharing policies described below and the taxes and tax benefits of each group reported in the financial statements will be reflected in the attributed net assets of the groups for financial statement purposes.

        In general, for purposes of these tax sharing policies, any tax item (including any tax item arising from a disposition) attributable to an asset, liability or other interest tracked by the Liberty SiriusXM common stock recognized during any Post-Issue Period will be allocated to the SiriusXM Group, any tax item (including any tax item arising from a disposition) attributable to an asset, liability or other interest tracked by the Liberty Braves common stock recognized during any Post-Issue Period will be allocated to the Braves Group, and any tax item (including any tax item arising from a disposition) attributable to an asset, liability or other interest tracked by the Liberty Media common stock recognized during any Post-Issue Period will be allocated to the Media Group. Tax items recognized in any Post-Issue Period that are allocable to the SiriusXM Group that are carried forward or back and used as a tax benefit in another tax year will be allocated to the SiriusXM Group, tax items recognized in any Post-Issue Period that are allocable to the Braves Group that are carried forward or back and used as a tax benefit in another tax year will be allocated to the Braves Group, and tax items recognized in any Post-Issue Period that are allocable to the Media Group that are carried forward or back and used as a tax benefit in another tax year will be allocated to the Media Group. Taxes and tax items recognized in any Post-Issue Period from employee or director compensation or employee benefits will be allocated to the group responsible for the underlying obligation (either through the allocation of the related expenses or through the issuance of stock of that group), and, except as contemplated by the allocation rules below, taxes and tax items recognized in any Pre-Issue Period from employee or director compensation or employee benefits (other than any taxes or tax items that are allocable to Starz or Liberty Broadband under the Tax Sharing Agreements) will be allocated to the Media Group.

        Consolidated Income Taxes for Post-Issue Periods.    To the extent that federal, state, local or foreign income taxes are determined on a basis that includes the operations, assets, liabilities or other tax items of more than one group for any Post-Issue Period then, except as contemplated by the special allocation rules below, income taxes and income tax benefits (other than any income taxes or income tax benefits that are allocable to Starz or Liberty Broadband under the Tax Sharing Agreements) will be shared among the groups based principally on the taxable income (or loss), tax credits and other tax items directly related to the activities of such group for such Post-Issue Periods. Such allocations will reflect each group's contribution, whether positive or negative, to our consolidated taxable income (or loss), income tax liabilities and tax credit position. Consistent with the general policies described above, income tax benefits that cannot be used by a group generating such benefits, but can be used to reduce the taxable income of the other groups, will be credited to the group that generated such benefits, and a corresponding amount will be charged to the group or groups utilizing such benefits, determined on a pro rata basis with respect to taxable income or, where appropriate, other relevant items (e.g., allocation of foreign tax credits will be determined with respect to foreign source income). As a result, under this tax sharing policy, the amount of income taxes allocated to a group or the amount credited to a group for income tax benefits may not necessarily be the same as that which would have been payable or received by the group had that group filed separate income tax returns.

        Consolidated Income Taxes for Pre-Issue Periods.    To the extent that federal, state, local or foreign income taxes are determined on a basis that includes the operations, assets, liabilities or other tax items of more than one group for any Pre-Issue Period—

  •
  income taxes and income tax benefits (including benefits received by carrying forward a tax item to a Post-Issue Period) that are attributable to Braves Holdings, LLC or any of its subsidiaries will be allocated to the Braves Group; and

  •
  except as contemplated by the special allocation rules below, all other income taxes and income tax benefits (other than any income taxes or income tax benefits that are allocable to Starz or Liberty Broadband under the Tax Sharing Agreements) arising from the tax items of each group or our company's affiliated group that are attributable to any Pre-Issue Period will be allocated to the Media Group.

        However, any income tax benefit arising from tax items allocable to the SiriusXM Group or the Braves Group that are carried back from any Post-Issue Period to any Pre-Issue Period will be for the benefit of the SiriusXM Group or the Braves Group, respectively.

        Non-Income Taxes and Non-Consolidated Income Taxes.    In any taxable period, if any non-income taxes or tax items are determined on a basis that includes the operations, assets, liabilities or other tax items of more than one group, then any such non-income taxes or non-income tax benefits will be allocated to each group based upon their contribution to the consolidated non-income tax liability (or benefit). Non-income tax benefits that cannot be used by a group generating such benefits, but can be used to reduce taxes of the other group, will be credited to the group that generated such benefits. A corresponding amount will be charged to the group or groups utilizing such benefits, determined on a pro rata basis with respect to the taxes of each such group.

        Any income or non-income taxes or tax benefits that are determined on a basis that includes only the operations, assets, liabilities or other tax items of one group will be allocated to that group.

        Special Allocation Rules.    Notwithstanding the foregoing, special allocation rules apply as follows:

  •
  the SiriusXM Group, the Braves Group and the Media Group shall each be allocated a proportionate amount, based upon the relative market capitalization of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock (in each case, determined based upon the volume weighted average price for the Series A Liberty SiriusXM common stock, the Series A Liberty Braves common stock or the Series A Liberty Media common stock, as applicable, over the first three trading days following the commencement of regular way trading of each such series of stock after the reclassification, multiplied by the number of outstanding shares of Series A, Series B and Series C Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock, as applicable), of any taxes and losses resulting from (i) the reclassification failing to be treated as a reorganization within the meaning of Section 368(a) of the Code, (ii) the treatment, for U.S. federal income tax purposes, of the Liberty SiriusXM common stock, the Liberty Braves common stock or the Liberty Media common stock as other than stock of our company, (iii) the treatment of the Liberty SiriusXM common stock, the Liberty Braves common stock or the Liberty Media common stock as Section 306 stock within the meaning of Section 306(c) of the Code, (iv) the actual or deemed disposition or exchange of any assets or liabilities of our company and our subsidiaries for U.S. federal income tax purposes caused by the reclassification or (v) any income, gain or loss recognized by holders of our existing common stock for U.S.

    federal income tax purposes as a result of the reclassification (except with respect to the receipt of cash in lieu of fractional shares of our Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock); provided however, that any taxes and losses resulting from (x) deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the SiriusXM Group, the Braves Group or the Media Group, shall be allocated to the SiriusXM Group, the Braves Group or the Media Group, respectively, and (y) any actual or deemed exchange or disposition of our cash convertible senior notes for tax purposes shall be allocated to the Media Group;

  •
  the Media Group shall be allocated any taxes and tax items resulting from our spin-off of Liberty Broadband and related restructuring transactions;

  •
  the Media Group shall be allocated any taxes and tax items resulting from our company's spin-off from Starz and related restructuring transactions;

  •
  the Braves Group shall be allocated any taxes and tax items resulting from our company's proposed distribution of rights to acquire shares of Series C Liberty Braves common stock to the holders of Liberty Braves common stock;

  •
  for any tax period (whether beginning before, on or after the effective date of the reclassification), taxes and tax items of any subsidiary that is acquired after the effective date of the reclassification shall be allocated to the group on behalf of which such subsidiary was acquired; and

  •
  tax sharing payments (and any taxes, tax items or losses related thereto) pursuant to the Tax Sharing Agreements shall be allocated to the Media Group.

        Several Liability for Consolidated Taxes.    Notwithstanding these tax sharing policies, under U.S. treasury regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, each member of our affiliated group for U.S. federal income tax purposes (whether or not such member is attributed to the SiriusXM Group, the Braves Group or the Media Group) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of our affiliated group.

Description of Liberty SiriusXM Common Stock, Liberty Braves Common Stock and Liberty Media Common Stock Under Our Restated Charter and Comparison to Our Existing Common Stock Under Our Current Charter

        The following is a description of (i) the terms of our existing common stock under our current charter and (ii) the terms of the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock, which will be newly authorized under our restated charter, including a comparison of such terms. The following discussion is qualified by reference to the full text of our restated charter, which is included as Annex C to this proxy statement/prospectus.

Our Existing Common Stock Under Our Current Charter	Liberty SiriusXM Common Stock Under Our Restated Charter	Liberty Braves Common Stock Under Our Restated Charter	Liberty Media Common Stock Under Our Restated Charter
Authorized Capital Stock

Liberty Media is authorized to issue up to 4.075 billion shares of common stock, of which 2 billion are designated as Series A common stock, 75 million are designated as Series B common stock, and 2 billion are designated as Series C common stock. Article IV, paragraph (1) of the current charter.
Liberty Media is authorized to issue up to 4.075 billion shares of Liberty SiriusXM common stock, of which 2 billion are designated as Series A Liberty SiriusXM common stock, 75 million are designated as Series B Liberty SiriusXM common stock, and 2 billion are designated as Series C Liberty SiriusXM common stock. See Article IV, Section A.1. of Annex C.
Liberty Media is authorized to issue up to 407.5 million shares of Liberty Braves common stock, of which 200 million are designated as Series A Liberty Braves common stock, 7.5 million are designated as Series B Liberty Braves common stock, and 200 million are designated as Series C Liberty Braves common stock. See Article IV, Section A.1. of Annex C.
Liberty Media is authorized to issue up to 1,018,750,000 shares of Liberty Media common stock, of which 500 million are designated as Series A Liberty Media common stock, 18.75 million are designated as Series B Liberty Media common stock, and 500 million are designated as Series C Liberty Media common stock. See Article IV, Section A.1. of Annex C.

Our Existing Common Stock Under Our Current Charter	Liberty SiriusXM Common Stock Under Our Restated Charter	Liberty Braves Common Stock Under Our Restated Charter	Liberty Media Common Stock Under Our Restated Charter
Dividends and Securities Distributions

Liberty Media is permitted to pay dividends on common stock out of assets legally available for the payment of dividends under Delaware law. If dividends are paid on any series of common stock, an equal per share dividend will be concurrently paid on the other series of common stock. Article IV, Section B.3 of the current charter.

Liberty Media is permitted to make (i) share distributions of (A) Series C common stock to holders of all series of our common stock, on an equal per share basis; and (B) Series A common stock to holders of Series A common stock and, on an equal per share basis, shares of Series B common stock to holders of Series B common stock and, on an equal per share basis, shares of Series C common stock to holders of Series C common stock; and (ii) share distributions of any other class or series of Liberty Media's securities or the securities of any other person on the basis of a distribution of (A)  identical securities, on an equal per share basis, to holders of our Series A common stock, Series B common stock and Series C common stock; or (B) separate classes or series of securities, on an equal per share basis, to holders of each such series of common stock; or (C) a separate class or series of securities to the holders of one or more series of common stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of our common stock, subject to certain limitations. Article IV, Section B.4 of the current charter.

Liberty Media is permitted to pay dividends on Liberty SiriusXM common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the "SiriusXM Group Available Dividend Amount" (defined generally as the excess of the total assets less the total liabilities of the SiriusXM Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty SiriusXM common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the SiriusXM Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty SiriusXM common stock, an equal per share dividend will be concurrently paid on the other series of Liberty SiriusXM common stock. See Article IV, Section A.2.(c)(i) of Annex C.

Liberty Media is permitted to make (i) share distributions of (A) Series C Liberty SiriusXM common stock to holders of all series of Liberty SiriusXM common stock, on an equal per share basis; and (B) Series A Liberty SiriusXM common stock to holders of Series A Liberty SiriusXM common stock and, on an equal per share basis, shares of Series B Liberty SiriusXM common stock to holders of Series B Liberty SiriusXM common stock and, on an equal per share basis, shares of Series C Liberty SiriusXM common stock to holders of Series C Liberty SiriusXM common stock; and (ii) share distributions of (A) Series C Liberty Braves common stock or Series C Liberty Media common stock to holders of all series of Liberty SiriusXM common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty Braves common stock or Series A Liberty Media common stock to holders of Series A Liberty SiriusXM common stock and, on an equal per share basis, shares of Series B Liberty Braves common stock or Series B Liberty Media common stock to holders of Series B Liberty SiriusXM common stock and, on an equal per share basis, shares of Series C Liberty Braves common stock or Series C Liberty Media common stock to holders of Series C Liberty SiriusXM common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of Liberty Media's securities or the securities of any other person to holders of all series of Liberty SiriusXM common stock, on an equal per share basis, subject to certain limitations. See Article IV, Section A.2.(d)(i) of Annex C.

Liberty Media is permitted to pay dividends on Liberty Braves common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the "Braves Group Available Dividend Amount" (defined generally as the excess of the total assets less the total liabilities of the Braves Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Braves common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Braves Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty Braves common stock, an equal per share dividend will be concurrently paid on the other series of Liberty Braves common stock. See Article IV, Section A.2.(c)(ii) of Annex C.

Liberty Media is permitted to make (i) share distributions of (A) Series C Liberty Braves common stock to holders of all series of Liberty Braves common stock, on an equal per share basis; and (B) Series A Liberty Braves common stock to holders of Series A Liberty Braves common stock and, on an equal per share basis, shares of Series B Liberty Braves common stock to holders of Series B Liberty Braves common stock and, on an equal per share basis, shares of Series C Liberty Braves common stock to holders of Series C Liberty Braves common stock; and (ii) share distributions of (A) Series C Liberty SiriusXM common stock or Series C Liberty Media common stock to holders of all series of Liberty Braves common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty SiriusXM common stock or Series A Liberty Media common stock to holders of Series A Liberty Braves common stock and, on an equal per share basis, shares of Series B Liberty SiriusXM common stock or Series B Liberty Media common stock to holders of Series B Liberty Braves common stock and, on an equal per share basis, shares of Series C Liberty SiriusXM common stock or Series C Liberty Media common stock to holders of Series C Liberty Braves common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of Liberty Media's securities or the securities of any other person to holders of all series of Liberty Braves common stock, on an equal per share basis, subject to certain limitations. See Article IV, Section A.2.(d)(ii) of Annex C.

Liberty Media is permitted to pay dividends on Liberty Media common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the "Media Group Available Dividend Amount" (defined generally as the excess of the total assets less the total liabilities of the Media Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Media Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty Media common stock, an equal per share dividend will be concurrently paid on the other series of Liberty Media common stock. See Article IV, Section A.2.(c)(iii) of Annex C.

Liberty Media is permitted to make (i) share distributions of (A) Series C Liberty Media common stock to holders of all series of Liberty Media common stock, on an equal per share basis; and (B) Series A Liberty Media common stock to holders of Series A Liberty Media common stock and, on an equal per share basis, shares of Series B Liberty Media common stock to holders of Series B Liberty Media common stock and, on an equal per share basis, shares of Series C Liberty Media common stock to holders of Series C Liberty Media common stock; and (ii) share distributions of (A) Series C Liberty SiriusXM common stock or Series C Liberty Braves common stock to holders of all series of Liberty Media common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty SiriusXM common stock or Series A Liberty Braves common stock to holders of Series A Liberty Media common stock and, on an equal per share basis, shares of Series B Liberty SiriusXM common stock or Series B Liberty Braves common stock to holders of Series B Liberty Media common stock and, on an equal per share basis, shares of Series C Liberty SiriusXM common stock or Series C Liberty Braves common stock to holders of Series C Liberty Media common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of Liberty Media's securities or the securities of any other person to holders of all series of Liberty Media common stock, on an equal per share basis, subject to certain limitations. See Article IV, Section A.2.(d)(iii) of Annex C.

Conversion at Option of Holder

Each share of Series B common stock is convertible, at the option of the holder, into one Series A share of our common stock. Series A and Series C shares of our common stock are not convertible at the option of the holder. Article IV, Section B.2 of the current charter.
Each Series B share of Liberty SiriusXM common stock is convertible, at the option of the holder, into one Series A share of Liberty SiriusXM common stock. Series A and Series C shares of Liberty SiriusXM common stock are not convertible at the option of the holder. See Article IV, Section A.2.(b)(i)(A) of Annex C.
Each Series B share of Liberty Braves common stock is convertible, at the option of the holder, into one Series A share of Liberty Braves common stock. Series A and Series C shares of Liberty Braves common stock are not convertible at the option of the holder. See Article IV, Section A.2.(b)(i)(B) of Annex C.
Each Series B share of Liberty Media common stock is convertible, at the option of the holder, into one Series A share of Liberty Media common stock. Series A and Series C shares of Liberty Media common stock are not convertible at the option of the holder. See Article IV, Section A.2.(b)(i)(C) of Annex C.

Our Existing Common Stock Under Our Current Charter	Liberty SiriusXM Common Stock Under Our Restated Charter	Liberty Braves Common Stock Under Our Restated Charter	Liberty Media Common Stock Under Our Restated Charter
Conversion at Option of Issuer
None.
Liberty Media can convert each share of Series A, Series B and Series C Liberty SiriusXM common stock into a number of shares of the corresponding series of Liberty Braves common stock or Liberty Media common stock at a ratio based on the relative trading prices of the Series A Liberty SiriusXM common stock (or another series of Liberty SiriusXM common stock subject to certain limitations) and the Series A Liberty Braves common stock or Series A Liberty Media common stock (or another series of Liberty Braves common stock or Liberty Media common stock, subject to certain limitations) over a specified 20-trading day period. See paragraphs (b)(vi) and (b)(vii) of Article IV, Section A.2. of Annex C.

Liberty Media also can convert each share of Series A, Series B and Series C Liberty Braves common stock or Liberty Media common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock at a ratio based on the relative trading prices of the Series A Liberty Braves common stock (or another series of Liberty Braves common stock subject to certain limitations) or Series A Liberty Media common stock (or another series of Liberty Media common stock subject to certain limitations) to the Series A Liberty SiriusXM common stock (or another series of Liberty SiriusXM common stock subject to certain limitations) over a specified 20-trading day period. See paragraphs (b)(ii) and (b)(iv) of Article IV, Section A.2. of Annex C.

Liberty Media can convert each share of Series A, Series B and Series C Liberty Braves common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock or Liberty Media common stock at a ratio based on the relative trading prices of the Series A Liberty Braves common stock (or another series of Liberty Braves common stock subject to certain limitations) and the Series A Liberty SiriusXM common stock or Series A Liberty Media common stock (or another series of Liberty SiriusXM common stock or Liberty Media common stock, subject to certain limitations) over a specified 20-trading day period. See paragraphs (b)(iv) and (b)(v) of Article IV, Section A.2. of Annex C.

Liberty Media also can convert each share of Series A, Series B and Series C Liberty SiriusXM common stock or Liberty Media common stock into a number of shares of the corresponding series of Liberty Braves common stock at a ratio based on the relative trading prices of the Series A Liberty SiriusXM common stock (or another series of Liberty SiriusXM common stock subject to certain limitations) or Series A Liberty Media common stock (or another series of Liberty Media common stock subject to certain limitations) to the Series A Liberty Braves common stock (or another series of Liberty Braves common stock subject to certain limitations) over a specified 20-trading day period. See paragraphs (b)(iii) and (b)(vii) of Article IV, Section A.2. of Annex C.

Liberty Media can convert each share of Series A, Series B and Series C Liberty Media common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock or Liberty Braves common stock at a ratio based on the relative trading prices of the Series A Liberty Media common stock (or another series of Liberty Media common stock subject to certain limitations) and the Series A Liberty SiriusXM common stock or Series A Liberty Braves common stock (or another series of Liberty SiriusXM common stock or Liberty Braves common stock, subject to certain limitations) over a specified 20-trading day period. See paragraphs (b)(ii) and (b)(iii) of Article IV, Section A.2. of Annex C.

Liberty Media also can convert each share of Series A, Series B and Series C Liberty SiriusXM common stock or Liberty Braves common stock into a number of shares of the corresponding series of Liberty Media common stock at a ratio based on the relative trading prices of the Series A Liberty SiriusXM common stock (or another series of Liberty SiriusXM common stock subject to certain limitations) or Series A Liberty Braves common stock (or another series of Liberty Braves common stock subject to certain limitations) to the Series A Liberty Media common stock (or another series of Liberty Media common stock subject to certain limitations) over a specified 20-trading day period. See paragraphs (b)(v) and (b)(vi) of Article IV, Section A.2. of Annex C.

Optional Redemption for Stock of a Subsidiary
None.
Liberty Media may redeem outstanding shares of Liberty SiriusXM common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the SiriusXM Group (and may or may not hold assets and liabilities attributed to the Braves Group or the Media Group), provided that the board of directors seeks and receives the approval to such redemption of holders of Liberty SiriusXM common stock, voting together as a separate class.

If Liberty Media were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Braves Group and/or the Media Group, shares of Liberty Braves common stock and/or Liberty Media common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of Liberty SiriusXM common stock described above as well as the separate class vote of the holders of Liberty Braves common stock and/or Liberty Media common stock, as the case may be. See Article IV, Section A.2.(e)(i) of Annex C.

Liberty Media may redeem outstanding shares of Liberty Braves common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Braves Group (and may or may not hold assets and liabilities attributed to the SiriusXM Group or the Media Group), provided that the board of directors seeks and receives the approval to such redemption of holders of Liberty Braves common stock, voting together as a separate class.

If Liberty Media were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the SiriusXM Group and/or the Media Group, shares of Liberty SiriusXM common stock and/or Liberty Media common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of Liberty Braves common stock described above as well as the separate class vote of the holders of Liberty SiriusXM common stock and/or Liberty Media common stock, as the case may be. See Article IV, Section A.2.(f)(i) of Annex C.

Liberty Media may redeem outstanding shares of Liberty Media common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Media Group (and may or may not hold assets and liabilities attributed to the SiriusXM Group or the Liberty Braves Group), provided that the board of directors seeks and receives the approval to such redemption of holders of Liberty Media common stock, voting together as a separate class.

If Liberty Media were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the SiriusXM Group and/or the Braves Group, shares of Liberty SiriusXM common stock and/or Liberty Braves common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of Liberty Media common stock described above as well as the separate class vote of the holders of Liberty SiriusXM common stock and/or Liberty Braves common stock, as the case may be. See Article IV, Section A.2.(g)(i) of Annex C.

Our Existing Common Stock Under Our Current Charter	Liberty SiriusXM Common Stock Under Our Restated Charter	Liberty Braves Common Stock Under Our Restated Charter	Liberty Media Common Stock Under Our Restated Charter
Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets
None.	If Liberty Media disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the SiriusXM Group, it is required to choose one of the following four alternatives, unless the board obtains approval of the holders of Liberty SiriusXM common stock not to take such action or the disposition qualifies under a specified exemption (in which case Liberty Media will not be required to take any of the following actions):

•

pay a dividend to holders of Liberty SiriusXM common stock out of the available net proceeds of such disposition; or

•

if there are legally sufficient assets and the SiriusXM Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the SiriusXM Group, redeem all outstanding shares of Liberty SiriusXM common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the SiriusXM Group, redeem a portion of the outstanding shares of Liberty SiriusXM common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

If Liberty Media disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Braves Group, it is required to choose one of the following four alternatives, unless the board obtains approval of the holders of Liberty Braves common stock not to take such action or the disposition qualifies under a specified exemption (in which case Liberty Media will not be required to take any of the following actions):

•

pay a dividend to holders of Liberty Braves common stock out of the available net proceeds of such disposition; or

•

if there are legally sufficient assets and the Braves Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Braves Group, redeem all outstanding shares of Liberty Braves common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Braves Group, redeem a portion of the outstanding shares of Liberty Braves common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

If Liberty Media disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Media Group, it is required to choose one of the following four alternatives, unless the board obtains approval of the holders of Liberty Media common stock not to take such action or the disposition qualifies under a specified exemption (in which case Liberty Media will not be required to take any of the following actions):

•

pay a dividend to holders of Liberty Media common stock out of the available net proceeds of such disposition; or

•

if there are legally sufficient assets and the Media Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Media Group, redeem all outstanding shares of Liberty Media common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Media Group, redeem a portion of the outstanding shares of Liberty Media common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

•

convert each outstanding share of each series of Liberty SiriusXM common stock into a number of shares of the corresponding series of Liberty Braves common stock and/or Liberty Media common stock at a specified premium; or

•

convert each outstanding share of each series of Liberty Braves common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock and/or Liberty Media common stock at a specified premium; or

•

convert each outstanding share of each series of Liberty Media common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock and/or Liberty Braves common stock at a specified premium; or

•

combine a conversion of a portion of the outstanding shares of Liberty SiriusXM common stock into a number of shares of the corresponding series of Liberty Braves common stock and/or Liberty Media common stock with either the payment of a dividend on or a redemption of shares of Liberty SiriusXM common stock, subject to certain limitations. See Article IV, Section A.2.(e)(ii) of Annex C.

•

combine a conversion of a portion of the outstanding shares of Liberty Braves common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock and/or Liberty Media common stock with either the payment of a dividend on or a redemption of shares of Liberty Braves common stock, subject to certain limitations. See Article IV, Section A.2.(f)(ii) of Annex C.

•

combine a conversion of a portion of the outstanding shares of Liberty Media common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock and/or Liberty Braves common stock with either the payment of a dividend on or a redemption of shares of Liberty Media common stock, subject to certain limitations. See Article IV, Section A.2.(g)(ii) of Annex C.

Our Existing Common Stock Under Our Current Charter	Liberty SiriusXM Common Stock Under Our Restated Charter	Liberty Braves Common Stock Under Our Restated Charter	Liberty Media Common Stock Under Our Restated Charter
Voting Rights

Holders of Series A common stock are entitled to one vote for each share of such stock held and holders of Series B common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of Series C common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the current charter), except as otherwise required by Delaware law. When so required, holders of our Series C common stock will be entitled to 1/100th of a vote for each share of such stock held. Article IV, Section B.1 of the current charter.

Holders of our Series A common stock and Series B common stock will vote as one class on the election of directors and all other matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of the current charter or Delaware law. Article IV, Section B.1 of the current charter.

The current charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Liberty Media's outstanding voting securities, voting together as a single class. Article IX of the current charter.

Holders of Series A Liberty SiriusXM common stock are entitled to one vote for each share of such stock held and holders of Series B Liberty SiriusXM common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of Series C Liberty SiriusXM common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the restated charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty SiriusXM common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.2.(a) of Annex C.

Holders of Liberty SiriusXM common stock will vote as one class with holders of Liberty Braves common stock and Liberty Media common stock on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of the restated charter or Delaware law. In connection with certain dispositions of SiriusXM Group assets as described above, the Liberty Media board may determine to seek approval of the holders of Liberty SiriusXM common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the restated charter. See Article IV, Section A.2.(a)(iv)(A) of Annex C.

Liberty Media may not redeem outstanding shares of Liberty SiriusXM common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the SiriusXM Group unless board of directors seeks and receives the approval to such redemption of holders of Liberty SiriusXM common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Braves Group and/or the Media Group, the approval of holders of Liberty Braves common stock and/or Liberty Media common stock, as the case may be, to the corresponding Liberty Braves common stock and/or Liberty Media common stock redemption, with each affected group voting as a separate class. See Article IV, Section A.2.(a)(v)(A) of Annex C.

The restated charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Liberty Media's outstanding voting securities, voting together as a single class. See Article IX of Annex C.

Holders of Series A Liberty Braves common stock are entitled to one vote for each share of such stock held and holders of Series B Liberty Braves common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of Series C Liberty Braves common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the restated charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty Braves common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.2.(a) of Annex C.

Holders of Liberty Braves common stock will vote as one class with holders of Liberty SiriusXM common stock and Liberty Media common stock on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of the restated charter or Delaware law. In connection with certain dispositions of Braves Group assets as described above, the Liberty Media board may determine to seek approval of the holders of Liberty Braves common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the restated charter. See Article IV, Section A.2.(a)(iv)(B) of Annex C.

Liberty Media may not redeem outstanding shares of Liberty Braves common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Braves Group unless board of directors seeks and receives the approval to such redemption of holders of Liberty Braves common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the SiriusXM Group and/or the Media Group, the approval of holders of Liberty SiriusXM common stock and/or Liberty Media common stock, as the case may be, to the corresponding Liberty SiriusXM common stock and/or Liberty Media common stock redemption, with each affected group voting as a separate class. See Article IV, Section A.2.(a)(v)(B) of Annex C.

The restated charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Liberty Media's outstanding voting securities, voting together as a single class. See Article IX of Annex C.

Holders of Series A Liberty Media common stock are entitled to one vote for each share of such stock held and holders of Series B Liberty Media common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of Series C Liberty Media common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the restated charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty Media common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.2.(a) of Annex C.

Holders of Liberty Media common stock will vote as one class with holders of Liberty SiriusXM common stock and Liberty Braves common stock on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of the restated charter or Delaware law. In connection with certain dispositions of Media Group assets as described above, the Liberty Media board may determine to seek approval of the holders of Liberty Media common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the restated charter. See Article IV, Section A.2.(a)(iv)(C) of Annex C.

Liberty Media may not redeem outstanding shares of Liberty Media common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Media Group unless board of directors seeks and receives the approval to such redemption of holders of Liberty Media common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the SiriusXM Group and/or the Braves Group, the approval of holders of Liberty SiriusXM common stock and/or Liberty Braves common stock, as the case may be, to the corresponding Liberty SiriusXM common stock and/or Liberty Braves common stock redemption, with each affected group voting as a separate class. See Article IV, Section A.2.(a)(v)(C) of Annex C.

The restated charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Liberty Media's outstanding voting securities, voting together as a single class. See Article IX of Annex C.

Our Existing Common Stock Under Our Current Charter	Liberty SiriusXM Common Stock Under Our Restated Charter	Liberty Braves Common Stock Under Our Restated Charter	Liberty Media Common Stock Under Our Restated Charter
Inter-Group Interest
None.
Under our restated charter, from time to time, the Liberty Media board may determine to create an inter-group interest in the SiriusXM Group in favor of the Braves Group or the Media Group, subject to the terms of the restated charter.

If the SiriusXM Group has an inter-group interest in the Braves Group or the Media Group at such time as any extraordinary action is taken with respect to the Liberty Braves common stock or the Liberty Media common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Braves Group or the Media Group's assets), the board will consider what actions are required, or permitted, to be taken under the restated charter with respect to the SiriusXM Group's inter-group interest in the Braves Group or the Media Group. For example, in some instances, the board may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty Braves common stock or Liberty Media common stock must be allocated to the SiriusXM Group to compensate the SiriusXM Group on a pro rata basis for its interest in the Braves Group or the Media Group, as the case may be.

Similarly, if the Braves Group or the Media Group has an inter-group interest in the SiriusXM Group at such time as any extraordinary action is taken with respect to the Liberty SiriusXM common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the SiriusXM Group's assets), the board will consider what actions are required, or permitted, to be taken under the restated charter with respect to the Braves Group or the Media Group's inter-group interest in the SiriusXM Group.

All such board determinations will be made in accordance with the restated charter and applicable Delaware law.

Upon the effectiveness of the restated charter, neither the Braves Group nor the Media Group will have an inter-group interest in the SiriusXM Group and the SiriusXM Group will not have an inter-group interest in either the Braves Group or the Media Group.

Under our restated charter, from time to time, the Liberty Media board may determine to create an inter-group interest in the Braves Group in favor of the SiriusXM Group or the Media Group, subject to the terms of the restated charter.

If the Braves Group has an inter-group interest in the SiriusXM Group or the Media Group at such time as any extraordinary action is taken with respect to the Liberty SiriusXM common stock or the Liberty Media common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the SiriusXM Group or the Media Group's assets), the board will consider what actions are required, or permitted, to be taken under the restated charter with respect to the Braves Group's inter-group interest in the SiriusXM Group or the Media Group. For example, in some instances, the board may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty SiriusXM common stock or Liberty Media common stock must be allocated to the Braves Group to compensate the Braves Group on a pro rata basis for its interest in the SiriusXM Group or the Media Group, as the case may be.

Similarly, if the SiriusXM Group or the Media Group has an inter-group interest in the Braves Group at such time as any extraordinary action is taken with respect to the Liberty Braves common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Braves Group's assets), the board will consider what actions are required, or permitted, to be taken under the restated charter with respect to the SiriusXM Group or the Media Group's inter-group interest in the Braves Group.

All such board determinations will be made in accordance with the restated charter and applicable Delaware law.

Upon the effectiveness of the restated charter, (i) the Media Group will have an inter-group interest in the Braves Group (see "—The SiriusXM Group, the Braves Group and the Media Group"), (ii) the SiriusXM Group will not have an inter-group interest in the Braves Group and (iii) the Braves Group will not have an inter-group interest in either the SiriusXM Group or the Media Group.

Under our restated charter, from time to time, the Liberty Media board may determine to create an inter-group interest in the Media Group in favor of the SiriusXM Group or the Braves Group, subject to the terms of the restated charter.

If the Media Group has an inter-group interest in the SiriusXM Group or the Braves Group at such time as any extraordinary action is taken with respect to the Liberty SiriusXM common stock or the Liberty Braves common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the SiriusXM Group or the Braves Group's assets), the board will consider what actions are required, or permitted, to be taken under the restated charter with respect to the Media Group's inter-group interest in the SiriusXM Group or the Braves Group. For example, in some instances, the board may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty SiriusXM common stock or Liberty Braves common stock must be allocated to the Media Group to compensate the Media Group on a pro rata basis for its interest in the SiriusXM Group or the Braves Group, as the case may be.

Similarly, if the SiriusXM Group or the Braves Group has an inter-group interest in the Media Group at such time as any extraordinary action is taken with respect to the Liberty Media common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Media Group's assets), the board will consider what actions are required, or permitted, to be taken under the restated charter with respect to the SiriusXM Group or the Braves Group's inter-group interest in the Media Group.

All such board determinations will be made in accordance with the restated charter and applicable Delaware law.

Upon the effectiveness of the restated charter, (i) the Media Group will have an inter-group interest in the Braves Group (see "—The SiriusXM Group, the Braves Group and the Media Group"), (ii) the Media Group will not have an inter-group interest in the SiriusXM Group and (iii) neither the SiriusXM Group nor the Braves Group will have an inter-group interest in the Media Group.

Our Existing Common Stock Under Our Current Charter	Liberty SiriusXM Common Stock Under Our Restated Charter	Liberty Braves Common Stock Under Our Restated Charter	Liberty Media Common Stock Under Our Restated Charter
Liquidation

Upon Liberty Media's liquidation, dissolution or winding up, holders of shares of our common stock will be entitled to receive in respect of such stock their proportionate interests in Liberty Media's assets, if any, remaining for distribution to holders of common stock. See Article IV, Section B.6 of the current charter.
Upon Liberty Media's liquidation, dissolution or winding up, holders of shares of Liberty SiriusXM common stock will be entitled to receive in respect of such stock their proportionate interests in Liberty Media's assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(h) of Annex C.

Each share of Liberty SiriusXM common stock initially will be entitled to one liquidation unit. The number of liquidation units per share of Liberty SiriusXM common stock is subject to adjustment for certain anti-dilutive events. See Article IV, Section A.2.(h) of Annex C.

Upon Liberty Media's liquidation, dissolution or winding up, holders of shares of Liberty Braves common stock will be entitled to receive in respect of such stock their proportionate interests in Liberty Media's assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(h) of Annex C.

Each share of Liberty Braves common stock initially will be entitled to a number of liquidation units equal to the amount (calculated to the nearest five decimal places) obtained by dividing (x) the average of the daily volume weighted average prices of the Series A Liberty Braves common stock over the 20-trading day (with a "trading day" defined as each day on which the share of common stock is traded on the Nasdaq Stock Market) period commencing on (and including) the first trading day on which the Series A Liberty Braves common stock trades in the "regular way" market, by (y) the average of the daily volume weighted average price of the Series A Liberty SiriusXM common stock over the same 20-trading day period referenced in clause (x). The number of liquidation units per share of Liberty Braves common stock is subject to adjustment for certain anti-dilutive events. See Article IV, Section A.2.(h) of Annex C.

Upon Liberty Media's liquidation, dissolution or winding up, holders of shares of Liberty Media common stock will be entitled to receive in respect of such stock their proportionate interests in Liberty Media's assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(h) of Annex C.

Each share of Liberty Media common stock initially will be entitled to a number of liquidation units equal to the amount (calculated to the nearest five decimal places) obtained by dividing (x) the average of the daily volume weighted average prices of the Series A Liberty Media common stock over the 20-trading day (with a "trading day" defined as each day on which the share of common stock is traded on the Nasdaq Stock Market) period commencing on (and including) the first trading day on which the Series A Liberty Media common stock trades in the "regular way" market, by (y) the average of the daily volume weighted average price of the Series A Liberty SiriusXM common stock over the 20-trading day period referenced in clause (x). The number of liquidation units per share of Liberty Media common stock is subject to adjustment for certain anti-dilutive events. See Article IV, Section A.2.(h) of Annex C.

Other Provisions of the Restated Charter

        The restated charter will also contain the following terms and provisions, which are substantially similar to the corresponding terms and provisions of our current charter.

  Authorized Share Capital

        Liberty Media is authorized to issue up to 5,551,250,000 shares of capital stock, which will be divided into the following two classes: (i) 5,501,250,000 shares of common stock (which class is divided into the series described above), and (ii) 50,000,000 shares of preferred stock (which class is issuable in series as described below). The difference between the aggregate number of shares of capital stock under the restated charter and the current charter is that the capital structure of Liberty Media under the restated charter includes the number of authorized shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock. The restated charter will authorize three new series of common stock, to be designated Liberty SiriusXM common stock, Liberty Braves common stock, and Liberty Media common stock. The shares of the existing Series A common stock, Series B common stock, and Series C common stock will be exchanged pursuant to, and cancelled upon, the reclassification and exchange as described in this proxy statement/prospectus, and the existing Series A common stock, Series B common stock, and Series C common stock will no longer be authorized under the restated charter.

  Preferred Stock

        The restated charter authorizes the board of directors of Liberty Media to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

  •
  the designation of the series;

  •
  the number of authorized shares of the series, which number Liberty Media's board may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

  •
  the dividend rate or amounts, if any, and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

  •
  the rights of the series in the event of Liberty Media's voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

  •
  the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of the board;

  •
  the voting rights, if any, of the holders of the series;

  •
  the terms and conditions, if any, for Liberty Media to purchase or redeem the shares of the series; and

  •
  any other relative rights, preferences and limitations of the series.

        Liberty Media believes that the ability of its board to issue one or more series of its preferred stock will provide it with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange or automatic quotation system on which Liberty Media's securities may be listed or traded.

        Although our board of directors has no intention at the present time of doing so, it may issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The board will make any determination to issue such shares based upon its judgment as to the best interests of Liberty Media's stockholders. The board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

  Board of Directors

        The restated charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of directors will not be less than three and the exact number will be fixed from time to time by a resolution of the board. The members of the board, other than those who may be elected by holders of any preferred stock, are divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. The term of office of the Class III directors expires at the annual meeting of stockholders in 2016. The term of office of the Class I directors expires at the annual meeting of stockholders in 2017. The term of office of the Class II directors expires at the annual meeting of stockholders in 2018.

        At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director's earlier death, resignation or removal.

        The restated charter provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the aggregate voting power of outstanding capital stock entitled to vote on such matter, voting together as a single class.

        The restated charter provides that, subject to the rights of the holders of any series of preferred stock, vacancies on the board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting Liberty Media's board will shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of preferred stock with respect to any additional director elected by the holders of that series of preferred stock.

        These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of the board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Liberty Media.

  Limitation on Liability and Indemnification

        To the fullest extent permitted by Delaware law, Liberty Media's directors are not liable to Liberty Media or any of its stockholders for monetary damages for breaches of fiduciary duties as a director. In addition, Liberty Media indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of the company or, at Liberty Media's request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. Liberty Media will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

  No Stockholder Action by Written Consent; Special Meetings

        The restated charter provides that (except as otherwise provided in the terms of any series of preferred stock), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Liberty Media's preferred stock, special meetings of our stockholders for any purpose or purposes may be called only by its Secretary at the written request of the holders of not less than 66 2/3% of the total voting power of our outstanding capital stock or at the request of at least 75% of the members of Liberty Media's board of directors then in office. Liberty Media's bylaws provide that no business other than that stated in the notice of special meeting will be transacted at any special meeting.

  Amendments

        The restated charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of Liberty Media's outstanding capital stock generally entitled to vote upon all matters submitted to stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of the restated charter or to add or insert any provision in the restated charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of Liberty Media's stockholders or (2) which has been approved by at least 75% of the members of its board then in office. The restated charter further provides that the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its bylaws, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of its board then in office.

  Supermajority Voting Provisions

        In addition to the voting provisions discussed under "—Description of Liberty SiriusXM Common Stock, Liberty Braves Common Stock and Liberty Media Common Stock Under Our Restated Charter and Comparison to Our Existing Common Stock Under Our Current Charter" above and the supermajority voting provisions discussed under "—Amendments" above, the restated charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required for:

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  its merger or consolidation with or into any other corporation (including a merger consummated pursuant to Section 251(h) of the DGCL and notwithstanding the exception to a vote of the stockholders for such a merger set forth therein), provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the vote of our stockholders (other than Section 251(h) of the DGCL), or (2) that at least 75% of the members of its board of directors then in office have approved;

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  the sale, lease or exchange of all, or substantially all, of its assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of its board of directors then in office have approved; or

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  its dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of its board of directors then in office have approved such dissolution.

  Restrictions on Ownership; Transfer of Excess Shares to a Trust

        In order to comply with applicable policies of Major League Baseball, our restated charter will contain restrictions on the transfer and ownership of shares of Liberty Braves common stock. These excess share provisions will provide that, subject to certain exceptions, no person may acquire shares of

Liberty Braves common stock if (i) such person (an MLB Employee) is an employee of MLB or any related entities, (ii) such person is an employee of or otherwise associated with an MLB club (other than the Atlanta Braves) and, after giving effect to such acquisition of shares, such person (an MLB Holder) would own a number of shares of Liberty Braves common stock equal to or in excess of five percent (5%) of the total number of outstanding shares of Liberty Braves common stock, or (iii) after giving effect to such acquisition or shares, such person (a 10% Holder) would own a number of shares of Liberty Braves common stock equal to or in excess of ten percent (10%) of the total number of outstanding shares of Liberty Braves common stock (with the 5% threshold in clause (ii) of this paragraph and the 10% threshold in clause (iii) of this paragraph, each being referred to as a share threshold) unless, in the case of this clause (iii) only, (1) such person has received the prior written approval of the BOC (such approval of BOC, the MLB Approval) or (2) such person is considered an "exempt holder," which includes, but is not limited to, John C. Malone, Gregory B. Maffei or Terence McGuirk and each of their affiliated persons, including entities, trusts, foundations or organizations organized for the benefit of or wholly owned by any of such persons. Any person who (1) inadvertently and without our Actual Knowledge (as defined in our restated charter) acquires a number of shares of Liberty Braves common stock equal to or in excess of the share threshold and (2) divests of a sufficient number of shares of Liberty Braves common stock so as to cause itself to not exceed the share threshold will not be deemed to be an MLB Holder or a 10% Holder, as applicable. Further, no person will be deemed an MLB Employee, MLB Holder or 10% Holder, unless and until we have Actual Knowledge that such person is an MLB Employee, MLB Holder or 10% Holder, as the case may be.

        Subject to certain exceptions, in the event of a purported transfer of shares of Liberty Braves common stock (i) to an MLB Employee or (ii) that would cause such person to become an MLB Holder or a 10% Holder after giving effect to such transfer, such purported transfer will be null and void to the intended holder (the excess share transferor) with respect to (x) in the case of an MLB Employee, all such shares purported to be transferred, or (y) in the case of an MLB Holder or a 10% Holder, those shares purported to be transferred that would cause such person to equal or exceed the applicable share threshold (in the case of clause (x), all such shares, and in the case of clause (y), such excess number of shares, being referred to collectively as the excess shares), and instead, all excess shares will automatically be transferred to the trustee of a trust, which will be created upon the filing of our restated charter. Such excess shares will be held in the trust for the exclusive benefit of the applicable excess share transferor.

        Following the automatic transfer of the excess shares to the trust (and except as noted below), the trustee will sell the excess shares for cash, on the open market, in privately negotiated transactions or otherwise. The excess share transferor will be entitled to receive the proceeds from such sale, net of any commissions or other expenses, tax withholding or reasonable fees and expenses of the trustee relating to the sale. In the event any excess share transferor described as a potential 10% Holder in clause (y) above exceeds the share threshold by less than 1% of the then outstanding shares of Liberty Braves common stock notifies us that it intends to seek MLB Approval, the trustee will refrain from selling the related excess shares for a specified period of time.

        In addition, our restated charter provides that:

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  The trustee will have all voting rights with respect to the excess shares.

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  Any shares of Liberty Braves common stock issued as a dividend on the excess shares will themselves become excess shares.

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  The excess share transferor will be entitled to receive from the trustee any other dividends or distributions paid on the excess shares (including, for example, distributions of shares of Liberty Media common stock or Liberty SiriusXM common stock).

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  The excess share transferor will be entitled to receive from the trustee, in the event the excess shares are converted or exchanged for cash, securities or other property, such cash, securities or other property received by the trustee with respect to the excess shares.

        Any excess share transferor's right to receive the net proceeds of any sale of excess shares, as well as any dividends, distributions or cash, securities or other property in respect of the excess shares, will be subject to the excess share transferor providing the trustee with appropriate documentation related to the automatic transfer of the excess shares.

        The excess share provisions may be waived, or otherwise not enforced, in whole or in part, by our board upon written approval of the BOC (but no such waiver will affect the right of any excess share transferor to receive any funds, securities or other property to which it is then entitled). The excess share provisions included in our restated charter will cease to be effective upon the earlier of (1) there ceasing to be outstanding any shares of Liberty Braves common stock or (2) the fair market value, as determined by our board, of Braves Baseball Holdco, LLC (or any successor of such entity holding the business and assets of Atlanta National League Baseball Club, LLC) and its direct and indirect subsidiaries, taken as a whole, ceasing to constitute 33 1/3% or more of the fair market value, as determined by our board, of the businesses and assets attributed to the Braves Group. Upon the termination of these provisions, all excess shares held by the trustee will be transferred to the respective excess share transferors.

  Section 203 of the General Corporation Law of the State of Delaware

        Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder." An "interested stockholder" for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors, (2) the interested stockholder acquired at least 85% of the aggregate voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of 66 2/3% of the aggregate voting power not owned by the interested stockholder. Liberty Media is subject to Section 203.

Accounting Treatment

        The Transaction, if completed, would not cause any accounting related adjustments. On a prospective basis, we will disclose earnings per share information for each of the SiriusXM Group, the Braves Group and the Media Group based on the earnings attributable to each group and the weighted average shares (both outstanding and on a fully diluted basis) associated with each group.

No Appraisal Rights

        Under the DGCL, holders of our existing common stock will not have appraisal rights in connection with the Transaction.

Stock Exchange Listings

        We have applied to list each series (Series A, Series B and Series C) of the Liberty SiriusXM common stock and Series A and Series C of each of the Liberty Braves common stock and Liberty Media common stock on the Nasdaq Global Select Market under the symbols "LSXMA," LSXMB,"

"LSXMK," "BATRA," "BATRK," "LMCA" and "LMCK," respectively. Although no assurance can be given, we currently expect that the Series B Liberty Braves common stock and the Series B Liberty Media common stock will trade on the OTC Markets under the symbols "BATRB" and "LMCB," respectively.

Stock Transfer Agent and Registrar

        Computershare Trust Company, N.A. is the transfer agent and registrar for all series of our common stock.

Federal Securities Law Consequences

        The reclassification and exchange of our common stock by exchanging the shares of our existing common stock for newly issued shares of, and the offer and sale of, shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock in the Transaction will be registered under the Securities Act, and the shares of each such stocks so issued will be freely transferable under the Securities Act, except for shares issued to any person who is deemed to be an "affiliate" of Liberty Media after completion of the Transaction. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Liberty Media and may include directors, certain executive officers and significant stockholders of Liberty Media. Affiliates may not sell their shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock, except:

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  pursuant to an effective registration statement under the Securities Act covering the resale of those shares;

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  in compliance with Rule 144 under the Securities Act; or

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  pursuant to any other applicable exemption under the Securities Act.

        Our registration statement on Form S-4, of which this document forms a part, will not cover the resale of shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock to be received by our affiliates.

Vote and Recommendation of the Board of Directors

        The approval of (i) at least a majority of the aggregate voting power of the shares of our Series A common stock and Series B common stock, outstanding on the record date and voting together as a single class, and (ii) at least a majority of the aggregate voting power of the shares of our Series A common stock, Series B common stock and Series C common stock, outstanding on the record date and voting together as a single class, is required to approve each of the Reclassification and Exchange Proposals. The holders of record of our Series A common stock, Series B common stock, and Series C common stock are entitled to vote at the special meeting on the Reclassification and Exchange Proposals. Pursuant to our certificate of incorporation, the holders of record of our Series A common stock are entitled to one vote per share, the holders of record of our Series B common stock are entitled to ten votes per share, and the holders of record of our Series C common stock are entitled to 1/100 of a vote per share, in each case, on each of the Reclassification and Exchange Proposals.

        Liberty Media's board of directors has unanimously approved and declared advisable the amended and restated certificate of incorporation and believes its adoption is in the best interests of Liberty Media and its stockholders. Accordingly, the Liberty Media board unanimously recommends that the holders of our common stock vote in favor of each of the Reclassification and Exchange Proposals.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of the material U.S. federal income tax consequences to you of the receipt of newly issued shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock in exchange for your shares of our existing common stock in the reclassification. This discussion is based upon the Code, Treasury regulations promulgated thereunder (the Treasury Regulations), administrative pronouncements and judicial decisions as of the date of this proxy statement/prospectus, all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. In particular, changes in the Code or applicable Treasury Regulations could adversely affect the U.S. federal income tax treatment of stock with characteristics similar to the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock. Any future legislation, Treasury Regulation, or other guidance could be enacted or promulgated so as to apply retroactively to the reclassification. Any such changes could materially affect the continuing validity of this discussion.

        This discussion addresses only those of you who hold your shares of our existing common stock and will, after the reclassification, hold your shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock as "capital assets," within the meaning of Section 1221 of the Code. This discussion is limited to the U.S. federal income tax consequences of the reclassification and does not address all potential tax consequences that may be relevant to you in light of your particular circumstances. Further, this discussion does not address holders of our common stock who are subject to special treatment under U.S. federal income tax laws, such as:

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  tax-exempt organizations;

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  S corporations and other pass-through entities and owners thereof;

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  entities taxable as a partnership for U.S. federal income tax purposes and owners thereof;

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  insurance companies and other financial institutions;

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  mutual funds;

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  dealers in stocks and securities;

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  traders or investors in our common stock who elect the mark-to-market method of accounting for such stock;

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  stockholders who received our common stock from the exercise of employee stock options or otherwise as compensation;

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  stockholders who hold our common stock in a tax-qualified retirement plan, individual retirement account or other qualified savings account;

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  stockholders who hold their shares of our common stock as part of a hedge, straddle, wash sale, or a constructive sale or conversion transaction or other risk reduction or integrated investment transaction;

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  certain United States expatriates; and

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  individuals who are not citizens or residents of the United States, foreign corporations and other foreign entities.

        This discussion also does not address the effect of any state, local or foreign tax laws that may apply or the application of the U.S. federal estate and gift tax or the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences of the reclassification to current holders of options, warrants or other rights to acquire shares of our stock.

        You should consult your tax advisor regarding the application of the U.S. federal income tax laws to your particular situation, as well as the applicability of any U.S. federal estate and gift, state, local or foreign tax laws to which you may be subject.

Tax Implications of the Reclassification

        It is a nonwaivable condition to the completion of the reclassification that we receive the opinion of Baker Botts, dated as of the date of the reclassification, to the effect that, under current U.S. federal income tax law:

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  the reclassification will be treated as a "reorganization," within the meaning of Section 368(a) of the Code;

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  the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock issued in the reclassification will be treated as stock of our company for U.S. federal income tax purposes;

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  no gain or loss will be recognized by us as a result of the reclassification;

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  holders of our existing common stock will not recognize income, gain or loss as a result of the receipt of shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock in the reclassification (except with respect to the receipt of cash in lieu of fractional shares of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock); and

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  the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock issued in the reclassification will not constitute "Section 306 stock," within the meaning of Section 306(c) of the Code.

        The opinion of Baker Botts will be conditioned upon the accuracy of the facts, information, statements, representations, covenants, and assumptions upon which the opinion is based and will be subject to the conditions, limitations, and qualifications referenced in the opinion and in this discussion. Any inaccuracy in any of the facts, information, statements, representations, or assumptions or breach of any of the covenants upon which the opinion is based could adversely affect the conclusions reached in the opinion and in this discussion. Please see the discussion below under the heading "—No IRS Ruling Will Be Requested" for a further discussion of the opinion.

        Assuming that the opinion of Baker Botts is delivered to us on the date of the reclassification, as described above, and that the treatment of the reclassification as described therein is respected, then:

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  your aggregate basis in your Series A, Series B or Series C (as applicable) Liberty SiriusXM common stock, including any fractional share of such series deemed received, will equal a portion of your aggregate basis in the corresponding series of our existing common stock based on the relative fair market value of the applicable series of Liberty SiriusXM common stock held by you immediately after the reclassification as compared to the aggregate fair market value of the corresponding series of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock held by you immediately after the reclassification;

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  your aggregate basis in your Series A, Series B or Series C (as applicable) Liberty Braves common stock, including any fractional share of such series deemed received, will equal a portion of your aggregate basis in the corresponding series of our existing common stock based on the relative fair market value of the applicable series of Liberty Braves common stock held by you immediately after the reclassification as compared to the aggregate fair market value of the corresponding series of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock held by you immediately after the reclassification;

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  your aggregate basis in your Series A, Series B or Series C (as applicable) Liberty Media common stock, including any fractional share of such series deemed received, will equal a portion of your aggregate basis in the corresponding series of our existing common stock based on the relative fair market value of the applicable series of Liberty Media common stock held by you immediately after the reclassification as compared to the aggregate fair market value of the corresponding series of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock held by you immediately after the reclassification; and

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  the holding period of your Series A, Series B or Series C (as applicable) Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock held by you immediately after the reclassification will include the holding period of the corresponding series of your existing common stock.

        Liberty Media stockholders that have acquired different blocks of any series of our existing common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate basis among, and their holding period of, shares of such series of our Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock held immediately after the reclassification.

        If you receive cash in lieu of fractional shares of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock, you will be treated as having received such fractional shares in the reclassification and then as having sold such fractional shares for the cash received. This sale will generally result in the recognition of gain or loss for U.S. federal income tax purposes, measured by the difference between the amount of cash received for such fractional shares and your tax basis in such fractional shares (determined as described above), which gain or loss will be capital gain or loss.

        You must keep a permanent record of facts relating to the reclassification and may be required to file with your U.S. federal income tax return for the taxable year in which the reclassification occur a statement setting forth certain facts relating to such transaction.

No IRS Ruling Will Be Requested

        We have not sought any ruling from the IRS, and do not intend to seek any ruling, relating to the reclassification. The IRS has announced that it will not issue advance rulings on the characterization of stock similar to the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock.

        Opinions of counsel are not binding on the IRS and the conclusions expressed in the opinion of Baker Botts could be challenged by the IRS. In addition, there are no Code provisions, Treasury Regulations, court decisions, or published rulings of the IRS bearing directly on the tax effects of the issuance and characterization of "tracking stock," such as the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock. Therefore, it is possible that the IRS could successfully assert that the distribution of the Liberty SiriusXM common stock, Liberty Braves common stock, Liberty Media common stock or a combination thereof in the reclassification could be taxable to you and/or us.

        If the Liberty SiriusXM common stock, Liberty Braves common stock, Liberty Media common stock or a combination thereof represent property other than stock of our company (Other Property), the receipt of Liberty SiriusXM common stock, Liberty Braves common stock, Liberty Media common stock or some combination thereof by you might be treated as a taxable dividend distribution in an amount equal to the fair market value of such stock constituting Other Property or might be treated as a distribution in complete liquidation of our company, in which case you would recognize gain or loss with respect to your shares of our existing common stock held immediately prior to the reclassification.

Furthermore, we or our subsidiaries could recognize a significant taxable gain as a result of the reclassification in an amount equal to the excess of the fair market value of such stock constituting Other Property over its federal income tax basis to us or our subsidiaries allocable to such Other Property. Pursuant to the management and allocation policies described under "The Reclassification and Exchange Proposals—Management and Allocation Policies," the cash for the payment of these taxes generally would, subject to certain exceptions described more fully therein, be drawn proportionately from funds attributed to the SiriusXM Group, the Braves Group and the Media Group based upon the relative market capitalization of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock (in each case, determined based upon the volume weighted average price for the Series A Liberty SiriusXM common stock, the Series A Liberty Braves common stock or the Series A Liberty Media common stock, as applicable, over the first three trading days following the commencement of "regular way" trading of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock after the reclassification, multiplied by the number of outstanding shares of each series of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock, as applicable). In addition, we may no longer be able to file a consolidated U.S. federal income tax return which includes eligible entities attributed to the SiriusXM Group, Braves Group and Media Group. These tax liabilities, if they arise, would be likely to have a material adverse effect on us and each group.

        In addition to the foregoing, due to the absence of authorities relating directly to the characterization of tracking stock under Section 306 of the Code, there is also a risk that the IRS could successfully assert that the Liberty SiriusXM common stock, the Liberty Braves common stock or the Liberty Media common stock is "Section 306 stock," within the meaning of Section 306(c) of the Code. Stock will be Section 306 stock if it is stock that is "not common stock" and satisfies certain other requirements described in Section 306(c)(1)(B) of the Code. The IRS has ruled that stock is other than common stock, for this purpose, if the stock does not participate in corporate growth to any significant extent.

        In general, if any of our stock constitutes Section 306 stock, then, except as provided below, the amount realized by you (without reduction by your basis in such stock) on a subsequent taxable disposition of such stock:

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  that is a redemption would be dividend income to the extent of our available earnings and profits at such time; or

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  that is other than a redemption would be ordinary income to the extent that your earlier receipt of that stock in the reclassification would have been treated as a dividend if we had distributed cash in lieu of such stock in the reclassification.

        Any excess of the amount realized from a subsequent taxable disposition over (i) the amount treated as ordinary income or dividend income plus (ii) the cost basis of the stock will be treated as capital gain. Except as provided below, no loss may be recognized on the disposition of Section 306 stock.

        Under current tax law, non-corporate holders that satisfy certain holding period and other requirements will be subject to tax on any dividend income or ordinary income described above at the same rates that apply to long-term capital gains. A corporation may be eligible for a dividends received deduction for amounts received in a redemption that are treated as dividends under these rules.

        No amount realized on the disposition of Section 306 stock will generally be treated as ordinary income or dividend income, if the disposition completely terminates your entire actual and constructive ownership interest (as defined in the Code) in our equity. Moreover, the limitation on the recognition of loss, if any, generally will not apply in the case of such a complete termination.

Information Reporting and Backup Withholding

        In general, information reporting to the IRS and backup withholding may apply to your receipt of cash in lieu of fractional shares of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Media common stock. Backup withholding (currently 28%) may apply to "reportable payments" if you fail to provide a correct taxpayer identification number and certain other information, fail to provide a certification of exempt status or fail to report your full dividend and interest income. You are not subject to backup withholding if you (i) are a corporation or fall within certain other exempt categories and, when required, demonstrate that fact or (ii) provide a correct taxpayer identification number, certify under penalties of perjury that you are not subject to backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability provided the required information is properly furnished to the IRS. The information reporting requirements may apply regardless of whether backup withholding is required.

 ADJOURNMENT PROPOSAL

        We are seeking stockholder approval to adjourn the special meeting even if a quorum is present, if necessary and appropriate, to solicit additional proxies if we do not have sufficient votes at the special meeting to determine if stockholders are in favor of the Reclassification and Exchange Proposals. If the special meeting is adjourned, and the adjournment is for a period of 30 days or less, no notice of the time or place of the reconvened meeting will be given to our stockholders other than an announcement made at the special meeting. At the adjourned meeting any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than 30 days, however, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the original meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Delaware law, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Vote and Recommendation of the Board of Directors

        The affirmative vote of the holders of at least a majority of the aggregate voting power of the outstanding shares of our Series A common stock and Series B common stock that are present in person or by proxy, and entitled to vote at the special meeting, voting together as a single class, is required to approve the Adjournment Proposal. Only the holders of record of our Series A common stock and holders of record of our Series B common stock are entitled to vote at the special meeting on the Adjournment Proposal. Pursuant to our certificate of incorporation, the holders of record of our Series A common stock are entitled to one vote per share, and the holders of record of our Series B common stock are entitled to ten votes per share, in each case, on the Adjournment Proposal.

Our board of directors unanimously recommends a vote "FOR" the Adjournment Proposal.

 ADDITIONAL INFORMATION

Legal Matters

        Legal matters relating to (i) the validity of the securities to be issued in the Transaction and (ii) the material U.S. federal income tax consequences, will be passed upon by Baker Botts L.L.P.

Experts

        The consolidated financial statements of Liberty Media Corporation as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the Registration Statement on Form S-4 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Stockholder Proposals

        We currently expect that our annual meeting of stockholders for the calendar year 2016 will be held during the second quarter of 2016. Based solely on the June 2, 2015 date of our 2015 annual meeting of stockholders and the April 17, 2015 date of our proxy statement for the 2015 annual meeting, (i) a stockholder proposal must have been submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 24, 2015 in order to be eligible for inclusion in our proxy materials for the annual meeting of stockholders for the calendar year 2016 (the 2016 annual meeting), and (ii) a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not earlier than March 4, 2016 and not later than April 3, 2016 to be considered for presentation at the 2016 annual meeting. If the 2016 annual meeting takes place more than 30 days before or 30 days after June 2, 2016 (the anniversary of the 2015 annual meeting), a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, will instead be required to be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2016 annual meeting is communicated to stockholders or public disclosure of the date of the 2016 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2016 annual meeting.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.

Where You Can Find More Information

        We are filing with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the securities being offered by this proxy statement/prospectus. This proxy statement/prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities being offered hereby.

        We are subject to the information and reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at

www.libertymedia.com. (Information contained on any website referenced in this proxy statement/prospectus is not incorporated by reference in this proxy statement/prospectus.) In addition, copies of our Annual Report on Form 10-K for the year ended December 31, 2014, or any of the exhibits listed therein, or copies of documents we have filed with the Securities and Exchange Commission are also available by contacting us by writing or telephoning the office of Investor Relations:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (877) 772-1518

        The Securities and Exchange Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information about us to you by referring you to other documents. The information incorporated by reference is an important part of this proxy statement/prospectus, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. Documents incorporated by reference herein will be made available to you, at no cost, upon your oral or written request to our Investor Relations office. Any statement, including financial statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2014 shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this proxy statement/prospectus or in any other later incorporated document modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the date on which the special meeting is held:

(File No. 001-35707)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2014, filed on February 26, 2015.
Quarterly Reports on Form 10-Q	Quarterly period ended March 31, 2015, filed on May 8, 2015, quarterly period ended June 30, 2015, filed on August 5, 2015, and quarterly period ended September 30, 2015, filed on November 5, 2015.
Current Reports on Form 8-K	Filed on June 5, 2015, June 9, 2015, August 6, 2015, November 12, 2015, December 3, 2015, January 4, 2016 and January 27, 2016.

ANNEX A

Description of Business

General

        Through our ownership of interests in subsidiaries and other companies, we are primarily engaged in the media, communications and entertainment industries primarily in North America. If the reclassification and exchange is completed, we will have three new tracking stocks: the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock, whose terms are intended to track and reflect the separate economic performance of the SiriusXM Group, the Braves Group and the Media Group, respectively. Set forth in this section is a description of the businesses to be attributed to each of our three groups immediately following the reclassification and exchange. Although we have described these businesses separately for purposes of establishing our new tracking stock structure and in order to give you a better understanding of the assets attributed to each group, the SiriusXM Group, the Braves Group and the Media Group are not separate legal entities and the holders of each tracking stock are common stockholders of our company.

The SiriusXM Group

        The SiriusXM Group is focused on the economic performance of our most significant operating subsidiary, which is our reportable segment, Sirius XM. The strategy for the SiriusXM Group is to maximize the value of our investment in Sirius XM. Set forth below is a description of Sirius XM.

Sirius XM

        Sirius XM broadcasts music, sports, entertainment, comedy, talk, news, traffic and weather channels, as well as infotainment services, in the United States on a subscription fee basis through its two proprietary satellite radio systems. Subscribers can also receive music and other channels, plus features such as Sirius XM On Demand and MySXM, over its Internet radio service, including through applications for mobile devices. As of September 30, 2015, Sirius XM had nearly 29 million subscribers. Its subscribers include:

  •
  subscribers under its regular and discounted pricing plans;

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  subscribers that have prepaid, including payments made or due from automakers for subscriptions included in the sale or lease price of a vehicle;

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  subscribers to its Internet radio service who do not also have satellite radio subscriptions; and

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  certain subscribers to its weather, traffic, data and Backseat TV services who do not also have satellite radio subscriptions.

        Sirius XM's primary source of revenue is subscription fees, with most of its customers subscribing on an annual, semi-annual, quarterly or monthly basis. Sirius XM offers discounts for prepaid and longer-term subscription plans as well as discounts for multiple subscriptions. Sirius XM also derives revenue from activation and other fees, the sale of advertising on select non-music channels, the direct sale of satellite radios and accessories, and other ancillary services, such as weather, traffic, data and Backseat TV services.

        Sirius XM's satellite radios are primarily distributed through automakers (OEMs); retail stores nationwide; and through its website. Sirius XM has agreements with every major automaker to offer satellite radios in their vehicles. Satellite radio services are also offered to customers of certain rental car companies.

        Sirius XM is also a leader in providing connected vehicle applications and services. Sirius XM's connected vehicle services are designed to enhance the safety, security and driving experience for vehicle operators while providing marketing and operational benefits to automakers and their dealers. Subscribers to Sirius XM's connected vehicle services are not included in the subscriber count above or subscriber-based metrics.

  Programming

        Sirius XM offers a dynamic programming lineup of commercial-free music, sports, entertainment, comedy, talk, news, traffic and weather, including:

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  an extensive selection of music genres, ranging from rock, pop and hip-hop to country, dance, jazz, Latin and classical;

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  live play-by-play sports from major leagues and colleges;

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  a multitude of talk and entertainment channels for a variety of audiences;

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  a wide range of national, international and financial news; and

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  local traffic and weather reports for several metropolitan markets throughout the United States.

        Sirius XM's diverse spectrum of programming, including its lineup of exclusive material, is a significant differentiator from terrestrial radio and other audio entertainment providers. Sirius XM makes changes to its programming lineup from time to time in order to attract new subscribers and offer content which appeals to a broad range of audiences and to existing subscribers. The channel line-ups for its services are available at siriusxm.com.

  Internet Radio Service

        Sirius XM streams select music and non-music channels over the Internet. Its Internet radio service also includes channels and features that are not available on its satellite radio service. Access to its Internet radio service is offered to subscribers for a fee. Sirius XM also offers applications to allow consumers to access its Internet radio service on smartphones and tablet computers.

        Sirius XM also offers two innovative Internet-based products, SiriusXM On Demand and MySXM. SiriusXM On Demand offers Sirius XM's Internet radio subscribers listening on its online media player and on smartphones the ability to choose their favorite episodes from a catalog of content to listen to whenever they want. MySXM permits subscribers listening on Sirius XM's Internet radio service to personalize Sirius XM's existing commercial-free music and comedy channels to create a more tailored listening experience. Channel-specific sliders allow users to create over 100 variations of each of more than 50 channels by adjusting characteristics like library depth, familiarity, music style, tempo, region, and multiple other channel-specific attributes. SiriusXM On Demand and MySXM are offered to Sirius XM Internet radio subscribers at no extra charge.

        Sirius XM is re-engineering and redesigning its Internet radio streaming platform. The new Sirius XM Internet Radio will offer listeners enhanced programming discovery and the ability to connect with content currently playing across its commercial-free music, sports, comedy, news, talk and entertainment channels or available through SiriusXM On Demand. The new platform is expected to be progressively rolled out starting in the first quarter of 2015.

  Distribution of Radios

        Automakers.    Sirius XM's primary means of distributing satellite radios is through the sale and lease of new vehicles. Sirius XM has agreements with every major automaker to offer satellite radios in their vehicles and satellite radios are available as a factory or dealer-installed option in substantially all vehicle makes sold in the United States. Most automakers include a subscription to Sirius XM's radio service in the sale or lease of their vehicles. In certain cases, Sirius XM receives subscription payments from automakers in advance of the activation of its service. Sirius XM shares with certain automakers a portion of the revenues it derives from subscribers using vehicles equipped to receive its service. Sirius XM also reimburses various automakers for certain costs associated with the satellite radios installed in their vehicles, including in certain cases hardware costs, engineering expenses and promotional and advertising expenses.

        Previously Owned Vehicles.    Sirius XM also acquires subscribers through the sale and lease of previously owned vehicles with factory-installed satellite radios. Sirius XM has entered into agreements with many automakers to market subscriptions to purchasers and lessees of vehicles which include satellite radios sold through their certified pre-owned programs. In addition, Sirius XM works directly with many franchise and independent dealers on programs for non-certified vehicles. Sirius XM has developed systems and methods to identify purchasers and lessees of previously owned vehicles which include satellite radios and have established marketing plans to promote its services to these potential subscribers.

        Retail.    Sirius XM sells satellite and Internet radios directly to consumers through its website. Satellite and Internet radios are also marketed and distributed through national and regional retailers.

  Sirius XM's Satellite Radio Systems

        Sirius XM's satellite radio systems are designed to provide clear reception in most areas despite variations in terrain, buildings and other obstructions. Sirius XM continually monitors its infrastructure and regularly evaluates improvements in technology.

        Sirius XM's satellite radio systems have three principal components: satellites, terrestrial repeaters and other satellite facilities; studios; and radios.

  Satellites, Terrestrial Repeaters and Other Satellite Facilities

        Satellites.    Sirius XM currently owns a fleet of nine orbiting satellites, five in the Sirius system, FM-1, FM-2, FM-3, FM-5 and FM-6, and four in the XM system, XM-1, XM-3, XM-4 and XM-5. Two of these satellites are currently used as spares. In 2014, Sirius XM de-orbited a satellite that reached the end of its operational life. In 2015, Sirius XM will de-orbit another satellite that has also reached the end of its operational life.

        Satellite Insurance.    During 2015, Sirius XM held in-orbit insurance for only one of its satellites, which expired in October 2015. Sirius XM does not intend to renew this in-orbit insurance policy, as Sirius XM considers the premium costs to be uneconomical relative to the risk of satellite failure. The policy would have provided coverage if a total, constructive total or partial loss of the satellite that occurred prior to its expiration in October 2015. The insurance did not cover the full cost of constructing, launching and insuring a new satellite, nor would it have protected Sirius XM from the adverse effect on business operations due to the loss of a satellite. The policy contained standard commercial satellite insurance provisions, including coverage exclusions. In-orbit insurance for two of Sirius XM's satellites also expired in 2014.

        Terrestrial Repeaters.    In some areas with high concentrations of tall buildings, such as urban centers, signals from Sirius XM's satellites may be blocked and reception of satellite signals can be adversely affected. In many of these areas, Sirius XM has deployed terrestrial repeaters to supplement satellite coverage. Sirius XM operates over 700 terrestrial repeaters as part of its systems across the United States.

        Other Satellite Facilities.    Sirius XM controls and communicates with its satellites from facilities in North America and maintains earth stations in Panama and Ecuador to control and communicate with several of its Sirius system satellites. Its satellites are monitored, tracked and controlled by a third party satellite operator.

  Studios

        Sirius XM's programming originates principally from studios in New York City and Washington, D.C., and, to a lesser extent, from smaller studios in Los Angeles, Nashville and a variety of smaller venues across the country. Its New York City office houses its corporate headquarters. Both its New York City and Washington D.C. offices house facilities for programming origination, programming personnel and facilities to transmit programming.

  Radios

        Radios are manufactured in three principal configurations: in-dash radios, dock & play radios and commercial units.

        Sirius XM does not manufacture radios. Sirius XM has authorized manufacturers and distributors to produce and distribute radios, and has licensed its technology to various electronics manufacturers to develop, manufacture and distribute radios under certain brands. Sirius XM manages various aspects of the production of satellite and Internet radios. To facilitate the sale of radios, Sirius XM may subsidize a portion of the radio manufacturing costs to reduce the hardware price to consumers.

  Connected Vehicle Services

        Sirius XM also provides connected vehicle services. Sirius XM's connected vehicle services are designed to enhance the safety, security and driving experience for vehicle operators while providing marketing and operational benefits to automakers and their dealers. Sirius XM offers a portfolio of location-based services through two-way wireless connectivity, including safety, security, convenience, maintenance and data services, remote vehicles diagnostics, stolen or parked vehicle locator services, and monitoring of vehicle emission systems. Sirius XM's connected vehicle business provides services to several automakers, including Acura, BMW, Honda, Hyundai, Infiniti, Lexus, Nissan and Toyota.

  Canada

        Sirius XM also has an equity interest in the satellite radio services offered in Canada through its investment in Sirius XM Canada Holdings, Inc. (Sirius XM Canada). Sirius XM owns approximately 37% of the equity of Sirius XM Canada. Subscribers to the services offered by Sirius XM Canada are not included in the subscriber count above or subscriber-based metrics.

  Other Services

        Commercial Accounts.    Sirius XM's programming is also available for commercial establishments. Commercial subscription accounts are available through providers of in-store entertainment solutions and directly from Sirius XM. Certain commercial subscribers are included in its subscriber count.

        Satellite Television Service.    Certain of Sirius XM's music channels are offered as part of certain programming packages on the DISH Network satellite television service. Subscribers to the DISH Network satellite television service are not included in Sirius XM's subscriber count.

        Subscribers to the following services are not included in Sirius XM's subscriber count, unless the applicable service is purchased by the subscriber separately and not as part of a radio subscription to Sirius XM services:

        Travel Link.    Sirius XM offers Travel Link, a suite of data services that includes graphical weather, fuel prices, sports schedules and scores, and movie listings.

        Real Time Traffic Services.    Sirius XM also offers services that provide graphic information as to road closings, traffic flow and incident data to consumers with compatible in-vehicle navigation systems.

        Real Time Weather Services.    Sirius XM offer several real-time weather services designed for improving situational awareness in vehicle, marine and/or aviation use.

        Backseat TV.    Sirius XM offers Backseat TV, a service offering television content designed primarily for children, in the backseat of vehicles. Sirius XM intends to discontinue this service by the end of 2015.

  Copyrights to Programming

        In connection with its satellite radio music programming, Sirius XM must negotiate and enter into royalty arrangements with two sets of rights holders: Holders of copyrights in musical works (that is, the music and lyrics) and holders of copyrights in sound recordings (that is, the actual recording of a work).

        Musical works rights holders, generally songwriters and music publishers, are traditionally represented by performing rights organizations, such as the American Society of Composers, Authors and Publishers (ASCAP), Broadcast Music, Inc. (BMI), and SESAC, Inc. (SESAC). These organizations negotiate fees with copyright users, collect royalties and distribute them to the rights holders. Sirius XM has arrangements with all of these organizations.

        Sound recording rights holders, typically large record companies, are primarily represented by SoundExchange, an organization which negotiates licenses, and collects and distributes royalties on behalf of record companies and performing artists. Under the Digital Performance Right in Sound Recordings Act of 1995 and the Digital Millennium Copyright Act of 1998, Sirius XM may negotiate royalty arrangements with the owners of sound recordings fixed after February 15, 1972, or if negotiation is unsuccessful, the royalty rate is established by the Copyright Royalty Board (CRB) of the Library of Congress.

        The CRB has issued its determination regarding the royalty rate payable by Sirius XM under the statutory license covering the performance of sound recordings fixed after February 15, 1972 over its satellite digital audio radio service, and the making of ephemeral (server) copies in support of such performances, for the five-year period ending on December 31, 2017. Under the terms of the CRB's decision, Sirius XM will pay a royalty based on gross revenues, subject to certain exclusions, of 10.0% for 2015, 10.5% for 2016 and 11% for 2017. The rate for 2014 was 9.5%.

        The revenue subject to royalty includes subscription revenue from Sirius XM's U.S. satellite digital audio radio subscribers and advertising revenue from channels other than those channels that make only incidental performances of sound recordings. Exclusions from revenue subject to the statutory license fee include, among other things, revenue from channels, programming and products or other services offered for a separate charge where such channels make only incidental performances of sound recordings; revenue from equipment sales; revenue from current and future data services (including video and connected vehicle services) offered for a separate charge; intellectual property royalties received by Sirius XM; credit card, invoice and fulfillment service fees; and bad debt expense. The regulations also allow Sirius XM to further reduce its monthly royalty fee in proportion to the percentage of its performances that feature pre-1972 recordings (which are not subject to federal copyright protection) as well as those that are licensed directly from the copyright holder, rather than through the statutory license.

        To secure the rights to stream music content over the Internet, including to mobile devices, Sirius XM also must obtain licenses from, and pay royalties to, copyright owners of musical compositions and, in certain cases, sound recordings. Sirius XM has arrangements with ASCAP, SESAC and BMI to license the musical compositions Sirius XM streams over the Internet. The licensing of certain sound recordings fixed after February 15, 1972 for use on the Internet is also subject to the Digital Performance Right in Sound Recordings Act of 1995 and the Digital Millennium Copyright Act of 1998 on terms established by the CRB. In 2014, Sirius XM paid a per performance rate for the streaming of certain sound recordings on the internet of $0.00220 per play, which rate changed to $0.00240 per play in 2015. Sirius XM is participating in proceedings to establish rates for the streaming of certain sound recordings fixed after February 15, 1972 on the Internet after 2015, known as the Webcasting IV proceeding.

        Sirius XM's rights to perform certain copyrighted sound recordings (that is, the actual recording of a work) that were fixed after February 15, 1972 are governed by United States federal law, the Copyright Act. In contrast, Sirius XM's rights to perform certain copyrighted sound recordings that were fixed before February 15, 1972 are governed by various state statutes and common law principles and are subject to litigation in three states.

  Trademarks

        Sirius XM registered, and intends to maintain, the trademarks "Sirius", "XM", "SiriusXM" and "SXM" with the United States Patent and Trademark Office in connection with the services they offer. Sirius XM is not aware of any material claims of infringement or other challenges to its right to use the "Sirius", "XM", "SiriusXM" or "SXM" trademarks in the United States. Sirius XM also has registered, and intends to maintain, trademarks for the names of certain of its channels. Sirius XM has also registered the trademarks "Sirius", "XM" and "SiriusXM" in Canada. Sirius XM has granted a license to use certain of its trademarks in Canada to Sirius XM Canada.

The Braves Group

        The Braves Group will be attributed our 100% interest in our subsidiary, Braves Holdings, LLC (Braves Holdings). Braves Holdings (collectively with its subsidiaries) is the indirect owner and operator of the Major League Baseball (MLB) club the Atlanta Braves (Braves, the club and the team) and certain assets and liabilities associated with the Braves' stadium and Braves Holdings' mixed use development project, which we refer to as the SunTrust Development Project and as described in "—Facilities" below. We acquired the Braves from Time Warner, Inc. in 2007.

History

        The Braves are the oldest continuously operating professional sports franchise in the United States, with a history dating back to 1871. The franchise began as the Boston Red Stockings, one of nine founding members of the National Association of Professional Baseball Players, the precursor to the National League. The strength of the team showed early on, as the Stockings won six of the first eight league championships in professional baseball history, comprised of four National Association flags in 1872, 1873, 1874 and 1875 and two National League championships in 1877 and 78. The modern era of the Braves, as they became known in 1912, kicked off with a World Series title in 1914.

        After the Second World War, support for the Braves in Boston declined in favor of the city's American League team, the Red Sox. After a short stint in Milwaukee, during which the Braves won a second World Series in 1957, the Braves arrived in Atlanta in 1966, but struggled with few winning seasons in the seventies and eighties. However, beginning in 1991, under the leadership of General Manager John Schuerholz and three-time National League Manager of the Year Bobby Cox, the team had a run of dominance for more than a decade, with 14 division titles from 1991 to 2005. After another World Series victory in 1995, the Braves became the first team in MLB history to win the championship in three different cities. Throughout the nineties, three Braves pitchers (Tom Glavine, Greg Maddux and John Smoltz) were awarded a total of six National League Cy Young awards.

        The Braves have a strong base of support not only in Atlanta, but throughout the entire Southeast and nationwide. The Braves entertain legions of fans each year, with attendance topping two million people per season, and games broadcast on radio and television stations around the region and across the country, as well as streamed online for audiences all over the world.

Team Performance

        The Braves had a modest record during the 2015 and 2014 seasons, but placed first in their division in 2013, and the team won wild card berths in both the 2012 and 2010 postseasons. The 1990s and early 2000s were banner years for the Braves, allowing the team to gain nationwide name recognition and popularity. The Braves hold more division titles than any other National League East team. The Braves have played in the World Series nine times, and have won three championships.

Major League Titles

World Series	1995, 1957, 1914
National League Pennants	1999, 1996, 1995, 1992, 1991, 1958, 1957, 1948, 1914, 1898, 1897, 1893, 1892, 1891, 1883, 1878, 1877
East Division Titles	2013, 2005, 2004, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996, 1995
West Division Titles	1993, 1992, 1991, 1982, 1969
Wild Card Berths	2012, 2010

Management

        Terry McGuirk has been the Chairman and CEO of the Braves since 2001. Mr. McGuirk also served as the President of the Braves from 2003 to 2007. From 1996 to 2001, he served as Chairman and Chief Executive Officer of Turner Broadcasting System, Inc., and also served as Vice Chairman and Director of Turner Broadcasting from 2001 to 2007.

        John Schuerholz has been the President of the Braves since 2007, before which he served for 17 years as the club's Executive Vice President and General Manager. Mr. Schuerholz began his career with the Baltimore Orioles in 1966, and came to Atlanta after 22 years with the Kansas City Royals.

        John Coppolella was promoted to General Manager of the Braves on October 1, 2015. Mr. Coppolella, who had been the Assistant General Manager for the past three seasons, is under contract as General Manager through the 2019 season. Mr. Coppolella also served as the Braves' Director of Pro-Scouting during the 2012 season, and as Director of Baseball Administration from 2007 to 2012.

        John Hart was hired as President of Baseball Operations for the Braves on October 23, 2014. Mr. Hart has been with the Braves since 2013, after careers with the Texas Rangers, Cleveland Indians and Baltimore Orioles. Mr. Hart served as interim General Manager for the Braves beginning on September 23, 2014 until Mr. Coppolella was promoted to the position earlier this year.

        Mike Plant has served as Executive Vice President of Business Operations for the Braves since 2003. Mr. Plant's responsibilities include overseeing stadium operations, security, finance, personnel, special events and the operations of the Braves' minor league clubs. He is currently serving as Project Leader for the club's new stadium development project.

        Derek Schiller has been the Executive Vice President of Sales and Marketing for the Braves since 2003. Mr. Schiller manages sales, broadcasting, licensing, community relations and marketing strategy for the club. Prior to joining the Braves, Mr. Schiller served in marketing and development roles for the New York Yankees and the Atlanta Thrashers hockey team.

        Chip Moore was promoted to the role of Chief Financial Officer in 2009 after serving at various levels in the Controller office for the Braves, and spending a total of 31 seasons with the Braves organization. Mr. Moore oversees all accounting, treasury and finance operations, including the Braves' minor league operations, risk management, tax related issues, payroll, procurement and company reporting functions.

        Greg Heller has been legal counsel to the Braves for over 15 years. As SVP & Chief Legal Officer, Heller oversees all legal affairs for the Braves and its minor league franchises.

Business Operations

        The Braves Group derives revenue from both local and national sources. Team revenue includes revenue from ticket sales, broadcasting rights, shared revenue collected and distributed by MLB, merchandise sales, farm clubs, revenue sharing arrangements and other sources. Revenue related to the Braves' facilities include corporate sales and naming rights, concessions, advertising, suites and premium seat fees, parking and publications. Ticket sales and broadcasting rights are the team's primary revenue drivers.

        Television and Radio Broadcasting.    The Braves Group derives substantial revenue from the sale of broadcasting rights to the Braves' baseball games. Each MLB club has the right to authorize the television broadcast within its home television territory of games in which it participates, subject to certain exceptions. The Braves have long-term local broadcasting agreements with Sportsouth Network II, LLC, the owner and operator of the SportSouth video programming service (Fox SportSouth). Nationally, the Braves participate in the revenue generated from the national broadcasting and radio arrangements negotiated by MLB on behalf of the 30 MLB clubs with ESPN, TBS, Fox and SIRIUS XM (the National Broadcast Rights). Under the MLB Rules and Regulations, the BOC has the authority, acting as the agent on behalf of all of the MLB clubs, to enter into and administer all contracts for the sale of National Broadcast Rights. Each MLB club also has the right to authorize radio broadcast, within the United States (or Canada, in the case of the Toronto Blue Jays), of its games, subject to certain restrictions. The Braves also have the largest radio affiliate network in MLB, with 147 local radio station affiliates broadcasting Braves games across the Southeast (the Braves Radio Network)

        Ticket Sales.    The Braves offer single game tickets, as well as various season ticket packages. The per-ticket average price of 2016 full-season ticket plans ranges from $5.19 to $69.51, depending upon the seating area. In 2012, the Braves instituted a variable pricing strategy to help eliminate the perceived difference in value for certain games, which was often exploited in the secondary market. The club created six pricing tiers per seat, based upon various factors including the day of the week, date and opposing team. The Braves have also begun to encourage fans to use digital ticketing, which allows the club to track important data, put parameters on resales, and provide paperless benefits to its consumers.

        Advertising and Corporate Sponsorship.    The Braves work with a variety of corporate sponsors to facilitate advertising and promotional opportunities both at Turner Field and the new SunTrust Park. Advertising space is available on the main scoreboard, elsewhere throughout each ballpark and in programs sold at each game. The Braves also enter into long-term licensing agreements for advertising rights with respect to various suites and hospitality spaces. The Braves' marketing department works closely with the club's sponsors to offer contests, sweepstakes and additional entertainment and promotional opportunities during Braves home games, and the club allows the Braves name and logo to be used in connection with certain local promotional activities. The Braves also coordinate advertising placement through the Braves Radio Network, and has a cross-promotional sponsorship and marketing agreement with Fox SportSouth.

        Player Contracts and Salaries.    The Collective Bargaining Agreement (CBA) requires MLB clubs to sign players using the Uniform Player's Contract. The minimum Major League contract salary for players during the 2015 season under the CBA was $507,500. If a player is injured or terminated by the team for lack of skill during the regular season, he is entitled to all of his salary under the contract for the remainder of the year. Contracts may cover one year or multiple years, but generally under multi-year contracts a player's salary is guaranteed even if the contract is terminated by the team, or if the player dies or becomes ill, during the term of the contract. The Braves are not required to pay the remaining contract salaries of players who resign or refuse to play.

Team

        Player Personnel.    Under MLB Rules and Regulations, each team is permitted to have 40 players under contract, but may only maintain 25 players on its active roster from the Opening Day of the season through August 31 of each year. During the remainder of the season, teams may keep an active roster consisting of all 40 players under contract. The Braves' roster reflects the team's commitment to developing and securing talented young players, driving future on-field success.

        Player Development    The Braves are associated with six minor league teams located in the United States, five of which are owned by Braves Holdings. The club's minor league affiliates are detailed below:

Team	Class	League	Location
Gwinnett Braves	AAA	International League	Lawrenceville, GA
Mississippi Braves	AA	Southern League	Pearl, MS
Carolina Mudcats*	A Adv.	Carolina League	Zebulon, NC
Rome Braves	A	South Atlantic League	Rome, GA
Danville Braves	R	Appalachian League	Danville, VA
GCL Braves	R	Gulf Coast League	Lake Buena Vista, FL

* Not owned by Braves Holdings

        The Braves also operate a baseball academy in the Dominican Republic under the Dominican Summer League. Dominican players, and players from other Latin American countries, are an important source of talent for the Braves and other MLB clubs, but these players may not participate in the first-year draft process (which is limited to only residents of the United States, United States territories, and Canada, including international players who are enrolled in a high school or college in such locations). However, the Braves may enter into contracts with Latin American players, subject to certain MLB Rules and Regulations.

Facilities

        Turner Field.    Since opening in 1997, the "Home of the Braves" has been an Atlanta landmark. The stadium was originally constructed for the 1996 Summer Olympic Games, and was known as Centennial Olympic Stadium, before being converted into a baseball park. Turner Field today has just under 50,000 seats, 58 private suites and four private membership clubs: the 755 Club, the SunTrust Club, the Superior Plumbing Club and the Georgia's Own Credit Union Club.

        Braves Holdings has exclusive operating rights to Turner Field pursuant to an Operating Agreement (the Turner Operating Agreement) with the Atlanta Fulton County Recreation Authority (AFCRA). Under the current Turner Operating Agreement with AFCRA, the Braves pay an annual operating fee and a capital fee. AFCRA utilizes the capital solely for capital maintenance and repairs. At the end of the Turner Operating Agreement term in 2016, any balance in the Capital Fund may be used by ACFRA in its sole discretion. Braves Holdings has a $500,000 operator fee and a $1.5 million capital fee due for the remainder of the Turner Operating Agreement term, which expires at the end of the 2016 season. On November 11, 2013, the Braves announced that the team would leave Turner Field at the end of the current term of the Turner Operating Agreement. Braves Holdings has since begun construction on a new stadium complex, SunTrust Park, located in Cobb Country, Georgia.

        SunTrust Park.    Effective for the 2017 season, the Braves are expected to relocate into a new ballpark located in Cobb County, Georgia. Braves Holdings will have exclusive operating rights to the facility via a Stadium Operating Agreement with Cobb County and the Cobb-Marietta Coliseum and Exhibit Hall Authority (the Authority). In 2014, Braves Holdings, through a wholly owned subsidiary, purchased 82 acres of land (of which Braves Holdings has retained title to all but the portion of the parcel underlying the ballpark) for the purpose of constructing a MLB facility and development of a mixed-use complex adjacent to the ballpark. The construction of the new ballpark, which is expected to have a total cost of approximately $672 million, is being funded by a combination of Braves Holdings, Cobb County, the Cumberland Improvement District (the CID) and the Authority. The Authority has issued $368 million in bonds to fund its portion of the costs, Cobb County is contributing an additional $14 million and the CID is contributing $10 million. Braves Holdings is expected to contribute a minimum of $280 million toward the completion of ballpark (of which they have contributed approximately $64.3 million as of September 30, 2015) and may contribute an additional $50 million in its discretion. In addition, Braves Holdings is also developing a gathering plaza adjacent to the ballpark at a cost of approximately $25 million. Braves Holdings funding for these initiatives has come from cash reserves and utilization of a construction loan and two credit facilities with aggregate commitments of $520 million. As of September 30, 2015, Braves Holdings had utilized approximately $170 million under these credit arrangements. In addition, Braves Holdings, through affiliated entities and outside development partners, is in the process of developing land around the ballpark for a mixed-use complex, which is expected to feature retail, residential, office, hotel and entertainment opportunities. The expected cost for this mixed-use development is approximately $556 million, and Braves Holdings' affiliated entities will be responsible for approximately $490 million of such development costs, which Braves Holdings intends to fund with a mix of approximately $200 million in equity and $290 million of new debt.

        Once completed, we believe SunTrust Park will be an industry-leading sports complex spanning approximately 1,100,000 square feet, with 41,200 seats, including 30 suites and 4,200 premium seats, multiple hospitality clubs and retail merchandise venues. The stadium will also feature concessions and restaurant spaces, administrative offices for team operations, sales and marketing, as well as a ticket office, team clubhouse and training rooms. SunTrust Park will also demonstrate the club's commitment to sustainability, with LEED certification planned, water efficient landscaping, enhanced storm water management and energy efficiencies in design and construction, incorporating recycled materials and lowering construction waste throughout the development process. The stadium is projected to create a significant number of new jobs and increase visitor spend. This projection is for the ballpark alone, and does not reflect the significant number of jobs and additional tax revenue expected to be generated by the mixed-use development surrounding the stadium.

        Champion Stadium.    Champion Stadium in Lake Buena Vista, Florida is the Braves' spring training facility, and the playing facility of the Braves' Rookie League affiliate GCL Braves. The stadium is part of the ESPN Wide World of Sports Complex at Walt Disney World Resort, and features four luxury sky boxes and more than 9,500 seats. The Braves signed a 20-year lease agreement for the complex in 1997, which will expire after the last day of spring training in 2017. The club receives limited use of the stadium, four practice fields, a half-sized infield, clubhouse, temporary clubhouse space for minor league players and office space for both year-round and spring training operations.

Philanthropy and Community Relations

        Community Outreach.    The Braves participate in a multitude of outreach programs, demonstrating the team's commitment to the community, including: the Braves Care employee volunteer initiative; Braves Wives Association events; Breast Cancer Awareness Day; Childhood Cancer Awareness Day; Prostate Cancer Awareness Day; Christmas in July hospital visits; military outreach for both veterans and active duty service members; and the "Reach Out, Be Our Guest" program, providing complimentary tickets to financially disadvantaged children and individuals.

        Atlanta Braves Foundation.    The Atlanta Braves Foundation (the Foundation) is the Braves' non-profit organization. Since 1992, the Foundation has actively supported thousands of Atlanta-area community organizations and their programs throughout the metro region. With the support of Braves players, employees, sponsors and fans, the Foundation has contributed more than $5 million in financial and in-kind assistance to the community.

The Media Group

        The Media Group is focused on certain of our investments in various companies, including our equity interest in Live Nation Entertainment, Inc. (Live Nation) and will also have attributed to it a 20% inter-group interest in Braves Group, our interest in any recovery received in connection with the 2013 judgment against Vivendi Universal S.A. and miscellaneous assets. Our strategy for the Media Group is to maximize the value of these investments and to make new investments that our management believes have attractive risk and return characteristics. Set forth below is a description of Live Nation.

Live Nation

        Live Nation is considered the largest live entertainment company in the world and seeks to innovate and enhance the live entertainment experience for artists and fans before, during and after the show. Live Nation has four business segments: Concerts, Ticketing, Artist Nation and Sponsorship & Advertising.

  Live Nation's Business Segments

        Concerts.    Live Nation's Concerts segment principally involves the global promotion of live music events in their owned or operated venues and in rented third-party venues, the operation and management of music venues and the production of music festivals across the world. During 2014, Live Nation's Concerts business generated approximately $4.7 billion, or 69%, of Live Nation's total revenue. Live Nation promoted 22,800 live music events in 2014, including artists such as One Direction, Jay-Z & Beyonce, Justin Timberlake, Luke Bryan, Jason Aldean and Lady Gaga and through festivals such as Electric Daisy Carnival, Rock Werchter, Reading and T in the Park. While its Concerts segment operates year-round, Live Nation generally experiences higher revenue during the second and third quarters due to the seasonal nature of shows at its outdoor amphitheaters and festivals, which primarily occur from May through September. Revenue is generally impacted by the number of events, volume of ticket sales and ticket prices. Event costs such as artist fees and production service expenses are included in direct operating expenses and are typically substantial in relation to the revenue.

        Ticketing.    Live Nation's Ticketing segment is primarily an agency business that sells tickets for events on behalf of its clients and retains a fixed fee or a percentage of the total convenience charge and order processing fee for its services. Live Nation sells tickets for its events and also for third-party clients across multiple live event categories, providing ticketing services for leading arenas, stadiums, amphitheaters, music clubs, concert promoters, professional sports franchises and leagues, college sports teams, performing arts venues, museums and theaters. Live Nation sells tickets through websites, mobile apps, ticket outlets and telephone call centers. During the year ended December 31, 2014, Live Nation sold 69%, 18%, 9% and 4% of primary tickets through these channels, respectively. Live Nation's Ticketing segment also manages its online activities including enhancements to its websites and bundled product offerings. During 2014, the Ticketing business generated approximately $1.6 billion, or 22% of Live Nation's total revenue, which excludes the face value of tickets sold. Through all of its ticketing services, Live Nation sold over 154 million tickets in 2014 on which Live Nation was paid fees for its services. In addition, Live Nation sold approximately 300 million tickets in total using its Ticketmaster system, through season seat packages and its venue clients' box offices, for which Live Nation did not receive a fee. Live Nation's ticketing sales are impacted by fluctuations in the availability of events for sale to the public, which may vary depending upon event scheduling by its clients.

        Artist Nation.    Live Nation's Artist Nation segment primarily provides management services to music artists in exchange for a commission on the earnings of these artists. The Artist Nation segment also creates and sells merchandise for music artists at live performances, to retailers and directly to consumers via the Internet. During 2014, the Artist Nation business generated approximately $389 million, or 5%, of Live Nation's total revenue. Revenue earned from the Artist Nation segment is impacted to a large degree by the touring schedules of the artists Live Nation represents and generally experiences higher revenue during the second and third quarters as the period from May through September tends to be a popular time for touring events.

        Sponsorship & Advertising.    Live Nation's Sponsorship & Advertising segment employs a sales force that creates and maintains relationships with sponsors, through a combination of strategic, international, national and local opportunities that allow businesses to reach customers through its concert, venue, artist relationship and ticketing assets, including advertising on Live Nation websites. Live Nation works with its corporate clients to help create marketing programs that drive their business goals and connect their brands directly with fans and artists. Live Nation also develops, books and produces custom events or programs for its clients' specific brands which are typically experienced exclusively by the clients' customers. These custom events can involve live music events with talent and media, using both online and traditional outlets. During 2014, the Sponsorship & Advertising business generated approximately $300 million, or 4%, of Live Nation's total revenue.

  Terms of Live Nation Investment

        At December 31, 2014, we beneficially owned approximately 53.7 million shares of Live Nation common stock, which represented approximately 27% of the issued and outstanding shares as of December 31, 2014.

        During December 2015, we acquired 15.9 million shares of Live Nation common stock pursuant to a forward contract that we had entered into in September 2014. The counterparty to the forward contract acquired the maximum number of Live Nation shares of common stock at a volume weighted average share price of $24.91 per share during September 2015.

        Under our stockholders agreement with Live Nation, we have the right to nominate two directors (one of whom must qualify as an independent director) to the Live Nation board of directors, currently comprised of 12 directors, for so long as our ownership interest provides us with not less than 5% of the total voting power of Live Nation's equity securities. We also have the right to cause one of our nominees to serve on the audit committee and the compensation committee of the board, provided they meet the independence requirements and other qualifications for membership on those committees.

        We have agreed under the stockholders agreement not to acquire beneficial ownership of Live Nation equity securities that would result in our having in excess of 35% of the voting power of Live Nation's equity securities. That percentage is subject to decrease for specified transfers of our Live Nation stock. We have been exempted from the restrictions on business combinations set forth in Section 203 of the Delaware General Corporation Law, and Live Nation has agreed in the stockholders agreement not to take certain actions that would materially and adversely affect our ability to acquire Live Nation securities up to the voting percentage referred to above.

Regulatory Matters

Satellite Digital Audio Radio Services

        As an operator of a privately owned satellite system, Sirius XM is regulated by the Federal Communications Commission (FCC) under the Communications Act of 1934, principally with respect to:

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  the licensing of its satellite systems;

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  preventing interference with or to other uses of radio frequencies; and

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  compliance with FCC rules established specifically for U.S. satellites and satellite radio services.

        Any assignment or transfer of control of Sirius XM's FCC licenses must be approved by the FCC. The FCC's order approving the merger of Sirius XM's wholly-owned subsidiary, Vernon Merger Corporation, with and into its wholly-owned subsidiary, XM Satellite Radio Holdings Inc., in July 2008 requires Sirius XM to comply with certain voluntary commitments it made as part of the FCC merger proceeding. Sirius XM believes it complies with those commitments.

        In 1997, Sirius XM was the winning bidder for FCC licenses to operate a satellite digital audio radio service and provide other ancillary services. Sirius XM's FCC licenses for its Sirius system satellites expire in 2017 and 2022. Sirius XM's FCC licenses for its XM satellites expire in 2018, 2021 and 2022. One of Sirius XM's XM satellites is operating under special temporary authority from the FCC and Sirius XM plans to de-orbit the satellite in 2015. Sirius XM anticipates that, absent significant misconduct on its part, the FCC will renew its licenses to permit operation of its satellites for their useful lives, and grant a license for any replacement satellites.

        In some areas with high concentrations of tall buildings, such as urban centers, signals from Sirius XM's satellites may be blocked and reception can be adversely affected. In many of these areas, Sirius XM has installed terrestrial repeaters to supplement its satellite signal coverage. The FCC has established rules governing terrestrial repeaters and has granted Sirius XM a license through 2027 to operate its repeater network.

        In many cases, Sirius XM obtains FCC certifications for satellite radios, including satellite radios that include FM modulators. Sirius XM believes its radios that are in production comply with all applicable FCC rules.

        Sirius XM is required to obtain export licenses from the United States government to export certain ground control equipment, satellite communications/control services and technical data related to its satellites and their operations. The delivery of such equipment, services and technical data to destinations outside the United States and to foreign persons is subject to strict export control and prior approval requirements from the United States government (including prohibitions on the sharing of certain satellite-related goods and services with China). Changes in law or regulations relating to communications policy or to matters affecting Sirius XM's services could adversely affect its ability to retain its FCC licenses or the manner in which Sirius XM operates.

Internet Services

        To the extent that the businesses in which we have interests engage in the provision of goods and services over the Internet, they must comply with federal and state laws and regulations applicable to online communications and commerce. Our businesses are subject to laws governing the collection, use, retention, security and transfer of personally identifiable information about their users. In particular, the collection and use of personal information by companies have received increased regulatory scrutiny on a global basis. For example, the Children's Online Privacy Protection Act (COPPA) prohibits web sites from collecting personally identifiable information online from children under age 13 without parental consent and imposes a number of operational requirements. In 2012, the Federal Trade Commission (FTC) adopted revised COPPA regulations amending certain definitions and modifying certain operational requirements regarding notice and parental consent, among other matters. Certain email activities are subject to the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, commonly known as the CAN-SPAM Act. The CAN-SPAM Act regulates the sending of unsolicited commercial email by requiring the email sender, among other things, to comply with specific disclosure requirements and to provide an "opt-out" mechanism for recipients. Both of these laws include statutory penalties for non-compliance. Various states also have adopted laws regulating certain aspects of Internet communications. Congress has extended the moratorium on state and local taxes on Internet access and commerce until October 1, 2015. Legislative proposals that would further extend the moratorium on state and local taxes on Internet access and commerce are pending in Congress.

        In the ordinary course of business, our businesses collect and store the personal information of our customers and employees. The secure processing and continued availability of this information is critical to the operation or our businesses and our businesses are subject to many (often conflicting) laws governing the collection, use, retention, security and transfer of personally-identifiable information. In particular, the collection, disclosure and use of personal information by companies has received increased regulatory scrutiny on a global basis. The enactment, interpretation and application of user data protection laws are in a state of flux, and the interpretation and application of such laws may vary from country to country. Complying with different national and state privacy requirements may cause our businesses to incur substantial costs. In addition, any unauthorized use or disclosure of personal information collected by our businesses, which may be unavoidable, may subject our businesses to risk of substantial government fines or liability to our customers, financial institutions or other third parties. Data collection, privacy and security are growing public concerns. If consumers were to decrease their use of our businesses' websites to purchase products and services, or if new regulations limited the ability of our businesses to market their products or services, such businesses could be harmed.

        Other Internet-related laws and regulations enacted in the future may cover issues such as defamatory speech, copyright infringement, pricing and characteristics and quality of products and services. The future adoption of such laws or regulations may slow the growth of commercial online services and the Internet, which could in turn cause a decline in the demand for the services and products of the Internet companies in which we have interests and increase such companies' costs of doing business or otherwise have an adverse effect on their businesses, operating results and financial conditions. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues such as property ownership, libel, personal privacy and taxation is uncertain and could expose these companies to substantial liability.

  Proposed Changes in Regulation

        The regulation of Internet and satellite-based services is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and there can be no assurance that our business will not be adversely affected by future legislation, new regulation or deregulation.

Competition

        Sirius XM faces significant competition for both listeners and advertisers. Traditional AM/FM radio has had a well-established demand for its services and generally offers free broadcasts paid for by commercial advertising rather than by a subscription fee. In addition, many radio stations have begun broadcasting high definition (HD) digital signals, which have sound quality similar to Sirius XM signals, offer information programming of a local nature, such as local news and sports. The availability of traditional free AM/FM radio reduces the likelihood that customers would be willing to pay for Sirius XM's subscription services and, by offering free broadcasts, it may impose limits on what Sirius XM can charge for its services. Traditional AM/FM broadcasters are also complementing their HD radio efforts by aggressively pursuing Internet radio, wireless Internet-based distribution arrangements and data services. Sirius XM also faces competition from Internet radio and Internet-enabled smartphones, which often have no geographic limitations and provide listeners with radio programming from across the country and around the world. Major media companies and online-only providers, including Beats Music, Google Play, Pandora and iHeartRadio, also make high fidelity digital streams available through the Internet for free or, in some cases, for a fraction of the cost of a satellite radio subscription. Internet-enabled smartphones, most of which have the capability of interfacing with vehicles, can play recorded or cached content and access Internet radio via dedicated applications (such as Pandora, Spotify, iTunes Radio and iHeartRadio) or browsers, often for free, and offer music and talk content. Certain of these applications also include advanced functionality, such as personalization, and allow the user to access large libraries of content on demand. In addition, Sirius XM faces competition as a result of the deployment or planned deployment by nearly all automakers of integrated multimedia systems in dashboards, such as Ford's SYNC, Toyota's Entune, and BMW/Mini's Connected. These systems can combine control of audio entertainment from a variety of sources, including AM/FM/HD radio broadcasts, satellite radio, Internet radio, smartphone applications and stored audio, with navigation and other advanced applications such as restaurant bookings, movie show times and financial information. These systems enhance the attractiveness of Internet-based competitors by making such applications more prominent, easier to access, and safer to use in the car. Sirius XM also faces competition from a number of providers that offer specialized audio services through either direct broadcast satellite or cable audio systems and that are targeted to fixed locations, mostly in-home. The radio service offered by direct broadcast satellite and cable audio is often included as part of a package of digital services with video service, and video customers generally do not pay an additional monthly fee for the audio service. In addition, the audio entertainment marketplace continues to evolve rapidly, with a steady emergence of new media platforms and portable devices that compete with Sirius XM's services now or that could compete with its services in the future. The in dash navigation market is also being threatened by increasingly capable smartphones that provide advanced navigation functionality, including live traffic.

        The Braves face competition from many alternative forms of leisure entertainment. During the baseball season, the Braves compete with other sporting and live events for game day attendance, which is integral to the Braves' ticket, concession and souvenir sales revenue. The broadcasting of the Braves' games, which is another significant source of revenue for the Braves, competes against a multitude of other media options for viewers, including premium programming, home video, pay-per-view services, online activities, movies and other forms of news and entertainment. In addition, the Braves compete with the other MLB teams for a limited pool of player, coaching and managerial talent. This talent contributes to the Braves' winning record and league standings, which are critical components of the Braves' competitiveness.

        Live Nation faces competition in the live music industry, in attracting touring artists to the venues it owns and operates, from ticketing services primarily through online channels but also through phone, outlet and box office channels, and in its artist management and sponsorships businesses. Competition in the live entertainment industry is intense. Live Nation believes that it competes primarily on the basis of its ability to deliver quality music products, sell tickets and provide enhanced fan and artist experiences. It believes that its primary strengths include the quality of service delivered to its artists, fans and corporate sponsors, its track record in promoting and producing live music events and tours both domestically and internationally, artist relationships, ticketing software and services, distribution platform (venues), the scope and effectiveness in its expertise of marketing and sponsorship programs and its financial stability.

Employees

        As of December 31, 2014, Liberty Media had 78 corporate employees, and our consolidated subsidiaries had an aggregate of approximately 3,612 full and part-time employees. We believe that our employee relations are good.

Sirius XM

        As of December 31, 2014, Sirius XM had 2,327 full-time employees. In addition, Sirius XM relies upon a number of part-time employees, consultants, other advisors and outsourced relationships. None of Sirius XM's employees are represented by a labor union, and Sirius XM believes that its employee relations are good.

Braves Holdings

        As of December 10, 2015, Braves Holdings employed 616 employees which included 382 non-player personnel and 234 players who are paid only during the season (including 40 players on the active MLB roster and 194 minor league players). Braves Holdings also employs approximately 2,300 event staff (ticket takers, ushers, security, etc.) during the baseball season. Only Braves Holdings employees on the 40-man MLB roster are union employees. All other Braves Holdings employees are non-union employees.

Properties

        We own our corporate headquarters in Englewood, Colorado.

        Sirius XM owns office, production, data center, and engineering facilities in Washington D.C. and New Jersey. Additionally, Sirius XM leases property for its headquarters in New York and leases additional properties in New York, New Jersey, Florida, Michigan, Tennessee, Georgia, California and Texas for its office, production, technical, studio and engineering facilities and call center. Sirius XM also leases properties in Panama and Ecuador that are used as earth stations to command and control satellites. In addition, Sirius XM leases or licenses space at approximately 640 locations for use in connection with the terrestrial repeater networks that support its satellite radio services. In general, these leases and licenses are for space on building rooftops and communications towers, none of which are individually material to the business or its operations.

        For a description of Braves Holdings' property, see "—The Braves Group—Facilities."

        Our other subsidiaries and business affiliates own or lease the fixed assets necessary for the operation of their respective businesses, including office space and entertainment venues. Our management believes that our current facilities are suitable and adequate for our business operations for the foreseeable future.

Legal Proceedings

Sirius XM

  Telephone Consumer Protection Act Suits

        Sirius XM is a defendant in several purported class action suits, which were commenced in February 2012, January 2013, April 2015 and July 2015, in the United States District Court for the Eastern District of Virginia, Newport News Division, the United States District Court for the Southern District of California, the United States District Court for the Northern District of Illinois and the United States District Court for the Middle District of Florida, respectively, that allege that Sirius XM, or call center vendors acting on their behalf, made numerous calls which violate provisions of the Telephone Consumer Protection Act of 1991 (TCPA). The plaintiffs in these actions allege, among other things, that Sirius XM called mobile phones using an automatic telephone dialing system without the consumer's prior consent or, alternatively, after the consumer revoked their prior consent. In one of the actions, the plaintiff also alleges that Sirius XM violated the TCPA's call time restrictions, and in one of the other actions, the plaintiff also alleges that Sirius XM violated the TCPA's do not call restrictions. The plaintiffs in these suits are seeking various forms of relief, including statutory damages of $500.00 for each violation of the TCPA or, in the alternative, treble damages of up to $1,500.00 for each knowing and willful violation of the TCPA, as well as payment of interest, attorneys' fees and costs, and certain injunctive relief prohibiting violations of the TCPA in the future. Sirius XM believes it has substantial defenses to the claims asserted in these actions and intends to defend them vigorously.

        The plaintiffs in the cases titled, Francis W. Hooker v. Sirius XM Radio, Inc., No. 4:13-cv-3 (E.D. Va.), and Erik Knutson v. Sirius XM Radio, Inc., No. 12-cv-0418-AJB-NLS (S.D. Cal.) have filed motions to certify several classes.

        Sirius XM has notified certain of its call center vendors of these actions and requested that they defend and indemnify Sirius XM against these claims pursuant to the provisions of their existing or former agreements with Sirius XM. Sirius XM believes it has valid contractual claims against certain call center vendors in connection with these claims and intends to preserve and pursue its rights to recover from these entities.

        These purported class action cases are titled Erik Knutson v. Sirius XM Radio Inc., No. 12-cv-0418-AJB-NLS (S.D. Cal.), Francis W. Hooker v. Sirius XM Radio,  Inc., No. 4:13-cv-3 (E.D. Va.), Yefim Elikman v. Sirius XM Radio, Inc. and Career Horizons, Inc., No. 1:15-cv-02093 (N.D. Ill.) and Anthony Parker v. Sirius XM Radio, Inc., No. 8:15-cv-01710-JSM-EAJ (M.D. Fla). Additional information concerning each of these actions is publicly available in court filings under their docket numbers.

  Pre-1972 Sound Recording Matters

        In August and September 2013, Sirius XM was named as a defendant in three putative class action suits which challenge Sirius XM's use and public performance via satellite radio and the Internet of sound recordings fixed prior to February 15, 1972 under California, New York and/or Florida law. The plaintiffs in each of these cases seek compensatory and punitive damages and injunctive relief. In September and October 2015, Sirius XM was named as a defendant, along with Pandora Media, Inc., in four putative class action suits challenging Sirius XM's use and public performance of pre-1972 recordings and, in two of the cases, alleging violations of the putative plaintiffs' rights of publicity under California and New York law. The plaintiffs in each of the cases purport to seek in excess of $100 million in compensatory damages along with unspecified punitive damages and injunctive relief.

        These cases are titled Flo & Eddie Inc. v. Sirius XM Radio Inc. et al., No. 2:13-cv-5693-PSG-RZ (C.D. Cal.), Flo & Eddie, Inc. v. Sirius XM Radio Inc., et al., No. 1:13-cv-23182-DPG (S.D. Fla.), Flo &

Eddie, Inc. v. Sirius XM Radio Inc. et al., No. 1:13-cv-5784-CM (S.D.N.Y.) (collectively, the Flo & Eddie cases), Arthur and Barbara Sheridan v. Sirius XM Radio Inc. and Pandora Media, Inc., No. 4:15-cv-04081-VC (N.D. Cal.), Arthur and Barbara Sheridan v. Sirius XM Radio Inc. and Pandora Media, Inc., No. 1:15-cv-07056-GHW (S.D.N.Y.), Arthur and Barbara Sheridan v. Sirius XM Radio, Inc. and Pandora Media, Inc., No. 2:33-av-00001 (D.N.J.), and Arthur and Barbara Sheridan v. Sirius XM Radio, Inc. and Pandora Media, Inc., No. 1:15-cv-09236 (E.D. Ill.) (collectively, the Sheridan cases). Additional information concerning each of these actions is publicly available in court filings under their docket numbers.

        Each of these cases is at varying stages:

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  Flo & Eddie California Case.   In September 2014, the United States District Court for the Central District of California ruled that California Civil Code Section 980(a), which provides that the owner of a pre-1972 recording has "exclusive ownership" therein, includes the exclusive right to control public performances of that recording. The Court granted Flo & Eddie's motion for summary judgment on liability, holding that Sirius XM was liable for unfair competition, misappropriation, and conversion under California law for publicly performing Flo & Eddie's pre-1972 recordings without authorization. Sirius XM intends to appeal that decision. In May 2015, the Court granted Flo & Eddie's motion for class certification and certified a class of owners of pre-1972 recordings that have been performed and used by Sirius XM in California without authorization. Sirius XM is pursuing an appeal of that decision in the United States Court of Appeals for the Ninth Circuit.

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  Flo & Eddie New York Case.   In November 2014, the United States District Court for the Southern District of New York ruled that New York common law grants a public performance right to owners of pre-1972 recordings. The Court denied Sirius XM's motion for summary judgment on liability. Sirius XM is appealing that decision in the United States Court of Appeals for the Second Circuit.

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  Flo & Eddie Florida Case.  In June 2015, the United States District Court for the Southern District of Florida ruled that Florida common law does not grant a public performance right to owners of pre-1972 recordings. Flo & Eddie is appealing that decision in the United States Court of Appeals for the Eleventh Circuit.

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  Sheridan Cases.  Sirius XM intends to seek a stay of the Sheridan California case pending the resolution of a related appeal in the United States Court of Appeals for the Ninth Circuit, Pandora Media, Inc. v. Flo & Eddie, Inc., Appeal No. 15-55287 (9th Cir.), concerning the existence of a public performance right under California law. Sirius XM also intends to seek a stay of the Sheridan New York case pending the resolution of its appeal to the United States Court of Appeals for the Second Circuit in the Flo & Eddie New York case.

        Sirius XM believes it has substantial defenses to the claims asserted, and Sirius XM is defending these actions vigorously.

        In June 2015, Sirius XM settled a separate suit brought by Capitol Records LLC, Sony Music Entertainment, UMG Recordings, Inc., Warner Music Group Corp. and ABKCO Music & Records, Inc. relating to Sirius XM's use and public performance of pre-1972 recordings for $210 million which was paid in July 2015. The settling record companies claim to own, control or otherwise have the right to settle with respect to approximately 85% of the pre-1972 recordings Sirius XM has historically played.

        In addition, in August 2013, SoundExchange, Inc. (SoundExchange) filed a complaint in the United States District Court for the District of Columbia alleging that Sirius XM underpaid royalties for statutory licenses during the 2007-2012 period in violation of the regulations established by the CRB for that period. SoundExchange principally alleges that Sirius XM improperly reduced its calculation of gross revenues, on which the royalty payments are based, by deducting non-recognized revenue attributable to pre-1972 recordings and Premier package revenue that is not "separately charged" as required by the regulations. SoundExchange is seeking compensatory damages of not less than $50 million and up to $100 million or more, payment of late fees and interest, and attorneys' fees and costs.

        In August 2014, the United States District Court for the District of Columbia granted Sirius XM's motion to dismiss the complaint without prejudice on the grounds that the case properly should be pursued before the CRB rather than the district court. In December 2014, SoundExchange filed a petition with the CRB requesting an order interpreting the applicable regulations. Sirius XM believes it has substantial defenses to the claims asserted in this action and intends to defend this action vigorously.

        This matter is titled SoundExchange, Inc. v. Sirius XM Radio, Inc., No.13-cv-1290-RJL (D.D.C.), and Determination of Rates and Terms for Preexisting Subscription Services and Satellite Digital Audio Radio Services, United States Copyright Royalty Board, No. 2006-1 CRB DSTRA. Additional information concerning each of these actions is publicly available in filings under their docket numbers.

        With respect to the matters described above under the captions "Telephone Consumer Protection Act Suits" and "Pre-1972 Sound Recording Matters," Sirius XM has determined, based on its current knowledge, that the amount of loss or range of loss, that is reasonably possible is not reasonably estimable, except for the settlement amount of the Capitol Records Case. However, these matters are inherently unpredictable and subject to significant uncertainties, many of which are beyond Sirius XM's control. As such, there can be no assurance that the final outcome of these matters will not materially and adversely affect its business, financial condition, results of operations, or cash flows.

Braves Holdings

        Braves Holdings is involved in various lawsuits, from time to time, that arise in the ordinary course of business.

ANNEX B: ATTRIBUTED FINANCIAL INFORMATION

As of September 30, 2015 and for the nine months ended September 30, 2015 and 2014

        The following tables present our assets, liabilities, revenue, expenses and cash flows that are intended to be attributed to the SiriusXM Group, the Braves Group and the Media Group, respectively. The financial information should be read in conjunction with our unaudited quarterly financial statements for the period ended September 30, 2015, included in Liberty Media's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which is incorporated by reference herein. See "Additional Information—Where You Can Find More Information" in this proxy statement/prospectus. The attributed financial information presented in the tables has been prepared assuming this attribution had been completed as of January 1, 2014 (exclusive of the subscription rights offering described in note 1). However, this attribution of historical financial information does not purport to present what actual results and balances would have been if such attribution had actually occurred and been in place during these periods.

        Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the SiriusXM Group, the Braves Group and the Media Group, our new tracking stock capital structure will not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will be holders of newly issued shares of newly authorized series of our common stock and will be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock does not affect the rights of our creditors.

BALANCE SHEET INFORMATION
September 30, 2015
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Inter-Group Eliminations	Consolidated Liberty Media
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$153	31	404	—	588
Trade and other receivables, net	237	36	5	—	278
Short term marketable securities	—	—	19	—	19
Deferred income tax assets	808	—	32	—	840
Other current assets	225	12	151	(3)	385

Total current assets	1,423	79	611	(3)	2,110

Investments in available-for-sale securities and other cost investments (note 2)	—	8	533	—	541
Investments in affiliates, accounted for using the equity method (note 3)	160	40	559	—	759
Property and equipment, at cost	1,972	322	149	—	2,443
Accumulated depreciation	(525)	(44)	(87)	—	(656)

	1,447	278	62	—	1,787

Intangible assets not subject to amortization
Goodwill	14,165	180	—	—	14,345
FCC licenses	8,600	—	—	—	8,600
Other	930	143	—	—	1,073

	23,695	323	—	—	24,018

Intangible assets subject to amortization, net	1,041	71	—	—	1,112
Other assets, at cost, net of accumulated amortization	79	17	257	—	353

Total assets	$27,845	816	2,022	(3)	30,680

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable)	$117	(1)	(116)	—	—
Accounts payable and accrued liabilities	699	26	30	—	755
Current portion of debt (note 4)	256	—	—	—	256
Deferred revenue	1,704	13	—	—	1,717
Other current liabilities	33	—	3	(3)	33

Total current liabilities	2,809	38	(83)	(3)	2,761

Long-term debt	5,411	175	960	—	6,546
Deferred income tax liabilities (note 4)	2,364	50	15	—	2,429
Other liabilities	258	191	53	—	502

Total liabilities	10,842	454	945	(3)	12,238

Equity / Attributed net assets (liability)	9,555	362	1,077	—	10,994
Noncontrolling interests in equity of subsidiaries	7,448	—	—	—	7,448

Total liabilities and equity	$27,845	816	2,022	(3)	30,680

STATEMENT OF OPERATIONS INFORMATION
September 30, 2015
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Consolidated Liberty Media
	amounts in millions
Revenue:
Subscriber revenue	$2,812	—	—	2,812
Other revenue	548	227	—	775

Total revenue	3,360	227	—	3,587
Operating costs and expenses, including stock-based compensation (note 5):
Cost of subscriber services (exclusive of depreciation shown separately below):
Revenue and share royalties	783	—	—	783
Programming and content	191	—	—	191
Customer service and billing	280	—	—	280
Other	98	—	—	98
Subscriber acquisition costs	392	—	—	392
Other operating expenses	53	173	—	226
Selling, general and administrative	511	45	52	608
Depreciation and amortization	240	25	7	272

	2,548	243	59	2,850

Operating income (loss)	812	(16)	(59)	737
Other income (expense):
Interest expense	(229)	(2)	(13)	(244)
Share of earnings (losses) of affiliates, net	(3)	6	(11)	(8)
Realized and unrealized gains (losses) on financial instruments, net	—	—	(188)	(188)
Other, net	—	—	12	12

	(232)	4	(200)	(428)

Earnings (loss) from continuing operations before income taxes	580	(12)	(259)	309
Income tax (expense) benefit	(252)	3	99	(150)

Net earnings (loss)	328	(9)	(160)	159
Less net earnings (loss) attributable to the noncontrolling interests	139	—	—	139

Net earnings (loss) attributable to Liberty Media stockholders	$189	(9)	(160)	20

 STATEMENT OF OPERATIONS INFORMATION
September 30, 2014
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Consolidated Liberty Media
	amounts in millions
Revenue:
Subscriber revenue	$2,602	—	—	2,602
Other revenue	458	242	53	753

Total revenue	3,060	242	53	3,355
Operating costs and expenses, including stock-based compensation (note 5):
Cost of subscriber services (exclusive of depreciation shown separately below):
Revenue and share royalties	600	—	—	600
Programming and content	194	—	—	194
Customer service and billing	276	—	—	276
Other	97	—	—	97
Subscriber acquisition costs	367	—	—	367
Other operating expenses	53	201	20	274
Selling, general and administrative	498	42	100	640
Depreciation and amortization	236	25	11	272

	2,321	268	131	2,720

Operating income (loss)	739	(26)	(78)	635
Other income (expense):
Interest expense	(170)	—	(15)	(185)
Share of earnings (losses) of affiliates, net	2	7	(62)	(53)
Realized and unrealized gains (losses) on financial instruments, net	—	—	(55)	(55)
Other, net	(1)	—	(45)	(46)

	(169)	7	(177)	(339)

Earnings (loss) from continuing operations before income taxes	570	(19)	(255)	296
Income tax (expense) benefit	(252)	6	215	(31)

Net earnings (loss)	318	(13)	(40)	265
Less net earnings (loss) attributable to the noncontrolling interests	160	—	—	160

Net earnings (loss) attributable to Liberty Media stockholders	$158	(13)	(40)	105

STATEMENT OF CASH FLOWS INFORMATION
September 30, 2015
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Consolidated Liberty Media
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$328	(9)	(160)	159
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	240	25	7	272
Stock-based compensation	115	5	27	147
Excess tax benefit from stock-based compensation	(18)	—	—	(18)
Share of (earnings) loss of affiliates, net	3	(6)	11	8
Realized and unrealized (gains) losses on financial instruments, net	—	—	188	188
Losses (gains) on dilution of investment in affiliate	—	—	1	1
Deferred income tax expense (benefit)	225	(5)	(122)	98
Intergroup tax allocation	(3)	2	1	—
Intergroup tax (payments) receipts	—	1	(1)	—
Other charges (credits), net	(5)	2	22	19
Changes in operating assets and liabilities
Current and other assets	(154)	12	1	(141)
Payables and other liabilities	134	(7)	15	142

Net cash provided (used) by operating activities	865	20	(10)	875

Cash flows from investing activities:
Cash proceeds from dispositions of investments	—	24	151	175
Proceeds (payments) from settlement of financial instruments, net	—	—	(88)	(88)
Capital expended for property and equipment	(91)	(84)	(1)	(176)
Purchases of short term investments and other marketable securities	—	—	(51)	(51)
Sales of short term investments and other marketable securities	—	—	231	231
Other investing activities, net	—	(10)	(30)	(40)

Net cash provided (used) by investing activities	(91)	(70)	212	51

Cash flows from financing activities:
Borrowings of debt	1,579	200	—	1,779
Repayments of debt	(688)	(130)	—	(818)
Repurchases of Liberty Media common stock	—	—	(303)	(303)
Contributions (to) / from parent	9	—	(9)	—
Shares repurchased by subsidiary	(1,648)	—	—	(1,648)
Taxes paid in lieu of shares issued for stock-based compensation	(39)	—	(12)	(51)
Excess tax benefit from stock-based compensation	18	—	—	18
Other financing activities, net	—	—	4	4

Net cash provided (used) by financing activities	(769)	70	(320)	(1,019)

Net increase (decrease) in cash and cash equivalents	5	20	(118)	(93)
Cash and cash equivalents at beginning of period	148	11	522	681

Cash and cash equivalents at end of period	$153	31	404	588

 STATEMENT OF CASH FLOWS INFORMATION
September 30, 2014
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Consolidated Liberty Media
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$318	(13)	(40)	265
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	236	25	11	272
Stock-based compensation	110	6	35	151
Excess tax benefit from stock-based compensation	1	—	(12)	(11)
Share of (earnings) loss of affiliates, net	(2)	(7)	62	53
Realized and unrealized (gains) losses on financial instruments, net	—	—	55	55
Losses (gains) on dilution of investment in affiliate	2	—	65	67
Deferred income tax expense (benefit)	216	(14)	(193)	9
Intergroup tax allocation	27	7	(34)	—
Intergroup tax (payments) receipts	—	(10)	10	—
Other charges (credits), net	(14)	—	(2)	(16)
Changes in operating assets and liabilities
Current and other assets	(28)	(49)	5	(72)
Payables and other liabilities	9	4	15	28

Net cash provided (used) by operating activities	875	(51)	(23)	801

Cash flows from investing activities:
Investments in and loans to cost and equity investees	—	—	(169)	(169)
Cash proceeds from sale of investments	—	—	247	247
Cash (paid) for acquisitions, net of cash acquired	1	—	(48)	(47)
Proceeds (payments) from settlement of financial instruments, net	—	—	(30)	(30)
Capital expended for property and equipment	(87)	(65)	(1)	(153)
Purchases of short term investments and other marketable securities	—	—	(349)	(349)
Sales of short term investments and other marketable securities	—	—	68	68
Other investing activities, net	30	(3)	5	32

Net cash provided (used) by investing activities	(56)	(68)	(277)	(401)

Cash flows from financing activities:
Borrowings of debt	2,153	65	—	2,218
Repayments of debt	(990)	—	(670)	(1,660)
Shares repurchased by subsidiary	(1,650)	—	—	(1,650)
Contribution (to) / from parent	(338)	—	338	—
Taxes paid in lieu of shares issued for stock-based compensation	(25)	—	(5)	(30)
Excess tax benefit from stock-based compensation	(1)	—	12	11
Other financing activities, net	1	—	(1)	—

Net cash provided (used) by financing activities	(850)	65	(326)	(1,111)
Net increase (decrease) in cash and cash equivalents	(31)	(54)	(626)	(711)
Cash and cash equivalents at beginning of period	135	57	896	1,088

Cash and cash equivalents at end of period	$104	3	270	377

Notes to Attributed Financial Information
(unaudited)

(1)
The SiriusXM Group will initially comprise our consolidated subsidiary, Sirius XM Holdings, Inc. (Sirius XM), cash and our $250 million margin loan obligation.

The Braves Group will initially comprise our consolidated subsidiary, Braves Holdings, LLC (which indirectly owns the Atlanta Braves and certain assets and liabilities associated with the Atlanta Braves' stadium and mixed use development project (the SunTrust Development Project)), cash and all liabilities arising under a note from Braves Holdings, LLC (Braves Holdings) to Liberty Media Corporation, with total capacity of up to $165 million of borrowings by Braves Holdings (the Intergroup Note) relating to funds borrowed and used for investment in the SunTrust Development Project. The Intergroup Note is expected to be repaid using proceeds from a proposed subscription rights offering (as described in more detail below). Any remaining proceeds from the rights offering will be attributed to the Braves Group.

The Media Group will comprise all of the businesses, assets and liabilities of Liberty Media Corporation (Liberty Media) other than those specifically attributed to the SiriusXM Group or the Braves Group, including Liberty Media's interests in Live Nation Entertainment, Inc., minority equity investments in Time Warner, Inc. and Viacom, Inc., any recovery received in connection with the 2013 judgment against Vivendi Universal S.A. and cash, as well as Liberty Media's 1.375% Cash Convertible Notes due 2023, the Bond Hedge and Warrant Transactions executed concurrently with the issuance of such notes and the Intergroup Note. Following the creation of the tracking stocks, the Media Group will also hold an approximate 20% inter-group interest in the Braves Group.

Liberty Media intends to distribute subscription rights related to the Braves Group tracking stock following the creation of the tracking stocks. The subscription rights are expected to be issued to raise capital to repay the Intergroup Note from the Braves Group to the Media Group and for working capital purposes. The subscription rights would enable the holders to acquire shares of Series C Liberty Braves common stock at a 20% discount to the market price of the Series C Liberty Braves common stock. Liberty Media expects the subscription rights to be publicly traded, once the exercise price has been established and the rights offering to expire twenty trading days following its commencement. The accompanying financial information does not reflect the impact of the anticipated subscription rights distribution.

(2)
Investments in AFS securities, which are recorded at their respective fair market values, and other cost investments are summarized as follows:

	September 30, 2015	December 31, 2014
	amounts in millions
SiriusXM Group
Other AFS and cost investments	$—	—

Total attributed SiriusXM Group	—	—

Braves Group
Other AFS and cost investments	8	8

Total attributed Braves Group	8	8

Media Group
Fair Value Option Securities
Time Warner, Inc.(a)	292	363
Viacom, Inc.(b)	80	273
Other equity securities	64	82
Other debt securities	25	27

Total Fair Value Option Securities	461	745

AFS and cost investments
Live Nation debt securities	24	24
Other AFS and cost investments	48	39

Total AFS and cost investments	72	63

Total attributed Media Group	533	808

Consolidated Liberty Media	$541	816

(a)
Shares of Time Warner, Inc., which are attributed to the Media Group, are pledged as collateral pursuant to certain margin loan agreements, which are attributed to the SiriusXM Group, as of September 30, 2015 and December 31, 2014. See note 4 below for details regarding the number and fair value of shares pledged as collateral pursuant to certain margin loan agreements as of September 30, 2015.

(b)
During 2015, Liberty Media sold 1.8 million shares of Viacom, Inc. common stock for approximately $122 million in proceeds.

(3)
The following table presents information regarding certain equity method investments attributed to each of the SiriusXM Group, the Braves Group and the Media Group:

	September 30, 2015			December 31, 2014
	Percentage ownership	Market Value	Carrying amount	Carrying amount
	dollar amounts in millions
SiriusXM Group
SIRIUS XM Canada	37%	174	$160	237

Total SiriusXM Group			160	237

Braves Group
Other	NA	NA	40	38

Total Braves Group			40	38

Media Group
Live Nation(a)	27%	1,292	395	396
Other	various	NA	164	180

			559	576

Consolidated Liberty Media			$759	851

(a)
Shares of Live Nation, which are attributed to the Media Group, are pledged as collateral pursuant to certain margin loan agreements, which are attributed to the Media Group, as of September 30, 2015 and December 31, 2014. See note 4 below for details regarding the number and fair value of shares pledged as collateral pursuant to certain margin loan agreements as of September 30, 2015.

SIRIUS XM Canada

Sirius XM has entered into agreements to provide SIRIUS XM Canada with the right to offer Sirius XM satellite radio service in Canada. The various license and services agreements with SIRIUS XM Canada will expire in 2017 and 2020. Sirius XM receives a percentage based royalty of 10% and 15% for certain types of subscription revenue earned by SIRIUS XM Canada for the distribution of Sirius and XM platforms, respectively, royalties for activation fees and premium services and reimbursement for other charges. At September 30, 2015, Sirius XM has approximately $3 million and $12 million in current and noncurrent related party liabilities, respectively, related to these agreements described above with SIRIUS XM Canada which are recorded in current and noncurrent other liabilities, respectively, in the Company's condensed consolidated balance sheet. Additionally, Sirius XM has approximately $9 million in current related party assets at September 30, 2015 due to programming and chipset costs for which SIRIUS XM Canada reimburses Sirius XM that are recorded in other current assets in the Company's condensed consolidated balance sheet. Sirius XM recorded approximately $44 million and $36 million for the nine months ended September 30, 2015 and 2014, respectively, associated with these various agreements in the other revenue line in the condensed consolidated statements of operations. SIRIUS XM Canada declared dividends to Sirius XM of $12 million and $39 million during the nine months ended September 30, 2015 and 2014, respectively.

(4)
Debt attributed to the SiriusXM Group, the Braves Group and the Media Group is comprised of the following:

		Carrying value
	Outstanding Principal September 30, 2015
		September 30, 2015	December 31, 2014
	amounts in millions
SiriusXM Group
Corporate level notes and loans:
Margin loans	$250	250	250
Subsidiary notes and loans:
Sirius XM 5.875% Senior Notes due 2020	650	644	644
Sirius XM 5.75% Senior Notes due 2021	600	596	595
Sirius XM 5.375% Senior Secured Notes due 2025	1,000	989	—
Sirius XM 5.25% Senior Secured Notes due 2022	400	407	407
Sirius XM 4.25% Senior Notes due 2020	500	496	496
Sirius XM 4.625% Senior Notes due 2023	500	495	495
Sirius XM 6% Senior Notes due 2024	1,500	1,485	1,484
Sirius XM Credit Facility	290	290	380
Sirius XM leases	15	15	11

Total SiriusXM Group	5,705	5,667	4,762

Braves Group
Notes and loans	175	175	100

Total Braves Group	175	175	100

Media Group
Corporate level notes and loans:
Liberty Media 1.375% Cash Convertible Notes due 2023	1,000	960	990
Margin loans	—	—	—

Total Media Group	1,000	960	990

Total debt	$6,880	6,802	5,852

Less debt classified as current		(256)	(257)

Total long-term debt		6,546	5,595

Margin Loans

During the year ended December 31, 2013, in connection with Liberty Media's acquisition of Charter common stock and warrants, as discussed in note 6, Liberty Media, through certain of its wholly-owned subsidiaries, entered into several margin loans with various financial institutions (the lender parties) in order to fund the purchase. Each agreement contains language that indicates that Liberty Media, as borrower and transferor of underlying shares as collateral, has the right to exercise all voting, consensual and other powers of ownership pertaining to the transferred shares for all purposes, provided that Liberty Media agrees that it will not vote the shares in any manner that would reasonably be expected to give rise to transfer or certain other restrictions. Similarly, the loan agreements indicate that no lender party shall have any voting rights with respect to the shares transferred, except to the extent that a lender party buys any shares in a sale or other disposition made pursuant to the terms of the loan agreements.

$1 Billion Margin Loan due 2015

On April 30, 2013, Liberty Siri MarginCo, LLC, a wholly owned subsidiary of Liberty Media, entered into a margin loan agreement whereby Liberty Siri MarginCo, LLC borrowed $250 million pursuant to a term loan and $450 million pursuant to a revolving credit facility with various lender parties with incremental borrowings through the prior year end. Shares of Sirius XM, Live Nation, Time Warner, Inc., Viacom, Inc., CenturyLink, Inc., and Time Warner Cable, Inc. common stock were pledged as collateral pursuant to this agreement.

During October 2014, Liberty Media refinanced this margin loan arrangement for a similar financial instrument with a term loan of $250 million and a $750 million undrawn line of credit. As of December 31, 2014, shares of Sirius XM, Live Nation, Time Warner, Inc. and Viacom, Inc. common stock were pledged as collateral pursuant to this agreement. Due to the sale of shares of Viacom, Inc. held by Liberty Media during the nine months ended September 30, 2015 (note 2), shares of Viacom, Inc. are no longer pledged as collateral pursuant to this agreement as of September 30, 2015. As of September 30, 2015, availability under the revolving line of credit was $750 million.

As of September 30, 2015, the value of shares pledged as collateral pursuant to the $1 billion margin loan due 2015 is as follows:

Investment	Number of Shares Pledged as Collateral as of September 30, 2015	Share value as of September 30, 2015
	amounts in millions
SiriusXM Group
Sirius XM	150.0	$561
Media Group
Live Nation	12.0	$288
Time Warner, Inc.	3.6	$249

During October 2015, Liberty Media refinanced this margin loan arrangement for a similar financial instrument with a term loan of $250 million and a $1 billion undrawn line of credit, which is now scheduled to mature on October 25, 2016. In connection with the amendment, 4.6 million shares of Sirius XM, 7.8 million shares Live Nation, and all shares of Time Warner, Inc. were released as collateral pursuant to this agreement.

(5)
Cash compensation expense for our corporate employees will be allocated among the SiriusXM Group, the Braves Group and the Media Group based on the estimated percentage of time spent providing services for each group. On an annual basis estimated time spent will be determined through an interview process and a review of personnel duties unless transactions significantly change the composition of companies and investments in either respective group which would require a timelier reevaluation of estimated time spent. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. We note that stock compensation related to each tracking stock in the future will be calculated based on actual awards outstanding following the completion of the reclassification and exchange.

While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(6)
The Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will have voting and conversion rights under our restated charter. The following is a summary of those rights. Holders of the Series A common stock related to each group will be entitled to one vote per share, and holders of the Series B common stock related to each group will be entitled to ten votes per share. Holders of Series C common stock related to each group will be entitled to 1/100th of a vote per share in certain limited cases specifically required by Delaware law, and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock will vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty SiriusXM common stock, only Series A and Series B Liberty Braves common stock, or only Series A and Series B Liberty Media common stock.

At the option of the holder, each share of Series B of the common stock related to each group will be convertible into one share of Series A of the common stock related to the same group. At the discretion of our board, the common stock related to one group may be converted into common stock of the corresponding series that is related to another other group.

As of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012

        The following tables present our assets, liabilities, revenue, expenses and cash flows that are intended to be attributed to the SiriusXM Group, the Braves Group and the Media Group, respectively. The financial information should be read in conjunction with our audited financial statements for the years ended December 31, 2014, 2013 and 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein. See "Additional Information—Where You Can Find More Information" in this proxy statement/prospectus. The attributed financial information presented in the following tables has been prepared assuming the reclassification and exchange, and attribution had been completed as of January 1, 2012 (exclusive of the subscription rights offering described in note 1). However, this attribution of historical financial information does not purport to present what actual results and balances would have been if such attribution had actually occurred and been in place during the periods presented.

        Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the SiriusXM Group, the Braves Group and the Media Group, our new tracking stock capital structure will not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will be holders of newly issued shares of newly authorized series of our common stock and will be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock does not affect the rights of our creditors.

BALANCE SHEET INFORMATION
December 31, 2014
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Inter-Group Eliminations	Consolidated Liberty Media
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$148	11	522	—	681
Trade and other receivables, net	221	9	5	—	235
Short term marketable securities	—	—	199	—	199
Deferred income tax assets (note 6)	912	—	19	—	931
Other current assets	142	51	105	—	298

Total current assets	1,423	71	850	—	2,344

Investments in available-for-sale securities and other cost investments (note 2)	—	8	808	—	816
Investments in affiliates, accounted for using the equity method (note 3)	237	38	576	—	851
Property and equipment, at cost	1,995	112	150	—	2,257
Accumulated depreciation	(378)	(41)	(82)	—	(501)

	1,617	71	68	—	1,756

Intangible assets not subject to amortization
Goodwill	14,165	180	—	—	14,345
FCC licenses	8,600	—	—	—	8,600
Other	930	143	—	—	1,073

	23,695	323	—	—	24,018

Intangible assets subject to amortization, net	1,018	78	—	—	1,096
Other assets, at cost, net of accumulated amortization	20	16	290	—	326

Total assets	$28,010	605	2,592	—	31,207

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable) (note 6)	$120	(4)	(116)	—	—
Accounts payable and accrued liabilities	669	20	23	—	712
Current portion of debt (note 4)	257	—	—	—	257
Deferred revenue	1,615	26	—	—	1,641
Other current liabilities	40	—	—	—	40

Total current liabilities	2,701	42	(93)	—	2,650

Long-term debt (note 4)	4,505	100	990	—	5,595
Deferred income tax liabilities (note 6)	2,256	55	127	—	2,438
Other liabilities	255	37	56	—	348

Total liabilities	9,717	234	1,080	—	11,031

Equity / Attributed net assets	9,515	371	1,512	—	11,398
Noncontrolling interests in equity of subsidiaries	8,778	—	—	—	8,778

Total liabilities and equity	$28,010	605	2,592	—	31,207

 BALANCE SHEET INFORMATION
December 31, 2013
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Inter-Group Eliminations	Consolidated Liberty Media
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$135	57	896	—	1,088
Trade and other receivables, net	193	7	6	—	206
Short term marketable securities	—	—	15	—	15
Deferred income tax assets (note 6)	912	—	4	—	916
Other current assets	154	5	114	(4)	269

Total current assets	1,394	69	1,035	(4)	2,494

Investments in available-for-sale securities and other cost investments (note 2)	9	8	1,307	—	1,324
Investments in affiliates, accounted for using the equity method (note 3)	273	38	2,988	—	3,299
Property and equipment, at cost	1,901	47	201	—	2,149
Accumulated depreciation	(185)	(37)	(119)	—	(341)

	1,716	10	82	—	1,808

Intangible assets not subject to amortization
Goodwill	14,165	180	20	—	14,365
FCC licenses	8,600	—	—	—	8,600
Other	930	143	—	—	1,073

	23,695	323	20	—	24,038

Intangible assets subject to amortization, net	1,105	95	—	—	1,200
Other assets, at cost, net of accumulated amortization	13	9	357	—	379

Total assets	$28,205	552	5,789	(4)	34,542

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable) (note 6)	$90	11	(101)	—	—
Accounts payable and accrued liabilities	627	7	36	—	670
Current portion of debt (note 4)	777	—	—	—	777
Deferred revenue	1,547	25	3	—	1,575
Other current liabilities	49	16	79	6	150

Total current liabilities	3,090	59	17	6	3,172

Long-term debt (note 4)	3,106	—	1,672	—	4,778
Deferred income tax liabilities (note 6)	1,961	65	286	—	2,312
Other liabilities	280	28	100	(10)	398

Total liabilities	8,437	152	2,075	(4)	10,660

Equity / Attributed net assets	9,967	400	3,714	—	14,081
Noncontrolling interests in equity of subsidiaries	9,801	—	—	—	9,801

Total liabilities and equity	$28,205	552	5,789	(4)	34,542

STATEMENT OF OPERATIONS INFORMATION
December 31, 2014
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Consolidated Liberty Media
	amounts in millions
Revenue:
Subscriber revenue	$3,514	—	—	3,514
Other revenue	627	250	59	936

Total revenue	4,141	250	59	4,450
Operating costs and expenses, including stock-based compensation (note 5):
Cost of subscriber services (exclusive of depreciation shown separately below):
Revenue and share royalties	810	—	—	810
Programming and content	262	—	—	262
Customer service and billing	373	—	—	373
Other	135	—	—	135
Subscriber acquisition costs	493	—	—	493
Other operating expenses	71	210	23	304
Selling, general and administrative	679	58	136	873
Depreciation and amortization	314	29	16	359

	3,137	297	175	3,609

Operating income (loss)	1,004	(47)	(116)	841
Other income (expense):
Interest expense	(234)	—	(21)	(255)
Dividend and interest income	1	—	26	27
Share of earnings (losses) of affiliates, net	5	10	(128)	(113)
Realized and unrealized gains (losses) on financial instruments, net	—	—	38	38
Gains (losses) on transactions, net	2	—	(2)	—
Other, net	(3)	—	(74)	(77)

	(229)	10	(161)	(380)

Earnings (loss) from continuing operations before income taxes	775	(37)	(277)	461
Income tax (expense) benefit (note 6)	(327)	13	248	(66)

Net earnings (loss)	448	(24)	(29)	395
Less net earnings (loss) attributable to the noncontrolling interests	217	—	—	217

Net earnings (loss) attributable to Liberty stockholders	$231	(24)	(29)	178

 STATEMENT OF OPERATIONS INFORMATION
December 31, 2013
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Consolidated Liberty Media
	amounts in millions
Revenue:
Subscriber revenue	$3,131	—	—	3,131
Other revenue	494	260	117	871

Total revenue	3,625	260	117	4,002
Operating costs and expenses, including stock-based compensation (note 5):
Cost of subscriber services (exclusive of depreciation shown separately below):
Revenue and share royalties	679	—	—	679
Programming and content	243	—	—	243
Customer service and billing	308	—	—	308
Other	104	—	—	104
Subscriber acquisition costs	491	—	—	491
Other operating expenses	62	170	52	284
Selling, general and administrative	581	58	125	764
Depreciation and amortization	279	25	11	315

	2,747	253	188	3,188

Operating income (loss)	878	7	(71)	814
Other income (expense):
Interest expense	(109)	(1)	(22)	(132)
Dividend and interest income	2	—	46	48
Share of earnings (losses) of affiliates, net	15	5	(52)	(32)
Realized and unrealized gains (losses) on financial instruments, net	—	—	295	295
Gains (losses) on transactions, net	7,479	—	499	7,978
Other, net	(18)	—	(97)	(115)

	7,369	4	669	8,042

Earnings (loss) from continuing operations before income taxes	8,247	11	598	8,856
Income tax (expense) benefit (note 6)	154	(5)	(14)	135

Net earnings (loss)	8,401	6	584	8,991
Less net earnings (loss) attributable to the noncontrolling interests	211	—	—	211

Net earnings (loss) attributable to Liberty stockholders	$8,190	6	584	8,780

 STATEMENT OF OPERATIONS INFORMATION
December 31, 2012
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Consolidated Liberty Media
	amounts in millions
Revenue	—	225	143	368
Operating costs and expenses:
Operating	—	159	71	230
Selling, general and administrative, including stock-based compensation (note 5)	—	48	128	176
Depreciation and amortization	—	24	18	42

	—	231	217	448

Operating income (loss)	—	(6)	(74)	(80)
Other income (expense):
Interest expense	(2)	(1)	(4)	(7)
Dividend and interest income	21	—	55	76
Share of earnings (losses) of affiliates, net	1,386	5	(45)	1,346
Realized and unrealized gains (losses) on financial instruments, net	1	—	229	230
Gains (losses) on transactions, net	21	(1)	2	22
Other, net	(8)	—	50	42

	1,419	3	287	1,709

Earnings (loss) from continuing operations before income taxes	1,419	(3)	213	1,629
Income tax (expense) benefit (note 6)	(507)	1	37	(469)

Net earnings (loss) from continuing operations	912	(2)	250	1,160
Earnings (loss) from discontinued operations, net of taxes	—	—	252	252

Net earnings (loss)	912	(2)	502	1,412
Less net earnings (loss) attributable to the noncontrolling interests	—	—	(2)	(2)

Net earnings (loss) attributable to Liberty stockholders	$912	(2)	504	1,414

STATEMENT OF CASH FLOWS INFORMATION
December 31, 2014
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Consolidated Liberty Media
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$448	(24)	(29)	395
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	314	29	16	359
Stock-based compensation	148	12	57	217
Cash payments for stock-based compensation	—	(27)	(2)	(29)
Excess tax benefit from stock-based compensation	(2)	—	(1)	(3)
Share of (earnings) loss of affiliates, net	(5)	(10)	128	113
Realized and unrealized (gains) losses on financial instruments, net	—	—	(38)	(38)
Noncash interest expense	(35)	—	1	(34)
Losses (gains) on dilution of investment in affiliate	2	—	76	78
Deferred income tax expense (benefit)	284	(7)	(186)	91
Intergroup tax allocation	30	(5)	(25)	—
Intergroup tax (payments) receipts	—	(10)	10	—
Other charges (credits), net	19	—	(2)	17
Changes in operating assets and liabilities
Current and other assets	(20)	(53)	(1)	(74)
Payables and other liabilities	57	11	(35)	33

Net cash provided (used) by operating activities	1,240	(84)	(31)	1,125

Cash flows from investing activities:
Cash (paid) for acquisitions, net of cash acquired	2	—	(49)	(47)
Cash proceeds from dispositions of investments	—	—	247	247
Proceeds (payments) from settlement of financial instruments, net	—	—	(72)	(72)
Investments in and loans to cost and equity investees	—	—	(183)	(183)
Repayment of loans and other cash receipts from cost and equity investees	32	10	—	42
Capital expended for property and equipment	(126)	(66)	(2)	(194)
Purchases of short term investments and other marketable securities	—	—	(360)	(360)
Sales of short term investments and other marketable securities	—	—	176	176
Other investing activities, net	—	(6)	(14)	(20)

Net cash provided (used) by investing activities	(92)	(62)	(257)	(411)

Cash flows from financing activities:
Borrowings of debt	2,658	100	—	2,758
Repayments of debt	(1,266)	—	(670)	(1,936)
Contributions (to) / from parent	(335)	—	335	—
Cash provided by the Broadband Spin-Off	—	—	259	259
Shares repurchased by subsidiary	(2,157)	—	—	(2,157)
Taxes paid in lieu of shares issued for stock-based compensation	(37)	—	(11)	(48)
Excess tax benefit from stock-based compensation	2	—	1	3
Other financing activities, net	—	—	—	—

Net cash provided (used) by financing activities	(1,135)	100	(86)	(1,121)

Net increase (decrease) in cash and cash equivalents	13	(46)	(374)	(407)
Cash and cash equivalents at beginning of period	135	57	896	1,088

Cash and cash equivalents at end of period	$148	11	522	681

 STATEMENT OF CASH FLOWS INFORMATION
December 31, 2013
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Consolidated Liberty Media
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$8,401	6	584	8,991
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	279	25	11	315
Stock-based compensation	133	10	50	193
Cash payments for stock-based compensation	—	—	(2)	(2)
Excess tax benefit from stock-based compensation	—	—	(6)	(6)
Share of (earnings) loss of affiliates, net	(15)	(5)	52	32
Realized and unrealized (gains) losses on financial instruments, net	—	—	(295)	(295)
Noncash interest expense	(62)	—	—	(62)
Losses (gains) on transactions, net	(7,479)	—	(499)	(7,978)
Losses (gains) on dilution of investment in affiliate	—	—	93	93
Losses (gains) on early extinguishment of debt	18	—	3	21
Deferred income tax expense (benefit)	(183)	(11)	22	(172)
Intergroup tax allocation	30	14	(44)	—
Other charges (credits), net	1	—	(4)	(3)
Changes in operating assets and liabilities				—
Current and other assets	64	(3)	126	187
Payables and other liabilities	(127)	5	44	(78)

Net cash provided (used) by operating activities	1,060	41	135	1,236

Cash flows from investing activities:
Cash (paid) for acquisitions, net of cash acquired	(117)	—	—	(117)
Cash proceeds from dispositions of investments	—	—	80	80
Proceeds (payments) from settlement of financial instruments, net	—	—	(59)	(59)
Investments in and loans to cost and equity investees	—	—	(2,585)	(2,585)
Repayment of loans and other cash receipts from cost and equity investees	16	4	61	81
Capital expended for property and equipment	(199)	(3)	(5)	(207)
Purchases of short term investments and other marketable securities	—	—	(178)	(178)
Sales of short term investments and other marketable securities	—	—	229	229
Other investing activities, net	—	(8)	—	(8)

Net cash provided (used) by investing activities	(300)	(7)	(2,457)	(2,764)

Cash flows from financing activities:
Borrowings of debt	3,168	—	2,755	5,923
Repayments of debt	(1,926)	—	(853)	(2,779)
Repurchases of Liberty common stock	—	—	(140)	(140)
Cash included in exchange transaction	—	—	(429)	(429)
Shares issued by subsidiary	17	—	4	21
Shares repurchased by subsidiary	(1,602)	—	—	(1,602)
Contribution (to) / from parent	(232)	—	232	—
Proceeds (payments) from issuances and settlements of financial instruments, net	—	—	(299)	(299)
Issuance of warrants	—	—	170	170
Taxes paid in lieu of shares issued for stock-based compensation	(46)	—	(5)	(51)
Excess tax benefit from stock-based compensation	—	—	6	6
Other financing activities, net	(5)	12	(14)	(7)

Net cash provided (used) by financing activities	(626)	12	1,427	813

Net cash provided (used) by discontinued operations:
Cash provided (used) by operating activities	$—	—	—	—
Cash provided (used) by investing activities	—	—	—	—
Cash provided (used) by financing activities	—	—	550	550
Change in available cash held by discontinued operations	—	—	650	650

Net cash provided (used) by discontinued operations	—	—	1,200	1,200

Net increase (decrease) in cash and cash equivalents	134	46	305	485
Cash and cash equivalents at beginning of period	1	11	591	603

Cash and cash equivalents at end of period	$135	57	896	1,088

 STATEMENT OF CASH FLOWS INFORMATION
December 31, 2012
(unaudited)

	Attributed (note 1)
	SiriusXM Group	Braves Group	Media Group	Consolidated Liberty Media
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$912	(2)	502	1,412
Adjustments to reconcile net earnings to net cash provided by operating activities:
Earnings from discontinued operations	—	—	(252)	(252)
Depreciation and amortization	—	24	18	42
Stock-based compensation	—	4	42	46
Cash payments for stock-based compensation	—	—	(19)	(19)
Excess tax benefit from stock-based compensation	—	—	(142)	(142)
Share of (earnings) loss of affiliates, net	(1,386)	(5)	45	(1,346)
Realized and unrealized (gains) losses on financial instruments, net	(1)	—	(229)	(230)
Noncash interest expense	—	(3)	1	(2)
Losses (gains) on transactions, net	(21)	1	(2)	(22)
Losses (gains) on dilution of investment in affiliate	8	—	1	9
Deferred income tax expense (benefit)	462	(4)	7	465
Intergroup tax allocation	45	3	(48)	—
Other charges (credits), net	15	(4)	(52)	(41)
Changes in operating assets and liabilities				—
Current and other assets	(1)	—	19	18
Payables and other liabilities	1	(7)	39	33

Net cash provided (used) by operating activities	34	7	(70)	(29)

Cash flows from investing activities:
Cash proceeds from dispositions of investments	137	—	629	766
Proceeds (payments) from settlement of financial instruments, net	—	—	(9)	(9)
Investments in and loans to cost and equity investees	(1,502)	—	(214)	(1,716)
Repayment of loans and other cash receipts from cost and equity investees	—	—	110	110
Return of investment in equity method affiliate	162	3	—	165
Capital expended for property and equipment	—	(2)	(14)	(16)
Purchases of short term investments and other marketable securities	—	—	(393)	(393)
Sales of short term investments and other marketable securities	—	—	625	625
Net (increase) decrease in restricted cash	—	—	700	700
Other investing activities, net	—	(8)	—	(8)

Net cash provided (used) by investing activities	(1,203)	(7)	1,434	224

Cash flows from financing activities:
Repayments of debt	—	—	(750)	(750)
Repurchases of Liberty common stock	—	—	(323)	(323)
Proceeds (payments) from issuances and settlements of financial instruments, net	—	—	(54)	(54)
Taxes paid in lieu of shares issued for stock-based compensation	—	—	(181)	(181)
Excess tax benefit from stock-based compensation	—	—	142	142
Contribution (to) / from parent	1,171	—	(1,171)	—
Other financing activities, net	(1)	—	5	4

Net cash provided (used) by financing activities	1,170	—	(2,332)	(1,162)

Net cash provided (used) by discontinued operations:
Cash provided (used) by operating activities	$—	—	265	265
Cash provided (used) by investing activities	—	—	(10)	(10)
Cash provided (used) by financing activities	—	—	(5)	(5)
Change in available cash held by discontinued operations	—	—	350	350

Net cash provided (used) by discontinued operations	—	—	600	600

Net increase (decrease) in cash and cash equivalents	1	—	(368)	(367)
Cash and cash equivalents at beginning of period	—	11	959	970

Cash and cash equivalents at end of period	$1	11	591	603

Notes to Attributed Financial Information
(unaudited)

(1)
The SiriusXM Group will initially comprise our consolidated subsidiary Sirius XM Holdings, Inc. (Sirius XM), cash and our $250 million margin loan obligation.

  The Braves Group will initially comprise our consolidated subsidiary Braves Holdings, LLC (which indirectly owns the Atlanta Braves major league baseball franchise and certain assets and liabilities associated with the Atlanta Braves' stadium and mixed use development project (the SunTrust Development Project)), cash and all liabilities arising under a note from Braves Holdings, LLC (Braves Holdings) to Liberty Media Corporation, with total capacity of up to $165 million of borrowings by Braves Holdings (the Intergroup Note) relating to funds borrowed and used for investment in the SunTrust Development Project. The Intergroup Note is expected to be repaid using proceeds from a proposed subscription rights offering (as described in more detail below). Any remaining proceeds from the rights offering will be attributed to the Braves Group.

  The Media Group will initially comprise all of the businesses, assets and liabilities of Liberty Media Corporation (Liberty Media) other than those specifically attributed to the SiriusXM Group or the Braves Group, including Liberty Media's interests in Live Nation Entertainment, Inc., minority equity investments in Time Warner Inc. and Viacom, any recovery received in connection with the 2013 judgment against Vivendi Universal S.A. and cash, as well as Liberty Media's 1.375% Cash Convertible Notes due 2023, the Bond Hedge and Warrant Transactions executed concurrently with the issuance of such notes and the Intergroup Note. Following the reclassification and exchange, the Media Group will also hold an approximate 20% inter-group interest in the Braves Group.

  Liberty Media intends, following the reclassification and exchange, to distribute subscription rights to holders of Liberty Braves common stock, which will entitle the holders to acquire shares of Series C Liberty Braves common stock. The proceeds from the subscription rights offering are expected to be used to repay the Intergroup Note from the Braves Group to the Media Group and for working capital purposes. The subscription rights would enable the holders to acquire shares of Series C Liberty Braves common stock at a 20% discount to the market price of that stock. Liberty Media expects the subscription rights to be publicly traded, once the exercise price has been established, and to expire twenty trading days following the commencement of the rights offering. The accompanying financial information does not reflect the impact of the anticipated subscription rights offering.

(2)
Investments in AFS securities, which are recorded at their respective fair market values, and other cost investments are summarized as follows:

	December 31, 2014	December 31, 2013
	amounts in millions
SiriusXM Group
Other AFS and cost investments	$—	9

Total attributed SiriusXM Group	—	9

Braves Group
Other AFS and cost investments	8	8

Total attributed Braves Group	8	8

Media Group
Fair Value Option Securities
Time Warner, Inc.(a)	363	297
Time Warner Cable(a)(b)	—	320
Viacom, Inc.(a)	273	317
Barnes & Noble, Inc.(c)	27	255
Other equity securities	55	37
Other debt securities	27	27

Total Fair Value Option Securities	745	1,253

AFS and cost investments
Live Nation debt securities	24	24
Other AFS and cost investments	39	30

Total AFS and cost investments	63	54

Total attributed Media Group	808	1,307

Consolidated Liberty Media	$816	1,324

(a)
Shares of Time Warner, Inc., Time Warner Cable and Viacom, Inc., which are attributed to the Media Group, are pledged as collateral pursuant to certain margin loan agreements, which are attributed to the SiriusXM Group, as of December 31, 2014 and 2013. See note 4 below for details regarding the number and fair value of shares pledged as collateral pursuant to certain margin loan agreements as of December 31, 2014.

(b)
Liberty Media's former investment in Time Warner Cable was spun off to stockholders as part of the spin-off of Liberty Broadband Corporation, which was completed on November 4, 2014.

(c)
In April 2014, Liberty Media reduced its overall ownership interest in Barnes & Noble, Inc. to less than 2% through the sale of approximately 90% of the preferred stock held by Liberty Media as of such date for $247 million in proceeds.

(3)
The following table presents information regarding certain equity method investments attributed to each of the SiriusXM Group, the Braves Group and the Media Group:

	December 31, 2014			December 31, 2013
	Percentage ownership	Market Value	Carrying amount	Carrying amount
	dollar amounts in millions
SiriusXM Group
SIRIUS XM Canada(b)	37%	247	$237	273

Total SiriusXM Group			237	273

Braves Group
Other	NA	NA	38	38

Total Braves Group			38	38

Media Group
Charter(a)	NA	$—	—	2,395
Live Nation(c)(d)	27%	1,403	396	409
Other	various	NA	180	184

			576	2,988

Consolidated Liberty Media			$851	3,299

(a)
Liberty Media's investment in Charter was spun off to stockholders as part of the spin-off of Liberty Broadband Corporation, which was completed on November 4, 2014.

(b)
Sirius XM has an investment in SIRIUS XM Canada that was recorded at fair value, based on the market price per share (level 1), in the application of purchase accounting upon the acquisition of a controlling interest in Sirius XM on January 18, 2013. See discussion below of SIRIUS XM Canada.

(c)
During the year ended December 31, 2014, Liberty Media acquired an additional 1.7 million shares of Live Nation for approximately $39 million. During the year ended December 31, 2013, Liberty Media acquired an additional 1.7 million shares of Live Nation for approximately $19 million. During the year ended December 31, 2012, Liberty Media acquired approximately 11 million shares of Live Nation for $107 million.

(d)
Shares of Live Nation, which are attributed to the Media Group, are pledged as collateral pursuant to certain margin loan agreements, which are attributed to the Media Group, as of December 31, 2014. See note 4 below for details regarding the number and fair value of shares pledged as collateral pursuant to certain margin loan agreements as of December 31, 2014.

  SIRIUS XM Canada

  In 2005, Sirius XM entered into agreements to provide SIRIUS XM Canada with the right to offer Sirius XM satellite radio service in Canada. The agreements have an initial ten year term and Sirius XM Canada has the unilateral option to extend the agreements for an additional five year term. Sirius XM receives a percentage-based royalty for certain types of subscriber fees earned by SIRIUS XM Canada each month for its basic service and an activation fee for each gross activation of a SIRIUS XM Canada subscriber on the satellite radio system. SIRIUS XM Canada is obligated to pay Sirius XM a total of $70 million for the rights to broadcast and market National Hockey League (NHL) games for a ten year term. Sirius XM recognizes these payments on a gross basis as a principal obligor. The estimated fair value of deferred revenue from SIRIUS XM Canada as of the acquisition date was approximately $21 million, which is amortized on a straight-line basis through 2020, the end of the expected term of the agreements. Sirius XM provides programming and chipsets as well other services and SIRIUS XM Canada reimburses Sirius XM for such costs. At December 31, 2014, Sirius XM has approximately $7 million and $18 million in related party assets and liabilities, respectively, related to these agreements described above with SIRIUS XM Canada which are recorded in other assets and other liabilities, respectively, in the consolidated balance sheet. At December 31, 2013, Sirius XM has approximately $10 million and $21 million in related party assets and liabilities, respectively, related to these agreements described above with SIRIUS XM Canada which are recorded in other assets and other liabilities, respectively, in the consolidated balance sheet. Additionally, Sirius XM recorded approximately $50 million and $49 million in revenue for the years ended December 31, 2014 and 2013, respectively, associated with these various agreements in the other revenue line in the consolidated statements of operations. SIRIUS XM Canada declared and paid dividends to Sirius XM of $43 million and $17 million during the years ended December 31, 2014 and 2013, respectively.

(4)
Debt attributed to the SiriusXM Group, the Braves Group and the Media Group is comprised of the following:

		Carrying value
	Outstanding Principal December 31, 2014	December 31, 2014	December 31, 2013
	amounts in millions
SiriusXM Group
Corporate level notes and loans:
Margin loans	$250	250	250
Subsidiary notes and loans:
Sirius XM 7% Exchangeable Senior Subordinated Notes due 2014	—	—	520
Sirius XM 5.875% Senior Notes due 2020	650	644	643
Sirius XM 5.75% Senior Notes due 2021	600	595	594
Sirius XM 5.25% Senior Secured Notes due 2022	400	407	407
Sirius XM 4.25% Senior Notes due 2020	500	496	494
Sirius XM 4.625% Senior Notes due 2023	500	495	495
Sirius XM 6% Senior Notes due 2024	1,500	1,484	—
Sirius XM Credit Facility	380	380	460
Sirius XM leases	11	11	20

Total SiriusXM Group	4,791	4,762	3,883

Braves Group
Notes and loans	100	100	—

Total Braves Group	100	100	—

Media Group
Corporate level notes and loans:
Liberty Media 1.375% Cash Convertible Notes due 2023	1,000	990	1,002
Margin loans	—	—	670

Total Media Group	1,000	990	1,672

Total debt	$5,891	5,852	5,555

Less debt classified as current		(257)	(777)

Total long-term debt		5,595	4,778

  Margin Loans

  During the year ended December 31, 2013, in connection with Liberty Media's acquisition of Charter Communications, Inc. (Charter) common stock and warrants, Liberty Media, through certain of its wholly-owned subsidiaries, entered into three different margin loans with various financial institutions (the lender parties) in order to fund the purchase. Each agreement contains language that indicates that Liberty Media, as borrower and transferor of underlying shares as collateral, has the right to exercise all voting, consensual and other powers of ownership pertaining to the transferred shares for all purposes, provided that Liberty Media agrees that it will not vote the shares in any manner that would reasonably be expected to give rise to transfer or other certain restrictions. Similarly, the loan agreements indicate that no lender party shall have any voting rights with respect to the shares transferred, except to the extent that a lender party buys any shares in a sale or other disposition made pursuant to the terms of the loan agreements. The margin loans consist of the following:

  $670 Million Margin Loan due 2015

  On May 1, 2013, LMC Cheetah 2, LLC, a wholly owned subsidiary of Liberty Media, entered into a margin loan agreement with an availability of $670 million pursuant to a term loan with various lender parties (the $670 Million Margin Loan due 2015). Shares of Charter common stock were pledged as collateral pursuant to this agreement. The $670 Million Margin Loan was due May 1, 2015 and bore interest equal to the three-month LIBOR plus 3.25%, payable on the first day of each of February, May, August and November throughout the term of the loan. As of December 31, 2013, Liberty Media had fully drawn the $670 Million Margin Loan due 2015. During the year ended December 31, 2014, Liberty Media fully repaid the $670 Million Margin Loan due 2015 and the shares previously pledged under the loan are no longer pledged as collateral.

  $1 Billion Margin Loan due 2015

  On April 30, 2013, Liberty Siri MarginCo, LLC, a wholly owned subsidiary of Liberty Media, entered into a margin loan agreement whereby Liberty Siri MarginCo, LLC borrowed $250 million pursuant to a term loan and $450 million pursuant to a revolving credit facility with various lender parties. Shares of common stock of certain of Liberty Media's equity affiliates and cost investments were pledged as collateral pursuant to this agreement. Borrowings under this agreement were due October 31, 2014. During 2013, Liberty Siri MarginCo, LLC repaid $450 million outstanding under the revolving credit facility.

  During October 2014, Liberty Media refinanced this margin loan arrangement for a similar financial instrument with a term loan of $250 million and a $750 million undrawn line of credit. As of December 31, 2014, shares of Sirius XM, Live Nation, Time Warner, Inc. and Viacom, Inc. common stock were pledged as collateral pursuant to this agreement. As of December 31, 2014, availability under the revolving line of credit was $750 million. The maturity of the new arrangement was October 28, 2015.

  As of December 31, 2014, the value of shares pledged as collateral pursuant to the $1 billion margin loan due 2015 is as follows:

Investment	Number of Shares Pledged as Collateral as of December 31, 2014	Share value as of December 31, 2014
	amounts in millions
SiriusXM Group
Sirius XM	150.0	$525
Media Group
Live Nation	12.0	$313
Time Warner, Inc.	3.6	$309
Viacom, Inc.	3.5	$266
Time, Inc.	1.0	$13

  During October 2015, Liberty Media refinanced this margin loan arrangement for a similar financial instrument with a term loan of $250 million and a $1 billion undrawn line of credit, which is now scheduled to mature on October 25, 2016. In connection with the amendment, 4.6 million shares of Sirius XM, 7.8 million shares Live Nation, and all shares of Time Warner, Inc. were released as collateral pursuant to this agreement.

  Additionally, due to the sale of shares of Viacom, Inc. held by Liberty Media during 2015 (note 2), shares of Viacom, Inc. are no longer pledged as collateral pursuant to this agreement.

(5)
Cash compensation expense for our corporate employees will be allocated among the SiriusXM Group, the Braves Group and the Media Group based on the estimated percentage of time spent providing services for each group. On an annual basis estimated time spent will be determined through an interview process and a review of personnel duties unless transactions significantly change the composition of companies and investments in the respective groups, which would require a timelier reevaluation of estimated time spent. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. We note that stock compensation related to each tracking stock in the future will be calculated based on actual awards outstanding following the completion of the reclassification and exchange.

  While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(6)
We have accounted for income taxes for the SiriusXM Group, the Braves Group and the Media Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the respective groups.

  SiriusXM Group

  Income tax benefit (expense) consists of:

	Years ended December 31,
	2014	2013	2012
	amounts in millions
Current:
Federal	$(31)	(25)	(39)
State and local	(12)	(9)	(6)
Foreign	—	5	—

	(43)	(29)	(45)

Deferred:
Federal	(264)	178	(406)
State and local	(20)	5	(56)
Foreign	—	—	—

	(284)	183	(462)

Income tax benefit (expense)	$(327)	154	(507)

  Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2014	2013	2012
	amounts in millions
Computed expected tax benefit (expense)	$(271)	(2,887)	(497)
Non-taxable gain on book consolidation of Sirius XM	—	3,054	—
Dividends received deductions	95	36	29
Sale of subsidiary shares to subsidiary treated as a dividend for tax	(123)	(56)	—
State and local income taxes, net of federal income taxes	(33)	3	(40)
Change in valuation allowance affecting tax expense	3	4	—
Other, net	2	—	1

Income tax benefit (expense)	$(327)	154	(507)

  The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
	2014	2013
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$2,111	2,472
Accrued stock compensation	96	79
Other accrued liabilities	57	12
Discount on debt	—	36
Deferred revenue	678	583
Other future deductible amounts	12	7

Deferred tax assets	2,954	3,189

Valuation allowance	(5)	(8)

Net deferred tax assets	2,949	3,181

Deferred tax liabilities:
Investments	89	98
Intangible assets	3,910	3,870
Other	294	262

Deferred tax liabilities	4,293	4,230

Net deferred tax liabilities	$1,344	1,049

  The SiriusXM Group deferred tax assets and liabilities are reported in the accompanying balance sheet information as follows:

	December 31,
	2014	2013
	amounts in millions
Current deferred tax liabilities (assets)	$(912)	(912)
Long-term deferred tax liabilities (assets)	2,256	1,961

Net deferred tax liabilities	$1,344	1,049

  Braves Group

  Income tax benefit (expense) consists of:

	Years ended December 31,
	2014	2013	2012
	amounts in millions
Current:
Federal	$5	(15)	(3)
State and local	1	(1)	—
Foreign	—	—	—

	6	(16)	(3)

Deferred:
Federal	6	9	3
State and local	1	2	1
Foreign	—	—	—

	7	11	4

Income tax benefit (expense)	$13	(5)	1

  Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2014	2013	2012
	amounts in millions
Computed expected tax benefit (expense)	$13	(4)	1
State and local income taxes, net of federal income taxes	1	(1)	—
Change in valuation allowance affecting tax expense	—	1	—
Other, net	(1)	(1)	—

Income tax benefit (expense)	$13	(5)	1

  The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
	2014	2013
	amounts in millions
Deferred tax assets:
Other accrued liabilities	$18	15
Other future deductible amounts	10	12

Deferred tax assets	28	27

Valuation allowance	—	—

Net deferred tax assets	28	27

Deferred tax liabilities:
Investments	—	2
Intangible assets	83	90

Deferred tax liabilities	83	92

Net deferred tax liabilities	$55	65

  The Braves Group deferred tax assets and liabilities are reported in the accompanying balance sheet information as follows:

	December 31,
	2014	2013
	amounts in millions
Current deferred tax liabilities (assets)	$—	—
Long-term deferred tax liabilities (assets)	55	65

Net deferred tax liabilities	$55	65

  Media Group

  Income tax benefit (expense) consists of:

	Years ended December 31,
	2014	2013	2012
	amounts in millions
Current:
Federal	$44	(5)	35
State and local	18	13	10
Foreign	—	—	(1)

	62	8	44

Deferred:
Federal	155	(22)	(4)
State and local	31	—	(3)
Foreign	—	—	—

	186	(22)	(7)

Income tax benefit (expense)	$248	(14)	37

  Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2014	2013	2012
	amounts in millions
Computed expected tax benefit (expense)	$97	(209)	(74)
Liquidation of consolidated subsidiaries	107	—	101
Non-taxable exchange of subsidiary	—	174	—
Dividends received deductions	4	10	11
State and local income taxes, net of federal income taxes	28	9	(6)
Change in valuation allowance affecting tax expense	(5)	4	1
Recognition of tax benefits not previously recognized, net	11	—	5
Other, net	6	(2)	(1)

Income tax benefit (expense)	$248	(14)	37

  The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
	2014	2013
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$8	15
Accrued stock compensation	31	20
Other accrued liabilities	13	17
Deferred revenue	—	15
Other future deductible amounts	3	17

Deferred tax assets	55	84

Valuation allowance	—	(1)

Net deferred tax assets	55	83

Deferred tax liabilities:
Investments	140	358
Other	23	7

Deferred tax liabilities	163	365

Net deferred tax liabilities	$108	282

  The Media Group deferred tax assets and liabilities are reported in the accompanying balance sheet information as follows:

	December 31,
	2014	2013
	amounts in millions
Current deferred tax liabilities (assets)	$(19)	(4)
Long-term deferred tax liabilities (assets)	127	286

Net deferred tax liabilities	$108	282

  Intergroup payable (receivable)

  The intergroup balance at December 31, 2014 and 2013 is primarily a result of timing of tax benefits.

(7)
The Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock will have voting and conversion rights under our restated charter. The following is a summary of those rights. Holders of Series A common stock of each group will be entitled to one vote per share, and holders of Series B common stock of each group will be entitled to ten votes per share. Holders of Series C common stock of each group will be entitled to 1/100th of a vote per share in certain limited cases specifically required under Delaware law and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock will vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty SiriusXM common stock, only Series A and Series B Liberty Braves common stock or only Series A and Series B Liberty Media common stock.

  At the option of the holder, each share of Series B of the common stock related to each group will be convertible into one share of Series A of the common stock related to the same group. At the discretion of our board, the common stock related to one group may be converted into common stock of the corresponding series that is related to another group.

ANNEX C

FORM OF

RESTATED CERTIFICATE OF INCORPORATION

OF LIBERTY MEDIA CORPORATION

        LIBERTY MEDIA CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          (1)   The present name of the Corporation is Liberty Media Corporation. The original Certificate of Incorporation of the Corporation was filed on August 10, 2012. The Restated Certificate of Incorporation of the Corporation was filed on January 11, 2013. The name under which the Corporation was originally incorporated is Liberty Spinco, Inc.

          (2)   This Restated Certificate of Incorporation restates and further amends the Restated Certificate of Incorporation of the Corporation.

          (3)   This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          (4)   This Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware.

          (5)   Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

        The name of the corporation is Liberty Media Corporation (the "Corporation").

ARTICLE II

REGISTERED OFFICE

        The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as the same may be amended from time to time, "DGCL").

 ARTICLE IV

AUTHORIZED STOCK

        The total number of shares of capital stock which the Corporation will have authority to issue is five billion, five hundred fifty-one million, two hundred fifty thousand (5,551,250,000) shares, which will be divided into the following classes:

          (a)   five billion, five hundred one million, two hundred fifty thousand (5,501,250,000) shares will be of a class designated Common Stock, par value $0.01 per share ("Common Stock"), such class to be divided in series as provided in Section A of this Article IV; and

          (b)   fifty million (50,000,000) shares will be of a class designated Preferred Stock, par value $0.01 per share ("Preferred Stock"), such class to be issuable in series as provided in Section B of this Article IV.

        Upon this Certificate becoming effective pursuant to the DGCL (the "Effective Time"), (i) each share of Series A Common Stock, par value $0.01 per share, authorized or issued and outstanding immediately prior to the Effective Time shall automatically be reclassified by exchanging each such share, upon the cancellation thereof, for the following: (A) 1 newly issued share of the Corporation's Series A Liberty SiriusXM Common Stock, par value $0.01 per share, (B) 0.1 of a newly issued share of the Corporation's Series A Liberty Braves Common Stock, par value $0.01 per share, and (C) 0.25 of a newly issued share of the Corporation's Series A Liberty Media Common Stock, par value $0.01 per share, without any action by the holder thereof; (ii) each share of Series B Common Stock, par value $0.01 per share, authorized or issued and outstanding immediately prior to the Effective Time shall automatically be reclassified by exchanging each such share, upon the cancellation thereof, for the following: (A) 1 newly issued share of the Corporation's Series B Liberty SiriusXM Common Stock, par value $0.01 per share, (B) 0.1 of a newly issued share of the Corporation's Series B Liberty Braves Common Stock, par value $0.01 per share, and (C) 0.25 of a newly issued share of the Corporation's Series B Liberty Media Common Stock, par value $0.01 per share, without any action by the holder thereof; and (iii) each share of Series C Common Stock, par value $0.01 per share, authorized or issued and outstanding immediately prior to the Effective Time shall automatically be reclassified by exchanging each such share, upon the cancellation thereof, for the following: (A) 1 newly issued share of the Corporation's Series C Liberty SiriusXM Common Stock, par value $0.01 per share, (B) 0.1 of a newly issued share of the Corporation's Series C Liberty Braves Common Stock, par value $0.01 per share, and (C) 0.25 of a newly issued share of the Corporation's Series C Liberty Media Common Stock, par value $0.01 per share, without any action by the holder thereof.

        No fractional shares of any series of Common Stock shall be issued as a result of the reclassification and exchange.

        The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

SECTION A

COMMON STOCK

        1.    General.

        Two billion (2,000,000,000) shares of Common Stock will be of a series designated Series A Liberty SiriusXM Common Stock (the "Series A Liberty SiriusXM Common Stock"), seventy-five million (75,000,000) shares of Common Stock will be of a series designated Series B Liberty SiriusXM Common Stock (the "Series B Liberty SiriusXM Common Stock"), and two billion (2,000,000,000) shares of Common Stock will be of a series designated as Series C Liberty SiriusXM Common Stock

(the "Series C Liberty SiriusXM Common Stock" and together with the Series A Liberty SiriusXM Common Stock and the Series B Liberty SiriusXM Common Stock, the "Liberty SiriusXM Common Stock"). Two hundred million (200,000,000) shares of Common Stock will be of a series designated Series A Liberty Braves Common Stock (the "Series A Liberty Braves Common Stock"), seven million, five hundred thousand (7,500,000) shares of Common Stock will be of a series designated Series B Liberty Braves Common Stock (the "Series B Liberty Braves Common Stock"), and two hundred million (200,000,000) shares of Common Stock will be of a series designated as Series C Liberty Braves Common Stock (the "Series C Liberty Braves Common Stock" and together with the Series A Liberty Braves Common Stock and the Series B Liberty Braves Common Stock, the "Liberty Braves Common Stock"). Five hundred million (500,000,000) shares of Common Stock will be of a series designated Series A Liberty Media Common Stock (the "Series A Liberty Media Common Stock"), eighteen million, seven hundred fifty thousand (18,750,000) shares of Common Stock will be of a series designated Series B Liberty Media Common Stock (the "Series B Liberty Media Common Stock"), and five hundred million (500,000,000) shares of Common Stock will be of a series designated Series C Liberty Media Common Stock (the "Series C Liberty Media Common Stock" and together with the Series A Liberty Media Common Stock and the Series B Liberty Media Common Stock, the "Liberty Media Common Stock").

        2.    Liberty SiriusXM Common Stock, Liberty Braves Common Stock and Liberty Media Common Stock.

        Each share of Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock and Series C Liberty SiriusXM Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        Each share of Series A Liberty Braves Common Stock, Series B Liberty Braves Common Stock and Series C Liberty Braves Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        Each share of Series A Liberty Media Common Stock, Series B Liberty Media Common Stock and Series C Liberty Media Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        (a)    Voting Powers.

          (i)    Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock, Series A Liberty Braves Common Stock, Series B Liberty Braves Common Stock, Series A Liberty Media Common Stock and Series B Liberty Media Common Stock.    Holders of Series A Liberty SiriusXM Common Stock will be entitled to one vote for each share of such stock held of record, holders of Series B Liberty SiriusXM Common Stock will be entitled to ten votes for each share of such stock held of record, holders of Series A Liberty Braves Common Stock will be entitled to one vote for each share of such stock held of record, holders of Series B Liberty Braves Common Stock will be entitled to ten votes for each share of such stock held of record, holders of Series A Liberty Media Common Stock will be entitled to one vote for each share of such stock held of record and holders of Series B Liberty Media Common Stock will be entitled to ten votes for each share of such stock held of record, upon all matters that may be submitted to a vote of stockholders of the Corporation (regardless of whether such holders are voting together with the holders of all Voting Securities, or as a separate class with the holders of one or more series of Common Stock, or as a separate series of Common Stock, or otherwise).

          (ii)    Series C Liberty SiriusXM Common Stock, Series C Liberty Braves Common Stock, and Series C Liberty Media Common Stock.    Holders of Series C Liberty SiriusXM Common Stock, holders of Series C Liberty Braves Common Stock and holders of Series C Liberty Media Common Stock will not be entitled to any voting powers, except as (and then only to the extent) required by the laws of the State of Delaware. If a vote of the holders of Series C Liberty

  SiriusXM Common Stock, Series C Liberty Braves Common Stock or Series C Liberty Media Common Stock should at any time be required by the laws of the State of Delaware on any matter, the holders of Series C Liberty SiriusXM Common Stock, Series C Liberty Braves Common Stock or Series C Liberty Media Common Stock, as applicable, will be entitled to 1/100th of a vote on such matter for each share held of record.

          (iii)    Voting Generally.    Except (A) as may otherwise be provided in this Certificate, (B) as may otherwise be required by the laws of the State of Delaware or (C) as may otherwise be provided in any Preferred Stock Designation, the holders of shares of Series A Liberty SiriusXM Common Stock, the holders of shares of Series B Liberty SiriusXM Common Stock, the holders of shares of Series A Liberty Braves Common Stock, the holders of shares of Series B Liberty Braves Common Stock, the holders of shares of Series A Liberty Media Common Stock, the holders of shares of Series B Liberty Media Common Stock and the holders of shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Certificate that (i) would increase (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established, or (ii) decrease (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock (as the case may be) then outstanding)), and no separate class or series vote of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter. In the event the holders of the Series C Liberty SiriusXM Common Stock, the holders of the Series C Liberty Braves Common Stock and/or the holders of the Series C Liberty Media Common Stock are entitled to vote on any matter that may be submitted to a vote of stockholders of the Corporation, such holders will vote as one class with all other stockholders of the Corporation entitled to vote on such matter, unless otherwise required by this Certificate, the laws of the State of Delaware or any Preferred Stock Designation.

          (iv)    Special Voting Rights in Connection with Dispositions.

            (A)  If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty SiriusXM Group Voting Securities entitled to vote thereon to classify a proposed SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition, then such proposed SiriusXM Group Disposition will constitute an Exempt SiriusXM Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty SiriusXM Group Voting Securities representing a majority of the aggregate voting power of Liberty SiriusXM Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

            (B)  If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty Braves Group Voting Securities entitled to vote thereon to classify a proposed Braves Group Disposition as an Exempt Braves Group Disposition, then such proposed Braves Group Disposition will constitute an Exempt Braves Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Braves Group Voting Securities representing a majority of the aggregate voting power of Liberty Braves Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

            (C)  If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty Media Group Voting Securities entitled to vote thereon to classify a proposed Media Group Disposition as an Exempt Media Group Disposition, then such proposed Media Group Disposition will constitute an Exempt Media Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Media Group Voting Securities representing a majority of the aggregate voting power of Liberty Media Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

            (D)  Any vote taken pursuant to clause (A), (B) or (C) of this paragraph (a)(iv) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required pursuant to Article IX of this Certificate or the DGCL to be taken with respect to the applicable Disposition.

          (v)    Special Voting Rights in Connection with Certain Redemptions.

            (A)  If the Corporation proposes to redeem outstanding shares of Liberty SiriusXM Common Stock for securities of a Subsidiary pursuant to paragraph (e)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty SiriusXM Group Voting Securities representing a majority of the aggregate voting power of Liberty SiriusXM Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a "SiriusXM Group Redemption Stockholder Approval").

            (B)  If the Corporation proposes to redeem outstanding shares of Liberty Braves Common Stock for securities of a Subsidiary pursuant to paragraph (f)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Braves Group Voting Securities representing a majority of the aggregate voting power of Liberty Braves Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a "Braves Group Redemption Stockholder Approval").

            (C)  If the Corporation proposes to redeem outstanding shares of Liberty Media Common Stock for securities of a Subsidiary pursuant to paragraph (g)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Media Group Voting Securities representing a majority of the aggregate voting power of Liberty Media Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a "Media Group Redemption Stockholder Approval").

            (D)  Any vote taken pursuant to clause (A), (B) or (C) of this paragraph (a)(v) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required by the DGCL to be taken with respect to the applicable redemption.

        (b)    Conversion Rights.

          (i)    (A) Conversion of Series B Liberty SiriusXM Common Stock into Series A Liberty SiriusXM Common Stock; Other.    Each share of Series B Liberty SiriusXM Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty SiriusXM Common Stock. Any such conversion may be effected by any holder of Series B Liberty SiriusXM Common Stock by surrendering such holder's certificate or certificates (if any) representing the Series B Liberty SiriusXM Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty SiriusXM Common Stock, or by delivering to the Corporation or its transfer agent an appropriate instrument or instruction if the shares of Series B Liberty SiriusXM Common Stock to be converted are uncertificated, in either case, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty SiriusXM Common Stock and stating the name or names in which such holder desires the shares of Series A Liberty SiriusXM Common Stock to be issued and, if the shares of Series B Liberty SiriusXM Common Stock to be converted are certificated and less than all of the shares of Series B Liberty SiriusXM Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty SiriusXM Common Stock to be issued. Any certificate representing shares surrendered for conversion, or any appropriate instrument or instruction delivered in the case of uncertificated shares, in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will, (i) if the applicable shares of Series A Liberty SiriusXM Common Stock are certificated, issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty SiriusXM Common Stock to which such holder will be entitled as herein provided and if less than all of the shares of Series B Liberty SiriusXM Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees a new certificate representing the shares of Series B Liberty SiriusXM Common Stock not converted, or (ii) if the applicable shares of Series A Liberty SiriusXM Common Stock are uncertificated, issue and deliver to such holder or such holder's nominee or nominees, a notice of issuance of uncertificated shares or other evidence of shares held in book-entry form. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates (if any), an appropriate instrument or instruction (if applicable), notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty SiriusXM Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty SiriusXM Common Stock on that date. A number of shares of Series A Liberty SiriusXM Common Stock equal to the number of shares of Series B Liberty SiriusXM Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty SiriusXM Common Stock as provided herein. Shares of Series A Liberty SiriusXM Common Stock and shares of Series C Liberty SiriusXM Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

          The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Liberty SiriusXM Common Stock upon conversion of shares of Series B Liberty SiriusXM Common Stock pursuant to this paragraph (b)(i)(A). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issuance or delivery of shares of Liberty SiriusXM Common Stock in a name other than that in which the shares of Series B Liberty SiriusXM Common Stock so converted were registered and no such issuance or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

          Liberty SiriusXM Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

          (B)    Conversion of Series B Liberty Braves Common Stock into Series A Liberty Braves Common Stock; Other.    Each share of Series B Liberty Braves Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty Braves Common Stock. Any such conversion may be effected by any holder of Series B Liberty Braves Common Stock by surrendering such holder's certificate or certificates (if any) representing the Series B Liberty Braves Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty Braves Common Stock, or by delivering to the Corporation or its transfer agent an appropriate instrument or instruction if the shares of Series B Liberty Braves Common Stock to be converted are uncertificated, in either case, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty Braves Common Stock and stating the name or names in which such holder desires the shares of Series A Liberty Braves Common Stock to be issued and, if the shares of Series B Liberty Braves Common Stock to be converted are certificated and less than all of the shares of Series B Liberty Braves Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty Braves Common Stock to be issued. Any certificate representing shares surrendered for conversion, or any appropriate instrument or instruction delivered in the case of uncertificated shares, in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will, (i) if the applicable shares of Series A Liberty Braves Common Stock are certificated, issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty Braves Common Stock to which such holder will be entitled as herein provided and if less than all of the shares of Series B Liberty Braves Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees a new certificate representing the shares of Series B Liberty Braves Common Stock not converted, or (ii) if the applicable shares of Series A Liberty Braves Common Stock are uncertificated, issue and deliver to such holder or such holder's nominee or nominees, a notice of issuance of uncertificated shares or other evidence of shares held in book-entry form. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates (if any), an appropriate instrument or instruction (if applicable), notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty Braves Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty Braves Common Stock on that date. A number of shares of Series A Liberty Braves Common Stock equal to the number of shares of Series B Liberty Braves Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty Braves Common Stock as provided herein. Shares of Series A Liberty Braves Common Stock and shares of Series C Liberty Braves Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

          The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Liberty Braves Common Stock upon conversion of shares of Series B Liberty Braves Common Stock pursuant to this paragraph (b)(i)(B). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issuance or delivery of shares of Liberty Braves Common Stock in a name other than that in which the shares of Series B Liberty Braves Common Stock so converted were registered and no such issuance or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

          Liberty Braves Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

          (C)    Conversion of Series B Liberty Media Common Stock into Series A Liberty Media Common Stock; Other.     Each share of Series B Liberty Media Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty Media Common Stock. Any such conversion may be effected by any holder of Series B Liberty Media Common Stock by surrendering such holder's certificate or certificates (if any) representing the Series B Liberty Media Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty Media Common Stock, or by delivering to the Corporation or its transfer agent an appropriate instrument or instruction if the shares of Series B Liberty Media Common Stock to be converted are uncertificated, in either case, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty Media Common Stock and stating the name or names in which such holder desires the shares of Series A Liberty Media Common Stock to be issued and, if the shares of Series B Liberty Media Common Stock to be converted are certificated and less than all of the shares of Series B Liberty Media Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty Media Common Stock to be issued. Any certificate representing shares surrendered for conversion, or any appropriate instrument or instruction delivered in the case of uncertificated shares, in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will, (i) if the applicable shares of Series A Liberty Media Common Stock are certificated, issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty Media Common Stock to which such holder will be entitled as herein provided and if less than all of the shares of Series B Liberty Media Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a new certificate representing the shares of Series B Liberty Media Common Stock not converted, or (ii) if the applicable shares of Series A Liberty Media Common Stock are uncertificated, issue and deliver to such holder or such holder's nominee or nominees, a notice of issuance of uncertificated shares or other evidence of shares held in book-entry form. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates (if any), an appropriate instrument or instruction (if applicable), notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty Media Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty Media Common Stock on that date. A number of shares of Series A Liberty Media Common Stock equal to the number of shares of Series B Liberty Media Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty Media Common Stock as provided herein. Shares of Series A Liberty

  Media Common Stock and shares of Series C Liberty Media Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

          The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Liberty Media Common Stock upon conversion of shares of Series B Liberty Media Common Stock pursuant to this paragraph (b)(i)(C). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issuance or delivery of shares of Liberty Media Common Stock in a name other than that in which the shares of Series B Liberty Media Common Stock so converted were registered and no such issuance or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

          Liberty Media Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

          (ii)    Conversion of Liberty Media Common Stock into Liberty SiriusXM Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Media Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty SiriusXM Common Stock equal to the Media/SiriusXM Group Optional Conversion Ratio, (II) each share of Series B Liberty Media Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty SiriusXM Common Stock equal to the Media/SiriusXM Group Optional Conversion Ratio, and (III) each share of Series C Liberty Media Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty SiriusXM Common Stock equal to the Media/SiriusXM Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(ii), the "Media/SiriusXM Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Media Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty SiriusXM Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Liberty Media Common Stock into Liberty SiriusXM Common Stock pursuant to this paragraph (b)(ii), such conversion will occur on a Media Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (g)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Media/SiriusXM Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Media/SiriusXM Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Media Common Stock into shares of Liberty SiriusXM Common Stock, a new Media Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(ii).

            (D)  The Corporation will not convert shares of a series of Liberty Media Common Stock into shares of Liberty SiriusXM Common Stock pursuant to this paragraph (b)(ii) without converting all outstanding shares of each series of Liberty Media Common Stock into shares of Liberty SiriusXM Common Stock, in each case, in accordance with this paragraph (b)(ii).

          (iii)    Conversion of Liberty Media Common Stock into Liberty Braves Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Media Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Braves Common Stock equal to the Media/Braves Group Optional Conversion Ratio, (II) each share of Series B Liberty Media Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Braves Common Stock equal to the Media/Braves Group Optional Conversion Ratio, and (III) each share of Series C Liberty Media Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Braves Common Stock equal to the Media/Braves Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(iii), the "Media/Braves Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Media Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Braves Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Liberty Media Common Stock into Liberty Braves Common Stock pursuant to this paragraph (b)(iii), such conversion will occur on a Media Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (g)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Media/Braves Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Media/Braves Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Media Common Stock into shares of Liberty Braves Common Stock, a new Media Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(iii).

            (D)  The Corporation will not convert shares of a series of Liberty Media Common Stock into shares of Liberty Braves Common Stock pursuant to this paragraph (b)(iii) without converting all outstanding shares of each series of Liberty Media Common Stock into shares of Liberty Braves Common Stock, in each case, in accordance with this paragraph (b)(iii).

          (iv)    Conversion of Liberty Braves Common Stock into Liberty SiriusXM Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Braves Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty SiriusXM Common Stock equal to the Braves/SiriusXM Group Optional Conversion Ratio, (II) each share of Series B Liberty Braves Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty SiriusXM Common Stock equal to the Braves/SiriusXM Group Optional Conversion Ratio, and (III) each share of Series C Liberty Braves Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty SiriusXM Common Stock equal to the Braves/SiriusXM Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(iv), the "Braves/SiriusXM Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Braves Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty SiriusXM Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Liberty Braves Common Stock into Liberty SiriusXM Common Stock pursuant to this paragraph (b)(iv), such conversion will occur on a Braves Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Braves/SiriusXM Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Braves/SiriusXM Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Braves Common Stock into shares of Liberty SiriusXM Common Stock, a new Braves Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(iv).

            (D)  The Corporation will not convert shares of a series of Liberty Braves Common Stock into shares of Liberty SiriusXM Common Stock pursuant to this paragraph (b)(iv) without converting all outstanding shares of each series of Liberty Braves Common Stock into shares of Liberty SiriusXM Common Stock, in each case, in accordance with this paragraph (b)(iv).

          (v)    Conversion of Liberty Braves Common Stock into Liberty Media Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Braves Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Media Common Stock equal to the Braves/Media Group Optional Conversion Ratio, (II) each share of Series B Liberty Braves Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Media Common Stock equal to the Braves/Media Group Optional Conversion Ratio, and (III) each share of Series C Liberty Braves Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Media Common Stock equal to the Braves/Media Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(v), the "Braves/Media Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Braves Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Media Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Liberty Braves Common Stock into Liberty Media Common Stock pursuant to this paragraph (b)(v), such conversion will occur on a Braves Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Braves/Media Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Braves/Media Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Braves Common Stock into shares of Liberty Media Common Stock, a new Braves Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(v).

            (D)  The Corporation will not convert shares of a series of Liberty Braves Common Stock into shares of Liberty Media Common Stock pursuant to this paragraph (b)(v) without converting all outstanding shares of each series of Liberty Braves Common Stock into shares of Liberty Media Common Stock, in each case, in accordance with this paragraph (b)(v).

          (vi)    Conversion of Liberty SiriusXM Common Stock into Liberty Media Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty SiriusXM Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Media Common Stock equal to the SiriusXM/Media Group Optional Conversion Ratio, (II) each share of Series B Liberty SiriusXM Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Media Common Stock equal to the SiriusXM/Media Group Optional Conversion Ratio, and (III) each share of Series C Liberty SiriusXM Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Media Common Stock equal to the SiriusXM/Media Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(vi), the "SiriusXM/Media Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty SiriusXM Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Media Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Liberty SiriusXM Common Stock into Liberty Media Common Stock pursuant to this paragraph (b)(vi), such conversion will occur on a SiriusXM Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the SiriusXM/Media Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the SiriusXM/Media Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty SiriusXM Common Stock into shares of Liberty Media Common Stock, a new SiriusXM Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(vi).

            (D)  The Corporation will not convert shares of a series of Liberty SiriusXM Common Stock into shares of Liberty Media Common Stock pursuant to this paragraph (b)(vi) without converting all outstanding shares of each series of Liberty SiriusXM Common Stock into shares of Liberty Media Common Stock, in each case, in accordance with this paragraph (b)(vi).

          (vii)    Conversion of Liberty SiriusXM Common Stock into Liberty Braves Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty SiriusXM Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Braves Common Stock equal to the SiriusXM/Braves Group Optional Conversion Ratio, (II) each share of Series B Liberty SiriusXM Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Braves Common Stock equal to the SiriusXM/Braves Group Optional Conversion Ratio, and (III) each share of Series C Liberty SiriusXM Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Braves Common Stock equal to the SiriusXM/Braves Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(vii), the "SiriusXM/Braves Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty SiriusXM Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Braves Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Liberty SiriusXM Common Stock into Liberty Braves Common Stock pursuant to this paragraph (b)(vii), such conversion will occur on a SiriusXM Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the SiriusXM/Braves Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the SiriusXM/Braves Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty SiriusXM Common Stock into shares of Liberty Braves Common Stock, a new SiriusXM Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(vii).

            (D)  The Corporation will not convert shares of a series of Liberty SiriusXM Common Stock into shares of Liberty Braves Common Stock pursuant to this paragraph (b)(vii) without converting all outstanding shares of each series of Liberty SiriusXM Common Stock into shares of Liberty Braves Common Stock, in each case, in accordance with this paragraph (b)(vii).

        (c)    Dividends Generally.

          (i)    Dividends on Liberty SiriusXM Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty SiriusXM Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the SiriusXM Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty SiriusXM Common Stock, the Corporation will also pay to the holders of each other series of Liberty SiriusXM Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty SiriusXM Common Stock, such that the dividend paid on each share of Liberty SiriusXM Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty SiriusXM Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty SiriusXM Common Stock as provided in paragraph (d)(i) of this Section A.2.

          If the SiriusXM Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty SiriusXM Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty SiriusXM Common Stock:

            (A)  if such dividend consists of cash, securities (other than shares of Liberty SiriusXM Common Stock, Liberty Braves Common Stock or Liberty Media Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a "SiriusXM Group Inter-Group Dividend") to the Media Group and the Braves Group, to the extent that such Group has a Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(i), an aggregate amount of cash, securities or other assets, or a combination thereof (the "SiriusXM Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty SiriusXM Common Stock, as determined by the Board of Directors (and with the amount of the SiriusXM Group Inter-Group Dividend Amount to be attributed to the Media Group and the Braves Group to be determined (x) in the case of the Media Group, by multiplying the SiriusXM Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Media Group with Respect to the SiriusXM Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Media Group's Fractional Interest in the SiriusXM Group"), in each case as of the record date for such dividend, and (y) in the case of the Braves Group, by multiplying the SiriusXM Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Braves Group with Respect to the SiriusXM Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Braves Group's Fractional Interest in the SiriusXM Group"), in each case as of the record date for such dividend), or (II) increase the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the SiriusXM Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty SiriusXM Group Reference Share as of the "ex" date or any similar date for such dividend, and such additional Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest will be allocated to the Media Group and the Braves Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Media Group, the Media Group's Fractional Interest in the SiriusXM Group as of the record date for such dividend and, in the case of the amount to be allocated to the Braves Group, the Braves Group's Fractional Interest in the SiriusXM Group as of the record date for such dividend;

            (B)  if such dividend consists of shares of Liberty SiriusXM Common Stock, the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such dividend, by (y) the SiriusXM Group Share Distribution Ratio applicable to such dividend, and such additional Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest will be allocated to the Media Group and the Braves Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Media Group, the Media Group's Fractional Interest in the SiriusXM Group as of the record date for such dividend and, in the case of the amount to be allocated to the Braves Group, the Braves Group's Fractional Interest in the SiriusXM Group as of the record date for such dividend;

            (C)  if such dividend consists of shares of Liberty Braves Common Stock, subject to paragraph (d)(i)(B), (1) the Number of Shares Issuable to the SiriusXM Group with Respect to the Braves Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Braves Common Stock distributed to holders of Liberty SiriusXM Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such dividend, by (y) the Braves Group Share Distribution Ratio applicable to such dividend, and (2) upon such distribution, there will be established for the benefit of the Media Group, an Inter-Group Interest in the Braves Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Media Group with Respect to the Braves Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Media Group with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such dividend, by (y) the Braves Group Share Distribution Ratio applicable to such dividend; or

            (D)  if such dividend consists of shares of Liberty Media Common Stock, subject to paragraph (d)(i)(C), (1) the Number of Shares Issuable to the SiriusXM Group with Respect to the Media Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Media Common Stock distributed to holders of Liberty SiriusXM Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such dividend, by (y) the Media Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Braves Group, an Inter-Group Interest in the Media Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Braves Group with Respect to the Media Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Braves Group with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such dividend, by (y) the Media Group Share Distribution Ratio applicable to such dividend.

          In the case of a dividend paid pursuant to clause (E) of paragraph (e)(ii) of this Section A.2. in connection with a SiriusXM Group Disposition, the SiriusXM Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty SiriusXM Common Stock converted into Liberty Media Common Stock or Liberty Braves Common Stock, as applicable, in connection with such SiriusXM Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty SiriusXM Common Stock received in connection with such SiriusXM Group Disposition.

          A SiriusXM Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

          (ii)    Dividends on Liberty Braves Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty Braves Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Braves Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty Braves Common Stock, the Corporation will also pay to the holders of each other series of Liberty Braves

  Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty Braves Common Stock, such that the dividend paid on each share of Liberty Braves Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty Braves Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty Braves Common Stock as provided in paragraph (d)(ii) of this Section A.2.

          If the Braves Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty Braves Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty Braves Common Stock:

            (A)  if such dividend consists of cash, securities (other than shares of Liberty Braves Common Stock, Liberty SiriusXM Common Stock or Liberty Media Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a "Braves Group Inter-Group Dividend") to the Media Group and the SiriusXM Group, to the extent that such Group has a Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(ii), an aggregate amount of cash, securities or other assets, or a combination thereof (the "Braves Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty Braves Common Stock, as determined by the Board of Directors (and with the amount of the Braves Group Inter-Group Dividend Amount to be attributed to the Media Group and the SiriusXM Group to be determined (x) in the case of the Media Group, by multiplying the Braves Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Media Group with Respect to the Braves Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Media Group's Fractional Interest in the Braves Group"), in each case as of the record date for such dividend, and (y) in the case of the SiriusXM Group, by multiplying the Braves Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the SiriusXM Group with Respect to the Braves Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "SiriusXM Group's Fractional Interest in the Braves Group"), in each case as of the record date for such dividend), or (II) increase the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Braves Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty Braves Group Reference Share as of the "ex" date or any similar date for such dividend, and such additional Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest will be allocated to the Media Group and the SiriusXM Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Media Group, the Media Group's Fractional Interest in the Braves Group as of the record date for such dividend and, in the case of the amount to be allocated to the SiriusXM Group, the SiriusXM Group's Fractional Interest in the Braves Group as of the record date for such dividend;

            (B)  if such dividend consists of shares of Liberty Braves Common Stock, the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest as of the record date for such dividend, by (y) the Braves Group Share Distribution Ratio applicable to such dividend, and such additional Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest will be allocated to the Media Group and the SiriusXM Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Media Group, the Media Group's Fractional Interest in the Braves Group as of the record date for such dividend and, in the case of the amount to be allocated to the SiriusXM Group, the SiriusXM Group's Fractional Interest in the Braves Group as of the record date for such dividend;

            (C)  if such dividend consists of shares of Liberty SiriusXM Common Stock, subject to paragraph (d)(ii)(B), (1) the Number of Shares Issuable to the Braves Group with Respect to the SiriusXM Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty SiriusXM Common Stock distributed to holders of Liberty Braves Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest as of the record date for such dividend, by (y) the SiriusXM Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Media Group, an Inter-Group Interest in the SiriusXM Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Media Group with Respect to the SiriusXM Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Media Group with Respect to the Braves Group Inter-Group Interest as of the record date for such dividend, by (y) the SiriusXM Group Share Distribution Ratio applicable to such dividend; or

            (D)  if such dividend consists of shares of Liberty Media Common Stock, subject to paragraph (d)(ii)(C), (1) the Number of Shares Issuable to the Braves Group with Respect to the Media Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Media Common Stock distributed to holders of Liberty Braves Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest as of the record date for such dividend, by (y) the Media Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the SiriusXM Group, an Inter-Group Interest in the Media Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the SiriusXM Group with Respect to the Media Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the SiriusXM Group with Respect to the Braves Group Inter-Group Interest as of the record date for such dividend, by (y) the Media Group Share Distribution Ratio applicable to such dividend.

          In the case of a dividend paid pursuant to clause (E) of paragraph (f)(ii) of this Section A.2. in connection with a Braves Group Disposition, the Braves Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty Braves Common Stock converted into Liberty Media Common Stock or Liberty SiriusXM Common Stock, as applicable, in connection with such Braves Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty Braves Common Stock received in connection with such Braves Group Disposition.

          A Braves Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

          (iii)    Dividends on Liberty Media Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty Media Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Media Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty Media Common Stock, the Corporation will also pay to the holders of each other series of Liberty Media Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty Media Common Stock, such that the dividend paid on each share of Liberty Media Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty Media Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty Media Common Stock as provided in paragraph (d)(iii) of this Section A.2.

          If the Media Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty Media Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty Media Common Stock:

            (A)  if such dividend consists of cash, securities (other than shares of Liberty SiriusXM Common Stock, Liberty Braves Common Stock or Liberty Media Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a "Media Group Inter-Group Dividend") to the SiriusXM Group and the Braves Group, to the extent that such Group has a Number of Shares Issuable with Respect to the Media Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(iii), an aggregate amount of cash, securities or other assets, or a combination thereof (the "Media Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty Media Common Stock, as determined by the Board of Directors (and with the amount of the Media Group Inter-Group Dividend Amount to be attributed to the SiriusXM Group and the Braves Group to be determined (x) in the case of the SiriusXM Group, by multiplying the Media Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the SiriusXM Group with Respect to the Media Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "SiriusXM Group's Fractional Interest in the Media Group"), in each case as of the record date for such dividend, and (y) in the case of the Braves Group, by multiplying the Media

    Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Braves Group with Respect to the Media Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Braves Group's Fractional Interest in the Media Group"), in each case as of the record date for such dividend), or (II) increase the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Media Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty Media Group Reference Share as of the "ex" date or any similar date for such dividend, and such additional Number of Shares Issuable with Respect to the Media Group Inter-Group Interest will be allocated to the SiriusXM Group and the Braves Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the SiriusXM Group, the SiriusXM Group's Fractional Interest in the Media Group as of the record date for such dividend and, in the case of the amount to be allocated to the Braves Group, the Braves Group's Fractional Interest in the Media Group as of the record date for such dividend;

            (B)  if such dividend consists of shares of Liberty Media Common Stock, the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest as of the record date for such dividend, by (y) the Media Group Share Distribution Ratio applicable to such dividend, and such additional Number of Shares Issuable with Respect to the Media Group Inter-Group Interest will be allocated to the SiriusXM Group and the Braves Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the SiriusXM Group, the SiriusXM Group's Fractional Interest in the Media Group as of the record date for such dividend and, in the case of the amount to be allocated to the Braves Group, the Braves Group's Fractional Interest in the Media Group as of the record date for such dividend;

            (C)  if such dividend consists of shares of Liberty Braves Common Stock, subject to paragraph (d)(iii)(C), (1) the Number of Shares Issuable to the Media Group with Respect to the Braves Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Braves Common Stock distributed to holders of Liberty Media Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest as of the record date for such dividend, by (y) the Braves Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the SiriusXM Group, an Inter-Group Interest in the Braves Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the SiriusXM Group with Respect to the Braves Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the SiriusXM Group with Respect to the Media Group Inter-Group Interest as of the record date for such dividend, by (y) the Braves Group Share Distribution Ratio applicable to such dividend; or

            (D)  if such dividend consists of shares of Liberty SiriusXM Common Stock, subject to paragraph (d)(iii)(B), (1) the Number of Shares Issuable to the Media Group with Respect to the SiriusXM Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty SiriusXM Common Stock distributed to holders of Liberty Media Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest as of the record date for such dividend, by (y) the SiriusXM Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Braves Group, an Inter-Group Interest in the SiriusXM Group (or if an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Braves Group with Respect to the SiriusXM Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Braves Group with Respect to the Media Group Inter-Group Interest as of the record date for such dividend, by (y) the SiriusXM Group Share Distribution Ratio applicable to such dividend.

          In the case of a dividend paid pursuant to clause (E) of paragraph (g)(ii) of this Section A.2. in connection with a Media Group Disposition, the Media Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty Media Common Stock converted into Liberty SiriusXM Common Stock or Liberty Braves Common Stock, as applicable, in connection with such Media Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty Media Common Stock received in connection with such Media Group Disposition.

          A Media Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

          (iv)    Discrimination Between or Among Series of Common Stock.    Subject to the provisions of paragraphs (c) and (d) of this Section A.2., the Board of Directors will have the authority and discretion to declare and pay (or to refrain from declaring and paying) dividends, including, without limitation, dividends consisting of Share Distributions, on outstanding shares of Liberty SiriusXM Common Stock, Liberty Braves Common Stock or Liberty Media Common Stock, or all such series, and in equal or unequal amounts, or only on the Liberty SiriusXM Common Stock, the Liberty Braves Common Stock or the Liberty Media Common Stock (subject to applicable law), notwithstanding the relationship between or among the SiriusXM Group Available Dividend Amount, the Braves Group Available Dividend Amount and the Media Group Available Dividend Amount, or the respective amounts of prior dividends declared on, or the liquidation rights of, the Liberty SiriusXM Common Stock, the Liberty Braves Common Stock or the Liberty Media Common Stock, or any other factor.

        (d)    Share Distributions.

          (i)    Distributions on Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock and Series C Liberty SiriusXM Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock or Series C Liberty SiriusXM Common Stock, then, in addition to the applicable requirements of paragraph (c)(i) of this Section A.2., such Share Distribution may be declared and paid only as follows:

            (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty SiriusXM Common Stock) may be declared and paid to holders of Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock and Series C Liberty SiriusXM Common Stock, on an equal per share basis; or (II) shares of Series A Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty SiriusXM Common Stock) may be declared and paid to holders of Series A Liberty SiriusXM Common Stock, shares of Series B Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty SiriusXM Common Stock) may be declared and paid to holders of Series B Liberty SiriusXM Common Stock and shares of Series C Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty SiriusXM Common Stock) may be declared and paid to holders of Series C Liberty SiriusXM Common Stock, in each case, on an equal per share basis;

            (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty Braves Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Braves Common Stock) may be declared and paid to holders of Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock and Series C Liberty SiriusXM Common Stock, on an equal per share basis; or (II) shares of Series A Liberty Braves Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Braves Common Stock) may be declared and paid to holders of Series A Liberty SiriusXM Common Stock, shares of Series B Liberty Braves Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Braves Common Stock) may be declared and paid to holders of Series B Liberty SiriusXM Common Stock and shares of Series C Liberty Braves Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Braves Common Stock) may be declared and paid to holders of Series C Liberty SiriusXM Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Braves Common Stock to be so distributed pursuant to this paragraph (d)(i)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Braves Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the SiriusXM Group, plus (z) if the SiriusXM Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Braves Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Braves Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the SiriusXM Group with Respect to the Braves Group Inter-Group Interest;

            (C)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Media Common Stock) may be declared and paid to holders of Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock and Series C Liberty SiriusXM Common Stock, on an equal per share basis; or (II) shares of Series A Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Common Stock) may be declared and paid to holders of Series A Liberty SiriusXM Common Stock, shares of Series B Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Common Stock) may be declared and paid to holders of Series B Liberty SiriusXM Common Stock and shares of

    Series C Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Media Common Stock) may be declared and paid to holders of Series C Liberty SiriusXM Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Media Common Stock to be so distributed pursuant to this paragraph (d)(i)(C) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Media Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the SiriusXM Group, plus (z) if the SiriusXM Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Media Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Media Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the SiriusXM Group with Respect to the Media Group Inter-Group Interest; or

            (D)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty SiriusXM Common Stock, Liberty Braves Common Stock or Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty SiriusXM Common Stock, Liberty Braves Common Stock or Liberty Media Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty SiriusXM Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty SiriusXM Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty SiriusXM Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty SiriusXM Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty SiriusXM Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty SiriusXM Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty SiriusXM Common Stock, the Series B Liberty SiriusXM Common Stock and the Series C Liberty SiriusXM Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty SiriusXM Common Stock other than the Series B Liberty SiriusXM Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty SiriusXM Common Stock (other than the Series B Liberty SiriusXM Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty SiriusXM Common Stock (other than the Series B Liberty SiriusXM Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty SiriusXM Common Stock, as compared to the other series of Liberty SiriusXM Common Stock (other than the Series B Liberty SiriusXM Common Stock).

          (ii)    Distributions on Series A Liberty Braves Common Stock, Series B Liberty Braves Common Stock and Series C Liberty Braves Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A Liberty Braves Common Stock, Series B Liberty Braves Common Stock or Series C Liberty Braves Common Stock, then, in addition to the applicable requirements of paragraph (c)(ii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

            (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty Braves Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Braves Common Stock) may be declared and paid to holders of Series A Liberty Braves Common Stock, Series B Liberty Braves Common Stock and Series C Liberty Braves Common Stock, on an equal per share basis; or (II) shares of Series A Liberty Braves Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Braves Common Stock) may be declared and paid to holders of Series A Liberty Braves Common Stock, shares of Series B Liberty Braves Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Braves Common Stock) may be declared and paid to holders of Series B Liberty Braves Common Stock and shares of Series C Liberty Braves Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Braves Common Stock) may be declared and paid to holders of Series C Liberty Braves Common Stock, in each case, on an equal per share basis;

            (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty SiriusXM Common Stock) may be declared and paid to holders of Series A Liberty Braves Common Stock, Series B Liberty Braves Common Stock and Series C Liberty Braves Common Stock, on an equal per share basis; or (II) shares of Series A Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty SiriusXM Common Stock) may be declared and paid to holders of Series A Liberty Braves Common Stock, shares of Series B Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty SiriusXM Common Stock) may be declared and paid to holders of Series B Liberty Braves Common Stock and shares of Series C Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty SiriusXM Common Stock) may be declared and paid to holders of Series C Liberty Braves

    Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty SiriusXM Common Stock to be so distributed pursuant to this paragraph (d)(ii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty SiriusXM Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Braves Group, plus (z) if the Braves Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty SiriusXM Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the SiriusXM Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Braves Group with Respect to the SiriusXM Group Inter-Group Interest;

            (C)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Media Common Stock) may be declared and paid to holders of Series A Liberty Braves Common Stock, Series B Liberty Braves Common Stock and Series C Liberty Braves Common Stock, on an equal per share basis; or (II) shares of Series A Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Common Stock) may be declared and paid to holders of Series A Liberty Braves Common Stock, shares of Series B Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Common Stock) may be declared and paid to holders of Series B Liberty Braves Common Stock and shares of Series C Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Media Common Stock) may be declared and paid to holders of Series C Liberty Braves Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Media Common Stock to be so distributed pursuant to this paragraph (d)(ii)(C) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Media Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Braves Group, plus (z) if the Braves Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Media Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Media Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Braves Group with Respect to the Media Group Inter-Group Interest; or

            (D)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty Braves Common Stock, Liberty SiriusXM Common Stock or Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Braves Common Stock, Liberty SiriusXM Common Stock or Liberty Media Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Braves Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Braves Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Braves Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Braves Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Braves Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty Braves Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Braves Common Stock, the Series B Liberty Braves Common Stock and the Series C Liberty Braves Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Braves Common Stock other than the Series B Liberty Braves Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Braves Common Stock (other than the Series B Liberty Braves Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty Braves Common Stock (other than the Series B Liberty Braves Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty Braves Common Stock, as compared to the other series of Liberty Braves Common Stock (other than the Series B Liberty Braves Common Stock).

          (iii)    Distributions on Series A Liberty Media Common Stock, Series B Liberty Media Common Stock and Series C Liberty Media Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A Liberty Media Common Stock, Series B Liberty Media Common Stock or Series C Liberty Media Common Stock, then, in addition to the applicable requirements of paragraph (c)(iii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

            (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Media Common Stock) may be declared and paid to holders of Series A Liberty Media Common Stock, Series B Liberty Media Common Stock and Series C Liberty Media Common Stock, on an equal per share basis; or (II) shares of Series A Liberty Media Common Stock (or Convertible Securities

    convertible into or exercisable or exchangeable for shares of Series A Liberty Media Common Stock) may be declared and paid to holders of Series A Liberty Media Common Stock, shares of Series B Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Common Stock) may be declared and paid to holders of Series B Liberty Media Common Stock and shares of Series C Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Media Common Stock) may be declared and paid to holders of Series C Liberty Media Common Stock, in each case, on an equal per share basis; or

            (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty SiriusXM Common Stock) may be declared and paid to holders of Series A Liberty Media Common Stock, Series B Liberty Media Common Stock and Series C Liberty Media Common Stock, on an equal per share basis; or (II) shares of Series A Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty SiriusXM Common Stock) may be declared and paid to holders of Series A Liberty Media Common Stock, shares of Series B Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty SiriusXM Common Stock) may be declared and paid to holders of Series B Liberty Media Common Stock and shares of Series C Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty SiriusXM Common Stock) may be declared and paid to holders of Series C Liberty Media Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty SiriusXM Common Stock to be so distributed pursuant to this paragraph (d)(iii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty SiriusXM Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Media Group, plus (z) if the Media Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty SiriusXM Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the SiriusXM Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Media Group with Respect to the SiriusXM Group Inter-Group Interest; or

            (C)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty Braves Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Braves Common Stock) may be declared and paid to holders of Series A Liberty Media Common Stock, Series B Liberty Media Common Stock and Series C Liberty Media Common Stock, on an equal per share basis; or (II) shares of Series A Liberty Braves Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Braves Common Stock) may be declared and paid to holders of Series A Liberty Media Common Stock, shares of Series B Liberty Braves Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Braves Common Stock) may be declared and paid to holders of Series B Liberty Media Common Stock and shares of Series C Liberty Braves Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Braves Common Stock) may be declared and paid to holders of Series C Liberty Media Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Braves Common Stock to be so distributed pursuant to this paragraph (d)(iii)(C) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Braves Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Media Group, plus (z) if the Media Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Braves Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Braves Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Media Group with Respect to the Braves Group Inter-Group Interest; or

            (D)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty SiriusXM Common Stock, Liberty Braves Common Stock or Liberty Media Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty SiriusXM Common Stock, Liberty Braves Common Stock or Liberty Media Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Media Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Media Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Media Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Media Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Media Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty Media Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Media Common Stock, the Series B Liberty Media Common Stock and the Series C Liberty Media Common Stock), and (2) in the event the securities to be received by the holders of shares of Liberty Media Common Stock other than the Series B Liberty Media Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Media Common Stock

    (other than the Series B Liberty Media Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty Media Common Stock (other than the Series B Liberty Media Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty Media Common Stock, as compared to the other series of Liberty Media Common Stock (other than the Series B Liberty Media Common Stock).

        (e)    Redemption and Other Provisions Relating to the Liberty SiriusXM Common Stock.

          (i)    Redemption for Securities of one or more SiriusXM Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the SiriusXM Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the SiriusXM Group Redemption Stockholder Approval (and, to the extent applicable, the Braves Group Redemption Stockholder Approval and/or the Media Group Redemption Stockholder Approval), redeem outstanding shares of Liberty SiriusXM Common Stock (such shares of Liberty SiriusXM Common Stock to be redeemed, the "SiriusXM Group Redemption Shares") for securities of such Subsidiary (a "Distributed SiriusXM Group Subsidiary"), as provided herein. The number of SiriusXM Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty SiriusXM Common Stock as of the SiriusXM Group Redemption Selection Date, by (B) the percentage of the Fair Value of the SiriusXM Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed SiriusXM Group Subsidiary which is attributable to the SiriusXM Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed SiriusXM Group Subsidiary to be delivered (the "SiriusXM Group Distribution Subsidiary Securities") in redemption of the SiriusXM Group Redemption Shares will be equal to: (A) if the Board of Directors makes a SiriusXM Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed SiriusXM Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed SiriusXM Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed SiriusXM Group Subsidiary which is attributable to the SiriusXM Group (subject to adjustment to reflect the effects of a SiriusXM Group Inter-Group Redemption Election) (such product, the "Distributable SiriusXM Group Subsidiary Securities"), by (y) the SiriusXM Group Outstanding Interest Fraction, in each case, as of the SiriusXM Group Redemption Selection Date, or (B) if the Board of Directors does not make a SiriusXM Group Inter-Group Redemption Election, all of the Distributable SiriusXM Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed SiriusXM Group Subsidiary to be delivered in redemption of each SiriusXM Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of SiriusXM Group Distribution Subsidiary Securities, by (y) the number of SiriusXM Group Redemption Shares.

          If the SiriusXM Group Outstanding Interest Fraction is less than one (1) on the SiriusXM Group Redemption Selection Date for any redemption pursuant to this paragraph (e)(i) and if (but only if) the Board of Directors so determines in its discretion (a "SiriusXM Group Inter-Group Redemption Election"), then concurrently with the distribution of the SiriusXM Group Distribution Subsidiary Securities in redemption of SiriusXM Group Redemption Shares, the Corporation will attribute to the Braves Group and the Media Group an aggregate number of Distributable SiriusXM Group Subsidiary Securities (the "SiriusXM Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable SiriusXM Group Subsidiary Securities and the number of SiriusXM Group Distribution Subsidiary Securities, subject to adjustment as provided below. The SiriusXM Group Inter-Group Interest Subsidiary Securities will be allocated between the Braves Group and the Media Group by multiplying the number of SiriusXM Group Inter-Group Interest Subsidiary Securities by (x), in the case of the Braves Group, the Braves Group's Fractional Interest in the SiriusXM Group as of the SiriusXM Group Redemption Selection Date and, (y) in the case of the Media Group, the Media Group's Fractional Interest in the SiriusXM Group as of the SiriusXM Group Redemption Selection Date. If a SiriusXM Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest" in paragraph (j) of this Section A.2.; (II) the attribution of SiriusXM Group Inter-Group Interest Subsidiary Securities to be made to the Braves Group and the Media Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of SiriusXM Group Inter-Group Interest Subsidiary Securities to each such Group in accordance with the foregoing allocation; and (III) the Board of Directors may determine that the SiriusXM Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Braves Group and the Media Group will be distributed to holders of shares of Liberty Braves Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(D) and to holders of shares of Liberty Media Common Stock as a Share Distribution pursuant to paragraph (d)(iii)(D) of this Section A.2.

          If at the time of a redemption of Liberty SiriusXM Common Stock pursuant to this paragraph (e)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty SiriusXM Common Stock that would become convertible into or exercisable or exchangeable for Distributable SiriusXM Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed SiriusXM Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed SiriusXM Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of SiriusXM Group Redemption Shares, the number of SiriusXM Group Distribution Subsidiary Securities and the number of SiriusXM Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, including any adjustments to the foregoing allocation between the Braves Group and the Media Group) to take into account the securities of the Distributed SiriusXM Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

          In the event that not all outstanding shares of Liberty SiriusXM Common Stock are to be redeemed in accordance with this paragraph (e)(i) for SiriusXM Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty SiriusXM Common Stock to be redeemed in accordance with this paragraph (e)(i) will be determined by multiplying the aggregate number of SiriusXM Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty SiriusXM Common Stock, in each case, outstanding as of the

  SiriusXM Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty SiriusXM Common Stock to be redeemed in accordance with this paragraph (e)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty SiriusXM Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

          To the extent that a Distributed SiriusXM Group Subsidiary to be distributed pursuant to this paragraph (e)(i) also holds, directly or indirectly, assets and liabilities attributed to one or both of the Braves Group and the Media Group, then (x) such Distributed SiriusXM Group Subsidiary will also be deemed a Distributed Braves Group Subsidiary for purposes of paragraph (f)(i) (to the extent such Distributed SiriusXM Group Subsidiary also holds assets and liabilities of the Braves Group) and/or a Distributed Media Group Subsidiary for purposes of paragraph (g)(i) (to the extent such Distributed SiriusXM Group Subsidiary also holds assets and liabilities of the Media Group) and (y) in connection with the redemption of SiriusXM Group Redemption Shares pursuant to this paragraph (e)(i) the Corporation will also redeem shares of Liberty Braves Common Stock pursuant to the provisions of paragraph (f)(i) (in the event such Distributed SiriusXM Group Subsidiary is also a Distributed Braves Group Subsidiary) and/or shares of Liberty Media Common Stock pursuant to the provisions of paragraph (g)(i) (in the event such Distributed SiriusXM Group Subsidiary is also a Distributed Media Group Subsidiary), as applicable, subject to the Corporation obtaining the SiriusXM Group Redemption Stockholder Approval and the applicable of the Braves Group Redemption Stockholder Approval and/or the Media Group Redemption Stockholder Approval. In connection with any such redemption of Liberty SiriusXM Common Stock, Liberty Braves Common Stock and/or Liberty Media Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i), (f)(i) and (g)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the SiriusXM Group Redemption Shares, the Braves Group Redemption Shares and/or the Media Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of SiriusXM Group Redemption Shares to receive SiriusXM Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the SiriusXM Group held by such Subsidiary, (II) with holders of Braves Group Redemption Shares to receive Braves Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Braves Group held by such Subsidiary and/or (III) with holders of Media Group Redemption Shares to receive Media Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Media Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed SiriusXM Group Subsidiary set forth in the last paragraph of paragraphs (e)(i), (f)(i) and (g)(i), as applicable.

          Any redemption pursuant to this paragraph (e)(i) will occur on a SiriusXM Group Redemption Date set forth in a notice to holders of Liberty SiriusXM Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty SiriusXM Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (e)(iv)(C).

          In effecting a redemption of Liberty SiriusXM Common Stock pursuant to this paragraph (e)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty SiriusXM Common Stock in exchange for a single class or series of securities of the

  Distributed SiriusXM Group Subsidiary without distinction among series of Liberty SiriusXM Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty SiriusXM Common Stock in exchange for separate classes or series of securities of the Distributed SiriusXM Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty SiriusXM Common Stock in exchange for a separate class or series of securities of the Distributed SiriusXM Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty SiriusXM Common Stock in exchange for a different class or series of securities of the Distributed SiriusXM Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty SiriusXM Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty SiriusXM Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty SiriusXM Common Stock, the Series B Liberty SiriusXM Common Stock and the Series C Liberty SiriusXM Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty SiriusXM Common Stock other than the Series B Liberty SiriusXM Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty SiriusXM Common Stock (other than the Series B Liberty SiriusXM Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty SiriusXM Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty SiriusXM Common Stock, other than the Series B Liberty SiriusXM Common Stock) of such series of Liberty SiriusXM Common Stock. If the Board of Directors has made a SiriusXM Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed SiriusXM Group Subsidiary comprising the SiriusXM Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Braves Group and/or the Media Group will be made by the Board of Directors in its discretion.

          (ii)    Mandatory Dividend, Redemption or Conversion in Case of SiriusXM Group Disposition.    In the event of a SiriusXM Group Disposition (other than an Exempt SiriusXM Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such SiriusXM Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C), (D) or (E) below, as elected by the Board of Directors:

            (A)  Subject to the first sentence of paragraph (c)(i) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty SiriusXM Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the SiriusXM Group Allocable Net Proceeds of such SiriusXM Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(i) and (d)(i) of this Section A.2.; or

            (B)  Provided that there are assets of the Corporation legally available therefor and the SiriusXM Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (e)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

               (I)  if such SiriusXM Group Disposition involves all (not merely substantially all) of the assets of the SiriusXM Group, the Corporation may redeem all outstanding shares of each series of Liberty SiriusXM Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the SiriusXM Group Allocable Net Proceeds of such SiriusXM Group Disposition as of the SiriusXM Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty SiriusXM Common Stock outstanding as of the SiriusXM Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (e)(ii)); or

              (II)  if such SiriusXM Group Disposition involves substantially all (but not all) of the assets of the SiriusXM Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the SiriusXM Group Allocable Net Proceeds of such SiriusXM Group Disposition as of the SiriusXM Group Redemption Selection Date (the "SiriusXM Group Redemption Amount") to the redemption of outstanding shares of each series of Liberty SiriusXM Common Stock, such SiriusXM Group Redemption Amount to be allocated (subject to the provisions of this paragraph (e)(ii)) to the redemption of shares of each series of Liberty SiriusXM Common Stock in the ratio of (x) the number of shares of such series outstanding as of the SiriusXM Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty SiriusXM Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the SiriusXM Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty SiriusXM Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such SiriusXM Group Disposition; provided that, if following the foregoing allocation there remains any amount of the SiriusXM Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty SiriusXM Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty SiriusXM Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the SiriusXM Group Redemption Amount. The outstanding shares of a series of Liberty SiriusXM Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

            (C)  The Corporation may convert each outstanding share of Series A Liberty SiriusXM Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Braves Common Stock, each outstanding share of Series B Liberty SiriusXM Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Braves Common Stock, and each outstanding share of Series C Liberty SiriusXM Common

    Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Braves Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty SiriusXM Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such SiriusXM Group Disposition, to (II) the Average Market Value of the Liberty Braves Group Reference Share over the same 10-Trading Day period; or

            (D)  The Corporation may convert each outstanding share of Series A Liberty SiriusXM Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Media Common Stock, each outstanding share of Series B Liberty SiriusXM Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Media Common Stock, and each outstanding share of Series C Liberty SiriusXM Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Media Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty SiriusXM Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such SiriusXM Group Disposition, to (II) the Average Market Value of the Liberty Media Group Reference Share over the same 10-Trading Day period; or

            (E)  The Corporation may combine the conversion of a portion of the outstanding shares of Liberty SiriusXM Common Stock into Liberty Braves Common Stock or Liberty Media Common Stock as contemplated by clauses (C) and (D) of this paragraph (e)(ii) with the payment of a dividend on or the redemption of shares of Liberty SiriusXM Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (e)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (E), the portion of the outstanding shares of Liberty SiriusXM Common Stock to be converted into fully paid and non-assessable shares of Liberty Braves Common Stock or Liberty Media Common Stock, as applicable, will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) or clause (D) above, as applicable, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty SiriusXM Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty SiriusXM Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the SiriusXM Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the SiriusXM Group Allocable Net Proceeds of such SiriusXM Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty SiriusXM Common Stock entitled to receive such dividend and, in the case of a redemption, the SiriusXM Group Redemption Selection Date (in the case of a partial redemption) or the SiriusXM Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty SiriusXM Common Stock in connection with such SiriusXM Group Disposition in accordance with this clause (E) and any related adjustment to the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty SiriusXM Common Stock to be converted into shares of Liberty Braves Common Stock or Liberty Media Common Stock, as applicable, in accordance with this clause (E) and the denominator of which will be the aggregate number of shares of Liberty SiriusXM Common Stock outstanding as of the record date, SiriusXM Group Redemption Selection Date or SiriusXM Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty SiriusXM Common Stock, if the SiriusXM Group Disposition was of all (not merely substantially all) of the assets of the SiriusXM Group, then all remaining outstanding shares of Liberty SiriusXM Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the SiriusXM Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (E), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty SiriusXM Common Stock, if the SiriusXM Group Disposition was of substantially all (but not all) of the assets of the SiriusXM Group, then the number of shares of each series of Liberty SiriusXM Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (e)(ii), substituting for the SiriusXM Group Redemption Amount referred to therein the portion of the SiriusXM Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (E), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the SiriusXM Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). The aggregate number of shares of Liberty SiriusXM Common Stock to be converted in any partial conversion in accordance with this clause (E) will be allocated among the series of Liberty SiriusXM Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty SiriusXM Common Stock outstanding as of the SiriusXM Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (e)(ii).

          For purposes of this paragraph (e)(ii):

            (1)   as of any date, "substantially all of the assets of the SiriusXM Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the SiriusXM Group as of such date;

            (2)   in the case of a SiriusXM Group Disposition of assets in a series of related transactions, such SiriusXM Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

            (3)   if the Board of Directors seeks the approval of the holders of Liberty SiriusXM Group Voting Securities entitled to vote thereon to qualify a SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such SiriusXM Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (e)(ii) and paragraph (e)(iv), and no subsequent vote may be taken to qualify such SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition;

            (4)   in the event of a redemption of a portion of the outstanding shares of Liberty SiriusXM Common Stock pursuant to clause (B)(II) or (E) of this paragraph (e)(ii) at a time when the SiriusXM Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a "SiriusXM Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the Braves Group and the Media Group concurrently with such redemption an aggregate amount (the "SiriusXM Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the SiriusXM Group Net Proceeds and (y) the portion of the SiriusXM Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (E) of this paragraph (e)(ii). If the Board of Directors makes such election, the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest" in paragraph (j) of this Section A.2. The SiriusXM Group Inter-Group Redemption Amount will be attributed between the Braves Group and the Media Group based upon the Braves Group's Fractional Interest in the SiriusXM Group as of the SiriusXM Group Redemption Selection Date and the Media Group's Fractional Interest in the SiriusXM Group as of the SiriusXM Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

            (5)   if at the time of a SiriusXM Group Disposition subject to this paragraph (e)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty SiriusXM Common Stock that would give the holders thereof the right to receive any consideration related to such SiriusXM Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty SiriusXM Common Stock pursuant to this paragraph (e)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (e)(ii) as a dividend on or in redemption or conversion of shares of Liberty SiriusXM Common Stock and/or, if applicable, (y) the SiriusXM Group Inter-Group Redemption Amount and the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as it deems appropriate to take into account the Liberty SiriusXM Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

            (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (E) of this paragraph (e)(ii) payable to the holders of Liberty SiriusXM Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (E) of this paragraph (e)(ii), regardless of the form or nature of the proceeds received by the Corporation from the SiriusXM Group Disposition; and

            (7)   if all or any portion of the redemption price referred to in clause (B) or (E) of this paragraph (e)(ii) payable to the holders of Liberty SiriusXM Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty SiriusXM Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty SiriusXM Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty SiriusXM Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty SiriusXM Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty SiriusXM Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty SiriusXM Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty SiriusXM Common Stock, the Series B Liberty SiriusXM Common Stock and the Series C Liberty SiriusXM Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty SiriusXM Common Stock other than the Series B Liberty SiriusXM Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty SiriusXM Common Stock (other than the Series B Liberty SiriusXM Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty SiriusXM Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty SiriusXM Common Stock, other than the Series B Liberty SiriusXM Common Stock) of such series of Liberty SiriusXM Common Stock.

          (iii)    Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty SiriusXM Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (e)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any SiriusXM Group Conversion Date or SiriusXM Group Redemption Date on which all outstanding shares of Liberty SiriusXM Common Stock were converted or redeemed, any share of Liberty SiriusXM Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty SiriusXM Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

          (iv)    General.

            (A)  Not later than the 10th Trading Day following the consummation of a SiriusXM Group Disposition referred to in paragraph (e)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the SiriusXM Group Net Proceeds of such SiriusXM Group Disposition, (y) whether the SiriusXM Group Disposition qualifies as an Exempt SiriusXM Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty SiriusXM Group Voting Securities entitled to vote thereon to qualify such SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (e)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such SiriusXM Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

               (I)  which of the actions specified in clauses (A), (B), (C), (D) or (E) of paragraph (e)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

              (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (E) of paragraph (e)(ii), the SiriusXM Group Redemption Selection Date for the redemption of shares of Liberty SiriusXM Common Stock pursuant to clause (B)(II) or (E) of paragraph (e)(ii) or the SiriusXM Group Conversion Selection Date for the partial conversion of shares of Liberty SiriusXM Common Stock pursuant to clause (E) of paragraph (e)(ii), which record date, SiriusXM Group Redemption Selection Date or SiriusXM Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

            (III)  the anticipated dividend payment date, SiriusXM Group Redemption Date and/or SiriusXM Group Conversion Date, which in each case, will not be more than 85 Trading Days following such SiriusXM Group Disposition; and

            (IV)  unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty SiriusXM Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified SiriusXM Group Redemption Selection Date or SiriusXM Group Conversion Selection Date.

            If the Corporation determines to undertake a redemption of shares of Liberty SiriusXM Common Stock, in whole or in part, pursuant to clause (B) or (E) of paragraph (e)(ii) of this Section A.2., or a conversion of shares of Liberty SiriusXM Common Stock, in whole or in part, pursuant to clause (C), (D) or (E) of paragraph (e)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the SiriusXM Group Redemption Date or SiriusXM Group Conversion Date, as applicable:

              (1)   the SiriusXM Group Redemption Date or SiriusXM Group Conversion Date;

              (2)   the number of shares of Liberty SiriusXM Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty SiriusXM Common Stock will be redeemed or converted and the series of Liberty Braves Common Stock or Liberty Media Common Stock issuable to the holders of each series of Liberty SiriusXM Common Stock upon any such conversion;

              (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty SiriusXM Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty SiriusXM Common Stock to be redeemed or converted and the SiriusXM Group Outstanding Interest Fraction as of the date of such notice (and if such SiriusXM Group Outstanding Interest Fraction is less than one (1), the Braves Group's Fractional Interest in the SiriusXM Group and the Media Group's Fractional Interest in the SiriusXM Group, in each case, as of such date);

              (4)   with respect to a partial redemption under clause (B)(II) or (E) of paragraph (e)(ii), if the Board of Directors has made a SiriusXM Group Inter-Group Partial Redemption Election, the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, the Braves Group's Fractional Interest in the SiriusXM Group and the Media Group's Fractional Interest in the SiriusXM Group, in each case, as of the SiriusXM Group Redemption Selection Date and the portion of the SiriusXM Group Inter-Group Redemption Amount attributable to each Group other than the SiriusXM Group;

              (5)   with respect to a dividend under clause (A) or (E) of paragraph (e)(ii), the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, the Braves Group's Fractional Interest in the SiriusXM Group and the Media Group's Fractional Interest in the SiriusXM Group, in each case, as of the record date for the dividend and the portion of the SiriusXM Group Inter-Group Dividend Amount attributable to each Group other than the SiriusXM Group, if applicable; and

              (6)   instructions as to how shares of Liberty SiriusXM Common Stock may be surrendered for redemption or conversion.

            (B)  In the event of any conversion of shares of Liberty SiriusXM Common Stock pursuant to paragraph (b)(vi) or (vii) of this Section A.2., not less than 10 days prior to the SiriusXM Group Conversion Date, the Corporation will announce publicly by press release:

                (I)  that all outstanding shares of Liberty SiriusXM Common Stock will be converted pursuant to paragraph (b)(vi) or (vii) of this Section A.2. on the SiriusXM Group Conversion Date;

              (II)  the SiriusXM Group Conversion Date, which will not be more than 45 days following the Determination Date;

             (III)  a statement that all outstanding shares of Liberty SiriusXM Common Stock will be converted;

             (IV)  the per share number and series of shares of Liberty Braves Common Stock or Liberty Media Common Stock to be received with respect to each share of each series of Liberty SiriusXM Common Stock; and

              (V)  instructions as to how shares of Liberty SiriusXM Common Stock may be surrendered for conversion.

            (C)  If the Corporation determines to obtain the SiriusXM Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of Liberty SiriusXM Common Stock pursuant to paragraph (e)(i), the Corporation will announce publicly by press release:

                (I)  that the Corporation intends to redeem shares of Liberty SiriusXM Common Stock for securities of a Distributed SiriusXM Group Subsidiary pursuant to paragraph (e)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the SiriusXM Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

              (II)  the number of shares of Liberty SiriusXM Common Stock to be redeemed or, if applicable, stating that all outstanding shares of Liberty SiriusXM Common Stock will be redeemed;

             (III)  the class or series of securities of the Distributed SiriusXM Group Subsidiary to be received with respect to each share of each series of Liberty SiriusXM Common Stock to be redeemed and the SiriusXM Group Outstanding Interest Fraction as of the date of such notice, if any;

             (IV)  if applicable, the SiriusXM Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

              (V)  the SiriusXM Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

             (VI)  if the Board of Directors has made a SiriusXM Group Inter-Group Redemption Election, the number of SiriusXM Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the SiriusXM Group, and the Number of Shares Issuable to the Braves Group with Respect to the SiriusXM Group Inter-Group Interest and the Number of Shares Issuable to the Media Group with Respect to the SiriusXM Group Inter-Group Interest, in each case, used in determining such number and attribution of SiriusXM Group Inter-Group Interest Subsidiary Securities;

           (VII)  instructions as to how shares of Liberty SiriusXM Common Stock may be surrendered for redemption; and

         (VIII)  if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of Liberty SiriusXM Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified SiriusXM Group Redemption Selection Date.

              If, at the time of the issuance of the press release required by this paragraph (C), the SiriusXM Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the SiriusXM Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

            (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty SiriusXM Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty SiriusXM Common Stock pursuant to this Section A.2., as applicable.

            (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (e)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty SiriusXM Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

            (F)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty SiriusXM Common Stock; provided, however, that, except as otherwise contemplated by paragraph (e)(ii)(E), if the SiriusXM Group Conversion Date or the SiriusXM Group Redemption Date with respect to any shares of Liberty SiriusXM Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty SiriusXM Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

            (G)  Before any holder of shares of Liberty SiriusXM Common Stock will be entitled to receive a certificate or certificates (if any) representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Liberty SiriusXM Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (e), such holder will surrender at such place as the Corporation will specify certificates (if any) representing such shares of Liberty SiriusXM Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates (if any) representing shares of Liberty SiriusXM Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty SiriusXM Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I). If less than all of the shares of Liberty SiriusXM Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty SiriusXM Common Stock not redeemed or converted. Any shares of capital stock of the Corporation to be received by any holder of uncertificated shares of Liberty SiriusXM Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (e) shall be issued in book-entry form, without physical certificates, and shall be registered in the book entry account system of the Corporation's transfer agent in the names of the holders thereof. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(A) of this Section A.2.

            (H)  From and after any applicable SiriusXM Group Conversion Date or SiriusXM Group Redemption Date, all rights of a holder of shares of Liberty SiriusXM Common Stock that were converted or redeemed on such SiriusXM Group Conversion Date or SiriusXM Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates (if any) representing such shares of Liberty SiriusXM Common Stock, to receive a certificate or certificates (if any) representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty SiriusXM Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable SiriusXM Group Conversion Date or SiriusXM Group Redemption Date represented shares of Liberty SiriusXM Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty SiriusXM Common Stock was converted or redeemed until surrender of such holder's certificate (if any). Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the SiriusXM Group Conversion Date or SiriusXM Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a SiriusXM Group Conversion Date or SiriusXM Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat any certificates representing shares of Liberty SiriusXM Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty SiriusXM Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (e), notwithstanding the failure of the holder thereof to surrender such certificates.

            (I)   The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty SiriusXM Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) or paragraph (c) of this Section A.2 or this paragraph (e). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty SiriusXM Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty SiriusXM Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty SiriusXM Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the "value" of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

            (J)   Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (e) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (f)    Redemption and Other Provisions Relating to the Liberty Braves Common Stock.

          (i)    Redemption for Securities of one or more Braves Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Braves Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Braves Group Redemption Stockholder Approval (and, to the extent applicable, the SiriusXM Group Redemption Stockholder Approval and/or the Media Group Redemption Stockholder Approval), redeem outstanding shares of Liberty Braves Common Stock (such shares of Liberty Braves Common Stock to be redeemed, the "Braves Group Redemption Shares") for securities of such Subsidiary (a "Distributed Braves Group Subsidiary"), as provided herein. The number of Braves Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty Braves

  Common Stock as of the Braves Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Braves Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed Braves Group Subsidiary which is attributable to the Braves Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed Braves Group Subsidiary to be delivered (the "Braves Group Distribution Subsidiary Securities") in redemption of the Braves Group Redemption Shares will be equal to: (A) if the Board of Directors makes a Braves Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Braves Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed Braves Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed Braves Group Subsidiary which is attributable to the Braves Group (subject to adjustment to reflect the effects of a Braves Group Inter-Group Redemption Election) (such product, the "Distributable Braves Group Subsidiary Securities"), by (y) the Braves Group Outstanding Interest Fraction, in each case, as of the Braves Group Redemption Selection Date, or (B) if the Board of Directors does not make a Braves Group Inter-Group Redemption Election, all of the Distributable Braves Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Braves Group Subsidiary to be delivered in redemption of each Braves Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Braves Group Distribution Subsidiary Securities, by (y) the number of Braves Group Redemption Shares.

          If the Braves Group Outstanding Interest Fraction is less than one (1) on the Braves Group Redemption Selection Date for any redemption pursuant to this paragraph (f)(i) and if (but only if) the Board of Directors so determines in its discretion (a "Braves Group Inter-Group Redemption Election"), then concurrently with the distribution of the Braves Group Distribution Subsidiary Securities in redemption of Braves Group Redemption Shares, the Corporation will attribute to the SiriusXM Group and the Media Group an aggregate number of Distributable Braves Group Subsidiary Securities (the "Braves Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable Braves Group Subsidiary Securities and the number of Braves Group Distribution Subsidiary Securities, subject to adjustment as provided below. The Braves Group Inter-Group Interest Subsidiary Securities will be allocated between the SiriusXM Group and the Media Group by multiplying the number of Braves Group Inter-Group Interest Subsidiary Securities by (x), in the case of the SiriusXM Group, the SiriusXM Group's Fractional Interest in the Braves Group as of the Braves Group Redemption Selection Date and, (y) in the case of the Media Group, the Media Group's Fractional Interest in the Braves Group as of the Braves Group Redemption Selection Date. If a Braves Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest" in paragraph (j) of this Section A.2.; (II) the attribution of Braves Group Inter-Group Interest Subsidiary Securities to be made to the SiriusXM Group and the Media Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Braves Group Inter-Group Interest Subsidiary Securities to each such Group in accordance with the foregoing allocation; and (III) the Board of Directors may determine that the Braves Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the SiriusXM Group and the Media Group will be distributed to holders of shares of Liberty SiriusXM Common Stock as a

  Share Distribution pursuant to paragraph (d)(i)(D) and to holders of shares of Liberty Media Common Stock as a Share Distribution pursuant to paragraph (d)(iii)(D) of this Section A.2.

          If at the time of a redemption of Liberty Braves Common Stock pursuant to this paragraph (f)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Braves Common Stock that would become convertible into or exercisable or exchangeable for Distributable Braves Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Braves Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Braves Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Braves Group Redemption Shares, the number of Braves Group Distribution Subsidiary Securities and the number of Braves Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest, including any adjustments to the foregoing allocation between the SiriusXM Group and the Media Group) to take into account the securities of the Distributed Braves Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

          In the event that not all outstanding shares of Liberty Braves Common Stock are to be redeemed in accordance with this paragraph (f)(i) for Braves Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty Braves Common Stock to be redeemed in accordance with this paragraph (f)(i) will be determined by multiplying the aggregate number of Braves Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty Braves Common Stock, in each case, outstanding as of the Braves Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty Braves Common Stock to be redeemed in accordance with this paragraph (f)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty Braves Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

          To the extent that a Distributed Braves Group Subsidiary to be distributed pursuant to this paragraph (f)(i) also holds, directly or indirectly, assets and liabilities attributed to one or both of the SiriusXM Group and the Media Group, then (x) such Distributed Braves Group Subsidiary will also be deemed a Distributed SiriusXM Group Subsidiary for purposes of paragraph (e)(i) (to the extent such Distributed Braves Group Subsidiary also holds assets and liabilities of the SiriusXM Group) and/or a Distributed Media Group Subsidiary for purposes of paragraph (g)(i) (to the extent such Distributed Braves Group Subsidiary also holds assets and liabilities of the Media Group) and (y) in connection with the redemption of Braves Group Redemption Shares pursuant to this paragraph (f)(i) the Corporation will also redeem shares of Liberty SiriusXM Common Stock pursuant to the provisions of paragraph (e)(i) (in the event such Distributed Braves Group Subsidiary is also a Distributed SiriusXM Group Subsidiary) and/or shares of Liberty Media Common Stock pursuant to the provisions of paragraph (g)(i) (in the event such Distributed Braves Group Subsidiary is also a Distributed Media Group Subsidiary), as applicable, subject to the Corporation obtaining the Braves Group Redemption Stockholder Approval and the applicable of the SiriusXM Group Redemption Stockholder Approval and/or the Media Group Redemption Stockholder Approval. In connection with any such redemption of Liberty SiriusXM Common Stock, Liberty Braves Common Stock and/or Liberty Media Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i), (f)(i) and (g)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the SiriusXM Group Redemption Shares, the Braves Group Redemption Shares and/or the Media Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of SiriusXM Group Redemption Shares to receive SiriusXM Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the SiriusXM Group held by such Subsidiary, (II) with holders of Braves Group Redemption Shares to receive Braves Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Braves Group held by such Subsidiary and/or (III) with holders of Media Group Redemption Shares to receive Media Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Media Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Braves Group Subsidiary set forth in the last paragraph of paragraphs (e)(i), (f)(i) and (g)(i), as applicable.

          Any redemption pursuant to this paragraph (f)(i) will occur on a Braves Group Redemption Date set forth in a notice to holders of Liberty Braves Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty Braves Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (f)(iv)(C).

          In effecting a redemption of Liberty Braves Common Stock pursuant to this paragraph (f)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty Braves Common Stock in exchange for a single class or series of securities of the Distributed Braves Group Subsidiary without distinction among series of Liberty Braves Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty Braves Common Stock in exchange for separate classes or series of securities of the Distributed Braves Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty Braves Common Stock in exchange for a separate class or series of securities of the Distributed Braves Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Braves Common Stock in exchange for a different class or series of securities of the Distributed Braves Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Braves Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Braves Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Braves Common Stock, the Series B Liberty Braves Common Stock and the Series C Liberty Braves Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Braves Common Stock other than the Series B Liberty Braves Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Braves Common Stock (other than the Series B Liberty Braves Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Braves Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Braves Common Stock, other than the Series B Liberty Braves Common Stock) of such series of Liberty Braves Common Stock. If the Board of Directors has made a Braves Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Braves Group Subsidiary comprising the Braves Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Media Group and/or the SiriusXM Group will be made by the Board of Directors in its discretion.

          (ii)    Mandatory Dividend, Redemption or Conversion in Case of Braves Group Disposition.    In the event of a Braves Group Disposition (other than an Exempt Braves Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such Braves Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C), (D) or (E) below, as elected by the Board of Directors:

            (A)  Subject to the first sentence of paragraph (c)(ii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty Braves Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Braves Group Allocable Net Proceeds of such Braves Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(ii) and (d)(ii) of this Section A.2.; or

            (B)  Provided that there are assets of the Corporation legally available therefor and the Braves Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (f)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

               (I)  if such Braves Group Disposition involves all (not merely substantially all) of the assets of the Braves Group, the Corporation may redeem all outstanding shares of each series of Liberty Braves Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Braves Group Allocable Net Proceeds of such Braves Group Disposition as of the Braves Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty Braves Common Stock outstanding as of the Braves Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (f)(ii)); or

              (II)  if such Braves Group Disposition involves substantially all (but not all) of the assets of the Braves Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Braves Group Allocable Net Proceeds of such Braves Group Disposition as of the Braves Group Redemption Selection Date (the "Braves Group Redemption Amount") to the redemption of outstanding shares of each series of Liberty Braves Common Stock, such Braves Group Redemption Amount to be allocated (subject to the provisions of this paragraph (f)(ii)) to the redemption of shares of each series of Liberty Braves Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Braves Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty Braves Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Braves Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty Braves Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Braves Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Braves Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty Braves Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty Braves Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Braves Group Redemption Amount. The outstanding shares of a series of Liberty Braves Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

            (C)  The Corporation may convert each outstanding share of Series A Liberty Braves Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty SiriusXM Common Stock, each outstanding share of Series B Liberty Braves Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty SiriusXM Common Stock, and each outstanding share of Series C Liberty Braves Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty SiriusXM Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Braves Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Braves Group Disposition, to (II) the Average Market Value of the Liberty SiriusXM Group Reference Share over the same 10-Trading Day period; or

            (D)  The Corporation may convert each outstanding share of Series A Liberty Braves Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Media Common Stock, each outstanding share of Series B Liberty Braves Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Media Common Stock, and each outstanding share of Series C Liberty Braves Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Media Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Braves Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Braves Group Disposition, to (II) the Average Market Value of the Liberty Media Group Reference Share over the same 10-Trading Day period; or

            (E)  The Corporation may combine the conversion of a portion of the outstanding shares of Liberty Braves Common Stock into Liberty SiriusXM Common Stock or Liberty Media Common Stock as contemplated by clauses (C) and (D) of this paragraph (f)(ii) with the payment of a dividend on or the redemption of shares of Liberty Braves Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (f)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (E), the portion of the outstanding shares of Liberty Braves Common Stock to be converted into fully paid and non-assessable shares of Liberty SiriusXM Common Stock or Liberty Media Common Stock, as applicable, will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) or clause (D) above, as applicable, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty Braves Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty Braves Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Braves Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Braves Group Allocable Net Proceeds of such Braves Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty Braves Common Stock entitled to receive such dividend and, in the case of a redemption, the Braves Group Redemption Selection Date (in the case of a partial redemption) or the Braves Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty Braves Common Stock in connection with such Braves Group Disposition in accordance with this clause (E) and any related adjustment to the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty Braves Common Stock to be converted into shares of Liberty SiriusXM Common Stock or Liberty Media Common Stock, as applicable, in accordance with this clause (E) and the denominator of which will be the aggregate number of shares of Liberty Braves Common Stock outstanding as of the record date, Braves Group Redemption Selection Date or Braves Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Braves Common Stock, if the Braves Group Disposition was of all (not merely substantially all) of the assets of the Braves Group, then all remaining outstanding shares of Liberty Braves Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Braves Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (E), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Braves Common Stock, if the Braves Group Disposition was of substantially all (but not all) of the assets of the Braves Group, then the number of shares of each series of Liberty Braves Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (f)(ii), substituting for the Braves Group Redemption Amount referred to therein the portion of the Braves Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (E), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Braves Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). The aggregate number of shares of Liberty Braves Common Stock to be converted in any partial conversion in accordance with this clause (E) will be allocated among the series of Liberty Braves Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty Braves Common Stock outstanding as of the Braves Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (f)(ii).

          For purposes of this paragraph (f)(ii):

            (1)   as of any date, "substantially all of the assets of the Braves Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Braves Group as of such date;

            (2)   in the case of a Braves Group Disposition of assets in a series of related transactions, such Braves Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

            (3)   if the Board of Directors seeks the approval of the holders of Liberty Braves Group Voting Securities entitled to vote thereon to qualify a Braves Group Disposition as an Exempt Braves Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Braves Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (f)(ii) and paragraph (f)(iv), and no subsequent vote may be taken to qualify such Braves Group Disposition as an Exempt Braves Group Disposition;

            (4)   in the event of a redemption of a portion of the outstanding shares of Liberty Braves Common Stock pursuant to clause (B)(II) or (E) of this paragraph (f)(ii) at a time when the Braves Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a "Braves Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the SiriusXM Group and the Media Group concurrently with such redemption an aggregate amount (the "Braves Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Braves Group Net Proceeds and (y) the portion of the Braves Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (E) of this paragraph (f)(ii). If the Board of Directors makes such election, the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest" in paragraph (j) of this Section A.2. The Braves Group Inter-Group Redemption Amount will be attributed between the SiriusXM Group and the Media Group based upon the SiriusXM Group's Fractional Interest in the Braves Group as of the Braves Group Redemption Selection Date and the Media Group's Fractional Interest in the Braves Group as of the Braves Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

            (5)   if at the time of a Braves Group Disposition subject to this paragraph (f)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Braves Common Stock that would give the holders thereof the right to receive any consideration related to such Braves Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty Braves Common Stock pursuant to this paragraph (f)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (f)(ii) as a dividend on or in redemption or conversion of shares of Liberty Braves Common Stock and/or, if applicable, (y) the Braves Group Inter-Group Redemption Amount and the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest as it deems appropriate to take into account the Liberty Braves Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

            (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (E) of this paragraph (f)(ii) payable to the holders of Liberty Braves Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (E) of this paragraph (f)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Braves Group Disposition; and

            (7)   if all or any portion of the redemption price referred to in clause (B) or (E) of this paragraph (f)(ii) payable to the holders of Liberty Braves Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Braves Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Braves Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Braves Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Braves Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Braves Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Braves Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Braves Common Stock, the Series B Liberty Braves Common Stock and the Series C Liberty Braves Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty Braves Common Stock other than the Series B Liberty Braves Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Braves Common Stock (other than the Series B Liberty Braves Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Braves Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Braves Common Stock, other than the Series B Liberty Braves Common Stock) of such series of Liberty Braves Common Stock.

          (iii)    Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty Braves Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (f)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Braves Group Conversion Date or Braves Group Redemption Date on which all outstanding shares of Liberty Braves Common Stock were converted or redeemed, any share of Liberty Braves Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty Braves Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

          (iv)    General.

            (A)  Not later than the 10th Trading Day following the consummation of a Braves Group Disposition referred to in paragraph (f)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Braves Group Net Proceeds of such Braves Group Disposition, (y) whether the Braves Group Disposition qualifies as an Exempt Braves Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Braves Group Disposition as an Exempt Braves Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty Braves Group Voting Securities entitled to vote thereon to qualify such Braves Group Disposition as an Exempt Braves Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (f)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such Braves Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such Braves Group Disposition as an Exempt Braves Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

               (I)  which of the actions specified in clauses (A), (B), (C), (D) or (E) of paragraph (f)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

              (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (E) of paragraph (f)(ii), the Braves Group Redemption Selection Date for the redemption of shares of Liberty Braves Common Stock pursuant to clause (B)(II) or (E) of paragraph (f)(ii) or the Braves Group Conversion Selection Date for the partial conversion of shares of Liberty Braves Common Stock pursuant to clause (E) of paragraph (f)(ii), which record date, Braves Group Redemption Selection Date or Braves Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

            (III)  the anticipated dividend payment date, Braves Group Redemption Date and/or Braves Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Braves Group Disposition; and

            (IV)  unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Braves Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Braves Group Redemption Selection Date or Braves Group Conversion Selection Date.

            If the Corporation determines to undertake a redemption of shares of Liberty Braves Common Stock, in whole or in part, pursuant to clause (B) or (E) of paragraph (f)(ii) of this Section A.2., or a conversion of shares of Liberty Braves Common Stock, in whole or in part, pursuant to clause (C), (D) or (E) of paragraph (f)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the Braves Group Redemption Date or Braves Group Conversion Date, as applicable:

              (1)   the Braves Group Redemption Date or Braves Group Conversion Date;

              (2)   the number of shares of Liberty Braves Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty Braves Common Stock will be redeemed or converted and the series of Liberty SiriusXM Common Stock or Liberty Media Common Stock issuable to the holders of each series of Liberty Braves Common Stock upon any such conversion;

              (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty Braves Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty Braves Common Stock to be redeemed or converted and the Braves Group Outstanding Interest Fraction as of the date of such notice (and if such Braves Group Outstanding Interest Fraction is less than one (1), the SiriusXM Group's Fractional Interest in the Braves Group and the Media Group's Fractional Interest in the Braves Group, in each case, as of such date);

              (4)   with respect to a partial redemption under clause (B)(II) or (E) of paragraph (f)(ii), if the Board of Directors has made a Braves Group Inter-Group Partial Redemption Election, the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest, the SiriusXM Group's Fractional Interest in the Braves Group and the Media Group's Fractional Interest in the Braves Group, in each case, as of the Braves Group Redemption Selection Date and the portion of the Braves Group Inter-Group Redemption Amount attributable to each Group other than the Braves Group;

              (5)   with respect to a dividend under clause (A) or (E) of paragraph (f)(ii), the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest, the SiriusXM Group's Fractional Interest in the Braves Group and the Media Group's Fractional Interest in the Braves Group, in each case, as of the record date for the dividend and the portion of the Braves Group Inter-Group Dividend Amount attributable to each Group other than the Braves Group, if applicable; and

              (6)   instructions as to how shares of Liberty Braves Common Stock may be surrendered for redemption or conversion.

            (B)  In the event of any conversion of shares of Liberty Braves Common Stock pursuant to paragraph (b)(iv) or (v) of this Section A.2., not less than 10 days prior to the Braves Group Conversion Date, the Corporation will announce publicly by press release:

               (I)  that all outstanding shares of Liberty Braves Common Stock will be converted pursuant to paragraph (b)(iv) or (v) of this Section A.2. on the Braves Group Conversion Date;

              (II)  the Braves Group Conversion Date, which will not be more than 45 days following the Determination Date;

            (III)  a statement that all outstanding shares of Liberty Braves Common Stock will be converted;

            (IV)  the per share number and series of shares of Liberty SiriusXM Common Stock or Liberty Media Common Stock to be received with respect to each share of each series of Liberty Braves Common Stock; and

              (V)  instructions as to how shares of Liberty Braves Common Stock may be surrendered for conversion.

            (C)  If the Corporation determines to obtain the Braves Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of Liberty Braves Common Stock pursuant to paragraph (f)(i), the Corporation will announce publicly by press release:

               (I)  that the Corporation intends to redeem shares of Liberty Braves Common Stock for securities of a Distributed Braves Group Subsidiary pursuant to paragraph (f)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the Braves Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

              (II)  the number of shares of Liberty Braves Common Stock to be redeemed or, if applicable, stating that all outstanding shares of Liberty Braves Common Stock will be redeemed;

            (III)  the class or series of securities of the Distributed Braves Group Subsidiary to be received with respect to each share of each series of Liberty Braves Common Stock to be redeemed and the Braves Group Outstanding Interest Fraction as of the date of such notice, if any;

            (IV)  if applicable, the Braves Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

              (V)  the Braves Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

            (VI)  if the Board of Directors has made a Braves Group Inter-Group Redemption Election, the number of Braves Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the Braves Group, and the Number of Shares Issuable to the SiriusXM Group with Respect to the Braves Group Inter-Group Interest and the Number of Shares Issuable to the Media Group with Respect to the Braves Group Inter-Group Interest, in each case, used in determining such number and attribution of Braves Group Inter-Group Interest Subsidiary Securities;

           (VII)  instructions as to how shares of Liberty Braves Common Stock may be surrendered for redemption; and

         (VIII)  if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of Liberty Braves Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Braves Group Redemption Selection Date.

            If, at the time of issuance of the press release required by this paragraph (C), the Braves Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the Braves Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

            (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty Braves Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty Braves Common Stock pursuant to this Section A.2., as applicable.

            (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (f)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty Braves Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

            (F)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Braves Common Stock; provided, however, that, except as otherwise contemplated by paragraph (f)(ii)(E), if the Braves Group Conversion Date or the Braves Group Redemption Date with respect to any shares of Liberty Braves Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty Braves Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

            (G)  Before any holder of shares of Liberty Braves Common Stock will be entitled to receive a certificate or certificates (if any) representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Liberty Braves Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (f), such holder will surrender at such place as the Corporation will specify certificates (if any) representing such shares of Liberty Braves Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates (if any) representing shares of Liberty Braves Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty Braves Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I). If less than all of the shares of

    Liberty Braves Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty Braves Common Stock not redeemed or converted. Any shares of capital stock of the Corporation to be received by any holder of uncertificated shares of Liberty Braves Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (f) shall be issued in book-entry form, without physical certificates, and shall be registered in the book entry account system of the Corporation's transfer agent in the names of the holders thereof. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(B) of this Section A.2.

            (H)  From and after any applicable Braves Group Conversion Date or Braves Group Redemption Date, all rights of a holder of shares of Liberty Braves Common Stock that were converted or redeemed on such Braves Group Conversion Date or Braves Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates (if any) representing such shares of Liberty Braves Common Stock, to receive a certificate or certificates (if any) representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty Braves Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Braves Group Conversion Date or Braves Group Redemption Date represented shares of Liberty Braves Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Braves Common Stock was converted or redeemed until surrender of such holder's certificate (if any). Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Braves Group Conversion Date or Braves Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Braves Group Conversion Date or Braves Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat any certificates representing shares of Liberty Braves Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Braves Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (f), notwithstanding the failure of the holder thereof to surrender such certificates.

            (I)   The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty Braves Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) or paragraph (c) of this Section A.2. or this paragraph (f). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty Braves Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty Braves Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty Braves Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the "value" of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

            (J)   Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (f) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (g)    Redemption and Other Provisions Relating to the Liberty Media Common Stock.

          (i)    Redemption for Securities of one or more Media Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Media Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Media Group Redemption Stockholder Approval (and, to the extent applicable, the SiriusXM Group Redemption Stockholder Approval and/or the Braves Group Redemption Stockholder Approval), redeem outstanding shares of Liberty Media Common Stock (such shares of Liberty Media Common Stock to be redeemed, the "Media Group Redemption Shares") for securities of such Subsidiary (a "Distributed Media Group Subsidiary"), as provided herein. The number of Media Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty Media Common Stock as of the Media Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Media Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed Media Group Subsidiary which is attributable to the Media Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed Media Group Subsidiary to be delivered (the "Media Group Distribution Subsidiary Securities") in redemption of the Media Group Redemption Shares will be equal to: (A) if the Board of Directors makes a Media Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Media Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed Media Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed Media Group Subsidiary which is attributable to the Media Group (subject to adjustment to reflect the effects of a Media Group Inter-Group Redemption Election) (such product, the "Distributable Media Group Subsidiary Securities"), by (y) the Media Group Outstanding Interest Fraction, in each case, as of the Media Group Redemption Selection Date, or (B) if the Board of Directors does not make a Media Group Inter-Group Redemption Election, all of the Distributable Media Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Media Group Subsidiary to be delivered in redemption of each Media Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Media Group Distribution Subsidiary Securities, by (y) the number of Media Group Redemption Shares.

          If the Media Group Outstanding Interest Fraction is less than one (1) on the Media Group Redemption Selection Date for any redemption pursuant to this paragraph (g)(i) and if (but only

  if) the Board of Directors so determines in its discretion (a "Media Group Inter-Group Redemption Election"), then concurrently with the distribution of the Media Group Distribution Subsidiary Securities in redemption of Media Group Redemption Shares, the Corporation will attribute to the SiriusXM Group and the Braves Group an aggregate number of Distributable Media Group Subsidiary Securities (the "Media Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable Media Group Subsidiary Securities and the number of Media Group Distribution Subsidiary Securities, subject to adjustment as provided below. The Media Group Inter-Group Interest Subsidiary Securities will be allocated between the SiriusXM Group and the Braves Group by multiplying the number of Media Group Inter-Group Interest Subsidiary Securities by (x), in the case of the SiriusXM Group, the SiriusXM Group's Fractional Interest in the Media Group as of the Media Group Redemption Selection Date and, (y) in the case of the Braves Group, the Braves Group's Fractional Interest in the Media Group as of the Media Group Redemption Selection Date. If a Media Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable with Respect to the Media Group Inter-Group Interest" in paragraph (j) of this Section A.2.; (II) the attribution of Media Group Inter-Group Interest Subsidiary Securities to be made to the SiriusXM Group and the Braves Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Media Group Inter-Group Interest Subsidiary Securities to each such Group in accordance with the foregoing allocation; and (III) the Board of Directors may determine that the Media Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the SiriusXM Group and the Braves Group will be distributed to holders of shares of Liberty SiriusXM Common Stock as a Share Distribution pursuant to paragraph (d)(i)(D) and to holders of shares of Liberty Braves Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(D) of this Section A.2.

          If at the time of a redemption of Liberty Media Common Stock pursuant to this paragraph (g)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Media Common Stock that would become convertible into or exercisable or exchangeable for Distributable Media Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Media Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Media Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Media Group Redemption Shares, the number of Media Group Distribution Subsidiary Securities and the number of Media Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest, including any adjustments to the foregoing allocation between the SiriusXM Group and the Braves Group) to take into account the securities of the Distributed Media Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

          In the event that not all outstanding shares of Liberty Media Common Stock are to be redeemed in accordance with this paragraph (g)(i) for Media Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty Media Common Stock to be redeemed in accordance with this paragraph (g)(i) will be determined by multiplying the aggregate number of Media Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty Media Common Stock, in each case, outstanding as of the Media Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty Media Common Stock to be redeemed in accordance with this paragraph (g)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty Media Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

          To the extent that a Distributed Media Group Subsidiary to be distributed pursuant to this paragraph (g)(i) also holds, directly or indirectly, assets and liabilities attributed to one or both of the SiriusXM Group and the Braves Group, then (x) such Distributed Media Group Subsidiary will also be deemed a Distributed SiriusXM Group Subsidiary for purposes of paragraph (e)(i) (to the extent such Distributed Media Group Subsidiary also holds assets and liabilities of the SiriusXM Group) and/or a Distributed Braves Group Subsidiary for purposes of paragraph (f)(i) (to the extent such Distributed Media Group Subsidiary also holds assets and liabilities of the Braves Group) and (y) in connection with the redemption of Media Group Redemption Shares pursuant to this paragraph (g)(i) the Corporation will also redeem shares of Liberty SiriusXM Common Stock pursuant to the provisions of paragraph (e)(i) (in the event such Distributed Media Group Subsidiary is also a Distributed SiriusXM Group Subsidiary) and/or shares of Liberty Braves Common Stock pursuant to the provisions of paragraph (f)(i) (in the event such Distributed Media Group Subsidiary is also a Distributed Braves Group Subsidiary), as applicable, subject to the Corporation obtaining the Media Group Redemption Stockholder Approval and the applicable of the SiriusXM Group Redemption Stockholder Approval and/or the Braves Group Redemption Stockholder Approval. In connection with any such redemption of Liberty SiriusXM Common Stock, Liberty Braves Common Stock and/or Liberty Media Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i), (f)(i) and (g)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the SiriusXM Group Redemption Shares, the Braves Group Redemption Shares and/or the Media Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of SiriusXM Group Redemption Shares to receive SiriusXM Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the SiriusXM Group held by such Subsidiary, (II) with holders of Braves Group Redemption Shares to receive Braves Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Braves Group held by such Subsidiary and/or (III) with holders of Media Group Redemption Shares to receive Media Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Media Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Media Group Subsidiary set forth in the last paragraph of paragraphs (e)(i), (f)(i) and (g)(i), as applicable.

          Any redemption pursuant to this paragraph (g)(i) will occur on a Media Group Redemption Date set forth in a notice to holders of Liberty Media Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty Media Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (g)(iv)(C).

          In effecting a redemption of Liberty Media Common Stock pursuant to this paragraph (g)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty Media Common Stock in exchange for a single class or series of securities of the Distributed Media Group Subsidiary without distinction among series of Liberty Media Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty Media Common Stock in exchange for separate classes or series of securities of the Distributed Media Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty Media Common Stock in exchange for a separate class or series of securities of the Distributed Media Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Media Common

  Stock in exchange for a different class or series of securities of the Distributed Media Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Media Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Media Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Media Common Stock, the Series B Liberty Media Common Stock and the Series C Liberty Media Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Media Common Stock other than the Series B Liberty Media Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Media Common Stock (other than the Series B Liberty Media Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Media Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Media Common Stock, other than the Series B Liberty Media Common Stock) of such series of Liberty Media Common Stock. If the Board of Directors has made a Media Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Media Group Subsidiary comprising the Media Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the SiriusXM Group and/or the Braves Group will be made by the Board of Directors in its discretion.

          (ii)    Mandatory Dividend, Redemption or Conversion in Case of Media Group Disposition.    In the event of a Media Group Disposition (other than an Exempt Media Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such Media Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C), (D) or (E) below, as elected by the Board of Directors:

            (A)  Subject to the first sentence of paragraph (c)(iii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty Media Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Media Group Allocable Net Proceeds of such Media Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(iii) and (d)(iii) of this Section A.2.; or

            (B)  Provided that there are assets of the Corporation legally available therefor and the Media Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (g)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

              (I)   if such Media Group Disposition involves all (not merely substantially all) of the assets of the Media Group, the Corporation may redeem all outstanding shares of each series of Liberty Media Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Media Group Allocable Net Proceeds of such Media Group Disposition as of the Media Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty Media Common Stock outstanding as of the Media Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (g)(ii)); or

              (II)  if such Media Group Disposition involves substantially all (but not all) of the assets of the Media Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Media Group Allocable Net Proceeds of such Media Group Disposition as of the Media Group Redemption Selection Date (the "Media Group Redemption Amount") to the redemption of outstanding shares of each series of Liberty Media Common Stock, such Media Group Redemption Amount to be allocated (subject to the provisions of this paragraph (g)(ii)) to the redemption of shares of each series of Liberty Media Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Media Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty Media Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Media Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty Media Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Media Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Media Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty Media Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty Media Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Media Group Redemption Amount. The outstanding shares of a series of Liberty Media Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

            (C)  The Corporation may convert each outstanding share of Series A Liberty Media Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty SiriusXM Common Stock, each outstanding share of Series B Liberty Media Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty SiriusXM Common Stock, and each outstanding share of Series C Liberty Media Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty SiriusXM Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Media Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Media Group Disposition, to (II) the Average Market Value of the Liberty SiriusXM Group Reference Share over the same 10-Trading Day period; or

            (D)  The Corporation may convert each outstanding share of Series A Liberty Media Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Braves Common Stock, each outstanding share of Series B Liberty Media Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Braves Common Stock, and each outstanding share of Series C Liberty Media Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Braves Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Media Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Media Group Disposition, to (II) the Average Market Value of the Liberty Braves Group Reference Share over the same 10-Trading Day period; or

            (E)  The Corporation may combine the conversion of a portion of the outstanding shares of Liberty Media Common Stock into Liberty SiriusXM Common Stock or Liberty Braves Common Stock as contemplated by clauses (C) and (D) of this paragraph (g)(ii) with the payment of a dividend on or the redemption of shares of Liberty Media Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (g)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (E), the portion of the outstanding shares of Liberty Media Common Stock to be converted into fully paid and non-assessable shares of Liberty SiriusXM Common Stock or Liberty Braves Common Stock, as applicable, will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) or clause (D) above, as applicable, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty Media Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(iii) and (d)(iii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty Media Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Media Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Media Group Allocable Net Proceeds of such Media Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty Media Common Stock entitled to receive such dividend and, in the case of a redemption, the Media Group Redemption Selection Date (in the case of a partial redemption) or the Media Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty Media Common Stock in connection with such Media Group Disposition in accordance with this clause (E) and any related adjustment to the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty Media Common Stock to be converted into shares of Liberty SiriusXM Common Stock or Liberty Braves Common Stock, as applicable, in accordance with this clause (E) and the denominator of which will be the aggregate number of shares of Liberty Media Common Stock outstanding as of the record date, Media Group Redemption Selection Date or Media Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Media Common Stock, if the Media Group Disposition was of all (not merely substantially all) of the assets of the Media Group, then all remaining outstanding shares of Liberty Media Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Media Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (E), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (g)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Media Common Stock, if the Media Group Disposition was of substantially all (but not all) of the assets of the Media Group, then the number of shares of each series of Liberty Media Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (g)(ii), substituting for the Media Group Redemption Amount referred to therein the portion of the Media Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (E), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Media Group Allocable Net Proceeds and allocated among all such shares redeemed on an equal per share basis (subject to the provisions of this paragraph (g)(ii)). The aggregate number of shares of Liberty Media Common Stock to be converted in any partial conversion in accordance with this clause (E) will be allocated among the series of Liberty Media Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty Media Common Stock outstanding as of the Media Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (g)(ii).

          For purposes of this paragraph (g)(ii):

            (1)   as of any date, "substantially all of the assets of the Media Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Media Group as of such date;

            (2)   in the case of a Media Group Disposition of assets in a series of related transactions, such Media Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

            (3)   if the Board of Directors seeks the approval of the holders of Liberty Media Group Voting Securities entitled to vote thereon to qualify a Media Group Disposition as an Exempt Media Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Media Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (g)(ii) and paragraph (g)(iv), and no subsequent vote may be taken to qualify such Media Group Disposition as an Exempt Media Group Disposition;

            (4)   in the event of a redemption of a portion of the outstanding shares of Liberty Media Common Stock pursuant to clause (B)(II) or (E) of this paragraph (g)(ii) at a time when the Media Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a "Media Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the SiriusXM Group and the Braves Group concurrently with such redemption an aggregate amount (the "Media Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Media Group Net Proceeds and (y) the portion of the Media

    Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (E) of this paragraph (g)(ii). If the Board of Directors makes such election, the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable with Respect to the Media Group Inter-Group Interest" in paragraph (j) of this Section A.2. The Media Group Inter-Group Redemption Amount will be attributed between the SiriusXM Group and the Braves Group based upon the SiriusXM Group's Fractional Interest in the Media Group as of the Media Group Redemption Selection Date and the Braves Group's Fractional Interest in the Media Group as of the Media Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

            (5)   if at the time of a Media Group Disposition subject to this paragraph (g)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Media Common Stock that would give the holders thereof the right to receive any consideration related to such Media Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty Media Common Stock pursuant to this paragraph (g)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (g)(ii) as a dividend on or in redemption or conversion of shares of Liberty Media Common Stock and/or, if applicable, (y) the Media Group Inter-Group Redemption Amount and the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest as it deems appropriate to take into account the Liberty Media Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

            (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (E) of this paragraph (g)(ii) payable to the holders of Liberty Media Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (E) of this paragraph (g)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Media Group Disposition; and

            (7)   if all or any portion of the redemption price referred to in clause (B) or (E) of this paragraph (g)(ii) payable to the holders of Liberty Media Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Media Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Media Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Media Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Media Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Media Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Media Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Media Common Stock, the Series B Liberty Media Common Stock and the Series C Liberty Media Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty Media Common Stock other than the Series B Liberty Media Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Media Common Stock (other than the Series B Liberty Media Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Media Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Media Common Stock, other than the Series B Liberty Media Common Stock) of such series of Liberty Media Common Stock.

          (iii)    Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty Media Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (g)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Media Group Conversion Date or Media Group Redemption Date on which all outstanding shares of Liberty Media Common Stock were converted or redeemed, any share of Liberty Media Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty Media Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

          (iv)    General.

            (A)  Not later than the 10th Trading Day following the consummation of a Media Group Disposition referred to in paragraph (g)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Media Group Net Proceeds of such Media Group Disposition, (y) whether the Media Group Disposition qualifies as an Exempt Media Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Media Group Disposition as an Exempt Media Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty Media Group Voting Securities entitled to vote thereon to qualify such Media Group Disposition as an Exempt Media Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (g)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such Media Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such Media Group

    Disposition as an Exempt Media Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

               (I)  which of the actions specified in clauses (A), (B), (C), (D) or (E) of paragraph (g)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

              (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (E) of paragraph (g)(ii), the Media Group Redemption Selection Date for the redemption of shares of Liberty Media Common Stock pursuant to clause (B)(II) or (E) of paragraph (g)(ii) or the Media Group Conversion Selection Date for the partial conversion of shares of Liberty Media Common Stock pursuant to clause (E) of paragraph (g)(ii), which record date, Media Group Redemption Selection Date or Media Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

            (III)  the anticipated dividend payment date, Media Group Redemption Date and/or Media Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Media Group Disposition; and

            (IV)  unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Media Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Media Group Redemption Selection Date or Media Group Conversion Selection Date.

            If the Corporation determines to undertake a redemption of shares of Liberty Media Common Stock, in whole or in part, pursuant to clause (B) or (E) of paragraph (g)(ii) of this Section A.2., or a conversion of shares of Liberty Media Common Stock, in whole or in part, pursuant to clause (C), (D) or (E) of paragraph (g)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the Media Group Redemption Date or Media Group Conversion Date, as applicable:

              (1)   the Media Group Redemption Date or Media Group Conversion Date;

              (2)   the number of shares of Liberty Media Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty Media Common Stock will be redeemed or converted and the series of Liberty SiriusXM Common Stock or Liberty Braves Common Stock issuable to the holders of each series of Liberty Media Common Stock upon any such conversion;

              (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty Media Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty Media Common Stock to be redeemed or converted and the Media Group Outstanding Interest Fraction as of the date of such notice (and if such Media Group Outstanding Interest Fraction is less than one (1), the SiriusXM Group's Fractional Interest in the Media Group and the Braves Group's Fractional Interest in the Media Group, in each case, as of such date);

              (4)   with respect to a partial redemption under clause (B)(II) or (E) of paragraph (g)(ii), if the Board of Directors has made a Media Group Inter-Group Partial Redemption Election, the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest, the SiriusXM Group's Fractional Interest in the Media Group and the Braves Group's Fractional Interest in the Media Group, in each case, as of the Media

      Group Redemption Selection Date and the portion of the Media Group Inter-Group Redemption Amount attributable to each Group other than the Media Group;

              (5)   with respect to a dividend under clause (A) or (E) of paragraph (g)(ii), the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest, the SiriusXM Group's Fractional Interest in the Media Group and the Braves Group's Fractional Interest in the Media Group, in each case, as of the record date for the dividend and the portion of the Media Group Inter-Group Dividend Amount attributable to each Group other than the Media Group, if applicable; and

              (6)   instructions as to how shares of Liberty Media Common Stock may be surrendered for redemption or conversion.

            (B)  In the event of any conversion of shares of Liberty Media Common Stock pursuant to paragraph (b)(ii) or (iii) of this Section A.2., not less than 10 days prior to the Media Group Conversion Date, the Corporation will announce publicly by press release:

               (I)  that all outstanding shares of Liberty Media Common Stock will be converted pursuant to paragraph (b)(ii) or (iii) of this Section A.2. on the Media Group Conversion Date;

              (II)  the Media Group Conversion Date, which will not be more than 45 days following the Determination Date;

            (III)  a statement that all outstanding shares of Liberty Media Common Stock will be converted;

            (IV)  the per share number and series of shares of Liberty SiriusXM Common Stock or Liberty Braves Common Stock to be received with respect to each share of each series of Liberty Media Common Stock; and

              (V)  instructions as to how shares of Liberty Media Common Stock may be surrendered for conversion.

            (C)  If the Corporation determines to obtain the Media Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of Liberty Media Common Stock pursuant to paragraph (g)(i), the Corporation will announce publicly by press release:

               (I)  that the Corporation intends to redeem shares of Liberty Media Common Stock for securities of a Distributed Media Group Subsidiary pursuant to paragraph (g)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the Media Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

              (II)  the number of shares of Liberty Media Common Stock to be redeemed or, if applicable, stating that all outstanding shares of Liberty Media Common Stock will be redeemed;

            (III)  the class or series of securities of the Distributed Media Group Subsidiary to be received with respect to each share of each series of Liberty Media Common Stock to be redeemed and the Media Group Outstanding Interest Fraction as of the date of such notice, if any;

            (IV)  if applicable, the Media Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

              (V)  the Media Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

            (VI)  if the Board of Directors has made a Media Group Inter-Group Redemption Election, the number of Media Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the Media Group, and the Number of Shares Issuable to the SiriusXM Group with Respect to the Media Group Inter-Group Interest and the Number of Shares Issuable to the Braves Group with Respect to the Media Group Inter-Group Interest, in each case, used in determining such number and attribution of Media Group Inter-Group Interest Subsidiary Securities;

           (VII)  instructions as to how shares of Liberty Media Common Stock may be surrendered for redemption; and

         (VIII)  if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of Liberty Media Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Media Group Redemption Selection Date.

            If, at the time of issuance of the press release required by this paragraph (C), the Media Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the Media Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

            (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty Media Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty Media Common Stock pursuant to this Section A.2., as applicable.

            (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (g)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty Media Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

            (F)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Media Common Stock; provided, however, that, except as otherwise contemplated by paragraph (g)(ii)(E), if the Media Group Conversion Date or the Media Group Redemption Date with respect to any shares of Liberty Media Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty Media Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

            (G)  Before any holder of shares of Liberty Media Common Stock will be entitled to receive a certificate or certificates (if any) representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Liberty Media Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (g), such holder will surrender at such place as the Corporation will specify certificates (if any) representing such shares of Liberty Media Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates (if any) representing shares of Liberty Media Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty Media Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (g)(iv)(I). If less than all of the shares of Liberty Media Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty Media Common Stock not redeemed or converted. Any shares of capital stock of the Corporation to be received by any holder of uncertificated shares of Liberty Media Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (g) shall be issued in book-entry form, without physical certificates, and shall be registered in the book entry account system of the Corporation's transfer agent in the names of the holders thereof. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(C) of this Section A.2.

            (H)  From and after any applicable Media Group Conversion Date or Media Group Redemption Date, all rights of a holder of shares of Liberty Media Common Stock that were converted or redeemed on such Media Group Conversion Date or Media Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates (if any) representing such shares of Liberty Media Common Stock, to receive a certificate or certificates (if any) representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (g)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty Media Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Media Group Conversion Date or Media Group Redemption Date represented shares of Liberty Media Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Media Common Stock was converted or redeemed until surrender of such holder's certificate (if any). Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Media Group Conversion Date or Media Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Media Group Conversion Date or Media Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat any certificates representing shares of Liberty Media Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Media Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (g), notwithstanding the failure of the holder thereof to surrender such certificates.

            (I)   The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty Media Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) or paragraph (c) of this Section A.2. or this paragraph (g). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty Media Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty Media Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty Media Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the "value" of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

            (J)   Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (g) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (h)    Liquidation and Dissolution.

          (i)    General.    In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of Liberty SiriusXM Common Stock, the holders of shares of Liberty Braves Common Stock and the holders of shares of Liberty Media Common Stock will be entitled to receive their proportionate interests in the assets of the Corporation remaining for distribution to holders of Common Stock (regardless of the Group to which such assets are then attributed) in proportion to the respective number of liquidation units per share of Liberty SiriusXM Common Stock, Liberty Braves Common Stock and Liberty Media Common Stock.

          Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (h).

          (ii)    Liquidation Units.    The liquidation units per share of each series of Common Stock will be as follows:

            (A)  each share of Liberty SiriusXM Common Stock will have one liquidation unit;

            (B)  each share of Liberty Braves Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to the amount (calculated to the nearest five decimal places) obtained by dividing (x) the average of the daily volume weighted average prices of the Series A Liberty Braves Common Stock over the 20-Trading Day period commencing on (and including) the first Trading Day on which the Series A Liberty Braves Common Stock trades in the "regular way" market, by (y) the average of the daily volume weighted average prices of the Series A Liberty SiriusXM Common Stock over the 20-Trading Day period referenced in clause (x) of this paragraph (B); and

            (C)  each share of Liberty Media Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to the amount (calculated to the nearest five decimal places) obtained by dividing (x) the average of the daily volume weighted average prices of the Series A Liberty Media Common Stock over the 20-Trading Day period commencing on (and including) the first Trading Day on which the Series A Liberty Media Common Stock trades in the "regular way" market, by (y) the average of the daily volume weighted average prices of the Series A Liberty SiriusXM Common Stock over the 20-Trading Day period referenced in clause (x) of this paragraph (C);

provided, that, if, after the Effective Date, the Corporation, at any time or from time to time, subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split, reclassification or otherwise) the outstanding shares of Liberty SiriusXM Common Stock, Liberty Braves Common Stock or Liberty Media Common Stock, or declares and pays a dividend or distribution in shares, or rights to acquire shares, of Liberty SiriusXM Common Stock, Liberty Braves Common Stock or Liberty Media Common Stock to holders of Liberty SiriusXM Common Stock, Liberty Braves Common Stock or Liberty Media Common Stock, as applicable, the per share liquidation units of the Liberty SiriusXM Common Stock, Liberty Braves Common Stock or Liberty Media Common Stock, as applicable, will be appropriately adjusted as determined by the Board of Directors, so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of Liberty SiriusXM Common Stock, Liberty Braves Common Stock and Liberty Media Common Stock.

        Whenever an adjustment is made to liquidation units under this paragraph (h), the Corporation will promptly thereafter prepare and file a statement of such adjustment with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such adjustment.

        (i)    Determinations by the Board of Directors.    Any determinations made by the Board of Directors under any provision in this Section A.2. will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law. In addition, if different consideration is distributed to different series of Common Stock in a Share Distribution or pursuant to a redemption in accordance with this Certificate, any determination of the Board of Directors in connection therewith, including, without limitation, that a Share Distribution was made on an equal per share basis or that any differences in voting rights, designation, conversion, redemption and share distribution provisions or otherwise satisfy the requirements set forth in this Certificate, will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law.

        (j)    Certain Definitions.    Unless the context otherwise requires, or except as required by paragraph (m) of this Section A.2., the terms defined in this paragraph (j) will have, for all purposes of this Certificate, the meanings herein specified:

        "Affiliate" means, with respect to any Person, any other person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person.

        "Average Market Value" of a share of any series of Common Stock or other Publicly Traded capital stock means the average of the daily Market Values of one share of such series of Common Stock or such other capital stock over the applicable period prescribed in this Certificate.

        "Board of Directors" means (i) the Board of Directors of the Corporation and (ii) any duly authorized committee thereof acting at the direction of the Board of Directors (including, without limitation, the Executive Committee).

        "Braves Group" means, as of any date:

            (i)  the direct and indirect interest of the Corporation, as of the Effective Date, in Braves Holdings, LLC and each of its Subsidiaries (including any successor to Braves Holdings, LLC or any such Subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Braves Group Related Business Transaction) and their respective assets, liabilities and businesses;

           (ii)  all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the Braves Group as of the Effective Date;

          (iii)  all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the Braves Group, or contributed, allocated or transferred to the Braves Group (including the net proceeds of any issuances, sales or incurrences for the account of the Braves Group of shares of Liberty Braves Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Braves Common Stock, or indebtedness or Preferred Stock attributed to the Braves Group), in each case, after the Effective Date and as determined by the Board of Directors;

          (iv)  the proceeds of any Disposition of any of the foregoing;

           (v)  an Inter-Group Interest in the SiriusXM Group equal to one (1) minus the SiriusXM Group Outstanding Interest Fraction allocable to the Braves Group as of such date; and

          (vi)  an Inter-Group Interest in the Media Group equal to one (1) minus the Media Group Outstanding Interest Fraction allocable to the Braves Group as of such date;

provided that the Braves Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Braves Common Stock or in redemption of shares of Liberty Braves Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Braves Group to the SiriusXM Group or the Media Group (other than through the Braves Group's Inter-Group Interest in the SiriusXM Group or the Media Group, if any, pursuant to clause (v) or (vi) above), including, without limitation, any Braves Group Inter-Group Dividend Amount or Braves Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

        "Braves Group Allocable Net Proceeds" means, with respect to any Braves Group Disposition, (i) if at the time of such Braves Group Disposition, the Braves Group Outstanding Interest Fraction is one (1), the Braves Group Net Proceeds of such Braves Group Disposition, or (ii) if at the time of such Braves Group Disposition the Braves Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Braves Group Net Proceeds of such Braves Group Disposition, by (y) the Braves Group Outstanding Interest Fraction as of such date.

        "Braves Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Braves Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Braves Group less the total liabilities (not including Preferred Stock attributed to the Braves Group) of the Braves Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Braves Common Stock and each series of Preferred Stock attributed to the Braves Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Braves Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

        "Braves Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of Liberty Braves Common Stock pursuant to this Section A.2.

        "Braves Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Liberty Braves Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Braves Group Conversion Date).

        "Braves Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Braves Group to one or more Persons.

        "Braves Group Net Proceeds" means, as of any date, with respect to any Braves Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (E) of paragraph (f)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the SiriusXM Group or the Media Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Braves Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Braves Group. For purposes of this definition, any assets of the Braves Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

        "Braves Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty Braves Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty Braves Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Braves Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(ii), (d)(ii) or (f)(ii) of this Section A.2.) or redemption (for purposes of paragraph (f) of this Section A.2.) with respect to the Liberty Braves Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Braves Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

        "Braves Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of Liberty Braves Common Stock pursuant to this Section A.2.

        "Braves Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of Liberty Braves Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Braves Group Redemption Date).

        "Braves Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the Braves Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Braves Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Braves Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Braves Group prior to such Disposition, as determined in good faith by the Board of Directors.

        "Braves Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of Liberty Braves Common Stock, the number of shares (including any fraction of a share) of Liberty Braves Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

        "Certificate" means this Restated Certificate of Incorporation, as it may be amended from time to time, including any amendments effected pursuant to the filing of any Preferred Stock Designation.

        "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of clause (iii) of the definition of "Exempt SiriusXM Group Disposition", "Exempt Braves Group Disposition" or "Exempt Media Group Disposition" set forth in this paragraph (j), the Corporation will, without limitation of the foregoing, in any event be deemed to Control any Person in which the Corporation beneficially owns (after giving effect to the applicable Disposition) (i) voting securities having 25% or more of the total voting power of the voting securities of such Person then outstanding, provided that, immediately after giving effect to such Disposition, no other Person that is not Controlled by the Corporation beneficially owns voting securities of such Person having voting power greater than the voting power of the voting securities beneficially owned by the Corporation or (ii) equity securities representing 50% or more of the common equity interest or economic equity interest in such Person.

        "Convertible Securities" means (x) any securities of the Corporation (other than any series of Common Stock) or any Subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (y) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

        "Corporation Earnings (Loss) Attributable to the SiriusXM Group" for any period, means the net earnings or loss of the SiriusXM Group for such period determined on a basis consistent with the determination of the net earnings or loss of the SiriusXM Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the SiriusXM Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

        "Corporation Earnings (Loss) Attributable to the Media Group" for any period, means the net earnings or loss of the Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Media Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

        "Corporation Earnings (Loss) Attributable to the Braves Group" for any period, means the net earnings or loss of the Braves Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Braves Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Braves Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

        "Determination Date" means the date designated by the Board of Directors for determination of any applicable Optional Conversion Ratio.

        "Disposition" means the sale, transfer, exchange, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of assets. The term "Disposition" does not include the consolidation or merger of the Corporation with or into any other Person or Persons or any other business combination involving the Corporation as a whole.

        "Effective Date" means the date on which this Restated Certificate of Incorporation is filed with the Secretary of State of Delaware.

        "Exempt Braves Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (h) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (f) of this Section A.2., (iii) a Braves Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a Braves Group Disposition in connection with a Braves Group Related Business Transaction, or (v) a Braves Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty Braves Group Voting Securities to classify such Braves Group Disposition as an Exempt Braves Group Disposition in accordance with paragraph (a)(iv) of this Section A.2.

        "Exempt Media Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (h) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (g) of this Section A.2., (iii) a Media Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a Media Group Disposition in connection with a Media Group Related Business Transaction, or (v) a Media Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty Media Group Voting Securities to classify such Media Group Disposition as an Exempt Media Group Disposition in accordance with paragraph (a)(iv) of this Section A.2.

        "Exempt SiriusXM Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (h) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (e) of this Section A.2., (iii) a SiriusXM Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a SiriusXM Group Disposition in connection with a SiriusXM Group Related Business Transaction, or (v) a SiriusXM Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty SiriusXM Group Voting Securities to classify such SiriusXM Group

Disposition as an Exempt SiriusXM Group Disposition in accordance with paragraph (a)(iv) of this Section A.2.

        "Fair Value" means, as of any date:

            (i)  in the case of any equity security or debt security that is Publicly Traded, the Market Value thereof, as of such date;

           (ii)  in the case of any equity security or debt security that is not Publicly Traded, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is selected, as determined in the good faith judgment of the Board of Directors;

          (iii)  in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on such date or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and

          (iv)  in the case of assets or property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such information (including, if deemed desirable by the Board of Directors, appraisals, valuation reports or opinions of experts) as the Board of Directors shall in good faith determine to be appropriate.

        "Group" means the SiriusXM Group, the Braves Group or the Media Group.

        "Inter-Group Interest" means, as of any date and with respect to any Group, the proportionate undivided interest, if any, that such Group may be deemed to hold as of such date in the assets, liabilities and businesses of either of the other Groups in accordance with this Certificate. An Inter-Group Interest in the SiriusXM Group held by (x) the Braves Group is expressed in terms of the Number of Shares Issuable to the Braves Group with Respect to the SiriusXM Group Inter-Group Interest and (y) the Media Group is expressed in terms of the Number of Shares Issuable to the Media Group with Respect to the SiriusXM Group Inter-Group Interest. An Inter-Group Interest in the Braves Group held by (x) the SiriusXM Group is expressed in terms of the Number of Shares Issuable to the SiriusXM Group with Respect to the Braves Group Inter-Group Interest and (y) the Media Group is expressed in terms of the Number of Shares Issuable to the Media Group with Respect to the Braves Group Inter-Group Interest. An Inter-Group Interest in the Media Group held by (x) the SiriusXM Group is expressed in terms of the Number of Shares Issuable to the SiriusXM Group with Respect to the Media Group Inter-Group Interest and (y) the Braves Group is expressed in terms of the Number of Shares Issuable to the Braves Group with Respect to the Media Group Inter-Group Interest.

        "Liberty Braves Group Reference Share" means one share of Series A Liberty Braves Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty Braves Common Stock exceeds the number of shares outstanding of the Series A Liberty Braves Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty Braves Common Stock in lieu of basing it on one share of Series A Liberty Braves Common Stock, in which case the term "Liberty Braves Group Reference Share" will mean one share of such other Publicly Traded series of Liberty Braves Common Stock.

        "Liberty Braves Group Voting Securities" means the Series A Liberty Braves Common Stock, the Series B Liberty Braves Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty Braves Group Voting Security, provided, that each such series of Preferred Stock will be treated as a Liberty Braves Group Voting Security and will be entitled to vote together with the other Liberty Braves Group Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

        "Liberty Media Group Reference Share" means one share of Series A Liberty Media Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty Media Common Stock exceeds the number of shares outstanding of the Series A Liberty Media Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty Media Common Stock in lieu of basing it on one share of Series A Liberty Media Common Stock, in which case the term "Liberty Media Group Reference Share" will mean one share of such other Publicly Traded series of Liberty Media Common Stock.

        "Liberty Media Group Voting Securities" means the Series A Liberty Media Common Stock, the Series B Liberty Media Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty Media Group Voting Security, provided, that each such series of Preferred Stock will be treated as a Liberty Media Group Voting Security and will be entitled to vote together with the other Liberty Media Group Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

        "Liberty SiriusXM Group Reference Share" means one share of Series A Liberty SiriusXM Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty SiriusXM Common Stock exceeds the number of shares outstanding of the Series A Liberty SiriusXM Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty SiriusXM Common Stock in lieu of basing it on one share of Series A Liberty SiriusXM Common Stock, in which case the term "Liberty SiriusXM Group Reference Share" will mean one share of such other Publicly Traded series of Liberty SiriusXM Common Stock.

        "Liberty SiriusXM Group Voting Securities" means the Series A Liberty SiriusXM Common Stock, the Series B Liberty SiriusXM Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty SiriusXM Group Voting Security, provided, that each such series of Preferred Stock will be treated as a Liberty SiriusXM Group Voting Security and will be entitled to vote together with the other Liberty SiriusXM Group Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

        "Market Value" of a share of any Publicly Traded stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such stock on such Trading Day or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the New York Stock Exchange, or if the shares of such stock are not listed on the New York Stock Exchange on such Trading Day, on any tier of the Nasdaq Stock Market, or if the shares of such stock are not listed on any tier of the Nasdaq Stock Market on such Trading Day, the average of the closing bid and asked prices of a share of such stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such stock as determined by the Board of Directors, provided that, for purposes of determining the Average Market Value for any period, (i) the "Market Value" of a share of stock on any day during such period prior to the "ex" date or any similar date for any dividend paid or to be paid with respect to such stock will be reduced by the fair market value of the per share amount of such dividend as determined by the Board of Directors and (ii) the "Market Value" of a share of stock on any day during such period prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such stock or (B) the "ex" date or any similar date for any dividend with respect to any such stock in shares of such stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

        "Media Group" means, as of any date:

            (i)  the direct and indirect interest of the Corporation as of the Effective Date (x) in all of the businesses in which the Corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect Subsidiaries, Affiliates, joint ventures or other investments or any of the predecessors or successors of any of the foregoing), and (y) in the respective assets and liabilities of the Corporation and its Subsidiaries, in each case, other than any businesses, assets or liabilities attributable to the SiriusXM Group or the Braves Group as of the Effective Date;

           (ii)  all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the Media Group, or contributed, allocated or transferred to the Media Group (including the net proceeds of any issuances, sales or incurrences for the account of the Media Group of shares of Liberty Media Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Media Common Stock, or indebtedness or Preferred Stock attributed to the Media Group), in each case, after the Effective Date and as determined by the Board of Directors;

          (iii)  the proceeds of any Disposition of any of the foregoing;

          (iv)  an Inter-Group Interest in the SiriusXM Group equal to one (1) minus the SiriusXM Group Outstanding Interest Fraction allocable to the Media Group as of such date; and

           (v)  an Inter-Group Interest in the Braves Group equal to one (1) minus the Braves Group Outstanding Interest Fraction allocable to the Media Group as of such date;

provided that the Media Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Media Common Stock or in redemption of shares of Liberty Media Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Media Group to the SiriusXM Group or the Braves Group (other than through the Media Group's Inter-Group Interest in the SiriusXM Group or the Braves Group, if any, pursuant to clause (iv) or (v) above), including, without limitation, any Media Group Inter-Group Dividend Amount or Media Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

        "Media Group Allocable Net Proceeds" means, with respect to any Media Group Disposition, (i) if at the time of such Media Group Disposition, the Media Group Outstanding Interest Fraction is one (1), the Media Group Net Proceeds of such Media Group Disposition, or (ii) if at the time of such Media Group Disposition the Media Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Media Group Net Proceeds of such Media Group Disposition, by (y) the Media Group Outstanding Interest Fraction as of such date.

        "Media Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Media Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Media Group less the total liabilities (not including Preferred Stock attributed to the Media Group) of the Media Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media Common Stock and each series of Preferred Stock attributed to the Media Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

        "Media Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of Liberty Media Common Stock pursuant to this Section A.2.

        "Media Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date upon which shares to be converted of each series of Liberty Media Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Media Group Conversion Date).

        "Media Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Media Group to one or more Persons.

        "Media Group Net Proceeds" means, as of any date, with respect to any Media Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (E) of paragraph (g)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the SiriusXM Group or the Braves Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Media Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Media Group. For purposes of this definition, any assets of the Media Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

        "Media Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty Media Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty Media Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Media Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(iii), (d)(iii) or (g)(ii) of this Section A.2.) or redemption (for purposes of paragraph (g) of this Section A.2.) with respect to the Liberty Media Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Media Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

        "Media Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of Liberty Media Common Stock pursuant to this Section A.2.

        "Media Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of Liberty Media Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Media Group Redemption Date).

        "Media Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the Media Group in which the Corporation receives as proceeds of such Disposition primarily capital stock or other equity securities (including, without limitation, capital stock, securities convertible into equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Media Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Media Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Media Group prior to such Disposition, as determined in good faith by the Board of Directors.

        "Media Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of Liberty Media Common Stock, the number of shares (including any fraction of a share) of Liberty Media Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

        "Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest" will initially be equal to the difference between (i) the quotient obtained by dividing the Post-Reclassification Outstanding Liberty Braves Common Stock Shares by 0.80 minus (ii) the Post-Reclassification Outstanding Liberty Braves Common Stock Shares (with all such shares initially allocable to the Media Group), and will from time to time thereafter be (without duplication):

            (i)  adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty Braves Common Stock and dividends of shares of Liberty Braves Common Stock to holders of Liberty Braves Common Stock (and, to the extent the Braves Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the SiriusXM Group with Respect to the Braves Group Inter-Group Interest and the Number of Shares Issuable to the Media Group with Respect to the Braves Group Inter-Group Interest) and other reclassifications of Liberty Braves Common Stock;

           (ii)  decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty Braves Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the SiriusXM Group or the Media Group; (B) by a number equal to the aggregate number of shares of Liberty Braves Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the SiriusXM Group or the Media Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a Braves Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest, as of the Braves Group Redemption Selection Date, by (y) the percentage of the Fair Value of the

  Braves Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed Braves Group Subsidiary which is attributable to the Braves Group, as determined by the Board of Directors under paragraph (f)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a Braves Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Braves Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty Braves Common Stock redeemed pursuant to paragraph (f)(ii)(B)(II) or (f)(ii)(E), as applicable, of this Section A.2., by the applicable Braves Group Redemption Amount or the applicable portion of the Braves Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Braves Group that are transferred or allocated from the Braves Group to the SiriusXM Group or the Media Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest allocable to that Group, by (y) the Fair Value of the Liberty Braves Group Reference Share as of the date of such transfer or allocation;

          (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty Braves Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the SiriusXM Group or the Media Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the SiriusXM Group or the Media Group, or (z) following their conversion into shares of Liberty SiriusXM Common Stock or Liberty Media Common Stock, as applicable, pursuant to clause (C), (D) or (E) of paragraph (f)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the SiriusXM Group or the Media Group that are contributed to the Braves Group in consideration of an increase in the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest allocable to that Group, by (II) the Fair Value of the Liberty Braves Group Reference Share as of the date of such contribution; and

          (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the SiriusXM Group or the Media Group in the Braves Group.

        In accordance with the foregoing, the Board of Directors will determine upon each change in the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest, the amount, if any, of such change which is to be allocated to the SiriusXM Group and the amount, if any, of such change which is to be allocated to the Media Group. The aggregate Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest which are (A) allocated to the SiriusXM Group at the applicable date of determination by the Board of Directors in accordance with the provisions of this Section A.2. is referred to herein as the "Number of Shares Issuable to the SiriusXM Group with Respect to the Braves Group Inter-Group Interest" or (B) initially allocated to the Media Group as set forth in the first clause of this definition or as otherwise allocated to the Media Group at the applicable date of determination by the Board of Directors in accordance with the provisions of this

Section A.2. is referred to herein as the "Number of Shares Issuable to the Media Group with Respect to the Braves Group Inter-Group Interest".

        Whenever a change in the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the applicable amounts to be allocated to the SiriusXM Group and the Media Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

        "Number of Shares Issuable with Respect to the Media Group Inter-Group Interest" will initially be zero, and will from time to time thereafter be (without duplication):

            (i)  adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty Media Common Stock and dividends of shares of Liberty Media Common Stock to holders of Liberty Media Common Stock (and, to the extent the Media Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the SiriusXM Group with Respect to the Media Group Inter-Group Interest and the Number of Shares Issuable to the Braves Group with Respect to the Media Group Inter-Group Interest) and other reclassifications of Liberty Media Common Stock;

           (ii)  decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty Media Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the SiriusXM Group or the Braves Group; (B) by a number equal to the aggregate number of shares of Liberty Media Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the SiriusXM Group or the Braves Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a Media Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest, as of the Media Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Media Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed Media Group Subsidiary which is attributable to the Media Group, as determined by the Board of Directors under paragraph (g)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a Media Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Media Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty Media Common Stock redeemed pursuant to paragraph (g)(ii)(B)(II) or (g)(ii)(E), as applicable, of this Section A.2., by the applicable Media Group Redemption Amount or the applicable portion of the Media Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Media Group that are transferred or allocated from the Media Group to the SiriusXM Group or the Braves Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest allocable to that Group, by (y) the Fair Value of the Liberty Media Group Reference Share as of the date of such transfer or allocation;

          (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty Media Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the SiriusXM Group or the Braves Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the SiriusXM Group or the Braves Group, or (z) following their conversion into shares of Liberty SiriusXM Common Stock or Liberty Braves Common Stock, as applicable, pursuant to clause (C), (D) or (E) of paragraph (g)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the SiriusXM Group or the Braves Group that are contributed to the Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest allocable to that Group, by (II) the Fair Value of the Liberty Media Group Reference Share as of the date of such contribution; and

          (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the SiriusXM Group or the Braves Group in the Media Group.

        In accordance with the foregoing, the Board of Directors will determine upon each change in the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest, the amount, if any, of such change which is to be allocated to the SiriusXM Group and the amount, if any, of such change which is to be allocated to the Braves Group. The aggregate Number of Shares Issuable with Respect to the Media Group Inter-Group Interest which are allocated at any applicable date of determination by the Board of Directors in accordance with the provisions of this Section A.2. to (A) the SiriusXM Group is referred to herein as the "Number of Shares Issuable to the SiriusXM Group with Respect to the Media Group Inter-Group Interest" and (B) the Braves Group is referred to herein as the "Number of Shares Issuable to the Braves Group with Respect to the Media Group Inter-Group Interest".

        Whenever a change in the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the applicable amounts to be allocated to the SiriusXM Group and the Braves Group, with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

        "Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest" will initially be zero, and will from time to time thereafter be (without duplication):

            (i)  adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty SiriusXM Common Stock and dividends of shares of Liberty SiriusXM Common Stock to holders of Liberty SiriusXM Common Stock (and, to the extent the SiriusXM Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Braves Group with Respect to the SiriusXM Group Inter-Group Interest and the Number of Shares Issuable to the Media Group with Respect to the SiriusXM Group Inter-Group Interest) and other reclassifications of Liberty SiriusXM Common Stock;

           (ii)  decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty SiriusXM Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Braves Group or the Media Group; (B) by a number equal to the aggregate number of shares of Liberty SiriusXM Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Braves Group or the Media Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a SiriusXM Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, as of the SiriusXM Group Redemption Selection Date, by (y) the percentage of the Fair Value of the SiriusXM Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed SiriusXM Group Subsidiary which is attributable to the SiriusXM Group, as determined by the Board of Directors under paragraph (e)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a SiriusXM Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the SiriusXM Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty SiriusXM Common Stock redeemed pursuant to paragraph (e)(ii)(B)(II) or (e)(ii)(E), as applicable, of this Section A.2., by the applicable SiriusXM Group Redemption Amount or the applicable portion of the SiriusXM Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the SiriusXM Group that are transferred or allocated from the SiriusXM Group to the Braves Group or the Media Group in consideration of a reduction in the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest allocable to that Group, by (y) the Fair Value of the Liberty SiriusXM Group Reference Share as of the date of such transfer or allocation;

          (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty SiriusXM Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Braves Group or the Media Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the Braves Group or the Media Group, or (z) following their conversion into shares of Liberty Braves Common Stock or Liberty Media Common Stock, as applicable, pursuant to clause (C), (D) or (E) of paragraph (e)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Braves Group or the Media Group that are contributed to the SiriusXM Group in consideration of an increase in the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest allocable to that Group, by (II) the Fair Value of the Liberty SiriusXM Group Reference Share as of the date of such contribution; and

          (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Braves Group or the Media Group in the SiriusXM Group.

        In accordance with the foregoing, the Board of Directors will determine upon each change in the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, the amount, if any, of such change which is to be allocated to the Braves Group and the amount, if any, of such change which is to be allocated to the Media Group. The aggregate Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest which are allocated at the applicable date of determination by the Board of Directors in accordance with the provisions of this Section A.2. to (A) the Braves Group is referred to herein as the "Number of Shares Issuable to the Braves Group with Respect to the SiriusXM Group Inter-Group Interest" and (B) the Media Group is referred to herein as the "Number of Shares Issuable to the Media Group with Respect to the SiriusXM Group Inter-Group Interest".

        Whenever a change in the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the applicable amounts to be allocated to the Braves Group and the Media Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

        "Optional Conversion Ratio" means the applicable of the Media/SiriusXM Group Optional Conversion Ratio, the Media/Braves Group Optional Conversion Ratio, the Braves/SiriusXM Group Optional Conversion Ratio, the Braves/Media Group Optional Conversion Ratio, the SiriusXM/Media Group Optional Conversion Ratio and the SiriusXM/Braves Group Optional Conversion Ratio.

        "outstanding", when used with respect to the shares of any series of Common Stock, will include, without limitation, the shares of such series, if any, held by any Subsidiary of the Corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights. No shares of any series of Common Stock (or Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock) held by the Corporation in its treasury will be deemed outstanding, nor will any shares be deemed outstanding which are attributable to the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, the Number of Shares Issuable with Respect to the Braves Group Inter-Group Interest or the Number of Shares Issuable with Respect to the Media Group Inter-Group Interest.

        "Person" means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

        "Post-Reclassification Outstanding Liberty Braves Common Stock Shares" means the total number of shares of Liberty Braves Common Stock issued and outstanding as of the Effective Time pursuant to the second full paragraph of Article IV.

        "Publicly Traded" means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on a U.S. securities exchange or quoted on the over-the-counter market.

        "Share Distribution" means a dividend payable in shares of any class or series of capital stock, Convertible Securities or other equity securities of the Corporation or any other Person.

        "SiriusXM Group" means, as of any date:

            (i)  the direct and indirect interest of the Corporation as of the Effective Date , in SiriusXM Holdings Inc. and each of its Subsidiaries (including any successor to SiriusXM Holdings Inc. or any such Subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a SiriusXM Group Related Business Transaction) and their respective assets, liabilities and businesses;

           (ii)  all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the SiriusXM Group as of the Effective Date;

          (iii)  all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the SiriusXM Group, or contributed, allocated or transferred to the SiriusXM Group (including the net proceeds of any issuances, sales or incurrences for the account of the SiriusXM Group of shares of Liberty SiriusXM Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty SiriusXM Common Stock, or indebtedness or Preferred Stock attributed to the SiriusXM Group), in each case, after the Effective Date and as determined by the Board of Directors;

          (iv)  the proceeds of any Disposition of any of the foregoing;

           (v)  an Inter-Group Interest in the Braves Group equal to one (1) minus the Braves Group Outstanding Interest Fraction allocable to the SiriusXM Group as of such date; and

          (vi)  an Inter-Group Interest in the Media Group equal to one (1) minus the Media Group Outstanding Interest Fraction allocable to the SiriusXM Group as of such date;

provided that the SiriusXM Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty SiriusXM Common Stock or in redemption of shares of Liberty SiriusXM Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the SiriusXM Group to the Braves Group or the Media Group (other than through the SiriusXM Group's Inter-Group Interest in the Braves Group or the Media Group, if any, pursuant to clause (v) or (vi) above), including, without limitation, any SiriusXM Group Inter-Group Dividend Amount or SiriusXM Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

        "SiriusXM Group Allocable Net Proceeds" means, with respect to any SiriusXM Group Disposition, (i) if at the time of such SiriusXM Group Disposition, the SiriusXM Group Outstanding Interest Fraction is one (1), the SiriusXM Group Net Proceeds of such SiriusXM Group Disposition, or (ii) if at the time of such SiriusXM Group Disposition the SiriusXM Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the SiriusXM Group Net Proceeds of such SiriusXM Group Disposition, by (y) the SiriusXM Group Outstanding Interest Fraction as of such date.

        "SiriusXM Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the SiriusXM Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the SiriusXM Group less the total liabilities (not including Preferred Stock attributed to the SiriusXM Group) of the SiriusXM Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty SiriusXM Common Stock and each series of Preferred Stock attributed to the SiriusXM Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the SiriusXM Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

        "SiriusXM Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of Liberty SiriusXM Common Stock pursuant to this Section A.2.

        "SiriusXM Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Liberty SiriusXM Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the SiriusXM Group Conversion Date).

        "SiriusXM Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the SiriusXM Group to one or more Persons.

        "SiriusXM Group Net Proceeds" means, as of any date, with respect to any SiriusXM Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (E) of paragraph (e)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Braves Group or the Media Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the SiriusXM Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the SiriusXM Group. For purposes of this definition, any assets of the SiriusXM Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

        "SiriusXM Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty SiriusXM Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty SiriusXM Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty SiriusXM Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(i), (d)(i) or (e)(ii) of this Section A.2.) or redemption (for purposes of paragraph (e) of this Section A.2.) with respect to the Liberty SiriusXM Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the SiriusXM Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

        "SiriusXM Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of Liberty SiriusXM Common Stock pursuant to this Section A.2.

        "SiriusXM Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of Liberty SiriusXM Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the SiriusXM Group Redemption Date).

        "SiriusXM Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the SiriusXM Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the SiriusXM Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the SiriusXM Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the SiriusXM Group prior to such Disposition, as determined in good faith by the Board of Directors.

        "SiriusXM Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of Liberty SiriusXM Common Stock, the number of shares (including any fraction of a share) of Liberty SiriusXM Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

        "Subsidiary," when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than 50% of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

        "Trading Day" means each day on which the relevant share or security is traded on the New York Stock Exchange or the Nasdaq Stock Market or quoted on the over-the-counter market.

        "Voting Securities" means the Liberty SiriusXM Group Voting Securities, the Liberty Braves Group Voting Securities, the Liberty Media Group Voting Securities and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

        The following terms have the meanings ascribed thereto in the sections set forth opposite such terms:

Additional Defined Terms	Section
10% Holder	Article IV, Section A.2(m)(ii)(A)
Actual Knowledge	Article IV, Section A.2(m)(xix)
Affiliated Persons	Article IV, Section A.2(m)(xix)
Approved Holder	Article IV, Section A.2(m)(ii)(A)
Automatic Transfer Notice	Article IV, Section A.2(m)(ii)(C)
Baseball Holdco	Article IV, Section A.2(m)(xviii)
BOC	Article IV, Section A.2(m)(ii)(A)
Braves Group Distribution Subsidiary Securities	Article IV, Section A.2(f)(i)
Braves Group's Fractional Interest in the SiriusXM Group	Article IV, Section A.2(c)(i)(A)
Braves Group's Fractional Interest in the Media Group	Article IV, Section A.2(c)(iii)(A)

Additional Defined Terms	Section
Braves Group Inter-Group Dividend	Article IV, Section A.2(c)(ii)(A)
Braves Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(ii)(A)
Braves Group Inter-Group Redemption Election	Article IV, Section A.2(f)(i)
Braves Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(f)(i)
Braves/SiriusXM Group Optional Conversion Ratio	Article IV, Section A.2(b)(iv)(B)
Braves/Media Group Optional Conversion Ratio	Article IV, Section A.2(b)(v)(B)
Braves Group Inter-Group Partial Redemption Election	Article IV, Section A.2(f)(ii)(4)
Braves Group Inter-Group Redemption Amount	Article IV, Section A.2(f)(ii)(4)
Braves Group Redemption Amount	Article IV, Section A.2(f)(ii)(B)(II)
Braves Group Redemption Shares	Article IV, Section A.2(f)(i)
Braves Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(B)
Common Stock	Article IV(a)
Corporation	Article I
DGCL	Article III
Distributable Braves Group Subsidiary Securities	Article IV, Section A.2(f)(i)
Distributed Braves Group Subsidiary	Article IV, Section A.2(f)(i)
Distributable Media Group Subsidiary Securities	Article IV, Section A.2(g)(i)
Distributed Media Group Subsidiary	Article IV, Section A.2(g)(i)
Distributable SiriusXM Group Subsidiary Securities	Article IV, Section A.2(e)(i)
Distributed SiriusXM Group Subsidiary	Article IV, Section A.2(e)(i)
Effective Time	Article IV(b)
Excess Shares	Article IV, Section A.2(m)(ii)(B)
Excess Share Payment Condition	Article IV, Section A.2(m)(xi)
Excess Share Transferor	Article IV, Section A.2(m)(vi)
Exchange Act	Article IV, Section A.2(m)(xix)
Exempt Holder	Article IV, Section A.2(m)(xix)
Exempt MLB Holder	Article IV, Section A.2(m)(xix)
Group (for purposes of paragraph (m) of this Section A.2.)	Article IV, Section A.2(m)(xix)
Liberty Braves Common Stock	Article IV, Section A.1
Liberty Braves Share Distribution	Article IV, Section A.2(m)(xix)
Liberty Media Common Stock	Article IV, Section A.1
Liberty SiriusXM Common Stock	Article IV, Section A.1
Media Group Distribution Subsidiary Securities	Article IV, Section A.2(g)(i)

Additional Defined Terms	Section
Media Group's Fractional Interest in the SiriusXM Group	Article IV, Section A.2(c)(i)(A)
Media Group's Fractional Interest in the Braves Group	Article IV, Section A.2(c)(ii)(A)
Media Group Inter-Group Dividend	Article IV, Section A.2(c)(iii)(A)
Media Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(iii)(A)
Media Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(g)(i)
Media Group Inter-Group Partial Redemption Election	Article IV, Section A.2(g)(ii)(4)
Media Group Inter-Group Redemption Amount	Article IV, Section A.2(g)(ii)(4)
Media Group Inter-Group Redemption Election	Article IV, Section A.2(g)(i)
Media/Braves Group Optional Conversion Ratio	Article IV, Section A.2(b)(iii)(B)
Media/SiriusXM Group Optional Conversion Ratio	Article IV, Section A.2(b)(ii)(B)
Media Group Redemption Amount	Article IV, Section A.2(g)(ii)(B)(II)
Media Group Redemption Shares	Article IV, Section A.2(g)(i)
Media Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(C)
MLB	Article IV, Section A.2(m)(i)
MLB Approval	Article IV, Section A.2(m)(ii)(A)
MLB Employee	Article IV, Section A.2(m)(ii)(A)
MLB Entities	Article IV, Section A.2(m)(xix)
MLB Franchise	Article IV, Section A.2(m)(xviii)
MLB Holder	Article IV, Section A.2(m)(ii)(A)
Permitted Holder	Article IV, Section A.2(m)(xix)
Person (for purposes of paragraph (m) of this Section A.2.)	Article IV, Section A.2(m)(xix)
Preferred Stock	Article IV(b)
Preferred Stock Designation	Article IV, Section B
proceeding	Article V, Section E.2(a)
Prohibited Holder	Article IV, Section A.2(m)(ii)(A)
Purported Beneficial Transferee	Article IV, Section A.2(m)(xix)
Purported Record Transferee	Article IV, Section A.2(m)(xix)
Sale Transaction
SiriusXM Group Distribution Subsidiary Securities	Article IV, Section A.2(e)(i)
SiriusXM Group's Fractional Interest in the Media Group	Article IV, Section A.2(c)(iii)(A)
SiriusXM Group's Fractional Interest in the Braves Group	Article IV, Section A.2(c)(ii)(A)
SiriusXM Group Inter-Group Dividend	Article IV, Section A.2(c)(i)(A)
SiriusXM Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(i)(A)

Additional Defined Terms	Section
SiriusXM Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(e)(i)
SiriusXM Group Inter-Group Partial Redemption Election	Article IV, Section A.2(e)(ii)(4)
SiriusXM Group Inter-Group Redemption Amount	Article IV, Section A.2(e)(ii)(4)
SiriusXM Group Inter-Group Redemption Election	Article IV, Section A.2(e)(i)
SiriusXM/Braves Group Optional Conversion Ratio	Article IV, Section A.2(b)(vii)(B)
SiriusXM/Media Group Optional Conversion Ratio	Article IV, Section A.2(b)(vi)(B)
SiriusXM Group Redemption Amount	Article IV, Section A.2(e)(ii)(B)(II)
SiriusXM Group Redemption Shares	Article IV, Section A.2(e)(i)
SiriusXM Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(A)
Series A Liberty Braves Common Stock	Article IV, Section A.1
Series A Liberty Media Common Stock	Article IV, Section A.1
Series A Liberty SiriusXM Common Stock	Article IV, Section A.1
Series B Liberty Braves Common Stock	Article IV, Section A.1
Series B Liberty Media Common Stock	Article IV, Section A.1
Series B Liberty SiriusXM Common Stock	Article IV, Section A.1
Series C Liberty Braves Common Stock	Article IV, Section A.1
Series C Liberty Media Common Stock	Article IV, Section A.1
Series C Liberty SiriusXM Common Stock	Article IV, Section A.1
substantially all of the assets of the Braves Group	Article IV, Section A.2(f)(ii)(1)
substantially all of the assets of the Media Group	Article IV, Section A.2(g)(ii)(1)
substantially all of the assets of the SiriusXM Group	Article IV, Section A.2.(e)(ii)(1)
Total Outstanding Shares	Article IV, Section A.2(m)(xix)
Transfer	Article IV, Section A.2(m)(xix)
Trust	Article IV, Section A.2(m)(xix)
Trustee	Article IV, Section A.2(m)(xix)
Trust Account	Article IV, Section A.2(m)(ii)(B)

        (k)    Reclassification.    The Corporation will not reclassify, subdivide or combine one series of Liberty SiriusXM Common Stock without reclassifying, subdividing or combining each other series of Liberty SiriusXM Common Stock on an equal per share basis. The Corporation will not reclassify, subdivide or combine one series of Liberty Braves Common Stock without reclassifying, subdividing or combining each other series of Liberty Braves Common Stock on an equal per share basis. The Corporation will not reclassify, subdivide or combine one series of Liberty Media Common Stock without reclassifying, subdividing or combining each other series of Liberty Media Common Stock on an equal per share basis.

        (l)    Transfer Taxes.    The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of capital stock and/or other securities upon conversion or redemption of shares of Common Stock pursuant to this Section A.2. The Corporation will not, however, be required to pay any tax that may be payable in respect of any issuance or delivery of shares of capital stock in a name other than that in which the shares of Common Stock so converted or redeemed were registered and no such issuance or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

        (m)    Restrictions on Ownership and Transfer of Liberty Braves Common Stock.

          (i)    Purpose.    For purposes of compliance with applicable policies of Major League Baseball ("MLB"), the provisions of this paragraph (m) shall apply.

          (ii)    Prohibited Transfers.

            (A)  No Person shall acquire shares of Liberty Braves Common Stock if (I) such Person is an employee of any MLB Entity (an "MLB Employee"), (II) after giving effect to a Transfer of shares to such Person, such Person would own a number of shares of Liberty Braves Common Stock equal to or in excess of five percent (5%) of the Total Outstanding Shares (as defined below) of Liberty Braves Common Stock and such Person is an owner, stockholder, officer, director or employee of any MLB club (other than the Atlanta Braves) (an "MLB Holder", which term will not include any Person that is an Exempt MLB Holder (as defined below)) unless such Person is an Exempt MLB Holder, or (III) after giving effect to a Transfer of shares to such Person, such Person would own a number of shares of Liberty Braves Common Stock equal to or in excess of ten percent (10%) of the Total Outstanding Shares of Liberty Braves Common Stock (such Person, a "10% Holder", which term will not include any Person that is an Approved Holder or an Exempt Holder (each as defined below)) unless (x) such Person has, prior to becoming the owner of 10% or more of the Total Outstanding Shares of Liberty Braves Common Stock, applied for and received written approval (such approval, "MLB Approval") from the Office of the Commissioner of Baseball (the "BOC") (with copies of such approval to be delivered by such Person to the Corporation promptly following such Person's receipt of such approval) to become the owner of 10% or more of the Total Outstanding Shares of Liberty Braves Common Stock (such Person, an "Approved Holder") or (y) such Person is an Exempt Holder (as defined below). Any MLB Employee, MLB Holder or 10% Holder is hereinafter referred to as a "Prohibited Holder." Notwithstanding anything contained in this Certificate, no Person shall become a Prohibited Holder, including, without limitation, an MLB Employee, MLB Holder, or 10% Holder, for any purpose under this paragraph (m), unless and until the Corporation has Actual Knowledge (as defined below) that such Person is a Prohibited Holder.

            (B)  If there is a purported Transfer of shares of Liberty Braves Common Stock that, after giving effect to such purported Transfer, would result in such Person otherwise becoming a Prohibited Holder, then (1) the Purported Record Transferee (as defined below) (and the Purported Beneficial Transferee (as defined below), if different) shall acquire no right or interest in such shares of Liberty Braves Common Stock so Transferred as would cause such Person to become a Prohibited Holder (which for the avoidance of doubt, (x) in the case of an MLB Employee, will be any shares of Liberty Braves Common Stock, (y) in the case of an MLB Holder, will be such shares as would result in such Person owning 5% or more of the Total Outstanding Shares of Liberty Braves Common Stock and (z) in the case of a 10% Holder, will be such shares as would result in such Person owning 10% or more of the Total Outstanding Shares of Liberty Braves Common Stock (such shares, rounded up to the nearest whole share, the "Excess Shares")), (2) the Excess Shares of Liberty Braves Common Stock shall be automatically transferred to a Trust (as defined below), without any action on the part of the Corporation or any holder of shares of Liberty Braves Common Stock, in accordance with subparagraph (vi) below, for the exclusive benefit of the Excess Share Transferor (as defined below), and (3) such Purported Record Transferee (and such Purported Beneficial Transferee, if different) shall submit the certificates (if any) formerly representing such Excess Shares of Liberty Braves Common Stock to the Trustee (as defined below) (or, if such Purported Record Transferee alleges that such certificate or certificates have been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation and Trustee to indemnify the Corporation and Trustee against any claim that may be made against the Corporation or Trustee on account of the alleged loss, theft, or destruction of such certificates), or the Excess Share Transferor will deliver an irrevocable instrument or instruction to transfer the Excess Shares to an account for the benefit of the Trustee and the Trust (such account, the "Trust Account"), in each case accompanied by all requisite and duly executed assignments of transfer thereof dated as of the effective date of such purported Transfer as specified below, to effect the transfer of the Excess Shares to the Trustee of the Trust, together with such additional information and instructions as requested by the Corporation's notice specified in subparagraph (ii)(C) below. Such transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer even though the certificates (if any) formerly representing the Excess Shares of Liberty Braves Common Stock so transferred or other instructions or confirmations, and the other information and instructions required by the Corporation, may be submitted to the Trustee at a later date. To the extent any shares purportedly Transferred to such Person at such time constitute Excess Shares, then to the extent practicable (x) the first shares that will constitute Excess Shares will be shares of Series C Liberty Braves Common Stock purported to be so Transferred to such Person, (y) to the extent no shares of Series C Liberty Braves Common Stock are purported to be so Transferred or the total number of shares that constitute Excess Shares exceeds the number of shares of Series C Liberty Braves Common Stock purported to be so Transferred, then the next shares that will constitute Excess Shares will be shares of Series A Liberty Braves Common Stock purported to be Transferred to such Person and (z) to the extent that the application of clauses (x) and (y) above does not yield the total number of shares that constitute Excess Shares, then any shares of Series B Liberty Braves Common Stock purported to be so Transferred will, to the extent necessary, constitute Excess Shares.

            (C)  Following the automatic transfer of Excess Shares to the Trust pursuant to subparagraph (ii)(B) above and subparagraph (vi) below, the Corporation shall send the Purported Record Transferee (and the Purported Beneficial Transferee, if different) notice of such automatic transfer (the "Automatic Transfer Notice"). Each such Automatic Transfer Notice shall include the following: (1) the date that the automatic transfer of such Excess Shares occurred, (2) the number of shares of each series of Liberty Braves Common Stock constituting Excess Shares, (3) instructions for the Purported Record Transferee (or Purported Beneficial Transferee, if different) to surrender or provide to the Trustee, in the manner and at the place designated in the written notice, the certificate or certificates (if any) formerly representing such Excess Shares (or, if such Purported Record Transferee alleges that such certificate or certificates have been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation and Trustee to indemnify the Corporation and Trustee against any claim that may be made against the Corporation or Trustee on account of the alleged loss, theft, or destruction of such certificate or certificates) or such other instruments of transfer as are reasonably necessary to effect the transfer of the Excess Shares to the Trust Account, (4) in the case of any purported Transfer that would result in a Person being a 10% Holder, if the Excess Shares constitute less than 1.0% of the Total Outstanding Shares of Liberty Braves Common Stock and the Excess Share Transferor represents, in writing (within three (3) days of the date of the Automatic Transfer Notice), to the Corporation and the Trustee that it will promptly seek and use reasonable efforts to obtain MLB Approval, an instruction to the Trustee instructing it to hold and not sell such Excess Shares for a period of 60 days from the date of the Automatic Transfer Notice in order to enable such Excess Share Transferor to obtain MLB Approval and, if such Excess Share Transferor has not delivered to the Trustee and the Corporation a copy of the MLB Approval by such 60th day, to sell such Excess Shares promptly in accordance with subparagraph (x) below, and (5) any request or requests for any other information that the Corporation deems necessary or advisable. Failure to give the Automatic Transfer Notice as aforesaid, or any defect therein, shall not affect the validity of the automatic transfer of any Excess Shares and in no event shall the Corporation be required to send the aforesaid notice prior to the automatic transfer of any Excess Shares. The Automatic Transfer Notice and any other Notice required or permitted by this subparagraph (ii)(C) to be given to the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with Section 232 of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

            (D)  Receipt of MLB Approval will not be deemed to (i) constitute approval by the Corporation or its Board of such Approved Holder's ownership of Liberty Braves Common Stock for any purpose, including without limitation, under Section 203 of the DGCL, or (ii) prohibit any adoption, approval, amendment or modification by the Corporation of any stockholder rights plan (or similar plan or agreement) or charter or by-law provision having anti-takeover provisions of general applicability.

          (iii)  For the avoidance of doubt, this paragraph (m), including, without limitation, subparagraph (ii) above, shall apply to and be enforced against the record owner of any shares beneficially owned by any Person in the same manner and to the same extent as this paragraph (m) shall apply to and be enforced against any such beneficial owner.

          (iv)    Remedies for Breach.    If the Corporation, or its designees, shall at any time have Actual Knowledge that (a) a Transfer has taken place (x) to an MLB Employee or (y) that would cause a Person to become a 10% Holder or an MLB Holder or (b) (x) an MLB Employee intends to acquire or has attempted to acquire ownership of shares of Liberty Braves Common Stock or (y) a Person intends to acquire or has attempted to acquire ownership of shares of Liberty Braves Common Stock which, if completed, would cause such Person to become a 10% Holder or an MLB Holder, the Corporation shall, and shall cause its designees to, take such action as it considers advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer or acquisition on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition, including stop transfer instructions to the Corporation's transfer agent, but the failure to take any such action shall not affect the automatic transfer to a Trust in accordance with subparagraph (ii) above and subparagraph (vi) below.

          (v)    Notice of Restricted Transfer; Notice of Ownership.    Any Person who acquires or attempts to acquire shares of Liberty Braves Common Stock, which, if such acquisition were completed, would cause such Person to become a Prohibited Holder, or any Person who becomes an Excess Share Transferor, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request. Any notice delivered to the Corporation under this paragraph (m) shall be delivered to the attention of the Secretary of the Corporation at the principal offices of the Corporation.

          (vi)    Transfer in Trust.    Upon the Effective Time, the Corporation shall enter into a trust agreement in order to create a Trust, and will appoint the Trustee. Upon any purported Transfer that results in the automatic transfer of Excess Shares to the Trust pursuant to subparagraph (ii) above, such Excess Shares, which shall have been automatically transferred to such Trust pursuant to subparagraph (ii) above, shall be held for the exclusive benefit of each Person whose Excess Shares have been Transferred to the Trust (such Person, the "Excess Share Transferor"), subject to the other provisions of this paragraph (m). The Trustee will be the sole owner of such Excess Shares and the Excess Shares held in trust shall continue to be issued and outstanding shares of Liberty Braves Common Stock of the Corporation.

          (vii)    Dividend Rights.

            (A)  The Trustee will be entitled to receive all dividends and distributions (including Share Distributions) on the Excess Shares, and shall hold all such dividends and distributions in trust for the benefit of the Excess Share Transferor; provided, that subject to the Excess Share Transferor's satisfaction of the Excess Share Payment Condition (as defined below), all dividends or distributions paid or made on Excess Shares, other than any Liberty Braves Share Distribution (as defined below), will be paid or delivered to such Excess Share Transferor as promptly as practical. The Excess Share Transferor shall not be entitled to receive any Liberty Braves Share Distributions with respect to Excess Shares, and shall be required to return to the Trust any such Liberty Braves Share Distributions received by it (1) that are attributable to any Excess Shares and (2) the record date of which was on or after the date that such Excess Shares were deemed automatically transferred to a Trust. The Corporation shall take all measures that it determines are reasonably necessary to recover any such Liberty Braves Share Distributions paid or delivered to such Excess Share Transferor in respect of Excess Shares, including, if necessary, withholding any portion of future Liberty Braves Share Distributions payable on such Excess Shares; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of such Excess Share Transferor the Liberty Braves Share Distributions so received or withheld, as the case may be.

            (B)  The provisions of paragraph (m) shall apply to any shares of Liberty Braves Common Stock distributed in a Liberty Braves Share Distribution in respect of Excess Shares. Any shares of Liberty Braves Common Stock distributed in respect of such Excess Shares in a Liberty Braves Share Distribution shall be treated as Excess Shares.

          (viii)    Liquidation of the Corporation.    In the event of any voluntary or involuntary liquidation or dissolution of, or winding up of, the Corporation, the Trustee shall be entitled to receive in respect of the Excess Shares held by it, ratably with each other holder of shares of Liberty Braves Common Stock, that portion of the assets of the Corporation available for distribution to the holders of Liberty Braves Common Stock. Subject to the Excess Share Transferor's satisfaction of the Excess Share Payment Condition, the Trust shall distribute to the Excess Share Transferor the amounts received with respect to the Excess Shares attributable to such Excess Share Transferor upon such liquidation, dissolution, or winding up.

          (ix)    Voting Rights.    The Trustee shall have all voting rights with respect to such Excess Shares. The Excess Share Transferor shall have no voting rights with respect to any Excess Shares held in the Trust.

          (x)    Sale of Excess Shares.

            (A)  Subject to subparagraph (x)(C) below, as soon as practicable after the Trustee acquires Excess Shares (but not earlier than the fifth (5th) day following the date of the Automatic Transfer Notice), but in an orderly fashion so as not to materially adversely affect the trading price of the applicable series of Liberty Braves Common Stock, the Trustee shall sell for cash, on the open market, in privately negotiated transactions or otherwise, any Excess Shares held by the Trustee; provided that a purchaser of such Excess Shares will be deemed a "Permitted Transferee" of the Excess Shares so purchased so long as (x) in the case of a sale on the open market, such sale is effected in such a manner as will reasonably ensure a wide distribution of the Excess Shares and (y) in the case of a privately negotiated transaction or otherwise, the Trustee does not have actual knowledge, or have a reasonable basis to believe, that such third party purchaser (1) is an affiliate of the Corporation or the Excess Share Transferor, (2) is an MLB Employee, (3) would following such sale become an MLB Holder, or (4) would following such sale become a 10% Holder.

            (B)  If the Transfer of Excess Shares to a purported Permitted Transferee would cause such Permitted Transferee to become a Prohibited Holder, such Permitted Transferee shall acquire no rights, except as otherwise provided in this Certificate, in respect of (x) in the case of an MLB Employee, any shares of Liberty Braves Common Stock, (y) in the case of an MLB Holder, those shares of Liberty Braves Common Stock which would result in the number of shares of Liberty Braves Common Stock owned by such Permitted Transferee equaling 5% or more of the Total Outstanding Shares of Liberty Braves Common Stock, and (z) in the case of a 10% Holder, those shares of Liberty Braves Common Stock which would result in the number of shares of Liberty Braves Common Stock owned by such Permitted Transferee equaling 10% or more of the Total Outstanding Shares of Liberty Braves Common Stock. Such shares of Liberty Braves Common Stock will be deemed Excess Shares and, in accordance with subparagraphs (ii)(B) and (vi) above, will be automatically transferred to the Trust. Such transfer to the Trust will be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this paragraph (m) shall apply to such shares.

            (C)  In the case of any purported Transfer that would result in a Person being a 10% Holder, in the event the Excess Shares represent less than 1.0% of the Total Outstanding Shares of Liberty Braves Common Stock and the Excess Share Transferor represents in its notice to the Corporation delivered pursuant to subparagraph (ii)(C) within three (3) days of the date of the Automatic Transfer Notice that it will promptly seek and use reasonable efforts to obtain MLB Approval and become an Approved Holder, the Trustee will not sell or begin the sale process referred to in subparagraph (x)(A) above prior to the 60th day following the date of the Automatic Transfer Notice to the Excess Share Transferor. If the Trustee has not received notice by such 60th day that the Excess Share Transferor has received MLB Approval, the Trustee will proceed promptly to sell the Excess Shares pursuant to subparagraph (x)(A) above. In the event the Excess Share Transferor delivers notice to the Trustee and the Corporation that the Excess Share Transferor has received MLB Approval it will cease its efforts to sell such shares and promptly transfer any remaining Excess Shares to the Excess Share Transferor.

          (xi)    Payments to Excess Share Transferor.    Any Excess Share Transferor shall be entitled (following the sale of Excess Shares to a Permitted Transferee in accordance with subparagraph (x) above) to receive from the Trustee promptly following the sale or other disposition of such Excess Shares the proceeds received by the Trustee from the sale or other disposition of such Excess Shares (net of (1) any commissions and other expenses of sale, (2) if applicable, withholding for taxes and (3) the reasonable fees and expenses of the Trustee related to such sale) in accordance with subparagraph (x) above; provided that no Excess Share Transferor shall be entitled to any payment unless and until such Excess Share Transferor (A) surrenders to the Corporation any certificate of certificates (if any) formerly representing such Excess Shares (or provides to the Corporation and the Trustee the lost certificate indemnity referred to herein) or delivers to the

  Trustee such instruments of assignment and confirmations as are necessary to transfer the Excess Shares to the Trust Account and (B) provides the Corporation with any other information requested by the Corporation pursuant to the Automatic Transfer Notice or any subsequent notice sent in accordance with subparagraph (ii)(C) above (delivery of such certificates, instruments and other information, in form and substance reasonably acceptable to the Corporation, to the Trustee, the "Excess Share Payment Condition"). The Trustee and the Trust shall not be liable for, and the Excess Share Transferor shall be deemed to have irrevocably waived, any claim by an Excess Share Transferor arising out of the disposition of Excess Shares, except for claims arising out of or resulting from the gross negligence or willful misconduct of, or any failure to make payments in accordance with this subparagraph (xi) by, such Trustee.

          (xii)    Transactions Affecting the Braves Group.    Notwithstanding anything to the contrary set forth in this paragraph (m), in the event that (1) the Corporation elects to (x) convert any or all outstanding shares of Liberty Braves Common Stock into shares of Liberty SiriusXM Common Stock or shares of Liberty Media Common Stock pursuant to the terms of this Certificate, or (y) redeem all or a portion of the shares of Liberty Braves Common Stock for shares of a subsidiary of the Corporation or any other Person pursuant to the terms of this Certificate, or (2) the Corporation engages in a Sale Transaction in which shares of Liberty Braves Common Stock will be converted into cash, securities of the acquiror or any other Person or other property, then the Trustee will take such actions as are reasonably necessary in connection with the transactions referred to above and, promptly upon the Trustee's receipt thereof (but subject to the Excess Share Transferor's satisfaction of the Excess Share Payment Condition), deliver to the Excess Share Transferor as promptly as reasonably practical the shares of Liberty SiriusXM Common Stock, Liberty Media Common Stock or other cash, securities or other property received in respect of the Excess Share Transferor's Excess Shares.

          (xiii)    Remedies Not Limited; Interpretations.    Nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders to ensure compliance with the ownership restrictions set forth in this paragraph (m). Notwithstanding anything herein to the contrary, the Board shall have the power and authority to administer the provisions of this paragraph (m) and to make all interpretations and determinations with respect thereto which, if made in good faith, and absent manifest error, shall be conclusive and binding.

          (xiv)    Legend.    Confirmation and account statements sent to holders of Liberty Braves Common Stock for book entry, or, in the case of certificated shares, certificates representing shares of Liberty Braves Common Stock, shall bear a statement or a legend substantially to the following effect:

    "The shares of Liberty Braves Common Stock represented by this certificate are subject to restrictions on ownership and transfer and otherwise, as set forth in the Corporation's Restated Certificate of Incorporation, including restrictions on (x) a Person (other than an Exempt Person) owning shares of Liberty Braves Common Stock equal to or in excess of 10% of the Total Outstanding Shares of Liberty Braves Common Stock without the approval of the Office of the Commissioner of Baseball, (y) any MLB Holder acquiring shares of Liberty Braves Common Stock equal to or in excess of 5% of the Total Outstanding Shares of Liberty Braves Common Stock and (z) any MLB Employee acquiring shares of Liberty Braves Common Stock, all as set forth in the Corporation's Restated Certificate of Incorporation. All capitalized terms in this legend have the meanings defined in the Corporation's Restated Certificate of Incorporation. The Corporation will furnish without charge, to each stockholder who so requests in writing, a copy of the Corporation's Restated Certificate of Incorporation, which sets forth the limitations and restrictions on ownership and transfer of Liberty Braves Common Stock and the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof."

          (xv)    Severability.    Each provision of this paragraph (m) shall be severable and an adverse judicial determination as to any such provision or a judicial modification of such provision shall in no way affect the validity of any other provisions.

          (xvi)    NASDAQ Transactions.    Nothing in this paragraph (m) shall preclude the settlement of any transaction entered into through the facilities of the NASDAQ or any other national securities exchange or automated inter-dealer quotation system. In no event shall the existence or application of the preceding sentence have the effect of deterring or preventing the transfer to a Trust of Excess Shares as contemplated herein.

          (xvii)    MLB Waiver.    Application of this paragraph (m) in its entirety or any provision set forth in this paragraph (m) may be waived or otherwise not enforced by the Board upon written approval of the BOC; provided, however, that no such waiver or nonenforcement will limit the Excess Share Transferor's right to receive payment for or dividends or other distributions on, its Excess Shares as provided in subparagraphs (vii), (xi) or (xii).

          (xviii)    Termination.    The provisions of this paragraph (m) will cease to be effective upon the earlier of such time as (1) there cease to be any outstanding shares of Liberty Braves Common Stock or (2) the fair market value, as determined by the Board, of Braves Baseball Holdco, LLC (including any successor of Braves Baseball Holdco, LLC which holds the business and assets (including its Major League Baseball franchise ("MLB Franchise") of the Atlanta National League Baseball Club, LLC (or a successor entity holding such MLB Franchise) ("Baseball Holdco")) and its direct and indirect subsidiaries, taken as a whole, ceases to constitute 33 1/3% or more of the fair market value, as determined by the Board of the assets and businesses of the Corporation attributed to the Liberty Braves Group. Upon such termination, all Excess Shares then held by the Trustee will be transferred to the applicable Excess Share Transferor.

          (xix)    Definitions.

        "Actual Knowledge" shall mean the actual knowledge of any executive officer (as such term is defined in the rules and regulations promulgated under the Exchange Act (and, whether or not included in such definition, the general counsel and Secretary) of the Corporation, after giving effect to the documented receipt by any such executive officer of any oral or written communications from any Person.

        "Affiliated Persons" shall mean, with respect to any specified Permitted Holder which is a natural Person, (a) such specified Person's parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a), and (c) any company, partnership, trust, foundation or other entity or investment vehicle created for the sole benefit of, or wholly-owned by, any of the Persons referred to in clause (a) or (b) of this definition or clause (a) of the definition of Permitted Holder, or created by any such Person for the benefit of any charitable organization or for a charitable purpose.

        "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

        "Exempt Holder" means (1) any Permitted Holder, (2) any Person acquiring shares of Liberty Braves Common Stock as an underwriter or other agent of the Corporation in connection with an underwritten offering of Liberty Braves Common Stock, (3) any Trustee of a Trust, (4) any Trust, (5) the Depository Trust Company or other entity which holds shares of record solely for the benefit of the beneficial owners of the shares, or (6) any Person who inadvertently or without the Actual Knowledge of the Corporation becomes the owner of shares of Liberty Braves Common Stock in an amount equal to or in excess of 10% of the Total Outstanding Shares of Liberty Braves Common Stock, provided that such Person divests (within a reasonable amount of time after such Person obtains knowledge of such threshold breach, but in no event longer than sixty (60) days after such Person obtains knowledge of such threshold breach) a sufficient number of shares of Liberty Braves Common Stock (without retaining any power, including, without limitation, voting power, with respect to such shares) so that such Person is not the owner of shares of Liberty Braves Common Stock in an amount equal to or in excess of 10% of the Total Outstanding Shares of Liberty Braves Common Stock.

        "Exempt MLB Holder" means any Person who is an owner, stockholder, officer, director or employee of any MLB club (other than the Atlanta Braves) and who inadvertently or without the Actual Knowledge of the Corporation becomes the owner of shares of Liberty Braves Common Stock in an amount equal to or in excess of 5% of the Total Outstanding Shares of Liberty Braves Common Stock, provided that such Person divests (within a reasonable amount of time after such Person obtains knowledge of such threshold breach, but in no event longer than sixty (60) days after such Person obtains knowledge of such threshold breach) a sufficient number of shares of Liberty Braves Common Stock (without retaining any power, including, without limitation, voting power, with respect to such shares) so that such Person is not the owner of shares of Liberty Braves Common Stock in an amount equal to or in excess of 5% of the Total Outstanding Shares of Liberty Braves Common Stock.

        "Group" shall have the meaning, for purposes of this paragraph (m), given to that term (or as that term is used) in Section 13(d)(3) of the Exchange Act.

        "Liberty Braves Share Distribution" means that portion of any Share Distribution made with respect to Liberty Braves Common Stock consisting of shares of Liberty Braves Common Stock.

        "MLB Entities" means each entity Controlled by all or substantially of the MLB clubs (including, without limitation, the BOC, Major League Baseball Properties, Inc., The MLB Network, LLC, MLB Advanced Media, L.P., and/or any of their respective present or future affiliates, assigns or successors).

        "Permitted Holder" shall mean any one or more of (a) John C. Malone, Gregory B. Maffei or any Person approved as the "control person" of the Atlanta Braves by the MLB clubs and (b) each of the respective Affiliated Persons of the Persons referred to in clause (a) above.

        "Person" means, for purposes of this paragraph (m), an individual, corporation, partnership, limited liability company, estate, trust or other entity, and includes a Group.

        "Purported Beneficial Transferee" means, with respect to any purported Transfer of ownership of shares of Liberty Braves Common Stock that results in the automatic transfer of Excess Shares to a Trust, the purported transferee of such shares if such purported Transfer had not been prohibited by subparagraph (ii) hereof.

        "Purported Record Transferee" means, with respect to any purported Transfer of ownership of shares of Liberty Braves Common Stock that results in the automatic transfer of Excess Shares to a Trust, the purported record transferee of such shares if such purported Transfer had not been prohibited by subparagraph (ii) hereof.

        "Sale Transaction" shall mean a merger, consolidation or amalgamation between the Corporation and another entity (other than an Affiliate of the Corporation) in which the Corporation is to be acquired by such other entity or a Person who controls such entity, or a sale of all or substantially all of the assets of the Corporation to another entity, other than an Affiliate of the Corporation.

        "Total Outstanding Shares" at any time means the total number of shares of Series A, Series B and Series C Liberty Braves Common Stock then outstanding (without duplication in respect of shares of Series A Liberty Braves Common Stock issuable upon conversion of shares of Series B Liberty Braves Common Stock).

        "Transfer" (as a noun) means any sale, transfer, gift, assignment, devise or other disposition of Liberty Braves Common Stock occurring after the Effective Time, whether voluntary or involuntary and whether by operation of law or otherwise; provided, that, solely for purposes of this paragraph (m), a Person's receipt of shares of Liberty Braves Common Stock upon the Effective Time pursuant to the second full paragraph of this Article IV shall not result in or constitute a "Transfer." "Transfer" (as a verb) shall have the correlative meaning.

        "Trust" shall mean the trust created and administered in accordance with the terms of this paragraph (m) for the exclusive benefit of any Excess Share Transferor.

        "Trustee" shall mean initially the Treasurer of the Corporation and, upon the death, resignation or removal of such initial Trustee, such successor Trustee as may be appointed by the Board in accordance with the terms of the trust agreement.

SECTION B

PREFERRED STOCK

        The Preferred Stock may be divided and issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof, as will be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors (a "Preferred Stock Designation"). The Board of Directors, in the Preferred Stock Designation with respect to a series of Preferred Stock (a copy of which will be filed as required by law), will, without limitation of the foregoing, fix the following with respect to such series of Preferred Stock:

            (i)  the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Preferred Stock Designation);

           (ii)  the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series will be cumulative, if dividends on stock of such series will be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

          (iii)  the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

          (iv)  the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

           (v)  the voting powers, if any, of the holders of such series, including whether such series will be designated as a Liberty SiriusXM Group Voting Security, a Liberty Braves Group Voting Security, a Liberty Media Group Voting Security and/or a Voting Security and, if so designated, the terms and conditions on which such series may vote together with the holders of any other class or series of capital stock of the Corporation;

          (vi)  the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

         (vii)  any other relative rights, powers, preferences and limitations, if any, of such series.

        The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing and designating various series of the Preferred Stock and determining the relative rights, powers and preferences, if any, thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate. All shares of any one series of the Preferred Stock will be alike in every particular. Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof will be required for any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

        Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.

ARTICLE V

DIRECTORS

SECTION A

NUMBER OF DIRECTORS

        The governing body of the Corporation will be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors will not be less than three (3) and the exact number of directors will be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

SECTION B

CLASSIFICATION OF THE BOARD

        Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors will be divided into three classes: Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The term of office of the initial Class I directors will expire at the annual meeting of stockholders in 2014; the term of office of the initial Class II directors will expire at the annual meeting of stockholders in 2015; and the term of office of the initial Class III directors will expire at the annual meeting of stockholders in 2013. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director's earlier death, resignation or removal.

 SECTION C

REMOVAL OF DIRECTORS

        Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class.

SECTION D

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

        Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director, except as may be provided with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

SECTION E

LIMITATION ON LIABILITY AND INDEMNIFICATION

        1.    Limitation On Liability.    To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

        2.    Indemnification.

          (a)    Right to Indemnification.    The Corporation will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

          (b)    Prepayment of Expenses.    The Corporation will pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

          (c)    Claims.    If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney's fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Corporation will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          (d)    Non-Exclusivity of Rights.    The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

          (e)    Other Indemnification.    The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

        3.    Amendment or Repeal.    Any amendment, modification or repeal of the foregoing provisions of this Section E will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SECTION F

AMENDMENT OF BYLAWS

        In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

ARTICLE VI

TERM

        The term of existence of this Corporation shall be perpetual.

ARTICLE VII

STOCK NOT ASSESSABLE

        The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Certificate shall not be subject to amendment in this respect.

 ARTICLE VIII

MEETINGS OF STOCKHOLDERS

SECTION A

ANNUAL AND SPECIAL MEETINGS

        Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, will be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon or (ii) at the request of at least 75% of the members of the Board of Directors then in office.

SECTION B

ACTION WITHOUT A MEETING

        No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that notwithstanding the foregoing, holders of any series of Preferred Stock may take action by written consent to the extent provided in a Preferred Stock Designation with respect to such series.

ARTICLE IX

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

        Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 662/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Corporation to take any action to authorize:

            (i)  the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein; provided, however, that this clause (i) will not apply to any such amendment, alteration, repeal, addition or insertion (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

           (ii)  the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (ii) will not apply to, and no vote of the stockholders of the Corporation will be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

          (iii)  the merger or consolidation of this Corporation with or into any other corporation (including a merger consummated pursuant to Section 251(h) of the DGCL and notwithstanding the exception to a vote of the stockholders for such a merger set forth therein); provided, however, that this clause (iii) will not apply to any such merger or consolidation (A) as to which the laws of the State of Delaware, as then in effect, do not require the vote of this Corporation's stockholders (other than Section 251(h) of the DGCL), or (B) that at least 75% of the members of the Board of Directors then in office have approved;

          (iv)  the sale, lease or exchange of all, or substantially all, of the property or assets of the Corporation; provided, however, that this clause (iv) will not apply to any such sale, lease or exchange that at least 75% of the members of the Board of Directors then in office have approved; or

           (v)  the dissolution of the Corporation; provided, however, that this clause (v) will not apply to such dissolution if at least 75% of the members of the Board of Directors then in office have approved such dissolution.

        Nothing contained in Section A.2 of this Certificate shall in any way limit, modify or otherwise affect any voting requirement set forth in this Article IX. Any stockholder approval required pursuant to this Article IX or the DGCL will be in addition to, and not in lieu of, any approval of the holders of Liberty SiriusXM Common Stock, Liberty Braves Common Stock or Liberty Media Common Stock required pursuant to Section A.2. of this Certificate.

        All rights at any time conferred upon the stockholders of the Corporation, pursuant to this Certificate are granted subject to the provisions of this Article IX."

        IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this    day of                        ,         .

LIBERTY MEDIA CORPORATION
By:
Name:
Title:

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors And Officers.

        Section 145 of the Delaware General Corporation Law ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

        Article V, Section E of the Restated Certificate of Incorporation (the "Charter") of the Registrant, as will be in effect upon its filing with the Secretary of State of the State of Delaware, provides as follows:

        1.    Limitation On Liability.    To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Registrant will not be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Registrant existing at the time of such repeal or modification.

        2.    Indemnification.

          (a)    Right to Indemnification.    The Registrant will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of Article V, Section E of the Charter. The Registrant will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of the Registrant.

          (b)    Prepayment of Expenses.    The Registrant will pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

          (c)    Claims.    If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Registrant, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney's fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Registrant will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          (d)    Non-Exclusivity of Rights.    The rights conferred on any person by Article V, Section E of the Charter will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter, the bylaws of the Registrant, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

          (e)    Other Indemnification.    The Registrant's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

        3.    Amendment or Repeal.    Any amendment, modification or repeal of the foregoing provisions of Article V, Section E of the Charter shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Item 21.    Exhibits And Financial Statement Schedules.

        (a)   Exhibits.    The following is a complete list of Exhibits filed as part of this registration statement.

Exhibit No.	Document
2.1	Reorganization Agreement, dated as of October 28, 2014, between Liberty Media Corporation and Liberty Broadband Corporation (incorporated by reference to Exhibit 2.1 to Liberty Broadband Corporation's Current Report on Form 8-K filed on November 10, 2014 (File No. 001-36713)).
3.1	Form of Restated Certificate of Incorporation of the Registrant (to be in effect upon its filing with the Secretary of State of the State of Delaware).**
3.2
Amended and Restated Bylaws of Liberty Media Corporation (incorporated by reference to Exhibit 3.1 to Liberty Media Corporation's Current Report on Form 8-K (File No. 001-35707) as filed on August 6, 2015).

Exhibit No.	Document
4.1	Specimen certificate for shares of the Registrant's Series A common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form 10 filed on October 19, 2012 (File No. 001-35707) (the "Liberty Form 10")).
4.2	Specimen certificate for shares of the Registrant's Series B common stock, par value $.01 per share (incorporated by reference to Exhibit 4.2 to the Liberty Form 10).
4.3
Specimen Certificate for Shares of the Registrant's Series C common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed on June 25, 2014 (File No. 001-35707)).
4.4	Specimen certificate for shares of the Registrant's Series A Liberty SiriusXM common stock, par value $.01 per share.*
4.5	Specimen certificate for shares of the Registrant's Series B Liberty SiriusXM common stock, par value $.01 per share.*
4.6	Specimen certificate for shares of the Registrant's Series C Liberty SiriusXM common stock, par value $.01 per share.*
4.7	Specimen certificate for shares of the Registrant's Series A Liberty Braves common stock, par value $.01 per share.*
4.8	Specimen certificate for shares of the Registrant's Series B Liberty Braves common stock, par value $.01 per share.*
4.9	Specimen certificate for shares of the Registrant's Series C Liberty Braves common stock, par value $.01 per share.*
4.10	Specimen certificate for shares of the Registrant's Series A Liberty Media common stock, par value $.01 per share.*
4.11	Specimen certificate for shares of the Registrant's Series B Liberty Media common stock, par value $.01 per share.*
4.12	Specimen certificate for shares of the Registrant's Series C Liberty Media common stock, par value $.01 per share.*
5.1	Opinion of Baker Botts L.L.P.**
8.1	Form of Opinion of Baker Botts L.L.P. regarding certain tax matters.*
23.1	Consent of KPMG LLP.*
23.2	Consent of KPMG LLP.*
23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney*
99.1	Form of Proxy Card*

*
Previously filed.

**
Filed herewith.

        (b)   Financial Statement Schedules.    Schedules not listed above have been omitted because the information set forth therein is not material, not applicable or is included in the financial statements or notes of the proxy statement/prospectus which forms a part of this registration statement.

Item 22.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act of 1933;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

          (6)   To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (7)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (9)   That every prospectus (i) that is filed pursuant to paragraph (8) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (10) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

          (11) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, state of Colorado, on this 18th day of February, 2016.

LIBERTY MEDIA CORPORATION
By:	/s/ CHRISTOPHER W. SHEAN
	Name:	Christopher W. Shean
	Title:	Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

Name	Title	Date

* John C. Malone	Chairman of the Board and Director
* Gregory B. Maffei	Chief Executive Officer (Principal Executive Officer), President and Director
/s/ CHRISTOPHER W. SHEAN Christopher W. Shean	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	February 18, 2016
* Robert R. Bennett	Director
* Brian Deevy	Director
* M. Ian Gilchrist	Director
* Evan D. Malone	Director

	Name	Title	Date

* David E. Rapley		Director
* Larry E. Romrell		Director
* Andrea L. Wong		Director
*By:	/s/ CHRISTOPHER W. SHEAN Christopher W. Shean Attorney-in-Fact		February 18, 2016

EXHIBIT INDEX

Exhibit No.	Document
2.1	Reorganization Agreement, dated as of October 28, 2014, between Liberty Media Corporation and Liberty Broadband Corporation (incorporated by reference to Exhibit 2.1 to Liberty Broadband Corporation's Current Report on Form 8-K filed on November 10, 2014 (File No. 001-36713)).
3.1	Form of Restated Certificate of Incorporation of the Registrant (to be in effect upon its filing with the Secretary of State of the State of Delaware).**
3.2
Amended and Restated Bylaws of Liberty Media Corporation (incorporated by reference to Exhibit 3.1 to Liberty Media Corporation's Current Report on Form 8-K (File No. 001-35707) as filed on August 6, 2015).
4.1
Specimen certificate for shares of the Registrant's Series A common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form 10 filed on October 19, 2012 (File No. 001-35707) (the "Liberty Form 10")).
4.2	Specimen certificate for shares of the Registrant's Series B common stock, par value $.01 per share (incorporated by reference to Exhibit 4.2 to the Liberty Form 10).
4.3
Specimen Certificate for Shares of the Registrant's Series C common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed on June 25, 2014 (File No. 001-35707)).
4.4	Specimen certificate for shares of the Registrant's Series A Liberty SiriusXM common stock, par value $.01 per share.*
4.5	Specimen certificate for shares of the Registrant's Series B Liberty SiriusXM common stock, par value $.01 per share.*
4.6	Specimen certificate for shares of the Registrant's Series C Liberty SiriusXM common stock, par value $.01 per share.*
4.7	Specimen certificate for shares of the Registrant's Series A Liberty Braves common stock, par value $.01 per share.*
4.8	Specimen certificate for shares of the Registrant's Series B Liberty Braves common stock, par value $.01 per share.*
4.9	Specimen certificate for shares of the Registrant's Series C Liberty Braves common stock, par value $.01 per share.*
4.10	Specimen certificate for shares of the Registrant's Series A Liberty Media common stock, par value $.01 per share.*
4.11	Specimen certificate for shares of the Registrant's Series B Liberty Media common stock, par value $.01 per share.*
4.12	Specimen certificate for shares of the Registrant's Series C Liberty Media common stock, par value $.01 per share.*
5.1	Opinion of Baker Botts L.L.P.**
8.1	Form of Opinion of Baker Botts L.L.P. regarding certain tax matters.*
23.1	Consent of KPMG LLP.*
23.2	Consent of KPMG LLP.*
23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

Exhibit No.	Document
24.1	Power of Attorney*
99.1	Form of Proxy Card*

*
Previously filed.

**
Filed herewith.